    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER   , 1994


                                                       REGISTRATION NO. 33-55177

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 1
                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                           OAKWOOD HOMES CORPORATION
             (Exact name of registrant as specified in its charter)

          NORTH CAROLINA                          5271                     56-0985879
   (State or other jurisdiction       (Primary Standard Industrial      (I.R.S. Employer
of incorporation or organization)     Classification Code Number)     Identification No.)

                              2225 S. HOLDEN ROAD
                                (P.O. BOX 7386)
                          GREENSBORO, N.C. 27417-0386
                                  910/855-2400
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                      C. MICHAEL KILBOURNE, VICE PRESIDENT
                           OAKWOOD HOMES CORPORATION
                              POST OFFICE BOX 7386
                          GREENSBORO, N.C. 27417-0386
                                  910/855-2400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                  PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:

                MYLES E. STANDISH, ESQ.                                     JOHN R. STAHR, ESQ.
      KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.                             LATHAM & WATKINS
              NATIONSBANK CORPORATE CENTER                                       SUITE 2000
           100 NORTH TRYON STREET, SUITE 4200                              650 TOWN CENTER DRIVE
                 CHARLOTTE, N.C. 28202                               COSTA MESA, CALIFORNIA 92626-1918
                      704/331-7400                                              714/540-1235

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   As soon as practicable after the Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ( )
                        CALCULATION OF REGISTRATION FEE
[CAPTION]


     TITLE OF EACH CLASS                                      PROPOSED MAXIMUM          PROPOSED MAXIMUM         AMOUNT OF
       OF SECURITIES TO               AMOUNT TO BE             OFFERING PRICE           AGGREGATE OFFER-        REGISTRATION
        BE REGISTERED                  REGISTERED                 PER UNIT                 ING PRICE                FEE
Common Stock,
  $.50 par value..............         699,992(1)                $25.00(2)                $17,499,800          $6,034.32(3)


(1) Includes 87,116 shares issuable upon exercise of stock options. This Registration Statement also applies to Rights under Oakwood's Shareholder Protection Rights Agreement which are attached to and tradeable only with the shares of Common Stock registered hereby. No registration fees are required for such shares and such rights as they will be issued for no additional consideration.
(2) Determined in accordance with Rule 457(f)(1) based upon the market value of a share of Common Stock on August 17, 1994. Estimated solely for the purpose of calculating the registration fee.

(3) Previously paid.


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                             CROSS-REFERENCE SHEET

                 ITEM NUMBER AND FORM S-4 CAPTION                                  LOCATION IN PROSPECTUS
   1.    Forepart of Registration Statement and Outside
         Front Cover Page of Prospectus..................  Facing Page of Registration Statement; Cross-reference sheet; Outside front cover page of Prospectus
   2.    Inside Front and Outside Back Cover Page of
         Prospectus......................................  Available Information; Incorporation of Certain Documents by
                                                           Reference; Inside Front Cover Page of Prospectus; Table of Contents
   3.    Risk Factors, Ratio of Earnings to Fixed Charges
         and Other Information...........................  Summary; The Companies; The Merger; Summary Consolidated Financial
                                                           Information; Comparative Per Share Data; Book Value Per Share; Market
                                                           Value Information
   4.    Terms of the Transactions.......................  The Merger; The Acquisition Agreement
   5.    Pro Forma Financial Information.................  Not Applicable
   6.    Material Contacts with the Company Being
         Acquired........................................  Not Applicable
   7.    Additional Information Required for Reoffering
         by Persons and Parties Deemed to be
         Underwriters....................................  Not Applicable
   8.    Interests of Named Experts and Counsel..........  Legal Matters; Experts
   9.    Disclosure of Commission Position on
         Indemnification for Securities Act
         Liabilities.....................................  Not Applicable
  10.    Information with Respect to S-3 Registrants.....  Not Applicable
  11.    Incorporation of Certain Documents by
         Reference.......................................  Incorporation of Certain Documents by Reference
  12.    Information with Respect to S-2 or S-3
         Registrants.....................................  Not Applicable
  13.    Incorporation of Certain Documents by
         Reference.......................................  Not Applicable
  14.    Information with Respect to Registrants
         Other than S-3 or S-2 Registrants...............  Not Applicable
  15.    Information with Respect to S-3 Companies.......  Not Applicable
  16.    Information with Respect to S-2 or S-3
         Companies.......................................  Not Applicable
  17.    Information with Respect to Companies Other than
         S-3 or S-2 Companies............................  Golden West
  18.    Information if Proxies, Consents or
         Authorizations are to be Solicited..............  Golden West Shareholders' Meeting; The Merger; Security Ownership of
                                                           Certain Beneficial Owners of Golden West Capital Stock; Rights of
                                                           Shareholders Electing to Exercise Their Right to Dissent;
                                                           Incorporation By Reference
  19.    Information if Proxies, Consents or
         Authorizations are not be solicited or in an
         Exchange Offer..................................  Not Applicable

                               GOLDEN WEST HOMES
                          1801 EAST EDINGER, SUITE 240
                          SANTA ANA, CALIFORNIA 92705

                                                               September 1, 1994

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of Golden West Homes ("Golden West") which will be held at 9:30 a.m., local time, on September 30, 1994, at the Pacific Club, 4110 MacArthur Blvd., Newport Beach, California.


     At the Special Meeting, holders of Golden West Common and Preferred Stock will be asked to consider a proposal to approve and adopt an Acquisition Agreement dated as of August 17, 1994 (the "Acquisition Agreement"), among Oakwood Homes Corporation, a North Carolina corporation ("Oakwood"), Golden Acquisition Corporation, a California corporation and wholly-owned subsidiary of Oakwood ("Oakwood Sub"), Golden West, the shareholders of Golden West who will receive Oakwood Common Stock, $.50 par value (Oakwood Common Stock) pursuant to the Acquisition Agreement (the "Golden West Continuing Shareholders") and First Union National Bank of North Carolina, as Escrow Agent, and the Agreement of Merger attached thereto as Exhibit A, providing for the merger of Oakwood Sub with and into Golden West, with Golden West as the surviving corporation and continuing as a wholly-owned subsidiary of Oakwood (the "Merger"). Under the Acquisition Agreement, each share of Golden West Common and Preferred Stock (other than shares, if any, held by shareholders who perfect their right to dissent under the California General Corporation Law (the "CGCL")) will be converted into the right to receive .231099373 of one share of Oakwood Common Stock, and each stock option right to purchase one share of Golden West Common Stock shall be converted into the right to purchase .231099373 of one share of Oakwood Common Stock and the option exercise price will be adjusted by dividing the current option exercise price by .231099373.


     Under the Acquisition Agreement, each Golden West Continuing Shareholder will be required, for a period of one year from the effective time of the Merger, to indemnify Oakwood against any losses incurred by Oakwood as a result of the incorrectness or breach of any representation, warranty or covenant made by Golden West or the Golden West Continuing Shareholders in the Acquisition Agreement and which in the aggregate exceed $150,000. Each Golden West Continuing Shareholder will be obligated to place 10% of the shares of Oakwood Common Stock issued to such Shareholder in connection with the Merger in escrow which may be applied to satisfy such indemnification obligations. A condition to closing the Merger requires that the holders of at least 85% of the capital stock of Golden West execute Acknowledgments, whereby such shareholders acknowledge the terms of the Acquisition Agreement, including the escrow and indemnification provisions contained therein, and agree to be bound thereby and attach thereto duly endorsed certificates for their shares of Golden West Common and Preferred Stock. The Merger is intended to be tax free to Golden West's shareholders for federal income tax purposes to the extent of the shares that are exchanged solely for Oakwood Common Stock.

     The proposed Merger is described more completely in the accompanying Proxy Statement/Prospectus, the forepart of which includes a summary of the terms of the Merger and certain other information relating to the proposed transaction. I urge you to review carefully the Proxy Statement/Prospectus and accompanying Annexes.
     The Golden West Board of Directors has determined that the Merger is in the best interests of Golden West and its shareholders. We are enthusiastic about the combination with Oakwood, which we believe carries distinct advantages for Golden West and its shareholders. Oakwood is a leading manufacturer and retailer of manufactured homes, operating five manufacturing plants in North Carolina and one plant in Texas (with plans to open two additional plants in Texas and one plant in Tennessee during 1994) and approximately 145 sales centers located principally in the southeastern and southwestern United States. Oakwood also develops, manages and sells manufactured housing communities and operates integrated finance and insurance subsidiaries.
     AFTER CAREFUL CONSIDERATION, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND RELATED TRANSACTIONS AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE MATTERS PRESENTED AT THE SPECIAL MEETING.
     I hope you will attend the Special Meeting. However, whether or not you plan to attend the meeting, please complete, sign and date the accompanying proxy card and promptly return it in the enclosed prepaid envelope. If you are present at the meeting you may, if you wish, withdraw your proxy and vote in person.
                                         Sincerely,
                                         HARRY E. KARSTEN, JR.
                                         Chairman of the Board and
                                           Chief Executive Officer

                               GOLDEN WEST HOMES
                          1801 EAST EDINGER, SUITE 240
                          SANTA ANA, CALIFORNIA 92705

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON SEPTEMBER 30, 1994
TO THE SHAREHOLDERS OF GOLDEN WEST HOMES:


     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Golden West Homes, a California corporation ("Golden West"), will be held on September 30, 1994, at the Pacific Club, 4110 MacArthur Blvd., Newport Beach, California, commencing at 9:30 a.m., local time, to consider and vote upon the following matter:


          1. A proposal to approve and adopt an Acquisition Agreement dated as of August 17, 1994 (the "Acquisition Agreement"), among Oakwood Homes Corporation, a North Carolina corporation ("Oakwood"), Golden Acquisition Corporation, a California corporation and wholly-owned subsidiary of Oakwood ("Oakwood Sub"), Golden West, the shareholders of Golden West who will receive Oakwood Common Stock (as hereinafter defined) pursuant to the Acquisition Agreement (the "Golden West Continuing Shareholders") and First Union National Bank of North Carolina, as Escrow Agent, and the Agreement of Merger attached thereto as Exhibit A, providing for the merger of Oakwood Sub with and into Golden West, with Golden West as the surviving corporation and continuing as a wholly-owned subsidiary of Oakwood (the "Merger"). Under the Acquisition Agreement, each share of Golden West Common and Preferred Stock (other than shares, if any, held by shareholders who perfect their dissenters' rights under the California General Corporation Law) will be converted into the right to receive .231099373 of one share of Common Stock of Oakwood, $.50 par value ("Oakwood Common Stock"), and each stock option right to purchase one share of Golden West Common Stock shall be converted into the right to purchase .231099373 of one share of Oakwood Common Stock and the stock option exercise price will be adjusted by dividing the option exercise price by .231099373.

     The Merger and other related matters are more fully described in the accompanying Proxy Statement/Prospectus, and annexes thereto, which form a part of this Notice.
     Approval of the Merger requires the affirmative vote of holders of a majority of the outstanding shares of Golden West Common Stock voting as a class and the affirmative vote of holders of a majority of the outstanding shares of Golden West Preferred Stock voting as a class. Only shareholders of record at the close of business on August 19, 1994, the record date for the Special Meeting, are entitled to notice of and to vote at the Special Meeting and any adjournment or postponements thereof.
     Whether or not you plan to attend the Special Meeting, please fill in, sign, date and return the enclosed form of proxy card promptly. A return envelope is enclosed for your convenience and requires no postage for mailing in the United States.
                                         Sincerely,
                                         HARRY E. KARSTEN, JR.
                                         Chairman of the Board
                                           and Chief Executive Officer

September 1, 1994

                             YOUR VOTE IS IMPORTANT
     TO VOTE YOUR SHARES, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                                   PROSPECTUS
                           OAKWOOD HOMES CORPORATION
                                 699,992 SHARES
                                  COMMON STOCK
                                 $.50 PAR VALUE
                                PROXY STATEMENT
                               GOLDEN WEST HOMES

     This Proxy Statement/Prospectus and the accompanying form of proxy are being first furnished on or about September 1, 1994 in connection with the solicitation of proxies by the Board of Directors of Golden West Homes, a California corporation ("Golden West"), to be used at the Special Meeting of Shareholders of Golden West to be held on September 30, 1994 (the "Golden West Meeting"). At the Golden West Meeting, the holders of Golden West Common and Preferred Stock (the "Golden West Shareholders") will be asked to consider and vote upon a proposal to approve and adopt an Acquisition Agreement dated as of August 17, 1994 attached hereto as Annex I (the "Acquisition Agreement") and the Agreement of Merger attached thereto as Exhibit A (the "Merger Agreement") (collectively, the "Agreement"), by and among Golden West, Oakwood Homes Corporation, a North Carolina corporation ("Oakwood"), Golden Acquisition Corporation, a California corporation ("Oakwood Sub"), the shareholders of Golden West who receive Oakwood Common Stock in the Merger (the "Golden West Continuing Shareholders") and First Union National Bank of North Carolina, as Escrow Agent. The Agreement provides for the merger of Oakwood Sub with and into Golden West with Golden West as the surviving corporation and continuing as a wholly-owned subsidiary of Oakwood (the "Merger").


     Pursuant to the terms of the Acquisition Agreement, each share of Golden West Common Stock ("Golden West Common Stock") and Preferred Stock ("Golden West Preferred Stock") (collectively, "Golden West Capital Stock"), except for shares as to which dissenters' rights have been perfected under the California General Corporation Law (the "CGCL"), outstanding as of the time the Merger is consummated (the "Effective Time") will be converted into the right to receive .231099373 of a share (the "Exchange Rate") of Oakwood Common Stock, $.50 par value ("Oakwood Common Stock"). Cash will be paid in lieu of the issuance of fractional shares of Oakwood Common Stock. Each Golden West Continuing Shareholder will be obligated to indemnify and hold harmless Oakwood, for a period of one year from the effective time of the Merger, against any losses that Oakwood or Golden West incurs as a result of the incorrectness or breach of any representations, warranties or covenants of Golden West contained in the Acquisition Agreement which in the aggregate exceed $150,000. Ten percent of the shares of Oakwood Common Stock issued in connection with the Merger to each Golden West Continuing Shareholder will be held in escrow and may be applied to satisfy the foregoing indemnification obligations. See "The Acquisition Agreement -- Indemnification" and "The Acquisition Agreement -- Representations and Warranties."

THE SECURITIES ISSUABLE PURSUANT TO THIS PROXY STATEMENT/PROSPECTUS HAVE NOT
 BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR
   ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE
      COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                  TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS PROXY STATEMENT/PROSPECTUS AND THE ACCOMPANYING FORM OF PROXY AND ACKNOWLEDGMENT ARE FIRST BEING MAILED OR DELIVERED TO SHAREHOLDERS OF GOLDEN WEST ON OR ABOUT SEPTEMBER 1, 1994.


       THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS SEPTEMBER 1, 1994.

                         (Cover continued on next page)

(continued from previous page)


     In connection with the Merger, options to acquire Golden West Common Stock ("Golden West Options") will be converted into options to purchase a number of shares of Oakwood Common Stock equal to the number of shares of Golden West Common Stock covered by the Golden West Options multiplied by the Exchange Rate and the option price shall be correspondingly adjusted. See "The
Merger -- Interests of Certain Persons in the Merger." A total of 612,876 shares of Oakwood Common Stock will be issued in the Merger in exchange for Golden West Capital Stock (subject to adjustment for payments in cash to dissenting Golden West Shareholders and payment of fractional shares) and 87,116 shares of Oakwood Common Stock will be reserved for issuance upon exercise of Golden West Options.


     Oakwood Common Stock is traded on the New York Stock Exchange under the symbol "OH." On August 31, 1994 the closing price of Oakwood Common Stock as reported on the New York Stock Exchange was $28 1/8. Oakwood has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (the "Registration Statement") on Form S-4 pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to up to 699,992 shares of Oakwood Common Stock issuable in connection with the Merger, of which this Proxy Statement/Prospectus is a part and a reference to this document as a Proxy Statement/Prospectus shall also constitute a reference to it as a prospectus.


     ALL INFORMATION CONCERNING OAKWOOD CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS HAS BEEN FURNISHED BY OAKWOOD AND ALL INFORMATION CONCERNING GOLDEN WEST PRIOR TO THE MERGER CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS HAS BEEN FURNISHED BY GOLDEN WEST. THE INFORMATION CONTAINED HEREIN WITH RESPECT TO THE MERGER IS QUALIFIED BY REFERENCE TO THE ACQUISITION AGREEMENT AND THE MERGER AGREEMENT ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE. NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OTHER THAN THOSE CONTAINED HEREIN AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY OAKWOOD, GOLDEN WEST OR ANY OTHER PERSON. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES, OR THE SOLICITATION OF A PROXY, IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE ASSETS, PROPERTIES OR AFFAIRS OF OAKWOOD OR GOLDEN WEST SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                             AVAILABLE INFORMATION
     Oakwood is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information may be inspected and copied at the Public Reference Facilities maintained by the Commission at 450 Fifth Street. N.W., Washington, D.C. 20549 and at the Commission's regional offices at 75 Park Place, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such materials may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.
     Oakwood Common Stock is listed on the New York Stock Exchange and reports, proxy statements and other information concerning Oakwood can be inspected at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This Proxy Statement/Prospectus constitutes a part of the Registration Statement filed by Oakwood under the Securities Act, with respect to the shares of Oakwood Common Stock to be issued and upon exercise of options to purchase Oakwood Common Stock proposed to be issued in the Merger. As permitted by the rules issued by the Commission under the Securities Act, this Proxy Statement/Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to Oakwood and Oakwood Common Stock. Any statements contained herein concerning the provisions of any document filed with the Commission are not necessarily complete, and each such statement is qualified by reference to the copy of such document filed with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents filed with the Commission are hereby incorporated by reference in this Proxy Statement: (i) Oakwood's Annual Report on Form 10-K for the fiscal year ended September 30, 1993; (ii) Oakwood's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1993, March 31, 1994 and June 30, 1994; and (iii) the description of Oakwood's Common Stock contained in Oakwood's Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act (and any amendment or report filed for the purpose of updating the description).
     All documents filed by Oakwood pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the Golden West Meeting are deemed to be a part hereof from the date of filing of such documents. Any statement contained in the document incorporated or deemed to be incorporated herein by reference will be deemed to be modified or superseded for the purpose of this Proxy Statement/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement/Prospectus.

     THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. SUCH DOCUMENTS, OTHER THAN CERTAIN EXHIBITS TO SUCH DOCUMENTS, ARE AVAILABLE WITHOUT CHARGE UPON REQUEST MADE TO OAKWOOD HOMES CORPORATION, ATTENTION: CORPORATE SECRETARY, 2225 SOUTH HOLDEN ROAD, GREENSBORO, NORTH CAROLINA 27417 (TELEPHONE 910/855-2400). IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE DELIVERED TO OAKWOOD BY SEPTEMBER 23, 1994.

                               TABLE OF CONTENTS

                                                                                                                          PAGE
AVAILABLE INFORMATION..................................................................................................     2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE........................................................................     2
SUMMARY OF PROXY STATEMENT/PROSPECTUS..................................................................................     5
  Shareholder Approval.................................................................................................     5
  The Companies........................................................................................................     5
  Effect of the Merger; Consideration..................................................................................     6
  Recommendations of the Boards of Directors...........................................................................     6
  Effective Time of the Merger.........................................................................................     6
  Indemnification and Escrow Arrangements..............................................................................     6
  Approval and Conditions to Consummation of the Merger................................................................     7
  Termination of the Acquisition Agreement; No Shop and Break-Up Fee Provisions........................................     7
  Stock Options and Deferred Compensation..............................................................................     8
  Transaction Costs....................................................................................................     8
  Dissenters' Rights...................................................................................................     8
  Federal Income Tax Consequences of the Merger........................................................................     9
  Accounting Treatment.................................................................................................     9
  Effects of Merger on Rights of Shareholders..........................................................................     9
  Interests of Certain Persons in the Merger...........................................................................     9
  Listing on the New York Stock Exchange...............................................................................     9
  Market Value Information.............................................................................................     9
SUMMARY CONSOLIDATED FINANCIAL INFORMATION.............................................................................    10
  Oakwood Homes Corporation............................................................................................    10
  Golden West Homes....................................................................................................    11
COMPARATIVE PER SHARE DATA.............................................................................................    12
GOLDEN WEST SHAREHOLDERS' MEETING......................................................................................    14
  Meeting of Shareholders..............................................................................................    14
  Purpose of Meeting...................................................................................................    14
  Record Date: Voting Requirements at Meeting..........................................................................    14
  Proxies..............................................................................................................    14
THE MERGER.............................................................................................................    14
  Background and Reasons for the Merger................................................................................    15
  Accounting Treatment.................................................................................................    16
  Operations After the Merger..........................................................................................    16
  Interests of Certain Persons in the Merger...........................................................................    16
THE ACQUISITION AGREEMENT..............................................................................................    17
  The Merger...........................................................................................................    17
  Effective Time of the Merger.........................................................................................    17
  Consideration to be Received in the Merger...........................................................................    17
  Surrender of Certificates............................................................................................    17
  Certain Covenants of Golden West.....................................................................................    18
  No-Shop Provisions...................................................................................................    18
  Restrictions on Sales of Stock.......................................................................................    19
  Certain Covenants of Oakwood.........................................................................................    19
  Conditions to Consummation of the Merger.............................................................................    19
  Indemnification......................................................................................................    20
  Representations and Warranties.......................................................................................    21
  Transaction Costs....................................................................................................    25
  Amendment and Waiver.................................................................................................    26
  Termination..........................................................................................................    26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF GOLDEN WEST CAPITAL STOCK...........................................    27
SELECTED CONSOLIDATED FINANCIAL INFORMATION OF GOLDEN WEST.............................................................    28

                                       3

                                                                                                                          PAGE
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF GOLDEN WEST...................    29
  Overview.............................................................................................................    29
  Results of Operations................................................................................................    30
  Liquidity and Capital Resources......................................................................................    32
  Quarterly Operating Results..........................................................................................    34
BUSINESS OF GOLDEN WEST................................................................................................    35
  General..............................................................................................................    35
  History..............................................................................................................    35
  Products.............................................................................................................    35
  Manufacturing Operations.............................................................................................    36
  Regional Markets.....................................................................................................    36
  Sales and Marketing..................................................................................................    36
  Warranty, Quality Control and Service................................................................................    37
  Retailer Financing...................................................................................................    37
  Employees............................................................................................................    37
  Competition..........................................................................................................    38
  Government Regulation................................................................................................    38
  Home Buyer Financing.................................................................................................    39
  Manufacturing Facilities.............................................................................................    40
  Legal Proceedings....................................................................................................    40
  Golden West Capital Stock............................................................................................    40
COMPARATIVE RIGHTS OF SHAREHOLDERS.....................................................................................    41
CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF MERGER......................................................................    43
RIGHTS OF SHAREHOLDERS ELECTING TO EXERCISE THEIR RIGHT TO DISSENT.....................................................    44
LEGAL MATTERS..........................................................................................................    45
EXPERTS................................................................................................................    45
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS.............................................................................   F-1
ANNEX I
  Acquisition Agreement dated August 17, 1994 and all exhibits and schedules thereto
ANNEX II
  Sections 1300-1312 of the California General Corporation Law

                                       4

                     SUMMARY OF PROXY STATEMENT/PROSPECTUS

     THE FOLLOWING IS A SUMMARY OF INFORMATION CONTAINED ELSEWHERE IN THE PROXY STATEMENT/PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER AND THE OTHER MATTERS SUMMARIZED HEREIN AND IS QUALIFIED IN ITS ENTIRETY BY, AND IS SUBJECT TO, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, CONTAINED ELSEWHERE IN REFERENCE TO THIS PROXY STATEMENT/PROSPECTUS AND ITS ANNEXES.

SHAREHOLDER APPROVAL

     This Proxy Statement/Prospectus is being furnished to the Golden West Shareholders in connection with the solicitation of proxies by and on behalf of the Golden West Board of Directors for use at the Golden West Meeting to be held at 9:30 a.m., on September 30, 1994 at the Pacific Club, 4110 MacArthur Blvd., Newport Beach, California and any adjournments thereof. The close of business on August 19, 1994 is the record date (the "Record Date") for determining the shareholders of Golden West entitled to vote at the Golden West Meeting. As of the Record Date, there were 1,287,000 outstanding shares of Golden West Common Stock and 1,105,000 outstanding shares of Golden West Preferred Stock, each holder of which is entitled to one vote per share with respect to each matter to be voted on at the Golden West Meeting (Golden West Common and Preferred Stock being collectively referred to as "Golden West Capital Stock"). Holders of Golden West Common and Preferred Stock are entitled to vote separately as a class. This Proxy Statement/Prospectus and the enclosed proxy are first being sent to Golden West Shareholders on or about September 1, 1994.

     All proxies that are properly executed and received prior to the Golden West Meeting will be voted in accordance with the instructions noted thereon. ANY PROXY THAT DOES NOT SPECIFY TO THE CONTRARY WILL BE VOTED IN FAVOR OF THE MERGER. Any Golden West Shareholder who submits a proxy will have the right to revoke it, at any time before it is voted, by filing with the Secretary of Golden West written notice of revocation or a duly executed later-dated proxy, or by attending the Golden West Meeting and voting such Golden West Common or Preferred Stock in person.
     At the Golden West Meeting, Golden West Shareholders will consider and vote upon a proposal to approve and adopt the Acquisition Agreement and the Agreement of Merger pursuant to which Oakwood Sub will be merged with and into Golden West with Golden West being the surviving entity and continuing as a wholly-owned subsidiary of Oakwood. Approval and adoption of the Acquisition Agreement and Agreement of Merger requires the affirmative vote of a majority of the outstanding shares of Golden West Common and Preferred Stock, each voting as a class.

     Golden West Shareholders will be entitled to dissenters' rights with respect to the Merger as provided for in Section 1300, ET SEQ., of the CGCL, subject to satisfaction by such shareholder of the conditions for dissenters rights established by Section 1300. However, it is a condition to the closing of the Merger that the holders of no more than 10% of the outstanding shares of Golden West Capital Stock assert their rights as a dissenter. See "The
Merger -- Rights of Shareholders Electing to Exercise Their Rights to Dissent."


     The directors and executive officers of Golden West beneficially own, as of the Record Date, an aggregate of 1,580,800 shares of Golden West Common Stock or approximately 96.51% of the outstanding Golden West Common Stock and an aggregate of 226,824 shares of Golden West Preferred Stock or approximately 20.53% of the outstanding Golden West Preferred Stock.

     Holders of Oakwood Common Stock are not entitled to vote on the approval of the Merger nor are they entitled to dissenters' rights with respect to the Merger. As of July 31, 1994, there were 20,467,847 shares of Oakwood Common Stock issued and outstanding.
THE COMPANIES
     OAKWOOD. Oakwood, which was founded in 1946, designs, manufactures and markets single section and multi-section manufactured homes and finances the majority of its sales. Oakwood operates five manufacturing plants in North Carolina and one in Texas and expects to complete and begin production at two additional plants in Texas and one in Tennessee in 1994. Oakwood manufactured homes are sold exclusively at retail through approximately 145 sales centers located principally in the southeastern and southwestern United States. Oakwood also develops, manages and sells manufactured housing communities and earns commissions on homeowners and credit life insurance written for its customers.
     Oakwood Homes Corporation's executive offices are located at 2225 South Holden Road, Greensboro, North Carolina 27417-0386. Its telephone number is 910/855-2400.
                                       5

     GOLDEN WEST. Golden West Homes designs, manufactures and markets primarily multi-section manufactured homes for sale in the western and southwestern regions of the United States. Golden West operates three factories that produce homes primarily for the Oregon, Washington and California markets. Golden West acquired a fourth factory in Colorado in March 1994, which is expected to start production in September 1994. Golden West manufactured homes are sold principally under eight brand names through approximately 170 independent retailers, of which approximately 80 retailers sell Golden West homes exclusively. Retailers include both manufactured home dealers and developers of manufactured home communities. In October 1993, Golden West formed a wholly-owned finance subsidiary, Golden Circle Financial Services ("Golden Circle Financial"), to finance the sale of Golden West's homes.
     Golden West Homes' principal executive offices are located at 1801 East Edinger, Suite 240, Santa Ana, California 92705. Its telephone number is 714/835-4200.
EFFECT OF THE MERGER; CONSIDERATION
     Upon consummation of the Merger, Oakwood Sub will be merged with and into Golden West with Golden West being the surviving entity and continuing as a wholly-owned subsidiary of Oakwood. At the Effective Time, each share of Golden West Capital Stock issued and outstanding immediately prior to the Effective Time (other than dissenting shares, if any) will be converted into the right to receive .231099373 of a share of Oakwood Common Stock. See "The Acquisition Agreement -- The Merger" and "The Acquisition Agreement -- Consideration to be Received in the Merger."
RECOMMENDATIONS OF THE BOARDS OF DIRECTORS
     The Oakwood and Golden West Boards of Directors have approved and adopted the Acquisition Agreement and the Agreement of Merger and the Golden West Board of Directors has recommended that the Golden West Shareholders vote in favor of the Acquisition Agreement and the Agreement of Merger. See "The
Merger -- Background and Reasons for the Merger."
EFFECTIVE TIME OF THE MERGER

     If the Merger is approved by the requisite vote of the Golden West Shareholders and the other conditions to the consummation of the Merger are satisfied or, where permissible, waived, the Merger will become effective at the time the Agreement of Merger is duly filed with the Secretary of State of the State of California or at such a later time as may be specified in such Agreement (the "Effective Time"). It is anticipated that the Agreement of Merger will be so filed as soon as practicable after the satisfaction or, where permissible, waiver of the conditions in the Acquisition Agreement. See "The Acquisition Agreement -- Effective Time of the Merger."

INDEMNIFICATION AND ESCROW ARRANGEMENTS

     Pursuant to the Acquisition Agreement, each Golden West Continuing Shareholder will indemnify Oakwood for a period of one year from the Effective Time against any losses that Oakwood or Golden West may suffer as a result of the incorrectness or breach of any representation, warranty or covenant contained in the Acquisition Agreement which in the aggregate exceed $150,000. Ten percent of the shares of Oakwood Common Stock issued to each Golden West Continuing Shareholder in connection with the Merger will be placed in escrow (the "Escrowed Shares") and may be applied to satisfy such indemnification obligations. Each Golden West Continuing Shareholder's indemnification obligation shall not exceed the fair market value as of the Effective Time of such shareholder's Escrowed Shares. If the Effective Time occurs on or before September 30, 1994, the Escrowed Shares will be released to the Golden West Shareholders upon the publication of Oakwood's audited consolidated financial statements for the year ended September 30, 1994, if not earlier applied to indemnify Oakwood. If the Effective Time occurs after September 30, 1994, the Escrowed Shares will be released upon the publication of Oakwood's consolidated financial statements for the quarter ending December 31, 1994, if not earlier applied to indemnify Oakwood. Either of such dates shall be referred to herein as the "Release Date." In certain circumstances, a portion of the Escrowed Shares may be retained by the Escrow Agent after the Release Date pending resolution or liquidation of certain claims. After the Release Date, the Golden West Shareholders will be responsible for indemnifying Oakwood for a breach of Golden West's representations, warranties and covenants in the Acquisition Agreement until one year following the Effective Time in an amount not to exceed the fair market value at the Effective Time of the Escrowed Shares issued in the name of such Shareholder. See "The Acquisition Agreement -- Indemnification" and "The Acquisition Agreement -- Representations and Warranties."

APPROVAL AND CONDITIONS TO CONSUMMATION OF THE MERGER
     The obligations of Oakwood and Golden West to consummate the Merger are subject to the satisfaction or, where permissible, waiver of certain conditions set forth in the Acquisition Agreement, including, among others, obtaining the requisite approval of the Agreement by the Golden West Shareholders, the effectiveness of the Registration Statement and the absence of any stop order related thereto in effect or proceedings for such stop order, the receipt of opinions with respect to certain tax matters, the receipt of any required consents of governmental commissions, boards or other regulatory bodies required in connection with the Merger and the approval for listing on the New York Stock Exchange (subject to official notice of issuance) of the shares of Oakwood Common Stock issuable in connection with the Merger.

     The consummation of the Merger is also subject to the expiration of the relevant waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Oakwood and Golden West filed under the HSR Act on August 22, 1994, and August 23, 1994, respectively, and the waiting period expires on September 21, 1994.

     The obligation of Golden West to consummate the Merger is subject to certain additional conditions, including the performance by Oakwood of its obligations under the Acquisition Agreement required to be performed by it at or prior to the Effective Time; the accuracy of the representations and warranties of Oakwood contained in the Acquisition Agreement; the receipt of an opinion of counsel that the Merger will qualify as a tax-free reorganization and with respect to the federal income tax consequences of the Merger; the receipt of comfort letters from Price Waterhouse LLP with respect to certain financial statements of Oakwood incorporated by reference in the Registration Statement; and the absence of any material adverse change in the financial condition, business, operations or prospects of Oakwood from the date of the Acquisition Agreement through the Effective Time, other than any change that affects both Golden West and Oakwood in a substantially similar manner.

     The obligation of Oakwood to consummate the Merger is also subject to certain additional conditions, including the performance by Golden West of its obligations under the Acquisition Agreement required to be performed by it at or prior to the Effective Time; the accuracy of the representations and warranties of Golden West contained in the Acquisition Agreement; completion of due diligence by Oakwood regarding the business and operations of Golden West and the results of such due diligence being satisfactory to Oakwood; the receipt by Oakwood of a letter from Price Waterhouse LLP to the effect that the transactions contemplated by the Acquisition Agreement may be treated by Oakwood as a "pooling of interests" for accounting purposes; the receipt by Oakwood of comfort letters from Arthur Andersen & Co. with respect to the financial statements of Golden West contained in the Registration Statement; the absence of any material adverse change in the financial condition, business, operations or prospects of Golden West, other than any change that affects both Golden West and Oakwood in a substantially similar manner; the receipt of approval of certain third parties with respect to certain material contracts of Golden West; the conversion of certain account balances in the Golden West Deferred Compensation Plan into shares of Golden West Common Stock; the conversion of Golden West Options into options to receive Oakwood Common Stock; the receipt by Oakwood from holders of at least 85% of Golden West Capital Stock of executed acknowledgments acknowledging the terms of the Acquisition Agreement and of duly executed stock certificates; the execution of noncompetition agreements by certain officers of Golden West; the receipt of Phase I Environmental Assessment Reports on Golden West properties in form reasonably acceptable to Oakwood which do not disclose any remediation, clean-up, monitoring, removal or other action deemed advisable by the consultant; the completion of additional environmental due diligence by Oakwood the results of which shall not reveal conditions which would have a material adverse effect on Golden West; and the receipt of a standstill agreement from each officer, director and 10% shareholder of Golden West, Oakwood and Oakwood Sub agreeing not to sell Oakwood Common Stock or Golden West Capital Stock for a designated period of time.

     For a further description of the conditions to the Merger, see "The Acquisition Agreement -- Conditions to Consummation of the Merger."
TERMINATION OF THE ACQUISITION AGREEMENT; NO SHOP AND BREAK-UP FEE PROVISIONS
     The Acquisition Agreement may be terminated (i) at any time by the mutual consent of Oakwood and Golden West; (ii) by either Oakwood or Golden West if (a) the Merger is not consummated prior to November 15, 1994; (b) the approval of the Merger by the Golden West Shareholders is not obtained; or (c) a federal or state court or agency prohibits the transactions contemplated by the Acquisition Agreement; (iii) by Golden West if (a) there is a breach by Oakwood or Oakwood Sub of any representation or warranty set forth in the Acquisition Agreement which would have a material adverse effect on Oakwood; (b) there has been a material breach of any covenant or agreement by Oakwood or Oakwood Sub that has not been cured after notice; or (c) prior to obtaining the approval of Golden West Shareholders, Golden West receives an unsolicited proposal to merge, consolidate, engage in a share exchange or similar transaction or sell 50% or more of the assets or equity
                                       7
securities of Golden West and Golden West pays Oakwood a fee of $500,000; or
(iv) by Oakwood, if there is a breach by Golden West or any Golden West subsidiary of any representation or warranty set forth in the Acquisition Agreement which would have a material adverse effect on Golden West, a material breach of a covenant or agreement by Golden West that has not been cured after notice, or if the Merger will not qualify as a "pooling of interests."

     Golden West has agreed to pay $500,000 to Oakwood in the event the Merger is not consummated for any reason other than (i) or (iii) above or because the Merger is terminated by Oakwood because (a) the Merger will not qualify as a "pooling of interests"; (b) the results of Oakwood's review of the business and operations of Golden West were not satisfactory to Oakwood; or (c) the results of the environmental assessment were not satisfactory to Oakwood or the results of Oakwood's additional due diligence with respect to environmental matters revealed conditions or liabilities which would have a material adverse effect on Golden West; and within 120 days of such a termination of the Acquisition Agreement Golden West is involved in or enters into a letter of intent or definitive agreement with respect to a merger, share exchange or similar transaction or a sale of 50% or more of Golden West's assets or outstanding Capital Stock. Golden West has agreed not to solicit or enter into negotiations with respect to a Business Combination with any other entity prior to September 30, 1994. Golden West can, however, enter into negotiations with another entity in response to an unsolicited offer concerning a Business Combination if Golden West's Board of Directors determines that a failure to respond would violate its fiduciary duty to the Golden West Shareholders and Golden West first provides reasonable notice to Oakwood. See "The Acquisition Agreement -- No Shop Provisions" and "The Acquisition Agreement -- Termination."
STOCK OPTIONS AND DEFERRED COMPENSATION

     Prior to the Effective Time, and if Oakwood so requests, Golden West will enter into an agreement satisfactory to Oakwood with each holder of an outstanding Golden West Option pursuant to which the option to purchase shares of Golden West Common Stock, whether or not currently exercisable, will be converted at the Effective Time into an option to purchase Oakwood Common Stock. The number of shares of Oakwood Common Stock to be received with respect to each Golden West Option shall be determined by multiplying the number of shares subject to the Golden West Option by the Exchange Rate and the option price shall be determined by dividing the current option price by the Exchange Rate.


     In addition, prior to the Effective Time, Messrs. Harry E. Karsten, Jr. and Robert D. Totten and Ms. Celia Golden, as Beneficiary, will convert an aggregate of $500,000 of their Golden West Deferred Compensation Plan account balances into an aggregate of 260,000 shares of Golden West Common Stock (a conversion price of approximately $1.92 per share) pursuant to the terms of the Deferred Compensation Plan. Such shares of Golden West Common Stock may then be converted into shares of Oakwood Common Stock pursuant to the terms and conditions of the Merger. See "The Merger -- Interests of Certain Persons in the Merger."

TRANSACTION COSTS
     In the event the Merger is consummated, Golden West will bear the first $100,000 of expenses with respect to services provided by its attorneys, accountants, investment bankers and financial advisors in connection with the consummation of the Merger and the transactions contemplated by the Acquisition Agreement ("Golden West Transaction Expenses"). In addition, in the event of a review by the Commission of the Registration Statement on Form S-4 filed with respect to the shares of Oakwood Common Stock to be issued in connection with the Merger (the "Registration Statement"), Golden West will bear any incremental costs (not to exceed $50,000) incurred by Golden West's attorneys or accountants in responding to such review. The Acquisition Agreement provides that any expenses in excess of $100,000 incurred by Golden West in connection with the consummation of the Merger (other than the first $50,000 incurred as a result of a Commission review of the Registration Statement) will be borne by the Golden West Shareholders pro rata based on the number of shares of Golden West Capital Stock owned. Golden West will bear all of Golden West's Transaction Expenses in the event the Merger is not consummated. See "The Acquisition
Agreement -- Transaction Expenses."
DISSENTERS' RIGHTS
     Under the CGCL, holders of Golden West Capital Stock who properly dissent and vote against or abstain from voting with respect to the Merger have the right to obtain a cash payment for the "fair value" of their shares (excluding any element of value arising from the accomplishment or expectation of the Merger). However, a condition to the consummation of the Merger requires that the holders of no more than 10% of the outstanding shares of Golden West Capital Stock exercise their right to dissent. See "Rights of Shareholders Electing to Exercise Their Rights to Dissent."
                                       8

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     Although not free from doubt, the Merger should be a tax-free transaction under the reorganization provisions of the Internal Revenue Code of 1986, as amended (the "Code"), resulting in no gain or loss to the Golden West Continuing Shareholders (except for any cash received for fractional shares). This conclusion is conditioned upon certain assumptions and the accuracy of certain representations to be made by certain parties to the Agreement. If the facts differ from such representations, the legal conclusions set forth herein would change accordingly. See "Certain Federal Tax Consequences of the Merger."

     The conclusion expressed above is not binding on either the Internal Revenue Service or the courts. Therefore, there can be no assurance that the Internal Revenue Service will not take a contrary position and sustain such position in court. EACH GOLDEN WEST SHAREHOLDER IS URGED TO CONSULT WITH HIS OWN TAX ADVISOR WITH RESPECT TO THE POTENTIAL FOREIGN, FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE MERGER AS THEY RELATE TO HIS OWN PARTICULAR CIRCUMSTANCES. ACCOUNTING TREATMENT
     The Merger is intended to qualify as a "pooling of interests" for accounting and financial reporting purposes. It is a condition to the consummation of the Merger that Oakwood receive an opinion to the effect that the Merger will qualify as a "pooling of interests" transaction under generally accepted accounting principles. See "The Merger -- Accounting Treatment." EFFECTS OF MERGER ON RIGHTS OF SHAREHOLDERS
     The rights of the holders of Golden West Common Stock are in general similar to the rights of holders of Oakwood Common Stock, except that Golden West is a California corporation and Oakwood is a North Carolina corporation and Oakwood has adopted certain measures which may serve to make Oakwood a less desirable takeover candidate. Holders of Golden West Preferred Stock, however, will not be entitled to preferential treatment with respect to dividends and other distributions as holders of Oakwood Common Stock. See "Comparative Rights of Shareholders."
INTERESTS OF CERTAIN PERSONS IN THE MERGER
     In considering the recommendation of Golden West's Board of Directors with respect to the Merger, the Golden West Shareholders should be aware that certain members of the Golden West Board of Directors and management, who will continue as directors and employees of Golden West after the Merger, have certain interests in the Merger in addition to those of holders of shares of Golden West Capital Stock generally. Golden West's Board of Directors was aware of these interests and considered them, among other factors, in approving the Merger, the Acquisition Agreement and the Agreement of Merger. See "The Merger -- Interests of Certain Persons in the Merger."
LISTING ON NEW YORK STOCK EXCHANGE
     Application will be made for listing on the New York Stock Exchange (the "NYSE") of the shares of Oakwood Common Stock to be issued in connection with the Merger.
MARKET VALUE INFORMATION
     The last sale price of Oakwood Common Stock on June 24, 1994, the last trading day preceding the announcement of the proposed Merger, as reported on the New York Stock Exchange, was $22.13 per share. There is no public market for the Golden West Common or Preferred Stock.
                                       9

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION
                           OAKWOOD HOMES CORPORATION

     The summary information presented below for each of the five fiscal years in the period ended September 30, 1993 has been derived from the consolidated financial statements of Oakwood, which have been audited by Price Waterhouse LLP, independent accountants. The summary financial information for the nine month periods ended June 30, 1993 and 1994 has been taken from unaudited consolidated financial statements of Oakwood, which in the opinion of Oakwood's management include all adjustments (which include only normal recurring adjustments) necessary to present fairly the information set forth therein. Results of operations for a nine month period are not necessarily indicative of results of operations for a full year.

                                                                                                            NINE MONTHS ENDED
                                                              FISCAL YEAR ENDED SEPTEMBER 30,                   JUNE 30,
                                                      1989       1990       1991       1992     1993 (1)     1993       1994
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
Net sales.........................................  $ 76,532   $106,955   $125,507   $184,648   $260,877   $170,500   $272,792
  Financial services income.......................    18,257     21,861     28,976     39,110     50,051     36,116     44,181
Total revenues....................................   106,355    137,194    162,634    231,592    322,311    213,659    325,676
Income before income taxes........................     4,015      8,784     14,321     21,371     38,892     24,779     35,830
Net income........................................     2,836      5,485      8,871     14,015     24,502     15,690     22,787
Net income per share
  Primary.........................................  $    .29   $    .56   $    .77   $   1.00   $   1.26   $    .83   $   1.07
  Fully diluted...................................       .29        .55        .71        .90       1.22        .79       1.07
Cash dividends per share..........................  $   .043   $   .043   $   .048   $    .06   $    .08   $    .06   $    .06

                                                                       AS OF SEPTEMBER 30,                           AS OF
                                                       1989        1990        1991        1992        1993      JUNE 30, 1994
BALANCE SHEET DATA:
Cash and cash equivalents.........................   $ 14,755    $ 12,791    $ 16,301    $ 17,200    $ 23,904      $  27,878
Total assets......................................    229,070     274,664     344,519     426,980     557,028        548,994
Notes and bonds payable...........................    147,488     187,755     226,006     228,942     255,765        218,854
Stockholders' investment..........................     52,653      57,939      89,740     104,371     228,876        251,805

(1) Includes a gain of approximately $1.6 million ($1 million after income taxes, or $.05 per share) from the sale of manufactured housing communities.
                                       10

                               GOLDEN WEST HOMES

     The summary consolidated financial data as of December 26, 1992 and December 25, 1993 and for the years ended December 28, 1991, December 26, 1992 and December 25, 1993 are derived from audited consolidated financial statements of Golden West included elsewhere in this Proxy Statement/Prospectus. The summary consolidated financial data of Golden West as of December 30, 1989, December 29, 1990 and December 28, 1991 and for the years ended December 30, 1989 and December 29, 1990 are derived from audited consolidated financial statements of Golden West not included in this Proxy Statement/Prospectus. The summary consolidated financial data of Golden West as of and for the six month periods ended June 26, 1993 and June 25, 1994 are derived from unaudited consolidated financial statements, but have been prepared on the same basis as the audited consolidated financial statements included elsewhere herein and, in the opinion of Golden West, include all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the information set forth therein. The results for the six months ended June 25, 1994 are not necessarily indicative of the results to be expected for a full year. The following information should be read in conjunction with the Consolidated Financial Statements of Golden West and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Golden West" included elsewhere in this Proxy Statement/Prospectus.

                                                                     FISCAL YEAR ENDED                      SIX MONTHS ENDED
                                                     DEC.       DEC.       DEC.       DEC.       DEC.       JUNE       JUNE
                                                      30,        29,        28,        26,        25,        26,        25,
                                                     1989       1990       1991       1992       1993       1993       1994
                                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF INCOME DATA:
Net sales........................................   $82,203    $85,344    $74,048    $74,427    $89,564    $40,324    $55,875
Income (loss) before provision for income taxes
  and extraordinary item.........................     1,743      2,862        462        (31)     1,139       (130)     1,671
Income (loss) before extraordinary item..........     1,006      1,682        240        (57)       653        (96)       988
Income per common and equivalent share before
  extraordinary item (1).........................   $   .29    $   .49    $   .07    $  (.02)   $   .19    $  (.08)   $   .34

                                                                                      AS OF                            AS OF
                                                                DEC.       DEC.       DEC.       DEC.       DEC.       JUNE
                                                                 30,        29,        28,        26,        25,        25,
                                                                1989       1990       1991       1992       1993       1994
BALANCE SHEET DATA:
  Cash and cash equivalents.................................   $ 4,106    $ 4,609    $ 3,674    $ 2,929    $ 2,431    $ 1,403
  Total assets..............................................    19,761     18,727     22,759     21,654     27,545     28,967
  Long-term debt, net of current portion....................     4,500      3,500      7,315      6,201      6,706      7,228
  Shareholders' equity......................................     5,889      7,571      7,811      7,844      7,347      8,433

(1) Adjusted to give effect to the conversion into Common Stock of all outstanding Preferred Stock and certain rights under the Golden West Deferred Compensation Plan. Common Share equivalents include 650,000 shares of Common Stock issuable upon conversion of Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock was retired by the Company in November 1993.
                                       11

                           COMPARATIVE PER SHARE DATA
     The following tabulation reflects (a) the historical net income per share of Oakwood Common Stock in comparison with the pro forma net income per share after giving effect to the Merger on a pooling of interests basis; (b) the historical net income per share of Golden West Common Stock in comparison with the pro forma net income attributable to the .231099373 of a share of Oakwood Common Stock which will be received for each share of Golden West Common and Preferred Stock; (c) the actual cash dividends per share of Oakwood Common Stock and Golden West Common Stock compared, in the case of Golden West, with the equivalent of 23.1099373% of the cash dividends declared on each share of Oakwood Common Stock; and (d) the historical book value per share of Oakwood Common Stock and Golden West Common Stock in comparison with, in the case of Oakwood, the pro forma book value per share after giving effect to the Merger and, in the case of Golden West, the pro forma book value attributable to .231099373 of a share of Oakwood Common Stock. The information presented in this tabulation should be read in conjunction with the financial statements and the notes thereto of Oakwood incorporated herein by reference and of Golden West included elsewhere herein.
OAKWOOD

                                                                                         FISCAL YEAR ENDED        NINE MONTHS
                                                                                           SEPTEMBER 30,         ENDED JUNE 30,
                                                                                      1991     1992     1993     1993     1994
Income per share before extraordinary item (1)
  Historical.......................................................................   $.71     $.90    $ 1.22    $.79    $ 1.07
  Pro forma (2)....................................................................    .68      .85      1.20     .78      1.09
Cash dividends declared per share
  Historical.......................................................................    .048     .06       .08     .06       .06
Book value
  Historical.......................................................................      (3)     (3)    11.25      (3)    12.31
  Pro forma (4)....................................................................      (3)     (3)    11.21      (3)    12.38

GOLDEN WEST

                                                                                                                     SIX
                                                                                                                    MONTHS
                                                                                      FISCAL YEAR ENDED             ENDED
                                                                               DEC. 28,    DEC. 26,    DEC. 25,    JUNE 26,
                                                                                 1991        1992        1993        1993
Income per share before extraordinary item
  Historical................................................................    $ .07       $(.02)      $ .19       $(.08)
  Equivalent of 23.1099373% of pro forma net income per share of Oakwood
     Common Stock...........................................................      .16         .20         .28         .18
Cash dividends declared per share
  Historical................................................................       0           0           0           0
  Equivalent of 23.1099373% of cash dividend declared on each share of
     Oakwood Common Stock...................................................      .011        .014        .018        .014
Book value
  Historical (5)............................................................        (3)         (3)      3.14           (3)
  Equivalent of 23.1099373% of pro forma book value per share of Oakwood
     Common Stock...........................................................        (3)         (3)      2.59           (3)

                                                                              JUNE 25,
                                                                                1994
Income per share before extraordinary item
  Historical................................................................   $ .34
  Equivalent of 23.1099373% of pro forma net income per share of Oakwood
     Common Stock...........................................................     .25
Cash dividends declared per share
  Historical................................................................      0
  Equivalent of 23.1099373% of cash dividend declared on each share of
     Oakwood Common Stock...................................................     .014
Book value
  Historical (5)............................................................    3.53
  Equivalent of 23.1099373% of pro forma book value per share of Oakwood
     Common Stock...........................................................    2.86

(1) Per share net income is presented on a fully diluted basis.
(2) With respect to the fiscal year data, reflects the net income per share of Oakwood Common Stock by combining, on a pro forma basis, the results of operations of Oakwood for the years ended September 30, 1991, 1992 and 1993 with the results of operations of Golden West for the years ended December 28, 1991, December 26, 1992 and December 25, 1993, respectively. With respect to the data for the nine months ended June 30, 1993 and 1994, reflects the results of operations of Oakwood for the nine months ended June 30, 1993 and 1994 and of Golden West for the nine months ended June 26, 1993 and June 25, 1994. Accordingly, Golden West's results of operations for the three months ended December 25, 1993 are reflected in the pro forma net income per share amounts for the year ended September 30, 1993 and the nine months ended June 30, 1994. The pro forma net income per share data do not reflect the nonrecurring costs of consummating the acquisition expected to be incurred by Oakwood and Golden West, or the costs incurred by Golden West in its proposed initial public offering of common stock. The amount of such costs cannot presently be determined;
                                       12
    however, management of Oakwood and Golden West currently estimate that the aggregate of the acquisition costs and the public offering costs, both of which will be charged to operations upon the consummation of the Merger, will be in the range of $900,000 to $1.2 million (approximately $550,000 to $750,000 after tax, or approximately $.02 to $.03 per share).
(3) Not presented.
(4) Reflects Oakwood Common Stock to be issued in exchange for Golden West Common and Preferred Stock in connection with the Merger.
(5) Assumes conversion of Golden West Preferred Stock into Common Stock.
                                       13

                       GOLDEN WEST SHAREHOLDERS' MEETING
MEETING OF SHAREHOLDERS

     This Proxy Statement/Prospectus is being furnished to the Golden West Shareholders in connection with the solicitation of proxies by and on behalf of the Golden West Board of Directors for use at the Special Meeting of Shareholders of Golden West to be held at 9:30 a.m. on September 30, 1994 at the Pacific Club, 4110 MacArthur Blvd., Newport Beach, California and any adjournments thereof. The close of business on August 19, 1994 is the record date for determining the Golden West Shareholders entitled to vote at the Golden West Meeting. This Proxy Statement/Prospectus, the attached Notice of Special Meeting and the accompanying form of Proxy are first being sent to the Golden West Shareholders on or about September 1, 1994.

PURPOSE OF MEETING
     At the Golden West Meeting, Golden West Shareholders will consider and vote upon the Merger and a proposal to approve and adopt the Acquisition Agreement and the Agreement of Merger pursuant to Section 1201 of the CGCL. The directors of Golden West unanimously approved the Acquisition Agreement and Agreement of Merger, having concluded that the Merger, the Acquisition Agreement and Agreement of Merger are fair to and in the best interest of Golden West and its shareholders. The Golden West Board of Directors recommends that the shareholders of Golden West vote FOR the approval and adoption of the Acquisition Agreement and Agreement of Merger. For further information, see "The Merger -- Background and Reasons for the Merger."
RECORD DATE: VOTING REQUIREMENTS AT MEETING
     Only Golden West Shareholders of record at the close of business on August 19, 1994 (the "Record Date") will be entitled to notice of and to vote at the Golden West Meeting. Approval of the Merger requires the affirmative vote of holders of a majority of the outstanding shares of Golden West Common and Preferred Stock, each voting as a class. As of the Record Date, there were 1,287,000 shares of Golden West Common Stock and 1,105,000 shares of Golden West Preferred Stock outstanding and entitled to be voted.
     The directors and executive officers of Golden West and their affiliates beneficially owned, as of the Record Date, 1,580,800 shares or approximately 96.51% of the outstanding shares of Golden West Common Stock and 226,824 shares or approximately 20.53% of the outstanding shares of Golden West Preferred Stock. Golden West has been advised that such directors and executive officers intend to vote their shares in favor of approval of the Merger.
PROXIES
     All proxies that are properly executed by Golden West Shareholders and received by Golden West prior to the Golden West Meeting, and not subsequently revoked, will be voted in accordance with the instructions noted thereon. A proxy that does not specify to the contrary will be voted FOR approval and adoption of the Acquisition Agreement and Merger Agreement. Any Golden West Shareholder who submits a proxy will have the right to revoke it, at any time before it is voted, by filing with the Secretary of Golden West written notice of revocation or a duly executed later-dated proxy, or by attending the Golden West Meeting and voting such Golden West Common or Preferred Stock, as the case may be, in person.
     All costs relating to the solicitation of proxies of Golden West Shareholders will be borne by Golden West. Proxies may be solicited by officers, directors and regular employees of Golden West and its subsidiaries personally, by mail or by telephone or otherwise.

     It is important that the proxies and Acknowledgments be returned promptly. Shareholders who do not expect to attend the Golden West Meeting in person are urged to mark, sign and date the accompanying proxy, and mail it in the enclosed postage paid return envelope, along with the enclosed Acknowledgment if the shareholder is voting in favor of the Merger.

                                   THE MERGER
     The detailed terms of the Merger are contained in the Acquisition Agreement and the Agreement of Merger attached as Annex I to this Proxy
Statement/Prospectus. The following discussion describes the more important aspects of the Merger and the terms of the Acquisition Agreement. This description is not complete and is qualified by reference to the Acquisition Agreement which is incorporated by reference herein.
                                       14

BACKGROUND AND REASONS FOR THE MERGER
     BACKGROUND. In early 1994, Golden West met with investment bankers to explore a public offering of Golden West Common Stock as a means of providing capital for expansion and of providing Golden West Shareholders with a more liquid investment. In February 1994, Golden West and Wedbush Morgan Securities ("Wedbush Morgan") entered into an agreement whereby Wedbush Morgan would serve as lead underwriter in an initial public offering of Golden West Common Stock.
     In April 1994, Golden West filed a Registration Statement with the Commission to register 1,835,000 shares of Golden West Common Stock. At that time, Golden West and Wedbush Morgan anticipated an initial public offering price of approximately $7 to $9 per share. In April and May of 1994, Golden West and Wedbush Morgan began preliminary marketing efforts. During May 1994, due primarily to changes in stock market conditions, Golden West and Wedbush Morgan determined that the initial public offering could only be achieved at a price below the anticipated range. Accordingly, in late May 1994, Golden West decided to delay the initial public offering and explore other alternatives.
     On May 27, 1994, Golden West management contacted Oakwood management to discuss Oakwood's interest in acquiring Golden West. Oakwood's management indicated an interest in pursuing an acquisition of Golden West and commenced discussions with Golden West's management. The management of Oakwood and Golden West had previously met in May 1993 to discuss a similar transaction, but the negotiations never passed beyond the preliminary stage. On June 1, 1994, Golden West publicly announced the postponement of its public offering. During June 1994, Oakwood and Golden West management continued discussions about an acquisition of Golden West, which discussions led to the signing on June 24, 1994 of a letter of intent between Oakwood and Golden West. The letter of intent provides for Oakwood to acquire all of the outstanding Golden West Capital Stock and Golden West Options in return for 700,000 shares of Oakwood Common Stock (including shares subject to options to acquire Oakwood Common Stock).

     Following execution of the letter of intent, discussions between representatives of Oakwood and Golden West resumed with respect to the terms of an Acquisition Agreement. In addition, the parties conducted due diligence concerning the respective businesses. After approval by the respective Boards of Directors of Oakwood and Golden West, the Acquisition Agreement was finalized August 17, 1994. Golden West subsequently withdrew its Registration Statement.


     The directors of Oakwood and Golden West have approved the Acquisition Agreement and the Agreement of Merger, concluded that the Merger is in the best interest of their respective shareholders and have authorized the consummation of the Merger, subject to the approval by the Golden West Shareholders and certain other conditions set forth in the Acquisition Agreement. The terms of the Merger, including the formula pursuant to which shares of Golden West Common and Preferred Stock will be exchanged for Oakwood Common Stock, are the result of arms-length negotiations between Oakwood and Golden West management.

     If the Merger is consummated, Golden West Shareholders who exchange Golden West shares for Oakwood shares will receive marketable stock, subject in certain cases to restrictions described in "Restrictions on Sales of Stock," and will have an equity interest in a larger, vertically integrated enterprise. Oakwood Common Stock is traded under the symbol "OH" on the New York Stock Exchange.
     OAKWOOD REASONS FOR MERGER. The Merger will enable Oakwood to obtain production capacity in the western region and portions of the southwestern and mountain regions of the United States. This will allow Oakwood, which has historically operated in the southeastern United States and more recently in certain southwestern states, to accelerate its planned western expansion and will provide manufactured homes to existing and planned retail sales centers, particularly in areas that can be supplied by Golden West's underutilized Perris, California facility and its recently acquired Fort Morgan, Colorado facility. The Merger will allow Oakwood to obtain production capacity in these areas at a cost reasonable in relation to obtaining comparable capacity by alternative means and will allow Oakwood to utilize Golden West's existing retail dealer network.
     GOLDEN WEST REASONS FOR MERGER. The Golden West Board of Directors believes that the terms of the Acquisition Agreement, the Agreement of Merger and the Merger are fair to and in the best interests of Golden West and its shareholders. The Merger will create one of the largest producers of manufactured homes in the United States, offering significant opportunities for efficiencies and economies not currently available to Golden West. The Merger will result in an organization with the competitive strength necessary to successfully compete against the largest companies in the industry. The size, capital resources and expertise of Oakwood will expand the types of financing offered by Golden Circle Financial Services (a wholly-owned finance subsidiary of Golden West), creating opportunities to increase sales with financing to meet the needs of the market. Oakwood's capital resources will also permit Golden West to expand its manufacturing capacity and obtain needed working capital. In addition, the combined enterprise created by the Merger may serve as a partial hedge against the risks associated with the concentration of Golden West's business in a limited number of geographic markets. The Golden
                                       15

West Board of Directors believes that the consideration to be received by the Golden West Shareholders is fair and will provide Golden West Continuing Shareholders with increased liquidity of their investment and the opportunity to participate, in part, in any improvements in the markets in which Golden West conducts its businesses, including improved geographic competitiveness and operating efficiencies and synergies.
ACCOUNTING TREATMENT
     The Merger is intended to qualify as a pooling of interests for accounting and financial reporting purposes. Consummation of the Merger is conditioned upon Oakwood receiving an opinion from Price Waterhouse LLP dated the Effective Time of the Merger, to the effect that the Merger will qualify as a pooling of interests transaction under generally accepted accounting principles and the applicable rules and regulations of the Commission and the Commission shall not have objected to such accounting treatment. Under this accounting method, (i) the recorded historical cost basis of the assets and liabilities of both Oakwood and Golden West generally will be carried forward to the operations of the combined company generally at their recorded amounts and (ii) Oakwood financial statements issued subsequent to the consummation of the Merger will be restated to include the combined financial position, results of operations and cash flows for Oakwood and Golden West for all periods presented therein.
OPERATIONS AFTER THE MERGER
     After the consummation of the Merger, Oakwood expects that Golden West will continue generally to operate its business as presently conducted. Oakwood has no present plans for any merger, reorganization or liquidation or any sale or transfer of a material amount of assets of Golden West to any third party. Changes in business and economic conditions and other facts may result in Oakwood's reconsideration of its plans. The Merger will allow Oakwood to accelerate its planned western expansion and will provide manufactured homes to existing and planned retail sales centers, particularly in areas that can be supplied by Golden West's underutilized Perris, California facility and Golden West's recently acquired Fort Morgan, Colorado facility. Oakwood also intends to provide financing and insurance services in connection with sales of Golden West manufactured homes.
     Oakwood currently expects that the present executive officers of Golden West will continue to serve, along with certain Oakwood officers, as executive officers of Golden West after the Merger and certain members of Golden West's Board of Directors will continue as directors of Golden West following the Merger, along with certain Oakwood officers.
INTERESTS OF CERTAIN PERSONS IN THE MERGER
     In considering the recommendations of the Board of Directors of Golden West with respect to the Merger, the Golden West Shareholders should be aware that, in addition to the fact that certain members of the board directors and all executive officers of Golden West will serve as directors and executive officers of the surviving entity, certain members of Golden West's Board of Directors and management have certain interests in the Merger that are in addition to the interests of Golden West Shareholders generally. The Board of Directors of Golden West was aware of these interests and considered them, among other factors, in approving the Acquisition Agreement and Agreement of Merger. These interests are as follows:
     GOLDEN WEST STOCK OPTIONS. At the Effective Time, the Golden West Options shall be converted, based on the Exchange Rate, into options to purchase Oakwood Common Stock (rounded down to the nearest share). The exercise price per share of Oakwood Common Stock under the new options shall be equal to the exercise price per share of Golden West Common Stock under the original option divided by the Exchange Rate (rounded up to the nearest cent). Such options shall in all other respects remain subject to the same terms and conditions, including the vesting schedule, set forth in the stock option plans and agreements pursuant to which they were granted. Options to purchase a total of 377,000 shares of Golden West Common Stock have been granted as follows: (i) options to purchase a total of 221,000 shares of Golden West Common Stock were granted on July 24, 1990 at an exercise price of $1.00 per share, (ii) an option to purchase 26,000 shares of Golden West Common Stock was granted on February 4, 1992 at an exercise price of $1.42 per share, (iii) options to purchase 104,000 shares of Golden West Common Stock were granted on October 19, 1993 at an exercise price of $1.54 per share and (iv) an option to purchase 26,000 shares of Golden West Common Stock was granted on February 27, 1994 at an exercise price of $3.21 per share. Such options become exercisable annually in 25% increments beginning on the first anniversary of the date of grant. The options expire ten years after the date of grant.
                                       16

     DEFERRED COMPENSATION PLAN. Under Golden West's Deferred Compensation Plan, Messrs. Harry E. Karsten, Jr. and Robert D. Totten and Ms. Celia Golden, as Beneficiary, have account balances with such plan slightly in excess of an aggregate of $500,000. Pursuant to the terms of the Deferred Compensation Plan, the Deferred Compensation Plan account balances up to an aggregate total of $500,000 may be converted into the equivalent of 260,000 shares of Common Stock of the Company at the election of the participants. Prior to the Effective Time, Messrs. Karsten and Totten will each convert $125,000 of their account balances into 65,000 shares of Golden West Common Stock and Ms. Golden will convert $250,000 of her account balance into 130,000 shares of Golden West Common Stock (a conversion price of approximately $1.92 per share, which was established in 1988).
                           THE ACQUISITION AGREEMENT
     The following is a summary description of certain terms of the Acquisition Agreement, which is attached as Annex I to this Proxy Statement/Prospectus and is incorporated herein by reference. Such description does not purport to be complete and is qualified in its entirety by reference to the Acquisition Agreement.
THE MERGER
     The Acquisition Agreement provides that, upon the satisfaction or waiver of certain conditions, Oakwood Sub will be merged with and into Golden West, with Golden West continuing as the surviving corporation and a wholly-owned subsidiary of Oakwood.
EFFECTIVE TIME OF THE MERGER
     The Merger will become effective at the time of filing of the Agreement of Merger with the California Secretary of State or at such later time as the parties shall have agreed upon and designated in the Agreement of Merger as the Effective Time of the Merger, provided, however, the Merger shall not become effective prior to the receipt of certain regulatory approvals and the effectiveness of the Registration Statement. From and after the Effective Time, the surviving corporation will possess all the assets, rights, privileges, powers and franchises and be subject to all the liabilities, restrictions, disabilities and duties of Oakwood Sub and Golden West, as provided under the CGCL.
     Until the Effective Time of the Merger occurs, Golden West Shareholders will retain their rights as shareholders to vote on matters submitted to them by the Golden West Board of Directors.
CONSIDERATION TO BE RECEIVED IN THE MERGER

     In the Merger, each share of Golden West Capital Stock outstanding immediately prior to the Effective Date, other than shares with respect to which dissenters' rights shall be perfected in accordance with the CGCL (the "Dissenters' Shares"), will be converted into the right to receive .231099373 of a share of Oakwood Common Stock. No fractional shares of Oakwood Common Stock will be issued in connection with the Merger. In lieu of fractional shares, a cash payment will be made equal to the fractional interest which a Golden West Shareholder would otherwise receive multiplied by the closing price of Oakwood Common Stock on the New York Stock Exchange two business days before the Effective Time. The total number of shares of Oakwood Common Stock issued or reserved for issuance in connection with options issued by Oakwood in connection with the Merger shall in the aggregate be no more than 700,000, less that number of shares equal to the sum of the number of dissenting shares of Golden West Capital Stock multiplied by the Exchange Ratio and the sum of all fractional shares for which cash was or will be paid. Such total number of shares issuable in connection with the Merger includes shares of Oakwood Common Stock to be issued to Messrs. Harry E. Karsten, Jr. and Robert D. Totten and Ms. Celia Golden, as Beneficiary, following the conversion of their account balances in the Golden West Deferred Compensation Plan into shares of Golden West Common Stock. See "The Merger -- Interests of Certain Persons in the Merger." If prior to the Effective Time the outstanding shares of Oakwood Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities through a change in Oakwood's capitalization, then an appropriate and proportionate adjustment in the Exchange Rate will be made. For a discussion of the rights of dissenting shareholders of Golden West, see "Rights of Shareholders Electing to Exercise Their Rights to Dissent."

SURRENDER OF CERTIFICATES
     Upon surrender of one or more duly endorsed certificates for Golden West Capital Stock and an accompanying Acknowledgment, there will be issued and mailed to the holder of such stock a certificate or certificates representing the number of shares of Oakwood Common Stock to which such holder is entitled, if any, and, where applicable, a check for the
                                       17
amount representing any fractional shares determined in the manner described above, subject to the retention of certain shares of such Oakwood Common Stock pursuant to the escrow provisions described below.
     No dividend or other distribution payable after the Effective Time with respect to Oakwood Common Stock will be paid to the holder of any unsurrendered shares of Golden West Capital Stock until the holder surrenders the certificate(s) therefor and an accompanying Acknowledgment, at which time the holder will be entitled to receive all previously withheld dividends and distributions, without interest.
     After the Effective Time, there will be no transfers on Golden West's stock transfer books of shares of Golden West Capital Stock issued and outstanding at the Effective Time.
     Neither Oakwood nor Golden West nor any other person will be liable to any former Golden West Shareholders for any consideration properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.
     If a certificate for Golden West Capital Stock has been lost, stolen or destroyed, Oakwood will issue the consideration properly payable in accordance with the Acquisition Agreement upon receipt of appropriate evidence as to such loss, defect or destruction, appropriate evidence as to the ownership of such certificate by the claimant and appropriate and customary indemnification. CERTAIN COVENANTS OF GOLDEN WEST
     Golden West has agreed that prior to the Effective Time of the Merger it will operate its business substantially as presently operated and only in the ordinary course. In this connection, Golden West has agreed that it will not, without the prior written consent of Oakwood (i) change any provision of its Articles of Incorporation or Bylaws; (ii) change the number of shares of the authorized, issued or outstanding capital stock of Golden West including the issuance of or the grant of any option with respect to the authorized or issued capital stock of Golden West or any subsidiary, or declare, set aside or pay any dividend or other distribution in cash or in kind with respect to the outstanding capital stock of Golden West; (iii) incur any liabilities or obligations, whether directly, indirectly, or by way of guaranty, except in the ordinary course of business consistent with past practices and prior periods;
(iv) except as expressly agreed to by Oakwood, make any capital expenditures individually in excess of $25,000 or in the aggregate in excess of $100,000, other than reasonable expenditures necessary to maintaining existing assets in good working order and repair; (v) pay any bonuses to any executive officer of Golden West, except as previously disclosed to Oakwood in the Acquisition Agreement, or enter into any new or amend any existing employment agreement with any persons, adopt any new or amend any existing employee benefit plan, except as may be otherwise required by law, grant any increase in compensation or benefits of any kind to its employees, officers or directors, except regularly scheduled increases in the ordinary course of business and consistent with past practices and policies, or effect any change with respect to the retirement benefits to any class of employees or officers, except as otherwise required by law; (vi) create or otherwise become liable with respect to any indebtedness for money borrowed or purchase money indebtedness except in the ordinary course of business; (vii) increase or deplete inventories, incur or collect receivables, or incur or pay trade payables or accrue liabilities in any manner other than consistent with past practices and prior periods and in the ordinary course of business; (viii) cancel without payment or satisfaction in full, waive or extend the time of deferments of any indebtedness inuring to the benefit the Golden West; (ix) amend in any way any of its material contracts or agreements; (x) fail to maintain in full force and effect all insurance carried by Golden West at the time of the Acquisition Agreement; (xi) institute any changes in management policy of a significant nature; (xii) take any action or fail to take any action that would make any representation or warranty of Golden West in the Acquisition Agreement untrue; or (xiii) make any agreement or commitment by or on behalf of Golden West to do or take any of the actions referred to in items
(i) through (xii). In addition, Golden West has agreed not to take any action or knowingly fail to take any action that would jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes or jeopardize the qualification of the Merger as a reorganization within the meaning of Section 368(a)(2)(E) of the Code.
NO-SHOP PROVISIONS
     Golden West has also agreed that until September 30, 1994, neither Golden West nor its shareholders, directors, officers or other representatives will solicit any proposals or offers from any parties other than Oakwood with respect to a merger, acquisition or similar transaction involving a significant portion of the assets or equity securities of Golden West or engage in any negotiations concerning such a proposal. Golden West is obligated to inform Oakwood immediately if any such inquiries or proposals are received by it. However, in the event any person makes an unsolicited written offer prior to approval of the Merger by the Golden West Shareholders to acquire Golden West or its assets pursuant to a merger, consolidation, share exchange, sale of stock, sale of assets or other similar transaction, Golden West may enter into discussions with such person
                                       18
if and only to the extent that the Golden West Board of Directors determines that to proceed with the Merger would violate its fiduciary duties to the Golden West Shareholders. In such event, Golden West is required to give Oakwood reasonable notice prior to entering into such discussions.
RESTRICTIONS ON SALES OF STOCK

     Each officer, director and 10% shareholder of Golden West, Oakwood Sub and Oakwood is required to execute a standstill agreement pursuant to which they agree not to sell any Golden West Capital Stock or Oakwood Common Stock (including Oakwood Common Stock received in the Merger) from August 19, 1994 until the first date Oakwood publishes its financial results covering a period of at least 30 days after the closing of the Merger.

     Shares of Oakwood Common Stock to be received by Golden West Shareholders who are deemed to be "affiliates" (as such term is defined in Rule 144 under the Securities Act) of Golden West prior to the Merger ("Golden West Affiliates") (the "Restricted Securities") may be resold by them only pursuant to an effective registration statement under the Securities Act covering such securities or in transactions permitted by the resale provisions of Rule 145(d) under the Securities Act or as otherwise permitted under the Securities Act. Under Rule 144 of the Securities Act, an affiliate is a person that directly or indirectly controls or is controlled by or is under common control with Golden West and may include certain officers and directors of Golden West, principal shareholders of Golden West and certain other shareholders with special relationships with Golden West. This Proxy Statement/Prospectus may not be used by such affiliates in connection with any resale of their Restricted Securities.
     Rule 145 requires that, in a resale of their Restricted Securities, Golden West Affiliates comply with a volume restriction and other restrictions on the manner of sale and that certain information about Oakwood be currently available to the public. The volume restriction limits the number of shares that an affiliate may transfer, in the aggregate, within any three-month period to the greater of (i) 1% of the outstanding Oakwood Common Stock or (ii) the average weekly reported trading volume in the Oakwood Common Stock during the preceding four calendar weeks. A Golden West Affiliate may sell its shares without regard to the volume restrictions and restrictions on the manner of sale if it has owned the shares for at least two years, certain information about Oakwood is currently available to the public and the Golden West Affiliate is not then an affiliate of Oakwood. A Golden West Affiliate may also sell its shares of Oakwood Common Stock without regard to the foregoing restrictions (including the requirement that certain information about Oakwood is currently available to the public) if it has held its shares for a period of at least three years and such person has not been an affiliate of Oakwood for at least three months. A Golden West Affiliate who is also an affiliate of Oakwood may sell its shares, subject to the volume restrictions and restrictions on the manner of sale, if it has held the shares of Oakwood Common Stock for a period of at least two years and certain information about Oakwood is currently available to the public.
     At least 30 days prior to the closing of the Merger, Golden West will deliver to Oakwood a list of Golden West Affiliates and will deliver to Oakwood a letter from each Golden West Affiliate acknowledging certain restrictions on the resale of Oakwood Common Stock received in the Merger. Any Restricted Securities to be received by Golden West Affiliates will bear a legend referencing such restrictions on transfer.
CERTAIN COVENANTS OF OAKWOOD
     Oakwood has agreed (i) that it will not knowingly take any action or fail to take any action that would jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes or that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a)(2)(E) of the Code, (ii) that it will prepare and submit to the NYSE a listing application covering the shares of Oakwood Common Stock issuable in the Merger, and use its best efforts to obtain, prior to the Effective Time, approval for the listing of such Oakwood Common Stock, subject to official notice of issuance, and (iii) that, without the prior written consent of Golden West, Oakwood will not take any action which would cause the conditions to the consummation of the Merger not to be fulfilled.
CONDITIONS TO CONSUMMATION OF THE MERGER

     Consummation of the Merger is conditioned upon the approval by the holders of a majority of the aggregate issued and outstanding shares of Golden West Common and Preferred Stock, each voting as a class. However, it is also a condition to the consummation of the Merger that the holders of no more than 10% of the Golden West Capital Stock elect or may elect to be dissenters with respect to their shares of Golden West Capital Stock in connection with the Merger. In addition, it is a condition to consummation of the Merger that Oakwood receive executed Acknowledgments from holders of at least 85% of the aggregate number of outstanding shares of Golden West Capital Stock, pursuant to which such shareholders agree to be bound by the terms of the Acquisition Agreement, including the escrow and indemnification provisions contained therein, accompanied by their duly endorsed stock certificates for shares of Golden West Capital Stock.

     The Merger is also conditioned upon the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Hart-Scott-Rodino filings were made by Oakwood and Golden West on August 22, 1994 and August 23, 1994, respectively, and the waiting period expires on September 21, 1994.


     The obligations of Oakwood and Golden West to consummate the Merger are further conditioned, unless waived by the party benefitted by such condition, upon (i) the absence of any action or proceeding by a court or other governmental body or public authority to restrain or prohibit the transactions contemplated by the Acquisition Agreement or to obtain an amount of damages or other material relief in connection with the execution of the Acquisition Agreement, and the absence of any notice that the transactions contemplated by the Acquisition Agreement constitute a violation of law; (ii) the effectiveness of the Registration Statement under the Securities Act, which shall not be subject to any Commission stop order or any threatened stop order; (iii) the absence of any material change in the financial condition, business or operations of Oakwood or Golden West that would be likely to have a material adverse effect on Oakwood or Golden West, other than a change that affects Oakwood and Golden West in a substantially similar manner; (iv) the receipt of opinions of counsel with respect to certain of the tax consequences of the Merger; (iv) the receipt of all required governmental consents and approvals with respect to the Merger, except for the filing of the Agreement of Merger;
(v) the receipt of copies by each of Oakwood and Golden West of all resolutions adopted by the other's Board of Directors and the Golden West Shareholders in connection with the approval of the Acquisition Agreement and the transactions contemplated thereby; (vi) the listing of the shares of Oakwood Common Stock issuable in connection with the Merger with the New York Stock Exchange; (vii) the accuracy of representations and warranties contained in the Acquisition Agreement; (viii) performance of all covenants and agreements contained in the Acquisition Agreement; (ix) the completion by Oakwood of its review of Golden West's business and operations and the results of such review being satisfactory to Oakwood, (x) the receipt of opinions of counsel with respect to certain legal matters, including the organization and good standing of Oakwood and Golden West, the due authorization of the Acquisition Agreement by Oakwood and Golden West and the valid issuance of the shares of Oakwood Common Stock being issued to Golden West Continuing Shareholders; (xi) the receipt by Oakwood of a letter from Price Waterhouse LLP to the effect that the Merger will qualify for "pooling of interests" accounting treatment and a letter from Arthur Andersen & Co. that no condition exists with respect to Golden West that would prevent the Merger from being treated by Oakwood as a "pooling of interests"; (xii) the receipt by Oakwood from Arthur Andersen & Co. of "comfort" letters with respect to the procedures undertaken by Arthur Andersen & Co. with respect to the financial statements of Golden West contained in the Registration Statement;
(xiii) the receipt by Golden West from Price Waterhouse LLP of "comfort" letters with respect to the procedures undertaken by Price Waterhouse LLP with respect to the financial statements of Oakwood contained in the Registration Statement;
(xiv) the conversion of an aggregate of $500,000 of the Deferred Compensation Plan account balances of Messrs. Harry E. Karsten, Jr. and Robert D. Totten and Ms. Celia Golden, as Beneficiary, into 260,000 shares of Golden West Common Stock; (xv) the conversion of Golden West Options into options to receive Oakwood Common Stock; (xvi) the receipt of all required consents; (xvii) the receipt by Oakwood of an affiliate letter from each Golden West affiliate; (xviii) the receipt by Oakwood of a current list of the federal tax identification numbers of the Golden West Shareholders; (xix) the receipt by Oakwood of a final statement of all Golden West transaction expenses and evidence of the payment by the Golden West Shareholders of any transaction expenses in excess of $100,000 other than such incremental costs incurred as a result of a review by the Commission of the Registration Statement; (xx) the receipt by Oakwood of executed noncompetition agreements from certain officers of Golden West; (xxi) the receipt by Oakwood of Phase I Environmental Assessment Reports covering all the real property owned or leased by Golden West by an environmental consultant acceptable to Oakwood, which report must not disclose any remediation, clean-up, monitoring, removal or other work deemed advisable by the consultant, and the completion of any additional due diligence with respect to environmental matters deemed necessary by Oakwood and such due diligence not disclosing any condition or liability which Oakwood reasonably believes would have a material adverse effect on Golden West and (xxii) the termination as of the Effective Time of all indemnification agreements between Golden West and the directors and officers of Golden West.

INDEMNIFICATION
     The Acquisition Agreement provides that each Golden West Continuing Shareholder will indemnify Oakwood with respect to any liability, damage or loss incurred by Oakwood or Golden West as a result of the incorrectness or breach of any representation, warranty or covenant made by Golden West in the Acquisition Agreement (a "Loss") until the first anniversary of the Effective Time. Ten percent of the shares of Oakwood Common Stock (the "Escrowed Shares") issued to each Golden West Continuing Shareholder in connection with the Merger will be placed in escrow with First Union National Bank
                                       20


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of North Carolina, as escrow agent (the "Escrow Agent"), until (i) in the event the Effective Time is on or before September 30, 1994, the publication of Oakwood's audited consolidated financial statements for the year ended September 30, 1994 or (ii) in the event the Effective Time is after September 30, 1994, the publication of Oakwood's consolidated financial statements for the quarter ending December 31, 1994, and will be available to be applied to satisfy the foregoing indemnification obligations.

     A Golden West Continuing Shareholder's liability is limited to the value of each Shareholder's Escrowed Shares, whether or not released, based on the fair market value of such shares at the Effective Time. Oakwood, upon at least 30 days' prior written notice to the Golden West Continuing Shareholders, may apply all or any part of the Escrowed Shares to the payment, settlement or discharge of any Loss. Oakwood will defer instructing the Escrow Agent to return Escrowed Shares to Oakwood with respect to a loss if Oakwood receives notice that a Golden West Continuing Shareholder questions the propriety of such application of the Escrowed Shares. Such dispute will be settled by arbitration. In the event a Golden West Continuing Shareholder has disputed the application of the Escrowed Shares by Oakwood or, on or before the Release Date, Oakwood has given notice to the Escrow Agent and the Golden West Continuing Shareholders of the existence of a claim for the discharge or settlement of a Loss which has not been liquidated, the Escrow Agent will retain the appropriate number of Escrowed Shares pending final determination of such claims.
     The number of Escrowed Shares to be returned to Oakwood pursuant to such indemnification will be determined by dividing the dollar amount of the Golden West Continuing Shareholder's liability with respect to such Loss by the closing price of a share of Oakwood Common Stock on the New York Stock Exchange at the Effective Time. The registered holder of the Escrowed Shares will be entitled to vote the Escrowed Shares and will be entitled to receive any dividend or distribution thereon, other than dividends or distributions in the form of capital stock of Oakwood, which will be held as part of the Escrowed Shares.
     The indemnifying obligations of the Golden West Continuing Shareholders will continue after the Release Date until the first anniversary of the Effective Time, except as to any matter as to which Oakwood has given notice prior to such date.
REPRESENTATIONS AND WARRANTIES
     Pursuant to the Acquisition Agreement, Golden West and the Golden West Continuing Shareholders have made certain representations and warranties to Oakwood with respect to Golden West's properties and other assets and the conduct of its business. All statements contained in the Schedules to the Agreement are deemed to be representations and warranties under the Agreement. The representations and warranties survive the Effective Time of the Merger and terminate on the first anniversary date of the Effective Time. Each Golden West Shareholder should read carefully the representations, warranties and covenants contained in the Acquisition Agreement. Any representation or warranty made "to the knowledge" of Golden West or that Golden West "knows" a particular fact or circumstance includes the knowledge of officers and certain key employees of Golden West after review of such individual's pertinent business records and files and after inquiry with Golden West's attorneys and accountants. The representations, warranties and covenants include the following matters:
     (i) Golden West and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry out its business as it is now being conducted, and are duly qualified or licensed as foreign corporations, and are in good standing, in each jurisdiction where such qualification or licensing is necessary, except where such failure to be so qualified or to be so organized or existing would not have a material adverse effect on the business, results of operations or financial condition of Golden West.
     (ii) The Articles of Incorporation and Bylaws of Golden West and each of its subsidiaries provided to Oakwood are complete and correct and are in full force and effect, and neither Golden West nor any of its subsidiaries is in violation of any provision of such Articles of Incorporation or Bylaws.
     (iii) The authorized capital stock of Golden West consists of 20,000,000 shares of Golden West Common Stock and 1,105,000 of Golden West Preferred Stock, of which 1,287,000 shares and 1,105,000 shares, respectively, were issued and outstanding as of August 17, 1994. In addition, 377,000 shares of Golden West Common Stock were reserved for future issuance pursuant to Golden West Options and no such shares or options have been issued in violation of any preemptive rights. In addition, the information provided to Oakwood with respect to the names, addresses and social security numbers of record owners of all shares of Golden West Capital Stock and the certificate numbers for such shares is accurate and complete.
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
     (iv) Golden West has all necessary power and authority to execute and deliver the Acquisition Agreement and to perform its obligations under such agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Acquisition Agreement by Golden West and the consummation of the Merger has been duly and validly authorized by Golden West, and the Acquisition Agreement has been duly and validly executed and delivered by Golden West and constitutes a legal, valid, binding and enforceable obligation of Golden West. In addition, each Golden West Shareholder has all necessary power and authority to execute and deliver his or its respective acknowledgment and such execution and delivery has been duly and validly authorized by all necessary action on the part of the Golden West Shareholders and, constitutes a legal, valid and binding obligation of such Golden West Shareholder enforceable against it in accordance with its terms.
     (v) The execution and delivery of the Acquisition Agreement by Golden West and the performance of the transactions contemplated thereby will not conflict with or violate the Articles of Incorporation or Bylaws of Golden West or any of its subsidiaries, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Golden West or by which any property or assets of Golden West is bound, result in the breach of or constitute a default under, result in the loss of a material benefit under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Golden West or any of its subsidiaries pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or any other instrument or obligation to which Golden West is a party or is bound or affected.

     In addition, the execution and delivery of the Acquisition Agreement and Acknowledgments by each Golden West Shareholder will not require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority other than that required by the Exchange Act, the Securities Act, state securities or Blue Sky Laws and state takeover laws, the HSR Act and the filing or recordation of appropriate merger documents as required by the CGCL.

     (vi) Other than the subsidiary of Golden West and other investments disclosed to Oakwood in the Acquisition Agreement, Golden West does not own directly or indirectly any interest or investment in any corporation, partnership, joint venture, business, trust or other entity.
     (vii) The Golden West audited, consolidated financial statements for the year ended December 25, 1993 and unaudited interim financial statements for each quarter subsequent to December 25, 1993, comply with generally accepted accounting principles and present fairly the financial position of Golden West, and the statements of income, of shareholders' equity and of cash flows present fairly the results of operations, changes in shareholders' equity and cash flows of Golden West for the periods set forth therein. Golden West does not have any liabilities, contingent or otherwise, whether due or to become due, known or unknown as of the date of such financial statements other than as indicated on the balance sheet or in the notes thereto, or which in the aggregate will not have a material adverse effect on the business of Golden West.
     (viii) Since March 26, 1994, except as disclosed to Oakwood in the Acquisition Agreement or as specifically described in the footnotes to the Golden West financial statements, there has not been (a) any material adverse change in the business of Golden West and no such adverse change is reasonably expected to occur; (b) any disposition or issuance by Golden West of any of its capital stock or any option or right or privilege to acquire any of its capital stock, any acquisition and retirement of any of its capital stock or any dividend or other distribution on or with respect to its capital stock; (c) any sale, mortgage, pledge, grant, dividend or other disposition or transfer of any asset or interest owned or possessed by Golden West, other than in the ordinary course of business; (d) any expenditure or commitment by Golden West for the acquisition of assets of any kind other than in the ordinary course of business;
(e) any damage, destruction or loss of such character as to interfere materially with the continued operation of or have a material adverse effect on any part of the business of Golden West; (f) any increase or any agreement for the increase of any compensation payable or to become payable by Golden West to any officer, shareholder or key employee of Golden West; (g) any change made or authorized to be made to the Articles of Incorporation or Bylaws of Golden West; (h) any loans or advances by or to Golden West other than renewals or extensions of existing indebtedness and uses of lines of credit; (i) any cancellation or payment by Golden West or any Golden West Subsidiary of any indebtedness owed to Golden West or any cancellation or settlement by Golden West of any claims against others; (j) any failure by Golden West to operate its business other than in the ordinary course of business; (k) any failure to maintain the books and records of Golden West in accordance with past practices; (l) any change in accounting practices; or (m) any agreement or commitment by or on behalf of Golden West to do or take any of the actions referred to in clauses (a) through (l).
     (ix) Golden West has duly filed all required tax returns and reports (or has validly extended the due date thereof) and has paid all taxes required to be paid or an adequate reserve has been established for such taxes and has provided to Oakwood
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
true and correct copies of certain tax returns beginning with the 1987 tax year. In addition, the reserves for taxes contained in the financial statements and carried on the books of Golden West are adequate to cover all tax liabilities as of the date of the Acquisition Agreement. Since December 31, 1993, Golden West has not incurred any tax liability other than in the ordinary course of business and there are no tax liens upon any properties or assets of Golden West and, except as shown in the financial statements, there are no pending or, to the knowledge of Golden West, threatened questions or examinations relating to or claims asserted for taxes or assessments against Golden West.

     (x) Representations and warranties regarding employment, bonus, compensation, pension, stock option, stock appreciation rights, profit-sharing, retirement, medical, vacation, retiree medical, severance pay and other agreements or fringe benefit plans, arrangements or practices of Golden West, including the provision to Oakwood of accurate and complete descriptions of such plans and assurance that Golden West has complied in all material respects with all applicable federal, state and local laws with respect to such plans.

     (xi) Representations and warranties (limited in certain circumstances to the knowledge of Golden West) with respect to title to, rights to and the condition of all real property owned or leased by Golden West (including compliance with all applicable statutes, ordinances, orders, requirements, laws, rules or regulations, including all environmental laws, rules and regulations) and that there does not exist any event which would constitute a default by either Golden West or the landlord under any such lease, except for defaults that in the aggregate would not have a material adverse effect on Golden West. In addition, representations and warranties that Golden West has good and marketable fee simple title to all fixtures, structures and leasehold improvements on such properties and to all of its equipment, free and clear of all encumbrances other than those disclosed to Oakwood, which encumbrances do not materially adversely affect the value or use of the property and has good and marketable fee simple title to all of their inventories of manufactured housing units and all personal property related thereto; that Golden West's equipment is in good condition and repair; that all of Golden West's inventory is usable or saleable in the ordinary course of business and each item of inventory is in good condition and is not obsolete or materially defective; that all accounts receivable of Golden West constitute and are valid and enforceable claims of Golden West; that Golden West has the right to use the name "Golden West Homes" and the name "Golden Circle Financial Corporation" where now used, all other material trademarks or service marks, all other intellectual property belonging to or used in the business of Golden West and, except as disclosed to Oakwood in the Acquisition Agreement, neither Golden West nor any subsidiary of Golden West is a party to any agreement with any person or entity with respect to the use of such names; and that Golden West has disclosed to Oakwood in the Acquisition Agreement all material contracts, agreements and commitments it is a party to and that such contracts constitute valid and enforceable obligations against Golden West and neither Golden West nor any of its subsidiaries is in default in any material respect with respect to such contracts.
     (xii) The fixtures, equipment and inventory located on the property owned or leased by Golden West or any subsidiary of Golden West are in good condition and all electrical, gas, water and sewer utilities serving such properties are adequate; and that, to its knowledge, the properties Golden West owns, leases and formerly owned or leased are or were at all times in compliance with all environmental laws, rules and regulations and Golden West has not illegally or improperly generated, used, treated, stored or disposed of hazardous materials and that there are no threatened claims against Golden West or any of its subsidiaries with respect to such matters.
     (xiii) All leases of property or equipment by Golden West to or from any other party have been fully disclosed to Oakwood in the Acquisition Agreement.
     (xiv) Except as disclosed to Oakwood in the Acquisition Agreement, Golden West has no planned capital expenditures individually in excess of $25,000.
     (xv) Except as disclosed to Oakwood in the Acquisition Agreement, since December 31, 1991, all material transactions with third persons involving Golden West have been conducted on an arms-length basis and Golden West has disclosed in the Acquisition Agreement any interest, ownership or profit participation of any of the shareholders, officers or directors of Golden West or their affiliates or relatives in businesses with which Golden West has had material transactions or which are Golden West's competitors or potential competitors; there are no outstanding loans or other advances to any shareholder, officer, director or employee of Golden West or a Golden West subsidiary or respective affiliates or relatives in excess of $2,500, except as disclosed in the Acquisition Agreement; and, except as disclosed in the Acquisition Agreement, none of the shareholders, officers or directors of Golden West or any of its subsidiaries or their respective affiliates or relatives is an affiliate of any dealer who sells manufactured homes of Golden West or any other entity that has a material business relationship with Golden West.
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     (xvi) Except as disclosed to Oakwood in the Acquisition Agreement, Golden
West is not in conflict with, or in default or violation of, any law, rule, regulation, order, judgment or decree applicable to Golden West or by which any property or asset of Golden West is bound or affected, or the provisions of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Golden West is a party or is bound or affected. Golden West and each of its subsidiaries are lawfully conducting their business and their property has been and will be used and operated in compliance with all laws, rules and regulations and other restrictions.
     (xvii) All pending and threatened law suits or administrative proceedings or investigations against Golden West have been disclosed to Oakwood in the Acquisition Agreement, none of which, if adversely determined, could have a material adverse effect on the financial condition, results of operations, business prospects, assets or liabilities of Golden West. All material "loss contingencies" have been fully disclosed to Oakwood in the Acquisition Agreement.
     (xviii) Since December 31, 1989, Golden West has not been a party to any collective bargaining agreement and has not been the subject of any union activity or labor dispute, and Golden West has not violated any applicable federal or state law or regulation relating to labor or labor practices and does not have any liability to any of its employees, agents or consultants in connection with grievances of such employees, agents or consultants.
     (xix) Golden West has not taken or failed to take any action which would prevent the Merger from being treated as a "pooling of interests."
     (xx) All brokerage arrangements entered into in connection with the negotiations leading to the Acquisition Agreement or the consummation of the transactions contemplated thereby have been fully disclosed to Oakwood in the Acquisition Agreement.
     (xxi) Golden West and its subsidiaries own 79 shares of Oakwood Common Stock and do not own any securities convertible into Oakwood Common Stock.
     (xxii) All bank accounts, vaults and safe deposit boxes used by or in the name of Golden West have been disclosed to Oakwood in the Acquisition Agreement.
     (xxiii) Golden West has adequate fire and casualty insurance policies sufficient to allow it to replace any of its properties or assets that might be damaged or destroyed and sufficient business interruption insurance policies to recover the full amount of any losses occasioned by any business interruption. In addition, such policies have been fully disclosed to Oakwood in the Acquisition Agreement.
     (xxiv) The products and services of Golden West comply with all express and implied warranties and the requirements and standards of all federal and state laws and regulations governing the sale and financing of manufactured homes, including the National Mobile Home Construction Safety Standards Act of 1974, the Federal Consumer Credit Protection and the Federal Credit Opportunity Act and, except as disclosed to Oakwood in the Acquisition Agreement, no product or service warranty or liability claims are pending or threatened against Golden West except such claims that in the aggregate would not have a material adverse effect on Golden West.
     (xxv) Golden West has fully described in the Acquisition Agreement all warranty obligations of Golden West and all warranty contracts, agreements, understandings or arrangements to which Golden West is a party or its property or assets are bound and all service and repurchase contracts, agreements, understandings or arrangements to which Golden West is a party or by which any of its property is bound.
     (xxvi) Golden West has disclosed in the Acquisition Agreement its dealership arrangements and the amount and terms of any loans to any such dealers, all arrangements which generally apply to its dealers, including those which provide for rebates, discounts or other payments or concessions to its dealers, and the 25 dealers who purchased the greatest number of manufactured homes from Golden West during the six month period ended June 25, 1994 and a description of the specific arrangements to provide any rebates, discounts or other payments or concessions to each such dealer. Such dealer agreements are valid and enforceable by Golden West in accordance with their respective terms. Neither Golden West nor any other party to such dealer agreements is in default in any material respect under the dealer agreements. Except as disclosed to Oakwood in the Acquisition Agreement, Golden West has received no communication that any dealer has ceased to sell or otherwise deal in manufactured housing, is experiencing financial difficulties or will cease to do business or materially reduce its level of business with Golden West or Oakwood following the closing date of the Merger (or is considering the cessation or reduction of such business) or that such relationship will be adversely affected by the transactions contemplated by the Merger.
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     (xxvii) Except as disclosed to Oakwood in the Acquisition Agreement, neither Golden West nor its subsidiary is a guarantor or otherwise liable for any liability or obligation of any other person.
     (xxviii) Except as disclosed to Oakwood in the Acquisition Agreement, Golden West knows of no impending changes in Golden West's business, assets, liabilities, relations with employees, competitive situations or relations with suppliers or customers, or of any governmental actions or regulations affecting Golden West's business which could have a material adverse effect on the business of Golden West, except for general economic conditions, matters having a similar effect on Oakwood and Golden West, matters of general knowledge in the industry of which Oakwood should be aware due to the nature of its business, or pending or adopted federal laws and rules and regulations with general applicability in the states where Oakwood currently does business.
     (xxix) To Golden West's knowledge, all of the written information provided by Golden West and each Golden West Shareholder to Oakwood and their representations in the Acquisition Agreement and in the schedules and exhibits thereto are true, correct and complete in all material respects and no such representation, warranty or statement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to Oakwood.
     Pursuant to the Acquisition Agreement, Oakwood has also made certain representations and warranties, including without limitation representations and warranties regarding (i) the organization, capitalization and qualification of Oakwood and Oakwood Sub; (ii) the authority of Oakwood and Oakwood Sub to enter into the Acquisition Agreement and to consummate the transactions thereunder;
(iii) that the execution of the Acquisition Agreement and the performance of the transactions contemplated thereby do not conflict with the organizational documents of Oakwood or Oakwood Sub or any law, judgment or the equivalent or constitute a breach or event of default under any instrument or obligation of Oakwood, and do not require obtaining the approval of any governmental entity except for that required by the Exchange Act, the Securities Act, the New York Stock Exchange, state securities or blue sky laws, the HSR Act and the CGCL;
(iv) Oakwood has filed all required documents with the Commission, that each of Oakwood's financial statements incorporated into this Proxy Statement/Prospectus was prepared in accordance with generally accepted accounting principles and presents fairly the consolidated financial position of Oakwood as of the date thereof and that as of September 30, 1993, or any subsequent date for which a balance sheet is provided, Oakwood does not have a known material liability other than as indicated on the balance sheet and Oakwood's reserves for uncollectible receivables and contingent liabilities were adequate; (v) the absence of any material adverse change in Oakwood's business that has not been disclosed in a report filed by Oakwood with the Commission and Oakwood has not entered into any material contracts required to be filed with the Commission that have not been so filed; (vi) the absence of any undisclosed material threatened or pending litigation or claims against Oakwood or Oakwood Sub; and
(vii) that Oakwood is not in default or violation of any law, regulation or order applicable to Oakwood or its property, except where such violation or default would not prevent Oakwood from consummating the Merger and would not have a material adverse effect on Oakwood. Oakwood's representations and warranties will not survive the Merger and will not give rise to any indemnity obligation.
TRANSACTION COSTS
     Golden West will bear the first $100,000 of certain expenses incurred by Golden West in connection with the Merger and the transactions contemplated by the Acquisition Agreement ("Golden West Transaction Expenses") and, in the event the Commission staff reviews the Registration Statement, any additional incremental expenses, not to exceed $50,000, incurred by Golden West's accountants and attorneys in responding to such review ("Golden West Review Expenses"). Golden West Transaction Expenses include fees and expenses of the attorneys, accountants and investment bankers or financial advisors of Golden West or any Golden West Shareholder incurred in connection with negotiating, drafting and preparing the Acquisition Agreement and the Registration Statement (excluding any expenses related to the public offering of Golden West Common Stock which was not consummated and any break-up fee due Wedbush Morgan in connection therewith), attending the closing of the Merger, the expenses of due diligence conducted by Golden West and the expenses relating to the Golden West Meeting. The Golden West Shareholders shall bear all Golden West Transaction Expenses in excess of $100,000 (exclusive of any Golden West Review Expenses, up to $50,000) pro rata based on the number of shares of Golden West Capital Stock owned by them at the Effective Time. Golden West will bear all Golden West Transaction Expenses if the Merger is not consummated.
                                       25

AMENDMENT AND WAIVER
     The Acquisition Agreement may be amended by Oakwood, Oakwood Sub or Golden West at any time before or after approval by the Golden West Shareholders; PROVIDED, that after any such approval, no amendment will be made which by law requires further approval by such shareholders without such further approval. Any such amendment must be in writing and signed on behalf of each of Oakwood, Oakwood Sub and Golden West. At any time prior to the Effective Time, Oakwood or Golden West may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties to the Acquisition Agreement, (ii) waive any inaccuracies in the representations and warranties made by the other party contained in the Acquisition Agreement or in any document delivered pursuant thereto or (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained in the Acquisition Agreement. Unless expressly provided therein, any amendment of the Acquisition Agreement prior to the Effective Time will not affect the obligations of any Golden West Continuing Shareholder under the Acquisition Agreement, as amended.
TERMINATION

     The Acquisition Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, before or after the approval of the Merger by the Golden West Shareholders, upon the mutual consent of Oakwood and Golden West. In addition, the Acquisition Agreement may be terminated and the Merger may be abandoned by either Golden West or Oakwood if (i) the Merger has not been consummated by November 15, 1994; (ii) approval of the shareholders of Golden West is not obtained; or (iii) if a federal or state court or governmental or administrative agency or commission has taken action prohibiting the transactions contemplated by the Acquisition Agreement and such order or action has become final and nonappealable. The Acquisition Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by either Oakwood or Golden West in the event of a material breach by the other party of any representation or warranty which would have a material adverse effect on such breaching party or in the event of a material breach by the other party of any covenant or agreement contained in the Agreement which cannot be or has not been cured within thirty days after the giving of written notice to the breaching party of such breach. In addition, Oakwood may terminate the Acquisition Agreement if the Merger will not qualify for accounting by Oakwood as a pooling of interests under generally accepted accounting principles and under the applicable rules and regulations of the Commission.


     Golden West has agreed to pay a $500,000 termination fee to Oakwood if the Merger is not consummated for any reason other than a termination of the Acquisition Agreement (a) by Golden West because of a breach by Oakwood of any representation or warranty which would have a material adverse effect on Oakwood or the material breach by Oakwood of any covenant or agreement contained in the Acquisition Agreement which cannot be or has not been cured within thirty days after the giving of written notice of such breach to Oakwood, (b) by mutual consent of Oakwood and Golden West, (c) by Oakwood as a result of Oakwood's dissatisfaction with its review of the business and operations of Golden West,
(d) by Oakwood because the environmental assessment reports disclose remediation, clean-up, monitoring or other work deemed advisable by the consultant or the results of Oakwood's additional due diligence with respect to environmental matters is not satisfactory to Oakwood, or (e) by Oakwood because the Merger will not qualify for accounting as a "pooling of interests;" and within 120 days of such termination Golden West consummates or enters into or agrees to enter into a merger, combination, share exchange or similar transaction or sells or otherwise disposes of 50% or more of its assets or 50% or more of the Golden West's Capital Stock is acquired by another entity.

     Golden West may terminate the Acquisition Agreement in the event that prior to approval of the Merger by the Golden West Shareholders, Golden West receives an unsolicited proposal regarding a merger or sale of 50% or more of the assets or equity securities of Golden West, and the Golden West Board of Directors determines, upon the advice of counsel, that to proceed with the Merger would violate its fiduciary duties to the Golden West Shareholders. In such event, Golden West is also obligated to pay a $500,000 termination fee to Oakwood.
                                       26

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                          OF GOLDEN WEST CAPITAL STOCK
COMMON STOCK
     As of August 17, 1994, Golden West Capital Stock was held of record by 35 holders. The following table sets forth certain information concerning the beneficial ownership of Golden West's Common Stock as of June 25, 1994, by (i) each person who is known by Golden West to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each of Golden West's directors and named executive officers and (iii) all Golden West's directors and executive officers as a group. Shares outstanding are deemed to include shares of Golden West Common and Preferred Stock and shares of Golden West Common Stock issuable upon exercise of all conversion rights under the Golden West Deferred Compensation Plan.

                                                                                               PERCENTAGE
                                                                                                   OF         APPROXIMATE NUMBER OF
                                                                    SHARES OF GOLDEN WEST     GOLDEN WEST       SHARES OF OAKWOOD
                                                                        CAPITAL STOCK           CAPITAL         COMMON STOCK TO BE
NAME AND ADDRESS OF BENEFICIAL OWNER (3)                            BENEFICIALLY OWNED (1)       STOCK        RECEIVED IN MERGER (2)
Harry E. Karsten, Jr.............................................            722,800              27.25%              167,038
Paul A. Karsten (4)..............................................            546,000              20.4                126,180
Harry E. and Heather J. Karsten Investment Trust.................            520,000              19.6                120,171
Peter B. Rothschild
  866 West 18th Street
  Costa Mesa, CA 92627...........................................            325,000              12.3                 75,107
Celia Golden
  46 Whitewater Drive
  Corona del Mar, CA 92625.......................................            234,000               8.8                 54,077
Frank D. Jacobs (5)..............................................             81,900               3.0                 18,927(6)
Robert D. Totten.................................................             78,000               2.9                 18,025
Robert J. Henry (5)..............................................             64,116               2.4                 14,817(6)
Bruce W. Stoyer (5)..............................................             62,400               2.3                 14,420(6)
John R. Stahr....................................................             61,620               2.3                 14,240
Robert C. Latimer (5)............................................             49,400               1.8                 11,416(6)
Byron L. Williams................................................             24,388               *                    5,636
Gary R. Mounts...................................................             13,000               *                    3,004
All directors and executive officers as a group (11
  persons)(7)....................................................          1,807,624              63.0%               417,737


 * Less than 1%
(1) Unless otherwise indicated, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws.
(2) No beneficial owner will own more than 1% of the issued and outstanding Oakwood Common Stock following the Merger.
(3) The address of Messrs. H. Karsten, P. Karsten, Totten, Jacobs, Stahr, Henry, Stoyer, Latimer, Williams and Mounts is c/o Golden West Homes, 1801 East Edinger, Suite 240, Santa Ana, California 92705.
(4) Includes 520,000 shares of Golden West Common Stock beneficially owned as the trustee of the Harry E. and Heather J. Karsten Investment Trust and 26,000 shares of Golden West Common Stock reserved for issuance under stock options exercisable within sixty days of the date hereof.
(5) Includes 39,000 shares of Golden West Common Stock reserved for issuance under stock options exercisable within sixty days of the date hereof.
(6) Includes 9,012 shares of Oakwood Common Stock reserved for issuance under stock options exercisable within sixty days of the date hereof.
(7) The number of shares beneficially owned by the directors and executive officers as a group includes 221,000 shares (51,072 shares of Oakwood Common Stock following the Merger) of Golden West Common Stock reserved for issuance under stock options exercisable within sixty days of the date hereof but excludes 91,000 shares (21,030 shares of Oakwood Common Stock following the Merger) reserved under options which become exercisable thereafter and excludes (i) any shares under Golden West's ESOP since the contributions to the ESOP will not be allocated to any employees until the last day of the ESOP plan year (calendar year basis) and (ii) 65,000 shares (15,021 shares of Oakwood Common Stock following the Merger) held by the 401(k) Plan.
                                       27

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION
                                 OF GOLDEN WEST
     The selected consolidated financial data as of December 26, 1992 and December 25, 1993 and for the years ended December 28, 1991, December 26, 1992 and December 25, 1993 are derived from audited consolidated financial statements of Golden West included elsewhere in this Prospectus/Proxy Statement. The selected consolidated financial data of Golden West as of December 30, 1989, December 29, 1990 and December 28, 1991 and for the years ended December 30, 1989 and December 29, 1990 are derived from audited consolidated financial statements of Golden West not included in this Prospectus/Proxy Statement. The selected consolidated financial data of Golden West as of and for the six month periods ended June 26, 1993 and June 25, 1994 are derived from unaudited consolidated financial statements, but have been prepared on the same basis as the audited consolidated financial statements included elsewhere herein and, in the opinion of Golden West include all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the information set forth therein. The results for the six months ended June 25, 1994 are not necessarily indicative of the results to be expected for the full year ending December 31, 1994. The following information should be read in conjunction with the Consolidated Financial Statements of Golden West and the related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of Golden West" included elsewhere in this Prospectus.

                                                                                                                       SIX
                                                                                                                     MONTHS
                                                                                                                      ENDED
                                                                     FISCAL YEAR ENDED                                JUNE
                                          DECEMBER 30,   DECEMBER 29,   DECEMBER 28,   DECEMBER 26,   DECEMBER 25,     26,
                                              1989           1990           1991           1992           1993        1993
                                                     (IN THOUSANDS, EXCEPT PER SHARE AND SELECTED OPERATING DATA)
STATEMENT OF INCOME DATA:
Net sales...............................    $ 82,203       $ 85,344       $ 74,048       $ 74,427       $ 89,564     $40,324
Cost of sales...........................      68,786         69,842         61,749         62,146         73,248      33,660
Gross profit............................      13,417         15,502         12,299         12,281         16,316       6,664
Operating expenses:
  Selling...............................       5,732          6,251          5,746          5,872          7,687       3,470
  General and administrative............       5,595          6,282          5,860          5,961          7,068       3,102
     Total operating expenses...........      11,327         12,533         11,606         11,833         14,755       6,572
Income from operations..................       2,090          2,969            693            448          1,561          92
Interest expense, net...................         347            107            231            479            422         222
Income (loss) before provision (benefit)
  for income taxes and extraordinary
  item..................................       1,743          2,862            462            (31)         1,139        (130)
Provision (benefit) for income taxes....         737          1,180            222             26            486         (34)
Income (loss) before extraordinary
  item..................................       1,006          1,682            240            (57)           653
Extraordinary item, gain from retirement
  of debt...............................          --             --             --             90             --          --
Net income (loss).......................       1,006          1,682            240             33            653         (96)
Net income (loss) per common and
  equivalent share (1)..................    $    .29       $    .49       $    .07       $    .01       $    .19     $  (.08)
Weighted average common and equivalent
  shares outstanding (1)................       3,432          3,441          3,483          3,502          3,474     1,235(2)

                                           JUNE
                                            25,
                                           1994

STATEMENT OF INCOME DATA:
Net sales...............................  $55,875
Cost of sales...........................   44,553
Gross profit............................   11,322
Operating expenses:
  Selling...............................    4,857
  General and administrative............    4,581
     Total operating expenses...........    9,438
Income from operations..................    1,884
Interest expense, net...................      213
Income (loss) before provision (benefit)
  for income taxes and extraordinary
  item..................................    1,671
Provision (benefit) for income taxes....      683
Income (loss) before extraordinary
  item..................................
Extraordinary item, gain from retirement
  of debt...............................       --
Net income (loss).......................      988
Net income (loss) per common and
  equivalent share (1)..................  $   .34
Weighted average common and equivalent
  shares outstanding (1)................    2,867

                                                                                                                            AS OF
                                                                                 AS OF                                      JUNE
                                                DECEMBER 30,   DECEMBER 29,   DECEMBER 28,   DECEMBER 26,   DECEMBER 25,     25,
                                                    1989           1990           1991           1992           1993        1994
                                                                                  (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and short-term investments................   $  4,106       $  4,609       $  3,674       $  2,929       $  2,431     $ 1,403
Working capital................................      3,122          4,268          3,308          2,184          2,918       3,696
Total assets...................................     19,761         18,727         22,759         21,654         27,545      28,967
Long-term debt, net of current portion.........      4,500          3,500          7,315          6,201          6,706       7,228
Shareholders' equity...........................      5,889          7,571          7,811          7,844          7,347       8,433


(FOOTNOTES ON FOLLOWING PAGE)

(1) Adjusted to give effect to the conversion into Golden West Common Stock of all outstanding Golden West Preferred Stock and rights under the Golden West Deferred Compensation Plan. Common share equivalents include 650,000 shares of Golden West Common Stock issuable upon conversion of Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock was retired by Golden West in November 1993.
(2) Excludes common stock equivalents of approximately 2,080,000 shares as their inclusion would have the effect of decreasing the loss per share amount otherwise computed.
               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
               CONDITION AND RESULTS OF OPERATIONS OF GOLDEN WEST
     The following information should be read in conjunction with Golden West's historical financial statements included elsewhere in this Prospectus/Proxy Statement and the information set forth under "Selected Consolidated Financial and Operating Data of Golden West."
OVERVIEW
     Golden West designs, produces and sells high quality manufactured homes. As of June 25, 1994, Golden West sold its homes through approximately 170 independent retailers in eleven western states. Golden West believes that it is among the four largest producers of multi-section manufactured homes in its primary markets of Oregon, Washington and California. Golden West currently operates three manufacturing facilities, one each in Oregon, Northern California and Southern California. In March 1994, Golden West acquired a fourth factory in Colorado which is expected to start production by September 1994.
     Golden West's business is highly cyclical and is influenced by many of the same national and regional economic and demographic factors that impact the United States housing market generally, including inflation, interest rates, availability of financing, regional population and employment trends and general and regional economic conditions, as well as the availability of alternative housing. In addition, Golden West is affected by the seasonal buying patterns of purchasers of manufactured homes. A disproportionate share of Golden West's total annual orders are received during the months of March through October.
     Golden West's growth strategy has been to expand its market share in its primary markets of Oregon, Washington and California while entering into new markets in additional western and southwestern states. From fiscal 1992 to fiscal 1993, shipments of Golden West's manufactured homes have increased from 2,215 to 2,494, respectively, or 12.6%. This growth was primarily due to a significant increase in demand for manufactured housing in two of Golden West's primary markets, Oregon and Washington, and Golden West's expansion into the Idaho, Utah, New Mexico and Colorado markets, which more than offset decreases in demand in California. Golden West's Fort Morgan, Colorado facility was acquired to facilitate Golden West's expansion into certain western and southwestern markets and to take advantage of the growth in those markets. The Colorado facility is expected to supply homes to Oakwood sales centers now open and to be opened in areas which can be efficiently served by the Fort Morgan facility.
     The increase in demand for manufactured housing, particularly in the Pacific Northwest, has had, and is expected to continue to have, a favorable effect on net sales. However, because the optimal distance to ship a home is within 300 miles of the manufacturing facility, sales outside this 300 mile radius involve higher shipping costs, some of which may be absorbed by Golden West and may decrease Golden West's profit margins on those sales. The Albany, Oregon manufacturing facility, which primarily serves the Pacific Northwest region and the northern portion of the Mountain region, is currently operating at or near capacity. To meet the increasing demand in the Pacific Northwest region, Golden West transports homes to that region from its Sacramento, California manufacturing facility. During the year ended December 25, 1993, Golden West increased production capacity at its existing factories primarily through improved operating efficiency.
     Golden West's results of operations for fiscal 1991 were affected by the poor operating results of Golden West's two Southern California manufacturing facilities. These two facilities were consolidated into Golden West's Perris, California facility beginning in the second half of fiscal 1991 and continuing into fiscal 1992. Golden West's results of operations for fiscal 1992 were affected by costs associated with this consolidation and the start-up of the Perris facility.
     As part of Golden West's growth strategy, Golden West began in late 1993 to vertically integrate by opening select retail operations and starting Golden Circle Financial. The impact of these new operations was to increase selling expenses and
                                       29
general and administrative expenses without commensurate increases in sales in the third and fourth quarters of 1993 and the first six months of 1994, resulting in a decrease in operating profits. For the six months ended June 25, 1994, the retail operations contributed net sales of approximately $4.3 million, increased selling expenses by approximately $600,000 and incurred an operating loss of approximately $179,000. In the first six months of 1994, Golden Circle Financial's operations increased revenues by approximately $360,000, increased general and administrative expenses by approximately $310,000 and had operating income of approximately $10,000.
     Golden West also incurred approximately $165,000 in general and administrative expenses in 1993 in connection with the start-up of Golden Circle Financial. Golden West believes that the ability to finance the sale of Golden West's homes through Golden Circle Financial will have a favorable impact on its net sales.
RESULTS OF OPERATIONS
     The following table sets forth certain consolidated statements of income data as a percentage of net sales for the periods indicated.

                                                                              FISCAL YEAR ENDED                 SIX MONTHS ENDED
                                                                  DECEMBER 28,   DECEMBER 26,   DECEMBER 25,   JUNE 26,   JUNE 25,
                                                                      1991           1992           1993         1993       1994
Net sales.......................................................      100.0%         100.0%         100.0%       100.0%     100.0%
Cost of sales...................................................       83.4           83.5           81.8         83.5       79.7
Gross profit....................................................       16.6           16.5           18.2         16.5       20.3
Selling expenses................................................        7.8            7.9            8.5          8.6        8.7
General and administrative expenses.............................        7.9            8.0            7.9          7.7        8.2
Income from operations..........................................        0.9            0.6            1.8          0.2        3.4
Interest expense, net...........................................        0.3            0.6            0.5          0.5        0.4
Income (loss) before provision (benefit) for income taxes.......        0.6             --            1.3         (0.3)       3.0
Provision (benefit) for income taxes............................        0.3             --            0.6         (0.1)       1.2
Net income (loss)...............................................        0.3%            --%           0.7%        (0.2)%      1.8%

     SIX MONTHS ENDED JUNE 25, 1994 AND JUNE 26, 1993. Net sales increased 38.6% to $55.9 million for the six months ended June 25, 1994 from $40.3 million for the six months ended June 26, 1993. Unit sales increased 27.6% to 1,448 homes for the first half 1994 quarter from 1,135 in the comparable period in 1993. The sales volume increases in 1994 were due principally to the continued strong demand for manufactured housing in the Western United States and increased market share in those markets into which Golden West has recently entered. Demand for manufactured housing also increased in California, which Golden West believes is partly attributable to the earthquake in Northridge, California in January 1994. Sales volume also increased in the first six months of 1994 due to the increased number of retailers selling Golden West's homes in 1994, particularly in new markets, as compared to the first six months of 1993. The increase in sales in the Pacific Northwest was supplied by the Albany factory, which increased its production significantly from the first half of 1993 to the first half of 1994, and to a lesser extent by the Sacramento factory. In addition, the increase in net sales was due to an increase in the average selling price of Golden West's homes to offset higher lumber costs and changes in product mix.
     Gross profit for the six months ended June 25, 1994 was $11.3 million, an increase of $4.7 million or 70.0% compared to the same period last year. As a percentage of net sales, the gross profit margin rose to 20.3% in the six months ended June 25, 1994 from 16.5% in the like period in 1993. The improved margin was due primarily to greater operating efficiencies associated with a higher sales volume which permits Golden West to achieve a more consistent production cycle. In addition, the 1993 period was negatively impacted by a rapid rise in the cost of lumber only a portion of which could be passed on in the form of sales price increases.
     Selling expenses consist primarily of sales personnel, warranty service, promotional and freight costs. Selling expenses were $4.9 million or 8.7% of sales for the 1994 period compared to $3.5 million, or 8.6% of sales for the same period in 1993. The increase in expenditures was mainly a result of the higher sales volume and costs associated with expanding sales in the Mountain and Southwest states, including additional sales personnel, travel, promotion and freight costs absorbed by Golden West. The increase in selling expenses was also attributable to Golden West recently commencing retail operations in three locations. The new retail operations consist of two retail sales lots in Idaho (opened August 1993 and February 1994) and a retail sales lot in Orange County, California (acquired February 1994). The cost of operating the retail operations is
                                       30
principally reflected in selling expenses. During the start-up phase of such operations, Golden West experienced increased selling expenses without a commensurate increase in sales.
     General and administrative expenses increased by $1.5 million or 47.4% to $4.6 million in the first six months of 1994 from $3.1 million in the same period in 1993. As a percentage of net sales, these expenses were 8.2% in 1994 and 7.7% in 1993. The increase in dollars expended was attributable to operating expenses of the recently formed Golden Circle Financial subsidiary, higher profit based management incentive compensation, additional personnel, implementation of an employee stock ownership plan, and other related costs needed to support the higher operating levels and the continuing implementation of the TQM process.
     Interest expense, net, was comparable in each of the six month periods presented.
     The provision for income taxes during the six months ended June 25, 1994 was $683,000 as compared to a benefit of $34,000 in the six months ended June 26, 1993. The increase in the income tax provision was due to profits in 1994.
     FISCAL YEARS ENDED DECEMBER 25, 1993 AND DECEMBER 26, 1992. Net sales for the year ended December 25, 1993 increased 20.3% to $89.6 million from $74.4 million for the fiscal year ended December 26, 1992. Golden West's unit sales also rose to 2,494 homes in fiscal 1993 from 2,215 in fiscal 1992, an increase of 12.6%. The increase was principally due to (i) significant growth in demand in the Pacific Northwest, (ii) Golden West's increased market share in that region and (iii) Golden West's successful marketing efforts in the Mountain states. The Pacific Northwest states were principally supplied by increased production at Golden West's Albany, Oregon factory, which was operating at or near capacity much of the year, and by production from the Sacramento, California facility. Golden West's growth in the Mountain and Southwest states was supplied by production at Golden West's Sacramento and Perris, California facilities. The increase in unit sales was partially offset by a decrease in unit sales in California resulting primarily from the effects of depressed conditions in that state. The increase in net sales was also due to an increase in average selling prices in 1993 compared to 1992. Average selling prices increased primarily as a result of increases in selling prices to offset increased lumber costs and a shift in product mix towards higher priced homes.
     Gross profit for the year ended December 25, 1993 was $16.3 million, a 32.9% increase from $12.3 million for the year ended December 26, 1992. Gross profit margin improved to 18.2% in fiscal 1993 from 16.5% in fiscal 1992. The higher profit margin was attributable to improved operating efficiencies associated with a higher sales volume. The fiscal 1993 improvement was partially offset by an increase in materials costs, as a percentage of net sales, caused by higher lumber costs and the introduction of competitively priced products for the Mountain states. The improvement in gross profit margin between periods was partially attributable to unusually high manufacturing overhead and labor costs in 1992 due to the consolidation of Golden West's two Southern California plants into the Perris manufacturing facility beginning in the second half of 1991.
     Selling expenses increased 30.9% to $7.7 million in fiscal 1993 as compared to $5.9 million in fiscal 1992. As a percentage of net sales, these costs were 8.5% in fiscal 1993 compared to 7.9% in fiscal 1992. The increase in 1993 was attributable to the higher volume, freight, sales personnel and other expenses relating to expanding sales in the Mountain states. Increased freight costs in 1993 were primarily attributable to higher shipping costs incurred by Golden West to ship homes from Golden West's Sacramento facility to satisfy demand in excess of capacity of the Albany factory in the Pacific Northwest.
     General and administrative expenses were $7.1 million or 7.9% of net sales in fiscal 1993 as compared to $6.0 million or 8.0% of net sales in fiscal 1992. The increase in dollars expended in 1993 is substantially due to higher profit based management incentive compensation, costs associated with the start-up of Golden West's retail finance subsidiary, Golden Circle Financial, and implementation of a total quality management process.
     Interest expense, net, for fiscal 1993 declined 20.2% to $517,000 from $648,000 for fiscal 1992, resulting primarily from the prepayment of a $1.0 million note in late 1992.
     The provision for income taxes increased $460,000 to $486,000 for the fiscal year ended December 25, 1993 from $26,000 for the fiscal year ended December 26, 1992. The increase was due to the higher income for fiscal 1993 as compared to fiscal 1992. During 1992, Golden West prepaid a $1.0 million note for $850,000 resulting in an extraordinary gain of $90,000, net of a $60,000 income tax provision.
     FISCAL YEARS ENDED DECEMBER 26, 1992 AND DECEMBER 28, 1991. Net sales for the year ended December 26, 1992 were $74.4 million as compared to $74.0 million for the year ended December 28, 1991. Unit sales declined 6.7% to 2,215 in fiscal 1992 from 2,375 in the prior year. Net sales increased as a result of an increase in average selling prices due to increased prices to offset rising lumber costs in the fourth quarter of fiscal 1992 and a shift in product mix toward higher priced homes
                                       31
in 1992. Unit sales declined as a result of a decrease in sales in California of 389 units. This decrease was offset by an increase in unit sales in the Pacific Northwest of 232 units. The increased volume in the Pacific Northwest was supplied by increased production at the Albany factory.
     Gross profit of $12.3 million and gross profit margin of 16.5% for fiscal 1992 were comparable to fiscal 1991. Selling expenses increased 2.2% to $5.9 million in fiscal 1992 from $5.7 million in fiscal 1991, primarily due to a concerted Company effort, through increased employee overtime and increased use of outside contractors, to improve customer satisfaction by reducing response time for warranty service calls. General and administrative expenses for fiscal 1992 of $6.0 million were comparable to fiscal 1991.
     Interest expense, net, for fiscal 1992 increased 22.5% to $648,000 from $529,000 for fiscal 1991, due primarily to the $5.3 million in industrial revenue bond financing obtained in October 1991. This financing was incurred in connection with the purchase of the Perris manufacturing facility and the consolidation of Golden West's then existing two Southern California manufacturing facilities into the Perris facility. The increase in interest expense was partially offset by the assumption of $1.4 million of indebtedness by the buyer of Golden West's Chino, California facility in October 1991.
     The provision for income taxes decreased $196,000 to $26,000 in fiscal 1992 compared to $222,000 in fiscal 1991. The reduction was a result of lower income in fiscal 1992 as compared to fiscal 1991. In fiscal 1992, Golden West had an extraordinary gain of $90,000, net of a $60,000 income tax provision, in connection with the prepayment of a $1.0 million note.
LIQUIDITY AND CAPITAL RESOURCES
     Golden West's principal sources of funds are cash flows from operations, borrowings under its revolving line of credit and the sale of installment sale contracts. Golden West's primary capital requirements are for operating activities, installment sale financing, capital expenditures and acquisition and start-up expenditures for manufacturing facilities.
     As of June 25, 1994, Golden West had working capital of $3.7 million. Cash flows provided (used) by operating activities for the six months ended June 25, 1994 and June 26, 1993 were $1,380,000 and ($1,912,000), respectively. The increase in cash flows from operating activities in the first six months of 1994 was mainly attributable to the profit for the first six months of 1994, increases in accounts payable due to timing of payments and increases in accrued expenses due to higher payroll related costs. The decline in cash flows for the first six months of 1993 was primarily a result of increases in accounts receivable due to higher sales in June 1993 compared to December 1992. Substantially all of the $2.7 million finished goods inventory as of June 25, 1994 was associated with Golden West's retail operations, including an $1.7 million increase attributable to such operations during the first half of fiscal 1994. Golden West also reduced its revolving line of credit debt by $1,500,000 during the six months ended June 25, 1994 with cash provided by operating activities.
     Capital expenditures for the first six months ended June 1994 and June 1993 were $642,000 and $246,000, respectively. Expenditures were primarily for purchases of property, plant, equipment and betterments to improve operating efficiency. However, included in the June 1994 amount is the purchase of a manufacturing facility in Colorado for $1,050,000 of which the seller financed $850,000 of the cost. In accordance with generally accepted accounting principles, only the $200,000 down payment is considered in capital expenditures in the Consolidated Statements of Cash Flows.

     As of December 25, 1993, Golden West had working capital of $2.9 million as compared to $2.2 million and $3.3 million as of December 26, 1992 and December 28, 1991, respectively. Cash flows provided (used) by operating activities for fiscal years 1993, 1992 and 1991 were $(603,000), $1.2 million and $967,000, respectively. The decrease in cash flows from operating activities in fiscal 1993 was primarily due to increased capital requirements to fund the growth of Golden Circle Financial's portfolio of installment sale contracts, an increase in accounts receivable as of fiscal 1993 year end due to higher December 1993 sales as compared to December 1992 sales, higher finished goods inventories as of December 25, 1993 for Golden West's retail operations in Idaho, higher raw materials purchased to support increased sales volume and higher finished goods inventories in Sacramento due to inclement weather in its Mountain service area. These uses of cash were partially offset by an increase in accounts payable resulting from increased purchases of inventory and the timing of payments, an increase in accrued expenses due to higher dealer volume bonuses and higher accrued payroll caused by the increase in management incentive compensation and an increase in the number of employees.

     Capital expenditures for fiscal years 1993, 1992 and 1991 were $715,000, $319,000 and $2.5 million, respectively. Expenditures in 1993 and 1992 were mainly for normal property, plant and equipment and betterments to improve operational efficiency. The large amount of capital expenditures in fiscal 1991 was primarily due to a $1.3 million purchase of an
                                       32
additional manufacturing facility in Albany, Oregon to expand production capacity for the growing Pacific Northwest market, as well as other normal property, plant and equipment additions. In addition to the $2.5 million cash expenditures in 1991, Golden West acquired a manufacturing facility in Perris, California (valued at $5.2 million) from a non-employee shareholder in a tax free exchange for its Chino, California manufacturing facility (with a net book value of $2.5 million). In connection with the exchange, the shareholder assumed a $1.4 million mortgage on the Chino facility from Golden West, and Golden West issued a note payable to the shareholder for $4.2 million. The $4.2 million note payable was subsequently repaid from the proceeds of the industrial revenue bond financing. The Perris, California facility was acquired to consolidate two then-existing manufacturing plants in Southern California.
     Golden West commenced operations of Golden Circle Financial in October 1993. During fiscal 1993, Golden West incurred approximately $165,000 in expenses in connection with the start-up of its finance business, all of which are reflected in general and administrative expenses. Golden Circle Financial currently provides installment sale financing (of the manufactured home), which financing is typically sold to a third party financial institution. Golden West plans to expand Golden Circle Financial's operations to also provide mortgage financing (of the manufactured home together with land) to buyers of Golden West's homes. In addition, Golden West is currently pursuing additional credit facilities to meet the capital requirements of significant expansion of its financing operations.

     Golden West has a $3.0 million revolving line of credit with a major bank which provides for borrowings of up to 80% of Golden West's eligible accounts receivable. Borrowings under this facility are collateralized by Golden West's accounts receivable and inventories, and the loan agreement contains certain financial covenants. The line of credit was recently extended through May 1995. As of June 25, 1994, there was no outstanding balance under the line of credit.

     As of June 25, 1994, Golden West had net operating loss carryforwards for federal and state tax reporting purposes of approximately $6.2 million and $800,000, respectively. These loss carryforwards, which are subject to annual limitations of approximately $775,000, are available to offset future taxable income through the year 2002 for both federal and state purposes. See Note 5 of Notes to Consolidated Financial Statements.
     Golden West believes that current working capital, amounts available under its $3.0 million revolving line of credit and funds from the sale of installment sale contracts will be sufficient to fund Golden West's operations and expansion plans during fiscal 1994.
                                       33

QUARTERLY OPERATING RESULTS
     The following table sets forth certain unaudited operating information for the fiscal years ended December 26, 1992 and December 25, 1993 and the first two quarters of the fiscal year ending December 31, 1994. The unaudited quarterly information includes all adjustments, consisting of normal recurring adjustments, which management considers necessary for a fair presentation of the information shown. The operating results for any quarter are not necessarily indicative of results of any future period.

                                                                           FIRST     SECOND      THIRD     FOURTH
                                                                          QUARTER    QUARTER    QUARTER    QUARTER     TOTAL
                                                                                 (IN THOUSANDS, EXCEPT PER SHARE DATA)
FISCAL YEAR ENDED DECEMBER 26, 1992
  Net sales............................................................   $17,536    $19,464    $17,750    $19,677    $74,427
  Gross profit.........................................................     2,557      3,241      3,124      3,359     12,281
  Income (loss) from operations........................................      (490)       340        154        444        448
  Net income (loss)(1).................................................      (369)       125         10        177        (57)
  Net income (loss) per common and equivalent share (1)(2)(3)..........      (.26)       .04        .00        .05       (.02)
  Weighted average number of common and equivalent shares outstanding
     (2)(3)............................................................     1,417(4)   3,500      3,502      3,503      3,502
  Total homes sold.....................................................       545        580        517        573      2,215
FISCAL YEAR ENDED DECEMBER 25, 1993
  Net sales............................................................   $17,726    $22,598    $23,954    $25,286    $89,564
  Gross profit.........................................................     2,813      3,850      4,628      5,025     16,316
  Income (loss) from operations........................................      (216)       309        829        639      1,561
  Net income (loss)....................................................      (197)       101        429        320        653
  Net income (loss) per common and equivalent share (2)(3).............      (.14)       .03        .12        .10        .19
  Weighted average number of common and equivalent shares outstanding
     (2)(3)............................................................     1,417(4)   3,511      3,519      3,312      3,474
  Total homes sold.....................................................       504        631        657        702      2,494
FISCAL YEAR ENDING DECEMBER 31, 1994
  Net sales............................................................   $25,291    $30,584
  Gross profit.........................................................     4,720      6,602
  Income from operations...............................................       419      1,465
  Net income...........................................................       182        806
  Net income per common and equivalent share (3).......................       .06        .28
  Weighted average number of common and equivalent shares outstanding
     (3)...............................................................     2,975      2,929
  Total homes sold.....................................................       667        781

(1) Before extraordinary gain of $90,000 (net of income taxes of $60,000) or $.03 per share in the fourth quarter.
(2) The computations of net income per common and equivalent share and weighted average number of common and equivalent shares outstanding are different for the year in total as compared to the quarters due to the exclusion of certain antidilutive equivalent shares in certain quarters as described in footnote 4.
(3) Adjusted to give effect to the conversion into Common Stock of all outstanding Preferred Stock and certain rights under the Deferred Compensation Plan. Common share equivalents included 650,000 shares of Common Stock issuable upon conversion of Series B Convertible Preferred Stock. The Series B Convertible Preferred Stock was retired by Golden West in November 1993.
(4) Excludes common stock equivalents of approximately 2,080,000 shares as their inclusion would have the effect of decreasing the loss per share amount otherwise computed.
                                       34

                            BUSINESS OF GOLDEN WEST
GENERAL
     Golden West designs, produces and sells high quality multi-section manufactured homes for the western and portions of the southwestern regions of the United States. Golden West operates three factories in Sacramento and Perris, California and Albany, Oregon that produce homes primarily for the Oregon, Washington and California markets and is among the four largest producers of manufactured homes in these states. Golden West acquired a fourth factory in Colorado in March 1994, which is expected to start production in September 1994. Golden West's homes are sold principally under eight brand names through approximately 170 independent retailers, of which approximately 80 retailers sell Golden West homes exclusively. Retailers include both manufactured home dealers and developers of manufactured home communities.
     Golden West manufactures homes designed as permanent, primary residences ready for immediate occupancy. Most of Golden West's homes are constructed in multiple sections at its factories to meet the home buyer's specifications, which sections are then transported by independent trucking companies to the homesites. Each home offers amenities comparable to those of site-built homes, such as a family room, kitchen, dining room, living room, two or more bedrooms, two full bathrooms and walk-in closets, as well as features such as drywall, hardwood cabinetry, vaulted ceilings, sky lights, central heating and air conditioning and national brand appliances. Home buyers may also choose to include items such as a fireplace, microwave oven, intercom, wet bar and energy conservation options. All Golden West primary residences are produced to meet or exceed the Department of Housing and Urban Development's ("HUD") safety and construction standards which emphasize durability and reduced energy consumption. Golden West believes its multi-section homes have gained a reputation for quality and are accepted as an affordable ownership alternative to site-built homes, townhouses, condominiums and apartments.
     Golden West focuses on moderate to high price multi-section manufactured housing with primary residence homes ranging in size from approximately 800 to 2,500 square feet and generally selling at retail prices of $40,000 to $150,000, excluding land. Recently, Golden West expanded its product line to include smaller homes designed as second or vacation homes.
HISTORY
     Golden West Homes was incorporated in California and began operations in 1965 and its Common Stock was publicly traded from 1969 through 1986. In 1986, Golden West was acquired by a subsidiary of the William Lyon Company, a residential developer. In 1988, Golden West was acquired in a leveraged buy-out by The Karsten Company. The Karsten Company, founded at the time of the leveraged buy-out by Harry E. Karsten, Jr., The Karsten Company's President and Chief Executive Officer, was formed to function as a holding company and had no independent business. The only subsidiaries of The Karsten Company were Golden West and Golden Circle Financial, Golden West's finance subsidiary formed in 1993. In May 1994, The Karsten Company was merged into Golden West, with Golden Circle Financial becoming a subsidiary of Golden West.
PRODUCTS
     Golden West offers a wide variety of multi-section manufactured homes principally under eight brand names. Innovative and flexible designs and a broad range of decor and fixture options and several floor plans are available for each brand of homes produced. Each manufactured home offers amenities comparable to and are designed to be similar in appearance and function to site-built housing. Exterior design features such as asphalt composition shingled roofs and wood-type siding, when complemented by on-site improvements such as brick work, construction of a garage and landscaping, result in housing that meets not only the architectural but also the aesthetic standards of site-built homes. Such on-site improvements are provided by independent contractors.

     Golden West's product development and engineering staff designs homes, including exteriors and floorplans, with input from plant and sales managers, retailers and home owners. The staff also evaluates new materials, construction techniques and computer aided technology in a continuous effort to improve quality and designs. These efforts allow Golden West to customize floor plans and design features to match individual customer preferences.

     During 1993, Golden West began offering a line of park models, which are smaller than typical manufactured homes and contain just under 400 square feet and have an average retail price of approximately $22,000. These homes are built to recreational vehicle standards rather than the HUD building code and are designed as a second or vacation home. The park
                                       35
models are not presently a significant part of Golden West's net sales, and Golden West has no present plans to significantly increase production of the park models.
MANUFACTURING OPERATIONS
     Golden West manufactures homes at its three manufacturing facilities. Based on Golden West's normal manufacturing schedule of one shift per day for a five-day week, Golden West believes its three facilities have an aggregate production capacity of approximately 7,750 floor sections per year, depending upon product mix. Golden West's manufacturing facilities produced 4,952 floor sections in fiscal 1993. While the Albany facility was operating at or near capacity during fiscal 1993, the Perris and Sacramento facilities had significant available capacity during the same period.
     On March 14, 1994, Golden West purchased a fourth manufacturing facility in Fort Morgan, Colorado for approximately $1.1 million. The purchase price and expected improvements, equipment, inventory and start-up costs are estimated to total approximately $2.7 million. The Colorado facility is expected to start production by September 1994 and to eventually add approximately 2,000 floor sections to Golden West's annual capacity. Golden West has also recently purchased approximately 9.5 acres of land in Idaho as a site for a potential additional manufacturing facility.
     Golden West purchases components and materials used in the manufacture of its homes in the open market and is not dependent upon any particular supplier. The principal raw materials purchased by Golden West for use in the construction of its manufactured homes are lumber, steel, drywall, insulating materials, siding materials, roofing materials, home appliances, plumbing fixtures, floor coverings and windows. These raw materials are assembled and installed at various stages on the production line. Construction of the manufactured homes and the plumbing, heating and electrical systems installed in them must comply with the standards set by HUD under the National Manufactured Home Construction and Safety Standards Act of 1974. These HUD standards stress durability and energy conservation. In addition, Golden West has its own extensive quality control program.
REGIONAL MARKETS
     As of June 25, 1994, Golden West sold its homes through approximately 170 independent retailers in eleven western states. During fiscal years 1991, 1992 and 1993, approximately 89.4%, 86.9% and 82.5%, respectively, of total Golden West manufactured home sales were made in the Oregon, Washington and California markets.
     Golden West's markets, like the markets for all manufactured housing, are regional in nature due to the limited distance a manufactured home can be transported on a cost effective basis. In cases where Golden West must ship its homes more than approximately 300 miles, shipping costs increase, some of which may be absorbed by Golden West. Accordingly, Golden West attempts to maintain manufacturing facilities which are geographically positioned so as to enable it to ship its homes throughout Golden West's various regional markets in a cost effective manner. Golden West services its primary markets of Oregon, Washington and California from its manufacturing facilities in Albany, Oregon, Sacramento, California and Perris, California. The Albany facility also supplies homes to the Idaho market. The Sacramento facility also supplies homes to parts of the Idaho, Nevada and Utah markets, and the Perris facility supplies homes to parts of the Arizona, Nevada and Utah markets.
     Golden West's Fort Morgan, Colorado facility was acquired to facilitate Golden West's expansion into certain western and southwestern markets and to take advantage of the growth in those markets. The Colorado facility is expected to supply homes to Oakwood sales centers now open and to be opened in the area which can be efficiently served by the Fort Morgan facility.
SALES AND MARKETING
     Golden West produces homes against orders received from dealers and developers, and does not generally maintain an inventory of unsold homes. Golden West usually sells on 10 day payment terms. Typically, production of a home is not started until confirmation of approval of financing is received from the retailer's wholesale financing source. The retailer makes all sales to home buyers and is responsible for transporting the homes to sales locations or the buyer's home site. Title passes when the home is shipped from Golden West's production facility.
     Retailers provide the principal advertising for sales of Golden West's homes. Golden West provides selling and advertising assistance to retailers, including product brochures, videos and other point-of-sale materials.
     Golden West's ten largest retailers collectively accounted for approximately 39.6%, 41.7% and 44.0% of net sales during fiscal 1992 and 1993 and for the six months ended June 25, 1994, respectively. Golden Pacific Homes, which has four
                                       36
locations in the Pacific Northwest and one location in Idaho, was Golden West's largest customer during fiscal 1992 and 1993 and for the six months ended June 25, 1994, accounting for approximately 10.2%, 14.3% and 16.5% of net sales in those periods, respectively. No other single retailer accounted for more than 5.3% of net sales during these periods. The loss of any major retailer or a significant decrease in shipments to one or more of these retailers may have a material adverse impact on Golden West's business.
     Golden West decided in 1993 to expand into retail operations on a selected basis by opening its own retail dealerships and by entering into selected strategic alliances with its existing retailers. Golden West has commenced retail operations at three locations, two in Idaho and one in California. WARRANTY, QUALITY CONTROL AND SERVICE
     Golden West attempts to adhere to strict quality standards and continuously refines its design and production procedures to enhance consumer satisfaction and to reduce warranty costs. In addition, in accordance with the construction codes promulgated by HUD, an independent HUD approved inspector regularly inspects Golden West's manufactured housing at Golden West's manufacturing facilities for compliance with these regulations.
     Golden West has historically offered a one-year full warranty to the home buyer and has recently expanded its warranty to include a five-year warranty against substantial defects in the basic structure of the manufactured home. Most of the components not manufactured by Golden West carry manufacturers' warranties running to the benefit of the home buyer. Golden West employs trained servicemen and hires experienced independent contractors who provide on-site warranty service.
     In 1993, Golden West began a total quality management ("TQM") training process to improve customer satisfaction and reduce defects at all levels within Golden West. TQM is a process in which all employees are involved in decision making to improve productivity and product quality. Golden West's TQM process emphasizes customer satisfaction through improved quality control and warranty service. One of the expected benefits of the TQM process is the reduction of warranty service costs.
RETAILER FINANCING
     Substantially all of Golden West's retailers finance home inventories through wholesale credit lines under which a financial institution provides the retailer with a credit line for the purchase price of the home and maintains a security interest in the home as collateral. The wholesale credit line is used by the retailer to finance the acquisition of its display models, as well as to finance the initial purchase of a home from a manufacturer until the home buyer has obtained permanent financing or otherwise pays the dealer for the installed home. In connection with the wholesale financing arrangement, the financial institution requires Golden West to enter into a repurchase agreement with the financial institution under which Golden West is obligated, upon default by the retailer, to repurchase its homes. Under the terms of such repurchase agreements, Golden West agrees to repurchase homes at declining prices over the period of the agreement (usually twelve months). If one or more of Golden West's significant independent retailers were to default on their loan obligations, Golden West could be required to repurchase a number of homes, which repurchase could have a material adverse effect on Golden West's profitability. At June 25, 1994, Golden West estimates that its contingent liability under repurchase agreements was approximately $26 million. During the fiscal years ended December 28, 1991, December 26, 1992 and December 25, 1993 and the six months ended June 25, 1994, Golden West repurchased approximately $0, $65,000, $186,000 and $77,000, respectively, of its homes under repurchase agreements. Historically, Golden West has been able to resell most of the homes it has repurchased without incurring significant losses. The risk of loss under repurchase agreements is mitigated by the decline over the period of the repurchase agreement of the price Golden West is obligated to pay under such repurchase agreements, sales of manufactured homes spread over numerous retailers and financing institutions and the resale value of repurchased homes.
EMPLOYEES
     As of June 25, 1994, Golden West employed approximately 768 persons, of whom 606 were hourly production workers, 26 were production supervisors, 53 were engaged in sales and service, six were in product development engineering and 77 were in executive, administrative and clerical positions, including seven employed by Golden Circle Financial. Golden West's requirements are primarily for semi-skilled labor, which Golden West considers to be in adequate supply. Most of Golden West's production employees are eligible for incentive compensation based upon the achievement of production and other goals. Golden West is not a party to any collective bargaining agreement, and considers its employee relations to be good.
                                       37

COMPETITION
     The manufactured housing industry in the western United States is extremely competitive, with particular emphasis on price, product features, after-sales service, quality and financing terms. Many of Golden West's principal competitors have greater capital resources than Golden West. Golden West believes that its retailer network in Golden West's primary markets of Oregon, Washington and California, name identification, ability to provide home buyer financing through its finance subsidiary, emphasis on moderate to high priced quality homes and a wide variety of flexible designs and customized features permit it to compete effectively in these markets.
     Golden West's homes also compete with other forms of housing, such as new and existing site-built homes, townhouses, condominiums and apartments. Markets for manufactured housing are affected by the same factors as are generally applicable to the housing market as a whole, including interest rates, the availability of financing, inflation, land costs, availability of land, zoning restrictions and general economic conditions. Historically, manufactured homes have been financed as personal property with financing that has shorter maturities and higher interest rates than have been available for site-built homes. In recent years, however, there has been a growing trend toward financing manufactured housing with maturities more similar to those of the financing of site-built homes, especially when the manufactured housing is attached to permanent foundations on individually-owned lots.
GOVERNMENT REGULATION
     Golden West's manufacture of homes is subject to the National Mobile Home Construction and Safety Standards Act of 1974. In 1976, HUD promulgated regulations under this Act establishing comprehensive national construction standards that preempt conflicting state and local regulations. Compliance with these HUD regulations enables Golden West to ship manufactured homes built in one state to any other state. These HUD standards generally apply to the plumbing, heating and electrical systems of each home, as well as to its structural integrity, fire safety, wind loads and thermal protection. HUD-approved inspection agencies regularly inspect Golden West's manufactured homes for compliance with these regulations both during and upon completion of construction. Golden West believes that its manufactured homes meet or surpass all applicable regulatory requirements.
     Golden West's manufactured homes are also subject to local zoning and housing regulations. A number of states have adopted procedures governing the installation of manufactured homes. Utility connections are subject to state and local regulation, and must be complied with by the dealer or other person installing the home. In addition, in certain cities and counties in areas where Golden West's homes are sold, local governmental ordinances and regulations have been enacted which restrict the placement of manufactured homes on privately owned land or which require the placement of manufactured homes in manufactured home communities. Such ordinances and regulations may adversely affect Golden West's ability to sell manufactured homes for installation in cities and counties where they are in effect. Certain of these ordinances and regulations have been challenged through the court system in such jurisdictions. However, no assurance can be given that such challenges will be successful, that such challenges will be made to any other such ordinances or regulations or that additional similar ordinances or regulations will not be enacted in the future.
     Bonneville Power, a public electrical utility operating in all or part of several western states, has agreements with utilities in Oregon, Washington, western Idaho and western Montana which provide producers of manufactured housing with a subsidy of $2,500 for each manufactured home built in accordance with the Manufactured Housing Acquisition Program ("MAP") for installation in these areas. MAP is a set of construction specifications and standards designed to increase the energy efficiency of manufactured housing, which include specifications for insulation and requirements that the manufactured home contain certain energy conservation systems. Golden West currently constructs all of its manufactured homes sold in areas served by Bonneville Power in accordance with MAP, thereby making Golden West eligible to receive the $2,500 subsidy for such homes. Golden West credits this subsidy against the selling price of its homes. MAP was originally scheduled to terminate in October 1994. However, due to changes in certain federal standards affecting the manufactured housing industry, MAP was recently re-negotiated, reducing the subsidy to $1,500, effective in October 1994, and extending the program until 1996.
     The transportation of manufactured homes on highways is subject to laws, ordinances and regulations of various federal, state and local authorities. Such regulations may prescribe size and road use limitations and impose lower than normal speed limits and various other requirements. Golden West's homes are transported to homesites by independent trucking companies who are contracted by the retailer.
                                       38

     A variety of laws affect the financing of manufactured homes by Golden West through Golden Circle Financial. The Federal Consumer Credit Protection Act (Truth-in-Lending) and Regulation Z promulgated thereunder require written disclosure of information relating to such financing, including the amount of the annual percentage rate and the finance charge. The Federal Fair Credit Reporting Act also requires certain disclosures to potential customers concerning credit information used as a basis to deny credit. The Federal Equal Credit Opportunity Act and Regulation B promulgated thereunder prohibit discrimination against any credit applicant based on certain specified grounds. The Federal Trade Commission has adopted or proposed various Trade Regulation Rules dealing with unfair credit and collection practices and the preservation of consumers' claims and defenses. The Federal Trade Commission regulations also require disclosure of a manufactured home's insulation specifications. Installment sale contracts eligible for inclusion in the Government National Mortgage Association Program are subject to the credit underwriting requirements of the Federal Housing Administration and the Veterans Administration. A variety of state laws also require licenses to do business and regulate the form of the installment sale contracts and the allowable charges pursuant to installment sale contracts.
     Golden West is also subject to the Magnuson-Moss Warranty/Federal Trade Commission Improvement Act which regulates the description of warranties on its homes.
HOME BUYER FINANCING
     Golden West, through its wholly-owned finance subsidiary, Golden Circle Financial, finances the sale of certain homes manufactured by Golden West. Golden Circle Financial, which started operations in October 1993, currently provides installment sale contract financing in all eleven states in which Golden West conducts its business. Golden West believes that the ability to finance its sales through Golden Circle Financial provides it with a significant opportunity to share in the profits associated with the financing of its homes and a significant competitive advantage over competitors which lack this ability. Golden West's ability to finance such sales (i) provides an attractive alternative to financing from consumer finance companies and banks (which has been available in the past on an inconsistent basis), (ii) provides a new source of financing to certain creditworthy home buyers who may not otherwise qualify for affordable financing from consumer finance companies and banks and (iii) allows Golden West to facilitate its retailer's sales by shortening the credit decision process and by minimizing the inconvenience to the home buyer of obtaining credit.
     Golden Circle Financial offers fixed rate loan programs to buyers of Golden West's homes. Down-payment requirements typically range from 5% to 20% of the purchase price, and can be made in cash, trade-in value of a previously-owned manufactured home or appraised value of equity in any real property underlying the home which is pledged as additional collateral. Repayment terms are typically 20 years (but range from 7 to 25 years), depending upon the amount financed, the amount of the down-payment and the home buyer's credit history. Interest rates are fixed within three tiers depending upon the home buyer's credit history, down-payment and collateral. Golden Circle Financial's strategy is to provide highly competitive financing terms to those Golden West home buyers who meet Golden Circle Financial's lending standards with prompt credit approvals and funding of loans.
     All Golden Circle Financial loans are originated through the purchase of installment sale contracts from Golden West retailers. Golden Circle Financial has entered into retailer manufactured housing financing agreements with Golden West retailers, specifying that the decision to purchase the installment sale contract is in the sole discretion of Golden Circle Financial. Golden Circle Financial utilizes the Fair-Isaacs scoring system to facilitate fair and equitable rate establishment for its loan programs. This scoring system only examines the credit bureau report of the applicant, thereby eliminating potentially discriminatory factors from the loan approval process.
     Golden Circle Financial sells, and intends to continue to sell, substantially all of its installment sale contracts to third party lending institutions. Golden Circle Financial currently has an agreement (the "Purchase Agreement") with a national financial institution (the "Purchase Lender") that can be terminated by the Purchase Lender on six months notice. The Purchase Lender purchases Golden Circle Financial installment sale contracts presented that meet the underwriting criteria established in the Purchase Agreement. Golden Circle Financial typically sells contracts at a premium to the Purchase Lender within 7 days of closing of the financing. The Purchase Lender has the right to review all installment sale contracts presented for purchase and to reject any installment sale contract for any reason. As of June 25, 1994, the Purchase Lender had not rejected any Golden Circle Financial contracts presented to it. If the Purchase Lender rejects an installment sale contract, Golden Circle Financial would then be required to sell such contract to another lending institution or carry and service such contract itself. Golden Circle Financial currently does not have any arrangement or agreement with other lending institutions to purchase its installment sale contracts.
                                       39

     Although Golden West's policy is to sell substantially all of its installment sale contracts, Golden Circle Financial may from time to time extend credit to home buyers who do not satisfy the established underwriting criteria under the Purchase Agreement. Such credit is extended in circumstances where Golden Circle Financial believes the terms and credit risks are favorable although outside of the established underwriting criteria or where Golden Circle Financial believes there to be a valid business reason for extending such credit. Where appropriate, Golden Circle Financial seeks the Purchase Lender's pre-approval before extending such financing, thereby ensuring that the Purchase Lender will purchase such installment sale contracts. Installment sale contracts carried by Golden Circle Financial are subject to normal lending risks and Golden Circle Financial may incur costs in servicing delinquent contracts, repossessing homes from customers who are unable to cure defaults and attempting to sell repossessed homes. As of June 25, 1994, a $6,000 reserve was established on installment sale contracts retained by Golden Circle Financial. Because of the limited history of Golden Circle Financial's operations, no assurance can be given that Golden West will not incur material losses on installment sale contracts retained by Golden Circle Financial or that Golden West's reserves will be adequate to cover potential losses.
     For the nine month period from inception to June 25, 1994, Golden Circle Financial had committed to finance approximately $24.8 million of installment sales of which $8.8 million were funded. Of the $8.8 million funded contracts, approximately $8.6 million have been sold to the Purchase Lender as of the date of this Prospectus. Approximately $200,000 of funded loans, which do not meet the Purchase Lender's underwriting criteria, have been retained by Golden Circle Financial. Golden West believes that all of the committed unfunded loans meet the Purchase Lender's underwriting criteria and, when funded, will be sold to it.
     Golden Circle Financial currently funds its operations by selling, on a non-recourse basis, installment sale contracts in its portfolio to the Purchase Lender with funds obtained from Golden West's $3.0 million revolving line of credit. As of June 25, 1994, no amount was outstanding under the line of credit. MANUFACTURING FACILITIES
     The location and general description of Golden West's production facilities are as follows:

                                                                          PRODUCTION AREA
LOCATION                                                         ACRES      SQUARE FEET      OWNED/LEASED
Albany, Oregon (1)............................................   12.0          81,000           Leased
Albany, Oregon (1)............................................   11.1          64,000           Owned
Sacramento, California........................................   10.0         106,000           Leased
Perris, California (2)........................................   19.1         125,000           Owned
Fort Morgan, Colorado (3).....................................   15.0         109,000           Owned

(1) The two adjacent plants in Albany are considered one facility.
(2) The Perris facility consists of two buildings of 72,000 and 53,000 square feet.
(3) The Fort Morgan facility was purchased in March 1994.
     In addition to its production facilities, Golden West leases approximately 9,200 square feet of office space for Golden West's headquarters in Santa Ana, California. The Albany manufacturing facility lease expires in November 1999, the Sacramento manufacturing facility lease expires in April 1996 and the Santa Ana corporate headquarters lease expires in January 1999. The leases covering the production facilities each include an option to renew the lease for at least an additional five years. Golden West also leases approximately 2,600 square feet of office space for Golden Circle Financial expiring January 1999. Golden West leases two retail locations in Idaho and one in California, expiring between December 1994 and December 1999.
LEGAL PROCEEDINGS
     Golden West is, from time to time, involved in litigation arising in the ordinary course of its business, none of which, in the opinion of Golden West, will have a material adverse effect on Golden West's financial position or results of operations.
GOLDEN WEST CAPITAL STOCK
     Prior to the Merger, there has been no public market for either the Golden West Common Stock or the Golden West Preferred Stock. Golden West has not paid any dividends on any class of Golden West equity securities within the two most recent fiscal years.
                                       40

                       COMPARATIVE RIGHTS OF SHAREHOLDERS
     At the Effective Time of the Merger, Golden West Shareholders (except any dissenting Golden West Shareholder properly exercising dissenters' rights) automatically will become shareholders of Oakwood, and the rights of such shareholders will be determined by Oakwood's Articles of Incorporation, Bylaws and the North Carolina Business Corporation Act (the "NCBCA"). The following is a summary of the material differences in the rights of Golden West Shareholders and holders of Oakwood Common Stock.
     AUTHORIZED CAPITAL. The authorized capital stock of Oakwood consists of 100,000,000 shares of Oakwood Common Stock, par value $.50 per share, and 500,000 shares of Oakwood Preferred Stock, par value $100 per share. As of August 19, 1994, 20,471,347 shares of Oakwood Common Stock were issued and outstanding. In addition, as of the same date, 2,266,786 shares of Oakwood Common Stock were reserved for issuance pursuant to Oakwood's stock option plans. The Oakwood Preferred Stock may be issued in one or more series with such terms, limitations and preferences as may be established by the Board of Directors without further shareholder action. No shares of Oakwood Preferred Stock are issued or outstanding. In the event of an unsolicited attempt to take over Oakwood, it might be possible for the Board of Directors to issue Preferred Stock with rights which could impede the completion of such a takeover or make Oakwood a less attractive takeover candidate.
     The authorized capital of Golden West consists of 20,000,000 shares of Golden West Common Stock and 1,105,000 shares of Golden West Preferred Stock. As of August 19, 1994, 1,287,000 shares of Golden West Common Stock were issued and outstanding and 1,105,000 shares of Golden West Preferred Stock were issued and outstanding. In addition, 377,000 shares of Golden West Common Stock were reserved for future issuance pursuant to Golden West's stock option plans. The holders of Golden West Preferred Stock are entitled to receive dividends when and as declared by the Board of Directors of Golden West, and no dividend may be declared on shares of Golden West Common Stock unless an equal dividend per share is also declared on the Golden West Preferred Stock. In the event of a dissolution or liquidation of Golden West, holders of Golden West Preferred Stock are entitled to receive $.77 per share of Golden West Preferred Stock before any payments or distributions are made to holders of Golden West Common Stock. If the assets of Golden West are insufficient to make such payment, then all of the assets of Golden West will be distributed ratably among the holders of Golden West Preferred Stock. Each share of Golden West Preferred Stock is convertible into one share of Golden West Common Stock, subject to adjustment in the event of a change in capitalization and subject to immediate conversion in the event of a public offering of Golden West Common Stock, the sale or conveyance of all or substantially all of the assets of Golden West and on September 30, 1995. Holders of Golden West Preferred Stock will, as a result of the Merger, become holders of Oakwood Common Stock, and as such will not be entitled to preferences with respect to dividends or other distributions on the Oakwood Common Stock. The holders of Golden West Preferred and Common Stock are each entitled to one vote per share.
     SHAREHOLDER PROTECTION RIGHTS PLAN. In 1991, Oakwood adopted the Oakwood Shareholder Protection Rights Plan (the "Rights Plan") and distributed to its shareholders, with respect to each outstanding share of Oakwood Common Stock held, one right (a "Right") to purchase one two-hundredth of a share of Oakwood's Junior Participating Class A Preferred Stock, at a purchase price of $40. The Rights are attached to the Oakwood Common Stock and are not exercisable except under the limited circumstances set forth in the Rights Plan relating to the acquisition of, or the commencement of a tender offer for, 20% or more of the voting power of Oakwood. In the event that a person or group acquires 20% or more of the Oakwood Common Stock without Oakwood's consent (an "Acquiring Person"), each holder of a Right, other than the Acquiring Person, will be entitled to acquire, upon payment of the exercise price, that number of shares of Oakwood Common Stock having a market value equal to twice the exercise price. Similarly, if, without the consent of Oakwood, Oakwood is acquired in a merger or other business combination transaction, each holder of a Right will be entitled to acquire voting shares of the acquiring company having a value of twice the exercise price. The Rights may be redeemed at a price of $.01 per Right by Oakwood anytime prior to any person or group acquiring 20% or more of Oakwood's voting power or certain other triggering events and will expire on August 22, 2001. Until the Rights separate from the Oakwood Common Stock, each new share of Oakwood Common Stock, including shares issued or issuable pursuant to the Merger, will have a Right attached. The Rights do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on the earnings of Oakwood.
     The Rights will not prevent a takeover of Oakwood, although they may discourage a takeover or cause substantial dilution to a person or group that acquires 20 percent or more of the Oakwood Common Stock unless the Rights are first redeemed by the Board of Directors.
     Golden West has no plan comparable to the Oakwood Shareholder Protection Rights Plan.
                                       41

     BOARD OF DIRECTORS. Oakwood's Board of Directors is divided into three classes, each class to consist of as nearly equal a number of directors as possible. The Oakwood Board of Directors currently has eleven members. Directors are elected to three-year terms by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors. Holders of Oakwood Common Stock do not have cumulative voting rights in the election of directors so long as Oakwood has a class of securities registered under the Exchange Act.
     Oakwood's Bylaws provide that a director may be removed from office with or without cause by a vote of shareholders holding at least 75% of the shares entitled to vote in an election of directors. However, unless the entire Board of Directors is removed, an individual director may not be removed if the number of shares voting against the removal would be sufficient to elect a director if such shares were voted cumulatively at an annual election.
     Golden West's Bylaws provide that Golden West's Board of Directors consists of between three and five directors, as designated by either the Golden West Board of Directors or the Golden West Shareholders, all of which directors are in the same class. The Golden West Board of Directors currently has five members who serve one-year terms. Under certain circumstances, Golden West Shareholders are entitled to cumulative voting rights in the election of directors.
     The CGCL provides that Golden West's Board of Directors may remove any director who has been declared of unsound mind by an order of court or convicted of a felony. The CGCL provides that a director of Golden West may be removed without cause by a vote of shareholders holding a majority of the shares entitled to vote in an election of directors. However, unless the entire Board of Directors is removed, an individual director may not be removed if the number of shares voting against the removal would be sufficient to elect a director if such shares were voted cumulatively at an annual election.
     MEETINGS OF SHAREHOLDERS. A special meeting of Oakwood's shareholders may be called by the chief executive officer or the Board of Directors.
     A special meeting of the Golden West Shareholders may be called at any time by the Board of Directors, or by the Chairman of the Board, or by the President, or by one or more shareholders holding shares in the aggregate entitled to cast at least 10% of the votes of such meeting.
     INSPECTION RIGHTS. Both CGCL and the NCBCA contain provisions granting shareholders the right to inspect certain records of the Corporation. The NCBCA limits the right of inspection to persons who (i) have been shareholders in the North Carolina corporation for at least six months immediately preceding the demand to inspect the corporation's records or (ii) hold at least 5% of the corporation's outstanding shares of any class. In addition, the NCBCA provides that a shareholder of a public corporation, such as Oakwood, is not entitled to inspect or copy any accounting records of the corporation or any records of the corporation with respect to any matter which the corporation determines in good faith may, if disclosed, adversely affect the corporation and the conduct of its business or may, at the time the shareholder's notice of demand is received by the corporation, constitute material nonpublic information.
     Under CGCL, a shareholder or shareholders holding at least 5% in the aggregate of the outstanding voting shares of a corporation or who holds at least 1% of such voting shares and has filed a Schedule 14B with the Commission relating to the election of directors of the corporation has an absolute right to inspect and copy the record of shareholder names and addresses and shareholdings and/or to obtain from the transfer agent for the corporation a list of shareholders who are entitled to vote for the election of directors. In addition, the accounting books and records and minutes of proceedings of the shareholders and the board of directors and the committees of the board of directors are open to inspection upon the written demand to the corporation of any shareholder at any reasonable time for a purpose reasonably related to such shareholder's interests as a shareholder.
     AMENDMENT TO BYLAWS. Oakwood's bylaws provide that the bylaws may be amended, altered or repealed by action of the board of directors or the shareholders. However, Section 3.2 of the Bylaws, regarding the number, term and qualification of directors and Section 3.5 of the Bylaws, regarding the removal of directors, may not be amended, repealed or annulled except by a vote of the shareholders holding at least 75% of the shares of Oakwood entitled to vote.
     The CGCL provides that Golden West's Bylaws may be amended or repealed by approval of a majority of the outstanding shares or by the approval of the board of directors, except that a bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted by approval of a majority of the outstanding shares. Golden West's Bylaws provide that Golden West's Bylaws may be amended or repealed by the vote or written consent of holders of a majority of the outstanding shares entitled to vote. Subject to the foregoing rights of the shareholders, the Golden West Bylaws may be amended or repealed by Golden West's Board of Directors.
                                       42

               CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF MERGER
     The following discussion of certain federal income tax consequences of the Merger is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, judicial authority and administrative rulings and practice. This discussion, however, does not address all aspects of federal income taxation that may be relevant to a particular Golden West Shareholder in light of his personal investment circumstances and to certain types of shareholders subject to special treatment under the federal income tax laws (for example, insurance companies, tax exempt organizations, financial institutions or broker-dealers, persons who acquired their shares of Golden West Capital Stock pursuant to the exercise of a stock option or pursuant to their deferred compensation arrangement and persons who are not citizens or residents of the United States or who are foreign corporations, foreign partnerships or foreign estates or trusts) and does not discuss any aspects of state, local or foreign taxation. In addition, this discussion does not address the conversion of the Golden West Options into options to purchase shares of Oakwood Common Stock pursuant to the Merger. Further, this discussion assumes that all Golden West Shareholders have held their shares of Golden West Capital Stock as capital assets.
     There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view to those expressed herein. No ruling from the IRS has been or will be sought with respect to any aspect of the Merger. Moreover, legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to Golden West Shareholders.
          EACH GOLDEN WEST SHAREHOLDER IS URGED TO CONSULT HIS OWN TAX
     ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL AND FOREIGN
     TAX LAWS, AND OF CHANGES IN APPLICABLE TAX LAWS.
QUALIFICATION OF THE MERGER AS A TAX-FREE REORGANIZATION
     Although the matter is not free from doubt and is subject to the assumptions in the next sentence, the Merger should be a tax-free reorganization within the meaning of Section 368(a)(1) of the Code. The foregoing conclusion is based on certain assumptions, including the following: (i) that the Merger will be consummated in accordance with the Acquisition Agreement and the Agreement of Merger; (ii) that Oakwood has no present plan or intention to liquidate Golden West, to merge Golden West with or into another corporation, to sell or otherwise dispose of the stock of Golden West, to cause Golden West to issue additional shares of its stock that would result in Oakwood's loss of "control" of Golden West within the meaning of Section 368(c) of the Code or to cause Golden West to sell or dispose of any of its assets except for dispositions made in the ordinary course of business or which would not cause the Merger to fail to satisfy the "continuity of the business enterprise" requirements of Section 368(a)(1)(A) of the Code; (iii) that following the Effective Time, Golden West will hold substantially all of its properties; (iv) that following the Effective Time, the Golden West Continuing Shareholders will retain the Oakwood Common Stock received in the Merger in amounts and for such periods of time as shall be necessary to satisfy the "continuity of interest" requirements of Section 368(a)(1)(A) of the Code; and (v) that following the Effective Time, Oakwood will not take any actions that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a)(1) of the Code.
     It is a condition to the closing of the Merger that both Oakwood and Golden West receive an opinion of counsel that the Merger will qualify as a tax free reorganization. Such opinions will rely upon the assumptions set forth above, among others, and be based upon certain representations to be made by Oakwood, Golden West and, in the case of the opinion from Golden West's counsel, the principal shareholders of Golden West.
FEDERAL INCOME TAX CONSEQUENCES TO GOLDEN WEST CONTINUING SHAREHOLDERS
     Assuming that the Merger constitutes a tax-free reorganization under
Section 368(a)(l) of the Code, (i) Golden West Continuing Shareholders (other than Golden West Shareholders who exercise their right to dissent) will not recognize gain or loss upon the receipt of Oakwood Common Stock in exchange for their shares of Golden West Capital Stock; (ii) any Golden West Continuing Shareholders receiving cash in lieu of a fractional share of Oakwood Common Stock will recognize gain or loss equal to the difference between the amount of cash received and the basis he would have had in the fractional share of Oakwood Common Stock (such gain or loss being a long-term capital gain or loss if the shares of Golden West Capital Stock being surrendered for such Oakwood Common Stock were held by such Golden West Continuing Shareholder for more than one year); and (iii) each Golden West Continuing Shareholder's tax basis in, and holding period for, his shares of Golden West Capital Stock will carry over to the Oakwood Common Stock received in exchange therefor.
                                       43

     Any Golden West Shareholder who exercises his right to dissent in connection with the Merger will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any other property received and (ii) the shareholder's tax basis in his shares of Golden West Capital Stock.
     If the Merger were not to constitute a reorganization under Section 368(a)(l) of the Code, each Golden West Continuing Shareholder would recognize gain or loss equal to the difference between the fair market value of the Oakwood Common Stock received and his basis in his shares of Golden West Capital Stock. Such gain or loss would be long-term capital gain or loss, provided such shares had been held for more than one year.
       RIGHTS OF SHAREHOLDERS ELECTING TO EXERCISE THEIR RIGHT TO DISSENT

     Under the CGCL, each Golden West Shareholder as of August 19, 1994 is entitled to demand and receive payment of the fair value of all or any portion of such holder's shares of Golden Capital Stock pursuant to Section 1300 ET SEQ. of the CGCL owned by such holder if the Merger is consummated. The fair value of such shares is determined as of the day before the first announcement of the terms of the Merger, which occurred on August 19, 1994. Any Shareholder who elects to perfect such holder's dissenter's rights and demands payment of the fair value of such holder's shares of Golden West Common or Preferred Stock must strictly comply with Section 1300 ET SEQ. of the CGCL. THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTIONS 1300 ET SEQ. OF THE CGCL, THE TEXT OF WHICH IS ATTACHED AS
ANNEX II TO
THIS PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. ANY HOLDER OF SHARES OF GOLDEN WEST CAPITAL STOCK CONSIDERING DEMANDING DISSENTERS' RIGHTS IS ADVISED TO CONSULT LEGAL COUNSEL. DISSENTERS' RIGHTS WILL NOT BE AVAILABLE UNLESS AND UNTIL THE MERGER (OR A SIMILAR BUSINESS COMBINATION) IS CONSUMMATED. To perfect the right to dissent and receive the fair value of such holder's shares, the shareholder must neither vote for the Merger nor return an executed proxy that is left blank. A dissenting shareholder must either vote against the Merger or abstain from voting. A PROXY RETURNED WITHOUT VOTING INSTRUCTIONS WILL BE VOTED IN FAVOR OF THE MERGER AND AS A RESULT SUCH GOLDEN WEST SHAREHOLDER WILL LOSE SUCH HOLDER'S DISSENTER'S RIGHTS.

     Within 10 days after the Golden West Meeting, Golden West will mail to each Golden West Shareholder notice (the "Notice") of the approval of the Merger by the Golden West Shareholders, accompanied by a copy of
(section mark)(section mark)1300-1304 of the California Corporation Code. The Notice shall also state the price determined by Golden West to be the fair market value of the dissenting shares and a brief description of the procedure to be followed by a shareholder who elects to dissent.
     Any dissenting shareholder who desires that Golden West purchase his shares must make written demand upon Golden West for the purchase of such shares. The demand must be made no later than 30 days after the Notice was mailed to the shareholder. The shareholder's demand must state the number and class of shares held of record by the shareholder which the shareholder demands that Golden West purchase, as well as a statement by the shareholder as to what such holder thinks the fair market value of such shares was as of the day prior to the announcement of the Merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price. Neither voting against, abstaining from voting nor failing to vote on the Merger constitutes such written demand.
     Within the same 30 day period following the mailing of the Notice, the dissenting shareholder must submit to Golden West for endorsement certificates for any shares which the shareholder demands Golden West purchase. If Golden West and the shareholder agree upon the price of the dissenting shares, the dissenting shareholder is entitled to the agreed price with interest at the legal rate on judgments from the date of such agreement. Payment must be made within 30 days of the later of the date of the agreement between the shareholder and Golden West or the date the contractual conditions to the Merger are satisfied.
     If Golden West and the shareholder cannot agree as to the fair market value or as to the fact that such shares are dissenting shares, such shareholder may file within six months of the date of mailing of the Notice a complaint with the California Superior Court for the County of Orange demanding judicial determination of such matters. Golden West will then be required to make any payments in accordance with such judicial determination. If the complaint is not filed within the specified six month period, the shareholder's rights as a dissenter are lost.
     Dissenting shares lose their status as such if (i) Golden West abandons the Merger; (ii) the shares are transferred or are surrendered for conversion into shares of another class; (iii) the shareholder and Golden West do not agree as to the fair market value of such shares and a complaint is not filed within six months of the date the Notice was mailed; or (iv) the dissenting shareholder withdraws, with the consent of Golden West, his demand for purchase of the dissenting shares.
                                       44

     At the Effective Time, the shares of Golden West held by a shareholder exercising such holder's dissenter's rights will be canceled, and such shareholder will be entitled to no further rights except the right to receive payment of the fair value of such holder's shares of Golden West Common or Preferred Stock. However, if the shareholder fails to perfect or withdraws or loses such holder's rights as a dissenter with respect to such holder's shares of Golden West Capital Stock, such holder's shares of Golden West Common or Preferred Stock will be exchanged for Oakwood Common Stock as provided in the Agreement of Merger.

     Under North Carolina law, shareholders of Oakwood are not entitled to dissenters' rights in connection with the issuance of Oakwood Common Stock in the Merger.

                                 LEGAL MATTERS
     The validity and legality of the Oakwood Common Stock offered hereby and certain other legal matters will be passed upon for Oakwood by Kennedy Covington Lobdell & Hickman, L.L.P., NationsBank Corporate Center, Suite 4200, 100 North Tryon Street, Charlotte, North Carolina 28202. Clarence W. Walker, a partner of the firm of Kennedy Covington Lobdell & Hickman, L.L.P., is a member of the Board of Directors of Oakwood and Myles E. Standish, a partner in the firm of Kennedy Covington Lobdell & Hickman, L.L.P., is an assistant secretary of Oakwood and a director of certain of its subsidiaries. At August 10, 1994, Messrs. Walker and Standish and other partners and associates of Kennedy Covington Lobdell & Hickman, L.L.P. and their spouses and minor children owned beneficially an aggregate of 52,997 shares of Oakwood Common Stock. Certain legal matters will be passed upon for Golden West and the Golden West Shareholders by Latham & Watkins, Costa Mesa, California. John R. Stahr, a senior partner of Latham & Watkins, is a director of Golden West and owns 61,620 shares of Golden West Common Stock.
                                    EXPERTS

     The consolidated financial statements of Oakwood and its subsidiaries incorporated in this Proxy Statement/Prospectus by reference to Oakwood's Annual Report on Form 10-K for its fiscal year ended September 30, 1993 have been so incorporated in reliance on the reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Golden West and its subsidiaries as of December 26, 1992 and December 25, 1993 and for each of the three years in the period ended December 25, 1993 included in this Proxy Statement/Prospectus have been audited by Arthur Andersen & Co., independent public accountants, as stated in their report appearing herein and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
                                       45

                               GOLDEN WEST HOMES
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                                          PAGE
Report of Independent Public Accountants...............................................................................   F-2
Consolidated Balance Sheets (Assets)...................................................................................   F-3
Consolidated Balance Sheets (Liabilities and Shareholders' Equity).....................................................   F-4
Consolidated Statements of Income......................................................................................   F-5
Consolidated Statements of Shareholders' Equity........................................................................   F-6
Consolidated Statements of Cash Flows..................................................................................   F-7
Notes to Consolidated Financial Statements.............................................................................   F-8

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
TO THE BOARD OF DIRECTORS
  OF GOLDEN WEST HOMES:
     We have audited the accompanying consolidated balance sheets of GOLDEN WEST HOMES (a California corporation) and subsidiary as of December 26, 1992 and December 25, 1993, and the related consolidated statements of income, shareholders' equity and cash flows for each of the three years in the period ended December 25, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.
     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Golden West Homes and subsidiary as of December 26, 1992 and December 25, 1993, and the results of their operations and their cash flows for each of the three years in the period ended December 25, 1993 in conformity with generally accepted accounting principles.
                                         ARTHUR ANDERSEN & CO.
Orange County, California
February 22, 1994
  (except with respect to the
  matters discussed in Note 13 as to
  which the dates are March 14, 1994
  and April 11, 1994)
                                      F-2

                        GOLDEN WEST HOMES AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEETS

                                                                                     DECEMBER      DECEMBER
                                                                                        26,           25,        JUNE 25,
                                                                                       1992          1993          1994
                                                                                                                (UNAUDITED)
ASSETS
Current Assets:
  Cash and short-term investments.................................................  $ 2,929,000   $ 2,431,000   $ 1,403,000
  Restricted cash.................................................................      100,000       200,000       200,000
  Accounts receivable, net of allowance for doubtful accounts of $70,000
     in 1992, $80,000 in 1993 and $81,000 in 1994.................................    3,085,000     6,950,000     6,983,000
  Retail finance contracts........................................................           --       883,000       494,000
  Notes receivable................................................................      170,000       445,000     1,331,000
  Inventories.....................................................................    2,934,000     4,304,000     5,510,000
  Prepaid expenses and other current assets.......................................      290,000       486,000       106,000
  Deferred income tax benefit.....................................................      269,000       711,000       975,000
     Total current assets.........................................................    9,777,000    16,410,000    17,002,000
Property, Plant and Equipment, at cost:
  Land............................................................................    1,850,000     1,850,000     1,930,000
  Buildings and leasehold improvements............................................    5,373,000     5,588,000     6,803,000
  Machinery and equipment.........................................................    2,983,000     3,259,000     3,412,000
                                                                                     10,206,000    10,697,000    12,145,000
Less -- Accumulated depreciation and amortization.................................   (1,840,000)   (2,444,000)   (2,756,000)
                                                                                      8,366,000     8,253,000     9,389,000
Other Assets:
  Purchase price in excess of net assets acquired, net of accumulated amortization
     of $449,000 in 1992, $524,000 in 1993 and $551,000 in 1994...................    2,463,000     1,689,000     1,271,000
  Restricted cash.................................................................      520,000       583,000       583,000
  Other...........................................................................      528,000       610,000       722,000
                                                                                      3,511,000     2,882,000     2,576,000
                                                                                    $21,654,000   $27,545,000   $28,967,000
LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Line of credit with bank........................................................  $        --   $ 1,500,000   $        --
  Retail inventory financing......................................................      137,000       116,000       662,000
  Accounts payable................................................................    1,755,000     4,194,000     5,141,000
  Accrued expenses................................................................    3,351,000     4,260,000     4,981,000
  Dealer volume bonus.............................................................    2,236,000     2,978,000     1,908,000
  Current portion of long-term debt...............................................      114,000       444,000       614,000
     Total current liabilities....................................................    7,593,000    13,492,000    13,306,000
Deferred Compensation.............................................................       16,000            --            --
Long-Term Debt, Net of Current Portion............................................    6,201,000     6,706,000     7,228,000
Commitments and Contingent Liabilities
Shareholders' Equity:
  Preferred stock, series A, without par value -- Authorized -- 1,105,000 shares,
     issued and outstanding -- 1,105,000 shares...................................      850,000       850,000       850,000
  Preferred stock, series B, without par value -- Authorized -- 20,000 shares, issued and outstanding -- 12,500 shares at December 26, 1992 and none at
     December 25, 1993 and June 25, 1994..........................................    3,000,000            --            --
  Common stock, without par value -- Authorized -- 20,000,000 shares, issued and outstanding -- 1,235,000 shares at December 26, 1992 and December 25, 1993
     and 1,287,000 at June 25, 1994...............................................      150,000       150,000       202,000
Additional paid-in capital........................................................      500,000     2,350,000     2,396,000
Retained earnings.................................................................    3,344,000     3,997,000     4,985,000
     Total shareholders' equity...................................................    7,844,000     7,347,000     8,433,000
                                                                                    $21,654,000   $27,545,000   $28,967,000

   The accompanying notes are an integral part of these consolidated balance sheets.
                                      F-3

                        GOLDEN WEST HOMES AND SUBSIDIARY
                       CONSOLIDATED STATEMENTS OF INCOME

                                                                FOR THE YEARS ENDED                  FOR THE SIX MONTHS ENDED
                                                    DECEMBER 28,    DECEMBER 26,    DECEMBER 25,     JUNE 26,       JUNE 25,
                                                        1991            1992            1993           1993           1994
                                                                                                           (UNAUDITED)
Net Sales........................................   $ 74,048,000    $ 74,427,000    $ 89,564,000    $40,324,000    $55,875,000
Cost of Sales....................................     61,749,000      62,146,000      73,248,000     33,660,000     44,553,000
     Gross Profit................................     12,299,000      12,281,000      16,316,000      6,664,000     11,322,000
Operating Expenses:
  Selling........................................      5,746,000       5,872,000       7,687,000      3,470,000      4,857,000
  General and administrative.....................      5,860,000       5,961,000       7,068,000      3,102,000      4,581,000
     Total operating expenses....................     11,606,000      11,833,000      14,755,000      6,572,000      9,438,000
Income From Operations...........................        693,000         448,000       1,561,000         92,000      1,884,000
Interest Income..................................        298,000         169,000          95,000         42,000         86,000
Interest Expense.................................       (529,000)       (648,000)       (517,000)      (264,000)      (299,000)
Income (Loss) Before Provision (Benefit) For
  Income Taxes and Extraordinary Item............        462,000         (31,000)      1,139,000       (130,000)     1,671,000
Provision (Benefit) for Income Taxes.............        222,000          26,000         486,000        (34,000)       683,000
Income (Loss) Before Extraordinary Item..........        240,000         (57,000)        653,000        (96,000)       988,000
Extraordinary Item, Gain from Retirement of Debt
  (Net of Income Taxes of $60,000)...............             --          90,000              --             --             --
Net Income (Loss)................................   $    240,000    $     33,000    $    653,000    $   (96,000)   $   988,000
Net Income (Loss) Per Common and Equivalent
  Share:
  Before extraordinary item......................   $        .07    $       (.02)   $        .19    $      (.08)   $       .34
  Extraordinary item.............................             --             .03              --             --             --
Net Income (Loss) Per Common and Equivalent
  Share..........................................   $        .07    $        .01    $        .19    $      (.08)   $       .34
Weighted Average Common and Equivalent Shares
  Outstanding....................................      3,482,648       3,501,732       3,474,484      1,235,000      2,866,783

  The accompanying notes are an integral part of these consolidated financial statements.
                                      F-4

                        GOLDEN WEST HOMES AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                                                                    PREFERRED STOCK
                                                                                                     ADDITIONAL
                                   COMMON STOCK             SERIES A               SERIES B           PAID-IN      RETAINED
                                SHARES      AMOUNT     SHARES      AMOUNT    SHARES      AMOUNT       CAPITAL      EARNINGS
Balance December 29, 1990..... 1,235,000   $150,000   1,105,000   $850,000    12,500   $ 3,000,000   $  500,000   $3,071,000
  Net Income..................        --         --          --         --        --            --           --      240,000
Balance December 28, 1991..... 1,235,000    150,000   1,105,000    850,000    12,500     3,000,000      500,000    3,311,000
  Net Income..................        --         --          --         --        --            --           --       33,000
Balance December 26, 1992..... 1,235,000    150,000   1,105,000    850,000    12,500     3,000,000      500,000    3,344,000
  Net Income..................        --         --          --         --        --            --           --      653,000
  Purchase of Series B
    Preferred Stock...........        --         --          --         --   (12,500)   (3,000,000)   1,850,000           --
Balance December 25, 1993..... 1,235,000    150,000   1,105,000    850,000        --            --    2,350,000    3,997,000
  Net Income..................        --         --          --         --        --            --           --      988,000
  Exercise of Stock Options...    52,000     52,000          --         --        --            --           --           --
  Income Tax Benefit from
    Exercise of Non-Qualified
    Stock Options.............        --         --          --         --        --            --       46,000           --
Balance June 25, 1994
  (Unaudited)................. 1,287,000   $202,000   1,105,000   $850,000        --            --   $2,396,000   $4,985,000
                                   TOTAL
                               <
Balance December 29, 1990.....   $7,571,000
  Net Income..................      240,000
Balance December 28, 1991.....    7,811,000
  Net Income..................       33,000
Balance December 26, 1992.....    7,844,000
  Net Income..................      653,000
  Purchase of Series B
    Preferred Stock...........   (1,150,000)
Balance December 25, 1993.....    7,347,000
  Net Income..................      988,000
  Exercise of Stock Options...       52,000
  Income Tax Benefit from
    Exercise of Non-Qualified
    Stock Options.............       46,000
Balance June 25, 1994
  (Unaudited).................   $8,433,000

  The accompanying notes are an integral part of these consolidated financial statements.
                                      F-5

                        GOLDEN WEST HOMES AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                     FOR THE YEARS ENDED                  FOR THE SIX MONTHS ENDED
                                                         DECEMBER 28,    DECEMBER 26,    DECEMBER 25,     JUNE 26,       JUNE 25,
                                                             1991            1992            1993           1993           1994
                                                                                                                (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).....................................   $   240,000     $    33,000     $   653,000     $   (96,000)   $   988,000
Adjustments to reconcile net income (loss) to net cash
  provided by (used in) operating activities:
Depreciation and amortization.........................       436,000         707,000         772,000         375,000        348,000
Amortization of purchase price in excess of net assets
  acquired............................................        82,000          80,000          75,000          39,000         27,000
Loss on disposition of property, plant and
  equipment...........................................         8,000          31,000          56,000           7,000          8,000
Income tax benefit from exercise of non-qualified
  stock options.......................................            --              --              --              --         46,000
Income tax provision applied to purchase price in
  excess of net assets acquired.......................       190,000         138,000         699,000         108,000        391,000
Decrease (increase) in deferred income tax benefit....        16,000         (68,000 )      (442,000 )      (108,000)      (264,000)
Gain from retirement of debt..........................            --        (150,000 )            --              --             --
Decrease (increase) in accounts and notes
  receivable..........................................       714,000          36,000      (4,140,000 )    (2,046,000)      (919,000)
Decrease (increase) in retail finance contracts.......            --              --        (883,000 )            --        389,000
Decrease (increase) in inventories....................      (606,000 )       282,000      (1,370,000 )      (433,000)    (1,206,000)
Decrease (increase) in prepaid expenses and other
  current assets......................................       (66,000 )        42,000        (196,000 )        54,000        380,000
Increase (decrease) in retail inventory financing.....            --         137,000         (21,000 )        23,000        546,000
Increase (decrease) in accounts payable...............       470,000        (104,000 )     2,439,000         567,000        947,000
Increase (decrease) in accrued expenses...............      (196,000 )       (45,000 )     1,013,000         495,000        769,000
Increase (decrease) in dealer volume bonus............      (321,000 )       100,000         742,000        (897,000)    (1,070,000)
Net cash provided by (used in) operating activities...       967,000       1,219,000        (603,000 )    (1,912,000)     1,380,000
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment............    (2,452,000 )      (319,000 )      (715,000 )      (246,000)      (642,000)
Increase in other assets..............................      (429,000 )       (39,000 )       (82,000 )       (14,000)      (112,000)
Net cash used in investing activities.................    (2,881,000 )      (358,000 )      (797,000 )      (260,000)      (754,000)
CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) under line of credit......            --              --       1,500,000         700,000     (1,500,000)
Purchase of series B preferred stock..................            --              --      (1,150,000 )            --             --
Proceeds from issuance of debt........................     6,438,000              --       1,150,000              --             --
Proceeds from exercise of stock options...............            --              --              --              --         52,000
Repayments of debt....................................    (5,259,000 )      (964,000 )      (315,000 )      (208,000)      (158,000)
Restricted cash deposits..............................      (110,000 )      (510,000 )      (163,000 )      (263,000)            --
Payments of deferred compensation.....................       (90,000 )      (132,000 )      (120,000 )       (79,000)       (48,000)
Net cash provided by (used in) financing activities...       979,000      (1,606,000 )       902,000         150,000     (1,654,000)
Decrease in cash......................................      (935,000 )      (745,000 )      (498,000 )    (2,022,000)    (1,028,000)
Cash at beginning of period...........................     4,609,000       3,674,000       2,929,000       2,929,000      2,431,000
  Cash at end of period...............................   $ 3,674,000     $ 2,929,000     $ 2,431,000     $   907,000    $ 1,403,000
SUPPLEMENTAL DISCLOSURE:
Cash paid for:
Interest..............................................   $   503,000     $   699,000     $   499,000     $   229,000    $   287,000
Income taxes..........................................   $   238,000     $        --     $    35,000     $    25,000    $   409,000
Noncash investing and financing activities:

     During 1991, Golden West acquired from a non-employee shareholder an operating facility valued at $5,224,000 in a tax free exchange for another facility with a net book value of $2,474,000 (less an assumed mortgage of $1,400,000). In connection with the exchange, a note payable in the amount of $4,150,000 was issued which was subsequently repaid from proceeds of the industrial revenue bond financing.
     During the six months ended June 25, 1994, Golden West acquired an operating facility in Colorado for $1,050,000. The purchase was facilitated through a note in the amount of $850,000.
  The accompanying notes are an integral part of these consolidated financial statements.
                                      F-6

                        GOLDEN WEST HOMES AND SUBSIDIARY
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (INFORMATION AS OF JUNE 25, 1994 AND FOR THE SIX MONTHS ENDED
                 JUNE 26, 1993 AND JUNE 25, 1994 IS UNAUDITED.)
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER INFORMATION
     ACQUISITION. On May 5, 1988, the Karsten Company (Karsten) purchased all outstanding shares of Golden West stock and in connection therewith acquired certain assets and assumed certain liabilities of Golden West. This acquisition was accounted for under the purchase method of accounting and, accordingly, the purchase price has been allocated to the acquired net assets based upon the estimated fair market value of assets and liabilities at the date of acquisition. The difference between the purchase price and the fair value of net assets acquired at the date of acquisition is reflected as purchase price in excess of net assets acquired in the accompanying consolidated balance sheets and is being amortized on a straight-line basis over a forty year period. Subsequent to December 25, 1993, Karsten was merged into Golden West (see Note
13).
     In connection with the acquisition, Golden West originally acquired net operating loss carryforwards of approximately $13,000,000 which could be used to offset future Federal taxable income and approximately $6,500,000 which could be used to offset future state taxable income. As net operating loss carryforwards were used to offset taxable income, the result was to reduce the purchase price in excess of net assets acquired by the amount of the reduction of current income taxes payable (See Note 5).
     PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of Karsten and its wholly owned subsidiaries Golden West and Golden Circle Financial Services (Golden Circle Financial). All significant intercompany accounts and transactions have been eliminated in consolidation.
     CASH AND SHORT-TERM INVESTMENTS. Under Golden West's cash management program, cash in excess of operating requirements is placed in short-term investments. For purposes of the statement of cash flows, Golden West considers all highly liquid short-term investments purchased with a maturity of three months or less to be cash equivalents.
     PROPERTY, PLANT AND EQUIPMENT. For financial reporting purposes, depreciation and amortization are provided on a straight-line basis over the following estimated useful lives:

Buildings............................................................................   20-30 years
Leasehold improvements...............................................................   Term of lease
Machinery and equipment..............................................................   3-10 years

     Golden West capitalizes expenditures for betterment and major renewals. Maintenance, repairs and minor renewals or improvements are charged to expense as incurred. When assets are sold or retired, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in income.
     WARRANTY COSTS. Estimated product warranty costs are accrued at the time products are sold.
     DEALER VOLUME BONUS. Golden West provides incentives to dealers using a predetermined formula applied to the volume of homes sold to the dealer during the year. Such incentives (reflected as a reduction of gross sales) are recorded at the time sales are recognized.
     PRODUCT DEVELOPMENT COSTS. Product development costs are charged to expense as incurred.
     DEFERRED COMPENSATION. In prior years, Golden West had a deferred compensation plan whereby a portion of compensation earned by certain key employees was deferred. Effective May 5, 1988, no future compensation payable to the participants may be deferred under the plan. The amounts deferred are fully vested and are payable, in equal quarterly installments, over a ten year period.
     Each participant has the option to waive a portion of their deferred compensation in exchange for common stock of Golden West. In connection with amendments to the plan in 1988, the participants are entitled to receive an aggregate maximum of 260,000 shares for $500,000 of their deferred compensation balances (See Note 13).
     SALES RECOGNITION. Golden West manufactures its homes pursuant to dealer orders, and sales are recognized upon completion and transfer of title to the home.
                                      F-7

                        GOLDEN WEST HOMES AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND OTHER INFORMATION -- Continued ACCOUNTING PERIOD. Golden West's fiscal year ends on the last Saturday in
December which was December 28, 1991, December 26, 1992 and December 25, 1993, and each of these years contained 52 weeks.
     INCOME TAXES. Golden West accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."
     POSTRETIREMENT BENEFITS. Golden West has no benefit plans that qualify under Statement of Financial Accounting Standards No. 106, "Employers' Accounting for Postretirement Benefits other than Pensions" or Statement of Financial Accounting Standards No. 112, "Employers' Accounting for Postemployment Benefits."
     NET INCOME PER COMMON AND EQUIVALENT SHARE. Net income per common and equivalent share amounts are based on the weighted average number of shares outstanding during the period, including common stock equivalents resulting from dilutive stock options, convertible series A preferred stock and shares issuable under Golden West's deferred compensation plan. The 12,500 shares of convertible series B preferred stock canceled November 30, 1993, have been adjusted to give effect to a 52 for 1 stock split (see Note 13) for purposes of calculating earnings per share. Fully diluted earnings per share has not been presented since it is not materially different from primary earnings per share.
2. INVENTORIES
     Inventories are comprised of the following:

                                                              DECEMBER 26,    DECEMBER 25,     JUNE 25,
                                                                  1992            1993           1994
Raw Materials..............................................    $1,341,000      $1,837,000     $1,842,000
Work in process............................................       918,000         906,000        930,000
Finished goods.............................................       675,000       1,561,000      2,738,000
                                                               $2,934,000      $4,304,000     $5,510,000

     Inventories are valued at the lower of cost (first-in, first-out) or market. Cost includes material, labor and manufacturing overhead.
3. ACCRUED EXPENSES
     Accrued expenses consist of the following:

                                                              DECEMBER 26,    DECEMBER 25,     JUNE 25,
                                                                  1992            1993           1994
Payroll and payroll taxes..................................    $  614,000      $1,104,000     $1,768,000
Accrued insurance..........................................     1,392,000       1,087,000        748,000
Warranty service...........................................       625,000         732,000        799,000
Other......................................................       720,000       1,337,000      1,666,000
                                                               $3,351,000      $4,260,000     $4,981,000

                        GOLDEN WEST HOMES AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
4. LONG-TERM DEBT AND LINE OF CREDIT WITH BANK
     Long-term debt consists of the following:

                                                                          DECEMBER 26,    DECEMBER 25,     JUNE 25,
                                                                              1992            1993           1994
Industrial revenue bonds, variable interest rate (3.6% at December 25,
  1993 and 3.05% at June 25, 1994), due in annual installments of
  $200,000 from 1994 through 1996 and
  $300,000 through 2011................................................    $5,200,000      $5,100,000     $5,100,000
8.375% note due May 1, 2006 (10.75% at December 25, 1993), payable in monthly installments of $8,229, including interest, secured by land
  and building.........................................................       915,000         900,000        891,000
12% note to shareholders paid off in April 1993 which was secured by land and building and subordinated to the above note due May 1,
  2006.................................................................       200,000              --             --
Installment note, interest at prime (6.0% at December 25, 1993 and
  7.25% at June 25, 1994) plus .75% due in monthly principal installments of $19,167 plus interest through November 1998, secured
  by all assets except real property...................................            --       1,150,000      1,035,000
9% note due March 1, 1999, payable in monthly installments of $17,645,
  including interest, secured by land and building.....................            --              --        816,000
                                                                            6,315,000       7,150,000      7,842,000
Less: Current portion of long-term debt................................      (114,000)       (444,000)      (614,000)
                                                                           $6,201,000      $6,706,000     $7,228,000

     Under the provisions of the industrial revenue bonds, Golden West is required to provide a letter of credit to guarantee payment to bondholders. The letter of credit, which is provided by a major bank through 1996, is secured by land and buildings of the financed property, machinery and equipment, inventory and receivables. Golden West was also required to deposit approximately $55,000 per month from November 1991 through April 1993 in a cash collateral account classified as restricted cash in the accompanying consolidated balance sheets. All mandatory bond redemptions are paid out of this account.
     In December 1992, Golden West prepaid a $1,000,000 note which was originally due April 30, 1995 for $850,000 resulting in an extraordinary gain which is reflected in the accompanying consolidated statements of income net of income taxes.
     As of December 25, 1993, principal payments on long-term debt are as follows:

Year ending in December:
1994....................................................................................   $   444,000
1995....................................................................................       455,000
1996....................................................................................       454,000
1997....................................................................................       556,000
1998....................................................................................       559,000
1999 and thereafter.....................................................................     4,682,000
                                                                                           $ 7,150,000

     In March 1993, Golden West entered into an agreement with a major bank for a $2,000,000 revolving line of credit which was increased to $3,000,000 in November 1993 and is secured by receivables and inventory. The agreement, which expires in May 1994, limits maximum borrowings to 80% of eligible accounts receivable as defined. The interest rate charged on borrowings is .25% over the bank's prime interest rate, which was 6% at December 25, 1993 and 7.25% at June 25, 1994. The amount outstanding at December 25, 1993 and June 25, 1994 was $1,500,000 and $-0-, respectively. Under the terms of the line of credit, Golden West is required to meet certain financial covenants.
                                      F-9

                        GOLDEN WEST HOMES AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
5. INCOME TAXES
     The components of the provision (benefit) for income taxes are as follows:

                                                            FISCAL YEARS ENDED                   SIX MONTHS ENDED
                                               DECEMBER 28,    DECEMBER 26,    DECEMBER 25,    JUNE 26,     JUNE 25,
                                                   1991            1992            1993          1993         1994
Current:
  Federal...................................     $175,000        $131,000        $789,000      $  63,000    $805,000
  State.....................................       31,000          23,000         139,000         11,000     142,000
                                                  206,000         154,000         928,000         74,000     947,000
Deferred:
  Federal...................................       14,000         (58,000)       (376,000)       (92,000)   (224,000)
  State.....................................        2,000         (10,000)        (66,000)       (16,000)    (40,000)
                                                   16,000         (68,000)       (442,000)      (108,000)   (264,000)
  Total Provision...........................      222,000          86,000         486,000        (34,000)    683,000
Less: Provision related to extraordinary
  item......................................           --         (60,000)             --             --          --
                                                 $222,000        $ 26,000        $486,000      $ (34,000)   $683,000

     The reported provision (benefit) for income taxes differs from the amount computed by applying the statutory Federal income tax rate of 34% to the consolidated income (loss) before provision (benefit) for income taxes and extraordinary item as follows:

                                                              FISCAL YEARS ENDED                   SIX MONTHS ENDED
                                                 DECEMBER 28,    DECEMBER 26,    DECEMBER 25,    JUNE 26,    JUNE 25,
                                                     1991            1992            1993          1993        1994
Provision (benefit) computed at statutory
  rate........................................     $157,000        $(11,000)       $387,000      $(44,000)   $568,000
State taxes (benefit), net of Federal
  benefit.....................................       28,000          (2,000)         67,000        (8,000)    100,000
Permanent differences.........................       37,000          39,000          32,000        18,000      15,000
                                                   $222,000        $ 26,000        $486,000      $(34,000)   $683,000

     The components of Golden West's deferred income tax provision (benefit) are as follows:

                                                            FISCAL YEARS ENDED                    SIX MONTHS ENDED
                                               DECEMBER 28,    DECEMBER 26,    DECEMBER 25,    JUNE 26,     JUNE 25,
                                                   1991            1992            1993          1993         1994
AMT credits.................................    $       --      $       --      $ (226,000)    $      --    $      --
Net operating loss carryforwards............       190,000         138,000         699,000            --      391,000
Allowance for doubtful accounts.............        (1,000)         (8,000)        (19,000)      (23,000)    (106,000)
Inventory reserve...........................            --              --         (44,000)           --      (10,000)
Warranty service accrual....................       (26,000)        (16,000)        (43,000)       (8,000)     (27,000)
Depreciation................................       (16,000)         (2,000)        (71,000)      (45,000)      (8,000)
Other non-deductible expenses...............        59,000         (42,000)        (39,000)      (32,000)    (113,000)
Change in valuation allowance...............      (190,000)       (138,000)       (699,000)           --     (391,000)
                                                $   16,000      $  (68,000)     $ (442,000)    $(108,000)   $(264,000)

                        GOLDEN WEST HOMES AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
5. INCOME TAXES -- Continued
     The components of the Company's net deferred income tax benefit are as follows:

                                                              DECEMBER 26,    DECEMBER 25,     JUNE 25,
                                                                  1992            1993           1994
AMT credits................................................    $       --      $  226,000     $  226,000
Net operating loss carryforwards...........................     3,130,000       2,431,000      2,040,000
Allowance for doubtful accounts............................        30,000          49,000        155,000
Inventory reserve..........................................            --          44,000         54,000
Warranty service accrual...................................       250,000         293,000        320,000
Depreciation...............................................      (107,000)        (36,000)       (28,000)
Other non-deductible expenses..............................        96,000         135,000        248,000
Valuation allowance........................................    (3,130,000)     (2,431,000)    (2,040,000)
                                                               $  269,000      $  711,000     $  975,000

     The provision for income taxes is calculated before utilization of the net operating loss carryforwards which were acquired as part of the purchase described in Note 1. Utilization of the acquired net operating loss carryforwards results in a reduction of the current income tax liability, subject to certain annual limitations imposed by the Internal Revenue Code, as well as a corresponding reduction of the amount of purchase price in excess of net assets acquired recorded in connection with the acquisition (See Note 1). The annual limitation as of December 25, 1993 is approximately $775,000 for Federal and state purposes. For the year ended December 25, 1993, Golden West utilized approximately $1,600,000 and $1,700,000 of the net operating loss carryforwards as a reduction of the current Federal and state income tax liabilities, respectively.
     At December 25, 1993, Golden West had available net operating loss carryforwards for Federal and state tax reporting purposes of approximately $7,000,000 and $1,100,000, respectively. These loss carryforwards are available through the year 2002 for Federal purposes and from 1994 to 2002 for state purposes.
6. CAPITAL STOCK
     Each share of series A preferred stock is convertible, at the option of the holder, into common stock of Golden West at the rate of one common stock share for each series A preferred share, subject to certain adjustments. In addition, the stock shall automatically convert into common stock upon the closing of a public offering or on September 30, 1995, whichever first occurs. The series A preferred stock is entitled to receive dividends based on certain criteria and has the same voting rights as common.
     The series B preferred stock, which was held by the former owner of Golden West, was purchased for $1,150,000 and canceled by Golden West in November 1993. The $1,850,000 difference between the purchase price and the original stated value of the preferred stock was credited to additional paid-in capital in the accompanying consolidated balance sheets.
     As a result of the purchase, the former owner of Golden West waived all rights to convert the series B preferred stock to either a promissory note or 20% of voting stock.
7. COMMITMENTS AND CONTINGENT LIABILITIES
     Golden West leases certain facilities and equipment under noncancellable operating lease agreements which expire on various dates through 1999. Rental expense for the years ended December 28, 1991, December 26, 1992 and December 25, 1993 was $1,273,000, $958,000 and $628,000, respectively. Rental expense for the six months ended June 26, 1993 and June 25, 1994 was $380,000 and $388,000, respectively. As of December 25, 1993, approximate minimum rental commitments under noncancellable operating leases are payable as follows:

Year ending in December:
1994....................................................................................   $   640,000
1995....................................................................................       538,000
1996....................................................................................       314,000
1997....................................................................................       194,000
1998....................................................................................       151,000
Thereafter..............................................................................        11,000
                                                                                           $ 1,848,000

                        GOLDEN WEST HOMES AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
7. COMMITMENTS AND CONTINGENT LIABILITIES -- Continued
     Golden West has various incentive compensation programs (the Programs) for executives, division managers and other factory employees. The Programs provide for bonuses based on various percentages of sales and profit, as defined. Under the Programs, Golden West incurred bonus expenses of approximately $1.8 million, $1.9 million and $2.5 million for the years ended December 28, 1991, December 26, 1992 and December 25, 1993, respectively, and approximately $1,000,000 and $1,300,000 for the six months ended June 26, 1993 and June 25, 1994, respectively.
     Golden West is contingently liable under terms of repurchase agreements with financial institutions providing inventory financing for retailers of Golden West's product. These arrangements, which are customary in the industry, provide for the repurchase of products sold to retailers in the event of default on payments by the retailer. Although Golden West is contingently liable under these agreements, the risk of loss is spread over numerous retailers and financing institutions and is further reduced by the resale value of repurchased homes. Golden West estimates that its potential obligations under repurchase agreements approximated $22 million at December 25, 1993. Losses under these agreements have not been significant in the past.
     Golden West is involved in various legal proceedings, most of which are routine litigation incident to its business, and most of which are covered in whole or in part by insurance. In the opinion of management, disposition of these matters will not have a material adverse impact on Golden West's financial position or results of operations.
8. 401(k) PLAN
     Golden West has a 401(k) Savings Plan (the Plan) for full-time eligible employees (defined as employees with one or more years of service and at least 21 years of age). Under the Plan, Golden West makes matching contributions based on a pre-determined formula to an annual limitation, which was $150,000, $160,000 and $180,000 in 1991, 1992 and 1993, respectively. The employee's contributions vest immediately and Golden West contributions vest over a seven year period.
9. STOCK OPTIONS
     On April 24, 1990, the shareholders approved a Stock Option Plan (the Plan) for executives and key employees covering 312,000 shares of common stock. On November 1, 1993, shareholders approved an amendment to the Plan to increase the number of shares authorized from 312,000 to 520,000. Under the Plan, Golden West can issue both incentive and non-qualified options. Options are granted at not less than the fair market value of the stock at the date such option is granted and become exercisable over a four year period.
     The following is a summary of transactions relating to the Plan for the years ended December 26, 1992 and December 25, 1993:

                                                                                      STOCK OPTIONS
                                                                                SHARES         PRICE
Outstanding, December 28, 1991..............................................    278,200   $           1.00
  Granted...................................................................     26,000               1.42
  Exercised.................................................................         --                 --
  Canceled..................................................................         --                 --
Outstanding, December 26, 1992..............................................    304,200          1.00-1.42
  Granted...................................................................    104,000               1.54
  Exercised.................................................................         --                 --
  Canceled..................................................................    (5,200)              (1.00)
Outstanding, December 25, 1993..............................................    403,000   $     1.00-$1.54
Exercisable at December 25, 1993............................................    211,250
Available for Grant at December 25, 1993....................................    117,000

                        GOLDEN WEST HOMES AND SUBSIDIARY
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- CONTINUED
10. FINANCE COMPANY
     In October 1993, Golden West formed Golden Circle Financial, a wholly-owned subsidiary, for the purpose of providing retail financing for Golden West's homes. There were no revenues generated and approximately $165,000 of start-up expenses incurred in 1993.
     Golden Circle Financial is utilizing Golden West's bank revolving line of credit for operating capital and has an agreement with a major financial institution to purchase Golden Circle Financial retail finance contracts on a non-recourse basis. At December 25, 1993, Golden West had provided $883,000 in retail finance contracts, of which $592,000 were sold to the financial institution in January 1994, and the balance is anticipated to be sold in 1994.
11. MAJOR CUSTOMER
     For the years ended December 26, 1992 and December 25, 1993, Golden West sold $7,578,000 and $12,827,000, respectively, of homes, representing 10% and 14%, respectively, of net sales to one customer. No other customer accounted for more than 10% of net sales during 1992 or 1993. There were no customers for the year ended December 28, 1991 which accounted for more than 10% of net sales. For the six months ended June 26, 1993 and June 25, 1994, Golden West sold $6,133,000 and $9,194,000, respectively, of homes, representing 15% and 16%, respectively, of net sales to one customer.
12. EMPLOYEE STOCK OWNERSHIP PLAN
     In January 1994, Golden West formed an employee stock ownership plan for full time employees (defined as employees with one or more years of service and at least 21 years of age). For 1994, Golden West's Board of Directors approved an initial contribution of $100,000 together with a year end contribution of 10% of 1994 pre-tax earnings.
13. SUBSEQUENT EVENTS
     On March 14, 1994, Golden West purchased a manufacturing facility in Fort Morgan, Colorado for $1,050,000. In connection with this purchase Golden West signed an $850,000 note which is payable over five years at 9% interest.
     On April 11, 1994, Golden West's Board of Directors approved the following actions:
     (a) an increase in the authorized shares of common and series A preferred stock to 20,000,000 and 1,105,000, respectively, and a 52 for 1 stock split of these series. All references in the accompanying consolidated financial statements to the number of shares and per share amounts have been restated to reflect the effect of these actions.
     (b) a plan to merge Karsten into Golden West and to change its name to Golden West Homes. The accompanying consolidated financial statements have been revised to reflect these actions.
     On April 11, 1994, the participants in the deferred compensation plan, subject to the closing of a public offering, irrevocably elected to convert $500,000 in their account balances into 260,000 shares of common stock upon the closing of a public offering. The $500,000 is classified as additional paid-in capital in the accompanying consolidated financial statements.
                                      F-13

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
     Sections 55-8-51 and 55-8-56 of the North Carolina Business Corporation Act (the "Act") provide, in substance, that North Carolina corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with proceedings brought against them by a third-party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such proceedings.
     Section 9.5 of the Registrant's Bylaws provides that a director of the Registrant shall have the right to be indemnified by the Registrant against expenses, including reasonable attorneys' fees, incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether or not brought by or on behalf of the Corporation, arising out of his or her status as such director or as an officer, employee or agent of the Registrant and any liability incurred by him or her, including without limitation, satisfaction of any judgment, money decree, fine, penalty or settlement, for which he or she may have become liable in connection with any such action, suit or proceeding. The Bylaws further contemplate that the indemnification provisions permitted thereunder are not exclusive of any other rights to which such person may be entitled apart from the provisions of the Bylaws, and shall not be limited by the provisions for indemnification in Sections 55-8-51 through 55-8-56 of the Act or any successor statutory provisions.
     Section 55-8-57 of the Act also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against liabilities which they may incur in their capacities as such, whether or not the corporation would have the power to indemnify them under other provisions of the statute. The Registrant has purchased insurance to provide for indemnification of directors and officers.
     Paragraph 11 of the Registrant's Articles of Incorporation provides that a director of the Registrant shall have no personal liability arising out of any action for monetary damages for breach of his or her duty as a director to the full extent permitted by the laws of the State of North Carolina.
ITEM 21. EXHIBITS.

 2     Acquisition Agreement, including the Agreement of Merger attached thereto as Exhibit A*
 4     Shareholder Protection Rights Agreement between the Registrant and Wachovia Bank of North Carolina, N.A., as Rights
       Agent (incorporated by reference to Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended
       June 30, 1991).
 5     Opinion and Consent of Kennedy Covington Lobdell & Hickman, L.L.P.*
 8     Opinion of Kennedy Covington Lobdell & Hickman, L.L.P. regarding certain tax matters*
23.1   Consent of Price Waterhouse LLP*
23.2   Consent of Kennedy Covington Lobdell & Hickman, L.L.P. (see Exhibits 5 and 8).
23.3   Consent of Arthur Andersen & Co.*
24     Power of Attorney*
99.1   Form of Acknowledgement*
99.2   Golden West Homes Form of Proxy (filed herewith).



* Already filed.

ITEM 22. UNDERTAKINGS.
     (a) The undersigned Registrant hereby undertakes:
     (1) to file during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) to reflect in the prospectus any facts or event arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
                                      II-1

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information statement.
     (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement related to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.
     (3) to remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.
     (c)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or any party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.
     (2) The Registrant undertakes that every prospectus: (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.
     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.
                                      II-2

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greensboro, State of North Carolina, on August 31, 1994.

                                         OAKWOOD HOMES CORPORATION

                                         By: /s/      C. MICHAEL KILBOURNE


                                             NAME: C. MICHAEL KILBOURNE
                                           TITLE: VICE PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                      SIGNATURE                                          CAPACITY                            DATE
                   RALPH L. DARLING                     Director and Chairman of the Board            , 1994
                          *                             Director and President (Principal Executive   August 31, 1994
                                                          Officer)
                NICHOLAS J. ST. GEORGE
                          *                             Director and Executive Vice President         August 31, 1994
                ROBERT D. HARVEY, SR.
                          *                             Director and Executive Vice President         August 31, 1994
                  A. STEVEN MICHAEL
                          *                             Director                                      August 31, 1994
                   DENNIS I. MEYER
                          *                             Director                                      August 31, 1994
                KERMIT G. PHILLIPS, II
                          *                             Director                                      August 31, 1994
                 S. GRAY STEIFEL, JR.
                          *                             Director                                      August 31, 1994
                  SABIN C. STREETER
                                                        Director                                      , 1994
               FRANCIS T. VINCENT, JR.
                          *                             Director                                      August 31, 1994
                  CLARENCE W. WALKER
                          *                             Director                                      August 31, 1994
                  H. MICHAEL WEAVER

                                      II-3

                      SIGNATURE                                          CAPACITY                            DATE
         /s/            C. MICHAEL KILBOURNE            Vice President (Principal Financial           August 31, 1994
                                                          Officer)
                 C. MICHAEL KILBOURNE
                          *                             Treasurer (Principal Accounting Officer)      August 31, 1994
                   DOUGLAS R. MUIR
*By: /s/         C. MICHAEL KILBOURNE
C. MICHAEL KILBOURNE
ATTORNEY-IN-FACT

                                                                         ANNEX I
                             ACQUISITION AGREEMENT
                                     AMONG
                           OAKWOOD HOMES CORPORATION,
                        GOLDEN ACQUISITION CORPORATION,
                               GOLDEN WEST HOMES,
                   CERTAIN SHAREHOLDERS OF GOLDEN WEST HOMES
                                      AND
                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA,
                                AS ESCROW AGENT
                          DATED AS OF AUGUST 17, 1994

                               TABLE OF CONTENTS

                                                                                                                        PAGE
ARTICLE 1............................................................................................................    Aa-1
  THE MERGER.........................................................................................................    Aa-1
  1.1 The Merger.....................................................................................................    Aa-1
  1.2 The Closing....................................................................................................    Aa-1
  1.3 Effective Time.................................................................................................    Aa-1
ARTICLE 2............................................................................................................    Aa-1
  ARTICLES OF INCORPORATION AND BYLAWS AND OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION.......................    Aa-1
  2.1 Articles of Incorporation......................................................................................    Aa-1
  2.2 Bylaws.........................................................................................................    Aa-2
  2.3 Directors......................................................................................................    Aa-2
  2.4 Officers.......................................................................................................    Aa-2
ARTICLE 3............................................................................................................    Aa-2
  CONVERSION OF GOLDEN WEST STOCK; EXCHANGE OF CERTIFICATES..........................................................    Aa-2
  3.1 Conversion of Shares...........................................................................................    Aa-2
  3.2 Fractional Shares..............................................................................................    Aa-3
  3.3 Exchange of Certificates.......................................................................................    Aa-3
  3.4 Distributions with Respect to Unexchanged Shares of Golden West Common Stock or Golden West Preferred Stock....    Aa-3
  3.5 Stock Options..................................................................................................    Aa-4
  3.6 Withholding Rights.............................................................................................    Aa-4
  3.7 Dissenting Shares..............................................................................................    Aa-4
  3.8 Transaction Expenses...........................................................................................    Aa-5
  3.9 Escrow.........................................................................................................    Aa-5
ARTICLE 4............................................................................................................    Aa-6
  REPRESENTATIONS AND WARRANTIES OF GOLDEN WEST AND THE SHAREHOLDERS.................................................    Aa-6
  4.1 Organization and Qualification; Subsidiaries...................................................................    Aa-7
  4.2 Articles of Incorporation and Bylaws...........................................................................    Aa-7
  4.3 Capitalization.................................................................................................    Aa-7
  4.4 Authority Relative to this Agreement...........................................................................    Aa-7
  4.5 No Conflict; Required Filings and Consents.....................................................................    Aa-8
  4.6 [Intentionally Omitted]........................................................................................    Aa-8
  4.7 Other Interests................................................................................................    Aa-8
  4.8 Financial Statements...........................................................................................    Aa-8
  4.9 Subsequent Events..............................................................................................    Aa-9
  4.10 Tax Matters...................................................................................................    Aa-9
  4.11 Employees and Fringe Benefit Plans............................................................................   Aa-10
  4.12 Title to Assets...............................................................................................   Aa-11
  4.13 Condition of Tangible Assets..................................................................................   Aa-13
  4.14 Leases........................................................................................................   Aa-15
  4.15 Adequacy of Assets............................................................................................   Aa-15
  4.16 Arms-Length Transaction.......................................................................................   Aa-15
  4.17 Lawfully Operating............................................................................................   Aa-15
  4.18 No Litigation.................................................................................................   Aa-16
  4.19 [Intentionally Omitted].......................................................................................   Aa-16
  4.20 Labor Matters.................................................................................................   Aa-16

                                     Aa-ii

  4.21 Pooling of Interests..........................................................................................   Aa-16
  4.22 No Brokers....................................................................................................   Aa-16
  4.23 Oakwood Stock Ownership.......................................................................................   Aa-16
  4.24 Bank Accounts.................................................................................................   Aa-16
  4.25 Insurance.....................................................................................................   Aa-17
  4.26 Warranty and Product Liability Matters........................................................................   Aa-17
  4.27 Warranty, Repurchase and Other Service Obligations............................................................   Aa-17
  4.28 Dealer Arrangements...........................................................................................   Aa-17
  4.29 Guarantees....................................................................................................   Aa-17
  4.30 Prospective Changes...........................................................................................   Aa-18
  4.31 Full Disclosure...............................................................................................   Aa-18
ARTICLE 5............................................................................................................   Aa-19
  REPRESENTATIONS AND WARRANTIES OF OAKWOOD AND MERGER SUB...........................................................   Aa-19
  5.1 Organization and Qualification.................................................................................   Aa-19
  5.2 Articles of Incorporation and Bylaws...........................................................................   Aa-19
  5.3 Capitalization.................................................................................................   Aa-19
  5.4 Authority Relative to this Agreement...........................................................................   Aa-20
  5.5 No Conflict; Required Filings and Consents.....................................................................   Aa-20
  5.6 SEC Filings; Financial Statements..............................................................................   Aa-20
  5.7 Absence of Changes.............................................................................................   Aa-21
  5.8 Absence of Litigation..........................................................................................   Aa-21
  5.9 Brokers........................................................................................................   Aa-21
  5.10 Compliance....................................................................................................   Aa-21
  5.11 Full Disclosure...............................................................................................   Aa-21
ARTICLE 6............................................................................................................   Aa-21
  COVENANTS..........................................................................................................   Aa-21
  6.1 Covenants of Oakwood and Golden West...........................................................................   Aa-21
  6.2 Covenants of Golden West.......................................................................................   Aa-23
  6.3 Covenants of Oakwood...........................................................................................   Aa-25
  6.4 Tax-Free Reorganization........................................................................................   Aa-25
ARTICLE 7............................................................................................................   Aa-25
  CONDITIONS.........................................................................................................   Aa-25
  7.1 Conditions to Each Party's Obligation to Effect the Merger.....................................................   Aa-25
  7.2 Conditions to Obligation of Golden West to Effect the Merger...................................................   Aa-26
  7.3 Conditions to Obligation of Oakwood and Merger Sub to Effect the Merger........................................   Aa-27
ARTICLE 8............................................................................................................   Aa-28
  INDEMNIFICATION....................................................................................................   Aa-28
  8.1 Indemnification................................................................................................   Aa-28
  8.2 Notice.........................................................................................................   Aa-29
ARTICLE 9............................................................................................................   Aa-29
  TERMINATION........................................................................................................   Aa-29
  9.1 Termination by Mutual Consent..................................................................................   Aa-29
  9.2 Termination by Either Oakwood or Golden West...................................................................   Aa-29
  9.3 Termination by Golden West.....................................................................................   Aa-29
  9.4 Termination by Oakwood.........................................................................................   Aa-29
  9.5 Effect of Termination and Abandonment..........................................................................   Aa-30
  9.6 Extension; Waiver..............................................................................................   Aa-30

  9.7 Termination Fee................................................................................................   Aa-30
ARTICLE 10...........................................................................................................   Aa-30
  GENERAL PROVISIONS.................................................................................................   Aa-30
  10.1 Effectiveness of Representations and Warranties...............................................................   Aa-30
  10.2 Notices.......................................................................................................   Aa-30
  10.3 Assignment, Binding Effect; Benefit...........................................................................   Aa-31
  10.4 Entire Agreement..............................................................................................   Aa-31
  10.5 Amendment.....................................................................................................   Aa-31
  10.6 Governing Law.................................................................................................   Aa-32
  10.7 Counterparts..................................................................................................   Aa-32
  10.8 Headings......................................................................................................   Aa-32
  10.9 Interpretation................................................................................................   Aa-32
  10.10 Waivers......................................................................................................   Aa-32
  10.11 Incorporation of Schedules and Exhibits......................................................................   Aa-32
  10.12 Severability.................................................................................................   Aa-32
  10.13 Enforcement of Agreement.....................................................................................   Aa-32
  10.14 Effectiveness................................................................................................   Aa-32

                             ACQUISITION AGREEMENT
     This ACQUISITION AGREEMENT (the "Agreement"), is executed as of the 17th day of August, 1994, by and among OAKWOOD HOMES CORPORATION, a North Carolina corporation ("Oakwood"), GOLDEN ACQUISITION CORPORATION, a newly formed California corporation and wholly-owned subsidiary of Oakwood ("Merger Sub"), GOLDEN WEST HOMES, a California corporation ("Golden West"), the shareholders of Golden West who receive Oakwood Common Stock (as hereinafter defined) under this Agreement (the "Shareholders"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, a national banking association organized and existing under the laws of the United States of America, as Escrow Agent (the "Escrow Agent").
                                    RECITALS
     A. The Boards of Directors of Oakwood, Merger Sub and Golden West each have determined that a business combination pursuant to which Merger Sub will merge with and into Golden West and Golden West will become a wholly-owned subsidiary of Oakwood is in the best interests of the respective companies and their shareholders, and accordingly have approved the merger provided for herein upon the terms and subject to the conditions set forth herein.
     B. For federal income tax purposes, it is intended that the merger provided for herein qualify as a reorganization within the meaning of Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), and for financial accounting purposes be accounted for as a "pooling of interests."
     NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, the parties hereto hereby agree as follows:
                                   ARTICLE 1
                                   THE MERGER
     1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the California General Corporation Law ("CGCL"), at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into Golden West and the separate corporate existence of Merger Sub shall thereupon cease (the "Merger"). Golden West shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall be a wholly-owned subsidiary of Oakwood. In connection with the Merger, each of Oakwood, Merger Sub and Golden West shall adopt an Agreement of Merger substantially in the form of Exhibit A attached hereto (the "Agreement of Merger").
     1.2 THE CLOSING. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., NationsBank Corporate Center, Suite 4200, 100 North Tryon Street, Charlotte, North Carolina, at 9:00 am., Charlotte time, as promptly as practicable (and in any event within two business days) following the day on which the last to be fulfilled or waived of the conditions set forth in Article 7 shall be fulfilled or waived in accordance herewith or
(b) at such other time, date or place as Oakwood and Golden West may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date," which date shall be the same as the date of the Effective Time (defined below).
     1.3 EFFECTIVE TIME. If all of the conditions to the Merger set forth in
Article 7 shall have been fulfilled or waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 9, the parties hereto shall cause an Agreement of Merger meeting the requirements of Section 1101 of the CGCL to be properly executed and filed, together with appropriate officers' certificates, in accordance with Section 1103 of the CGCL on the Closing Date. The Merger shall become effective at the time of filing of the Agreement of Merger or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "Effective Time").
                                   ARTICLE 2
                      ARTICLES OF INCORPORATION AND BYLAWS
            AND OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION
     2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of Merger Sub in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation, until duly amended in accordance with applicable law.
                                      Aa-1

     2.2 BYLAWS. The Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.
     2.3 DIRECTORS. The directors of the Surviving Corporation immediately after the Effective Time shall be the following persons:

Harry E. Karsten, Jr.
Nicholas J. St. George
A. Steven Michael
C. Michael Kilbourne
Robert D. Harvey, Sr.
Robert D. Totten
Gary R. Mounts

     2.4 OFFICERS. The officers of the Surviving Corporation immediately after the Effective Time shall be the following persons:

President and Chief Executive Officer:                              Harry E. Karsten, Jr.
Executive Vice President, Operations:                               Bruce W. Stoyer
Executive Vice President:                                           A. Steven Michael
Senior Vice President:                                              Robert J. Henry
Vice President, Chief Financial Officer and Secretary:              Frank D. Jacobs
Vice President:                                                     C. Michael Kilbourne
Vice President:                                                     Robert C. Latimer
Vice President:                                                     Phillip E. Clark
Vice President:                                                     Paul A. Karsten
Treasurer:                                                          Douglas R. Muir
Assistant Secretary:                                                Myles E. Standish
Assistant Secretary:                                                Gwendalyn C. Scott

                                   ARTICLE 3
           CONVERSION OF GOLDEN WEST STOCK; EXCHANGE OF CERTIFICATES
     3.1 CONVERSION OF SHARES.
     (a) Prior to the Effective Time, Harry E. Karsten, Jr., Robert D. Totten and Celia Golden as Beneficiary shall convert an aggregate of $500,000 of their combined Deferred Compensation Plan account balances into 260,000 shares of the no par value Common Stock of Golden West ("Golden West Common Stock") pursuant to the terms of the Golden West Deferred Compensation Plan, as amended (the "Deferred Compensation Plan"), and otherwise on terms satisfactory to Oakwood. At the Effective Time, by virtue of the Merger and without any action on the part of Oakwood, Merger Sub, Golden West or the holders of any of their respective securities, each share of Golden West Common Stock, issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares (if applicable and as defined in Section 3.7(a)), and each share of Preferred Stock, no par value, of Golden West ("Golden West Preferred Stock "), issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares (if applicable)), shall be converted, subject to Section 3.2, into the right to receive .231099373 of one share of the Common Stock, $.50 par value, of Oakwood ("Oakwood Common Stock") (the "Exchange Ratio"). The shares of Oakwood Common Stock issued pursuant to this Section 3.1, and the shares of Oakwood Common Stock reserved for issuance pursuant to Section 3.5, shall in the aggregate be no more than 700,000 less (a) the number of Dissenting Common Shares (as defined in Section 3.7(a)) multiplied by the Exchange Ratio plus the number of Dissenting Preferred Shares (as defined in Section 3.7(a)) multiplied by the Exchange Ratio, and (b) the sum of all fractional shares for which cash was or is to be paid pursuant to Section 3.2; provided, however, that, in any event, if between the date of this Agreement and the Effective Time the outstanding shares of Oakwood Common Stock or Golden West Common Stock or Golden West Preferred Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, the Exchange Ratios shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. At the Effective Time, all shares of Golden West Common Stock and Golden West Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon
                                      Aa-2
the surrender of such certificate in accordance with the provisions of Section 3.3, certificates evidencing such number of whole shares of Oakwood Common Stock into which such Golden West Common Stock or Golden West Preferred Stock was converted in accordance with the Exchange Ratios. The holders of such certificates previously evidencing such shares of Golden West Common Stock and Golden West Preferred Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by law. No fractional share of Oakwood Common Stock shall be issued; and, in lieu thereof, a cash payment shall be made pursuant to Section 3.2.
     (b) At the Effective Time, by virtue of the Merger and without any action on the part of Oakwood, Merger Sub or Golden West, each share of capital stock of Merger Sub issued and outstanding prior to the Effective Time, shall be converted into the right to receive one share of Common Stock of Golden West as the Surviving Corporation. From and after the Effective Time, Oakwood, as holder of all of the outstanding shares of capital stock of Merger Sub, shall have the right to receive Common Stock of Golden West as provided hereinabove upon its surrender of the certificate or certificates representing all shares of the capital stock of Merger Sub. Until surrender, each outstanding certificate which prior to the Effective Time represented capital stock of Merger Sub shall be deemed for all corporate purposes to evidence ownership of the number of whole shares of Common Stock of Golden West into which the shares of capital stock of Merger Sub have been so converted. From and after the Effective Time, Oakwood, as owner of all outstanding shares of the capital stock of Merger Sub, shall thereupon cease to have any rights with respect to such shares and its rights shall be solely in respect of the Common Stock of Golden West into which such shares of capital stock of Merger Sub have been so converted.
     3.2 FRACTIONAL SHARES. No fraction of a share of Oakwood Common Stock shall be issued in the Merger. In lieu of any such fractional shares, each holder of Golden West Common Stock or Golden West Preferred Stock upon surrender of a certificate for exchange pursuant to Section 3.3 shall be paid an amount in cash (without interest), rounded to the nearest cent, determined by multiplying the fractional interest to which such holder would otherwise be entitled (after taking into account all shares of Golden West Common Stock or Golden West Preferred Stock then held of record by such holder) by the closing price of the Oakwood Common Stock on the New York Stock Exchange two business days before the Effective Time (or, if such stock is not traded on the New York Stock Exchange on such date, the closing price thereon on the immediately preceding day on which the stock traded) (the "Closing Price").
     3.3 EXCHANGE OF CERTIFICATES. At the Closing, Oakwood shall deliver to each shareholder of Golden West, against receipt of duly endorsed certificates for all of such shareholder's shares of Golden West Common Stock or Golden West Preferred Stock and an executed Acknowledgment (as hereinafter defined), certificates evidencing the number of whole shares of Oakwood Common Stock (less the Escrowed Shares as provided below) that such shareholder has a right to receive in accordance with the Exchange Ratio in respect of the shares of Golden West Common Stock or Golden West Preferred Stock formerly evidenced by such certificates and cash in lieu of fractional shares of Oakwood Common Stock to which such shareholder is entitled pursuant to Section 3.2. After the Effective Time, except for a shareholder receiving payment pursuant to the preceding sentence, each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Golden West Common Stock or Golden West Preferred Stock (other than Dissenting Shares, if applicable) upon surrender thereof (and upon presentation of an executed Acknowledgment) to Wachovia Bank of North Carolina, NA (the "Exchange Agent"), as exchange agent for Oakwood, shall be entitled to receive in exchange therefor
(a) certificates evidencing that number of whole shares of Oakwood Common Stock that such holder has the right to receive in accordance with the Exchange Ratios in respect of the shares of Golden West Common Stock or Golden West Preferred Stock formerly evidenced by such certificate, (b) any dividends or other certificate, distributions to which such holder is entitled pursuant to Section
3.4 and (c) cash in lieu of fractional shares of Oakwood Common Stock to which such holder is entitled pursuant to Section 3.2 (the distributions and cash described in clauses (a), (b) and (c) being, collectively, the "Merger Consideration"), and the certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of shares of Golden West Common Stock or Golden West Preferred Stock that is not registered in the transfer records of Golden West, shares of Oakwood Common Stock may be issued and paid in accordance with this Article III to a transferee if the certificate evidencing such shares of Golden West Common Stock or Golden West Preferred Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.3, each certificate representing shares of Golden West Common Stock or Golden West Preferred Stock shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender (and upon presentation of an executed Acknowledgment) the Merger Consideration.
     3.4 DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF GOLDEN WEST COMMON STOCK OR GOLDEN WEST PREFERRED STOCK. No dividends or other distributions declared or made after the Effective Time with respect to Oakwood Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate representing shares of
                                      Aa-3

Golden West Common Stock or Golden West Preferred Stock with respect to the shares of Oakwood Common Stock they are entitled to receive until the holder of such unsurrendered certificate shall surrender the certificate.
     3.5 STOCK OPTIONS. At the Effective Time, Golden West's obligations with respect to each outstanding Golden West Stock Option (as defined in Section 4.3) to purchase shares of Golden West Common Stock, as amended in the manner described in the following sentence, shall be assumed by Oakwood. The Golden West Stock Options so assumed by Oakwood shall continue to have, and be subject to, the same terms and conditions as set forth in the stock option plans and agreements pursuant to which such Golden West Stock Options were issued as in effect immediately prior to the Effective Time, except that (a) each Golden West Stock Option shall be exercisable for that number of whole shares of Oakwood Common Stock equal to the product of the number of shares of Golden West Common Stock covered by such Golden West Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Oakwood Common Stock and (b) the price at which each such Golden West Stock Option is exercisable shall be divided by the Exchange Ratio. Oakwood shall (i) reserve for issuance the aggregate number of shares of Oakwood Common Stock that will become issuable upon the exercise of such Golden West Stock Options pursuant to this Section 3.5 and (ii) promptly after the Effective Time issue to each holder of an outstanding Golden West Stock Option a document evidencing the assumption by Oakwood of Golden West's obligations with respect thereto under this Section 3.5. Nothing in this Section 3.5 shall affect the schedule of vesting with respect to the Golden West Stock Options to be assumed by Oakwood. Prior to the Effective Time and if Oakwood so requests, Golden West shall enter into agreements satisfactory to Oakwood with each holder of an outstanding Golden West Stock Option pursuant to which such holder agrees to the assumption of his option by Oakwood as provided in this Section 3.5. For each outstanding Golden West Stock Option, Schedule 3.5 sets forth (a) the number of shares of Golden West Common Stock for which such option is exercisable and the exercise price with respect thereto and (b) the number of shares of Oakwood Common Stock for which each such option shall be exercisable upon its assumption by Oakwood and the exercise price therefor as determined pursuant to this Section 3.5.
     3.6 WITHHOLDING RIGHTS. Oakwood, Golden West or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of or options for Golden West Common Stock or Golden West Preferred Stock such amounts as Oakwood, Golden West or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code (hereinafter defined) or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Oakwood, Golden West or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Golden West Common Stock or Golden West Preferred Stock in respect of which such deduction and withholding was made by Oakwood or the Exchange Agent.
     3.7 DISSENTING SHARES.
     (a) If provided for under the CGCL, notwithstanding any other provision of this Agreement to the contrary, shares of Golden West Common Stock or Golden West Preferred Stock that are outstanding immediately prior to the Effective Time and which are held by shareholders of Golden West who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing payment for such shares in accordance with Sections 1300 et seq. of the CGCL and who shall not have withdrawn such demand or have been deemed or otherwise have forfeited the right to payment (such shares of Golden West Common Stock being referred to as "Dissenting Common Shares," such shares of Golden West Preferred Stock being referred to as "Dissenting Preferred Shares" and the Dissenting Common Shares and the Dissenting Preferred Shares being referred to collectively as the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration. Such shareholders shall be entitled to receive payment of the fair market value of such shares of Golden West Common Stock or Golden West Preferred Stock held by them in accordance with the provisions of the CGCL, except that all Dissenting Shares held by shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to payment for such shares of Golden West Common Stock or Golden West Preferred Stock under the CGCL shall thereupon be deemed to have been converted into and to have become exchangeable, as of the Effective Time, for the right to receive, without any interest thereon, the Merger Consideration, upon surrender in the manner provided in Section 3.3 of the certificate or certificates that formerly evidenced such shares of Golden West Common Stock or Golden West Preferred Stock.
     (b) Golden West shall give Oakwood (i) prompt notice of any demands for payment received by Golden West, withdrawals of such demands, and any other instruments served pursuant to the CGCL and received by Golden West and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for payment under the CGCL. Golden West shall not, except with the prior written consent of Oakwood, make any payment with respect to any demands for payment, or offer to settle, or settle, any such demands.
                                      Aa-4

     3.8 TRANSACTION EXPENSES. Golden West shall bear all Golden West Transaction Expenses (hereinafter defined) in the event the Merger is not consummated. In the event the Merger is consummated, Golden West shall bear only the first $100,000 of Golden West Transaction Expenses and the shareholders of Golden West, and not Golden West, shall bear all Golden West Transaction Expenses in excess of $100,000; provided, however, that if the Form S-4 (as hereinafter defined) is reviewed by the staff of the Securities and Exchange Commission, then in addition to the first $100,000 of Golden West Transaction Expenses, Golden West shall also bear the incremental costs (not to exceed $50,000), over the first $100,000, incurred by Golden West's accountants and attorneys in responding to such review. As among themselves, the Golden West shareholders shall bear all such excess expenses pro rata based on the number of shares of Golden West Common Stock and Golden West Preferred Stock owned by them at the Effective Time. As used herein, "Golden West Transaction Expenses" means the total amount of expenses incurred by Golden West or any Golden West Subsidiary in connection with the Merger and the transactions contemplated by this Agreement (excluding any expenses related to the initial public offering of the Golden West Common Stock, which offering was never completed, and any break-up fee due Wedbush Morgan Securities in connection therewith) for the following: fees and expenses of the attorneys, accountants and investment bankers or financial advisers of Golden West, any Golden West Subsidiary or any Golden West shareholders, any travel expenses or other direct out-of-pocket expenses of Golden West, any Golden West Subsidiary or any Golden West shareholder incurred in connection with negotiating, drafting and preparing this Agreement and attending the Closing, the expenses of the due diligence conducted by Golden West hereunder, and the expenses relating to the Golden West shareholders' meeting to approve the Merger (or the furnishing of consents to the shareholders) (excluding the printing costs and filing fees of the Form S-4 (hereinafter defined)).
     3.9 ESCROW. On the Closing Date, Oakwood shall deliver to the Escrow Agent, a certificate with respect to each Shareholder for 10% of the shares of Oakwood Common Stock (rounded down to the nearest whole share) that such Shareholder is entitled to receive pursuant to Section 3.3 (such shares, together with all shares issued in payment or distribution of any stock dividend on or split-up or other recapitalization of, or in respect of, any such escrowed shares, and any securities or other property issued or distributed with respect to such shares in connection with any merger, consolidation or liquidation of Oakwood being herein sometimes called the "Escrowed Shares"), to be held as specified in this
Section 3.9. Each such stock certificate shall be registered in the name of such Shareholder and shall be duly endorsed in blank, or shall be accompanied by stock powers duly signed in blank, by such Shareholder. The Escrowed Shares of each Shareholder shall be applied to indemnify and hold harmless Oakwood against and in respect of Losses (as defined in Section 8.1 hereof), in accordance with the terms and conditions of this Agreement; provided, however, that no Escrowed Shares shall be applied to indemnify Oakwood except to the extent that the aggregate amount of Losses exceeds $150,000. The Shareholders shall be entitled to vote the Escrowed Shares and shall be entitled to receive any dividend or distribution thereon (other than dividends or distributions in the form of capital stock of Oakwood, which shall be delivered to the Escrow Agent and held as part of the Escrowed Shares). Except as provided in Section 3.9(c) hereof, the Escrow Agent shall hold the Escrowed Shares according to the provisions of this Section 3.9.

     (a) Term of Escrow. Except as provided in Section 3.9(c) hereof, the Escrowed Shares shall not be released from escrow until (a) if the Closing occurs on or before September 30, 1994, the date on which Oakwood releases to the public its financial results for the fiscal year ending September 30, 1994 or (b) if the Closing occurs after September 30, 1994, the date on which Oakwood releases to the public its financial results for the fiscal quarter ending December 31, 1994 (such date being hereinafter sometimes referred to as the "Release Date").

     (b) Formula for Number of Escrowed Shares to be Returned to Oakwood. The number of Escrowed Shares to be returned to Oakwood in respect of each Loss shall be computed by dividing the dollar amount of the Shareholders' liability in respect of such Loss by the closing price of the Oakwood Common Stock on the New York Stock Exchange at the Effective Time (or if such stock is not traded on the New York Stock Exchange at the Effective Time, the immediately preceding day on which the stock is traded on the New York Stock Exchange) (the "Closing Value"), rounded up to the nearest whole share, subject to appropriate adjustment in the event of a stock dividend on, or split-up or other recapitalization of, or in respect of, the Escrowed Shares or in the event that other securities or property have been deposited in escrow in connection with any merger, consolidation or liquidation of Oakwood; and such Escrowed Shares to be so returned shall be divided among the Shareholders in accordance with their respective interests in the Escrowed Shares.
     (c) Certification of Losses, Return of Shares to Oakwood and Delivery of Balance to the Shareholders.
          (i) Subject to subsection (c)(ii) below, Oakwood may, from time to time, on not less than 30 days' written notice to the Shareholders given prior to the Release Date, apply all or any part of the Escrowed Shares to the payment, reimbursement, settlement or discharge of any Loss that has occurred or will or may occur by instructing the Escrow Agent
                                      Aa-5
     to return such Escrowed Shares to Oakwood; provided, however, that such notice shall state with reasonable specificity the circumstances of such asserted Loss and shall set forth the number of Escrowed Shares to be applied in respect thereof.
          (ii) Oakwood shall defer instructing the Escrow Agent to return Escrowed Shares to it if it has received written notice from a Shareholder questioning the propriety of such proposed application, in which case such question shall be referred to and settled by arbitration by the American Arbitration Association, as arbitrator. The arbitrator shall determine the amount, if any, of such proposed application which is proper. The venue of the arbitral proceedings shall be in Guilford County, North Carolina. The proceedings shall be governed by the Rules of Commercial Arbitration of the American Arbitration Association. In reaching their decision the arbitrator shall apply the principles of law that a North Carolina court, in applying North Carolina law, would use in the event of litigation on the same issues. The decision rendered by the arbitrator shall be final and binding on the parties hereto, including the Escrow Agent.
          (iii) The Escrowed Shares, or any balance thereof held by the Escrow Agent (x) as to which notice shall not have been given by Oakwood as aforesaid on or prior to the Release Date and (y) reduced by the number of Escrowed Shares to be retained pursuant to subsection (c)(iv), shall be delivered to the Shareholders not more than five business days after the Release Date; and such shares to be so returned shall be divided among the Shareholders in accordance with their respective interests in the original Escrowed Shares. Any Escrowed Shares held by the Escrow Agent on the
     Release Date the application of which to a Loss has been deferred pursuant to subsection (c)(ii) above or (c)(iv) below shall, upon final determination or settlement of the Loss being determined or contested, be applied thereto and any balance delivered to the Shareholders in accordance with their then respective interests in the Escrowed Shares. Oakwood shall promptly notify the Escrow Agent on or before the Release Date indicating the number of Escrowed Shares the application of which has been deferred pursuant to subsection (c)(ii) above or (c)(iv) below.
          (iv) On or before the Release Date, Oakwood shall notify in writing the Escrow Agent and the Shareholders of any claim for payment, reimbursement, settlement or discharge of any Loss, the amount of which has not been liquidated or determined and for which, therefore, no notice has been given pursuant to subsection (c)(ii) above. In its notice, Oakwood shall describe with reasonable specificity the nature, type and basis of such claim and make a good faith estimate of the maximum amount of the Loss and of the number of Escrowed Shares to be returned to Oakwood for payment or reimbursement of such Loss, which number shall be retained by the Escrow Agent pursuant to subsection (c)(iii).
     (d) Duties of Escrow Agent. The Escrow Amount shall be held by Escrow Agent on the terms and subject to the conditions set forth herein but Escrow Agent shall have no responsibility with respect to this Agreement or obligation hereunder other than to act as Escrow Agent in accordance herewith. Except as provided in this Section 3.9, Escrow Agent is not a party to, bound by or responsible for compliance with the provisions of this Agreement. It is understood and agreed that the duties of Escrow Agent hereunder are ministerial in nature and that Escrow Agent shall incur no liability except for and to the extent of its willful misconduct or gross negligence.
                                   ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF GOLDEN WEST
                              AND THE SHAREHOLDERS
     Golden West and the Shareholders hereby jointly and severally make the representations and warranties contained in this Article 4. Such representations and warranties are made to provide Oakwood with assurance as to the status of matters specified in this Article as of the date of this Agreement through the Closing Date and are not intended to guarantee the future results of Golden West or, except as may be expressly set forth in this Article 4, to give Oakwood assurance as to any matters which may occur after the Effective Time. As provided in Section 10.1, the representations and warranties in this Article 4 shall survive the Effective Time and terminate on the first anniversary date of the Effective Time.
     As used herein, where a statement is made "to the knowledge" or "the best knowledge" of Golden West or a Golden West Subsidiary or a statement is made that Golden West or a Golden West Subsidiary "knows" a particular fact or circumstance, such knowledge shall include the knowledge of the officers and key employees of Golden West and each Golden West Subsidiary named in Schedule 4.0 after (a) review by such officers and key employees of the pertinent business records of Golden West and each Golden West Subsidiary in their files and (b) inquiry by one or more of such officers and key employees of each attorney or accountant retained by Golden West or any Golden West Subsidiary who is reasonably believed to have relevant information about the matter as to which such knowledge or lack of knowledge is asserted (the scope of such review and inquiry being that of a reasonable person under the circumstances).
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     4.1 ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. Golden West and each subsidiary of Golden West (a "Golden West Subsidiary"), which subsidiaries and their capitalization are listed on Schedule 4.1, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Golden West Material Adverse Effect (as defined below). Golden West and each Golden West Subsidiary are duly qualified or licensed as foreign corporations to do business, and are in good standing, in each jurisdiction where the character of the properties owned, leased or operated by them or the nature of their business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Golden West Material Adverse Effect. The term "Golden West Material Adverse Effect" means any change or effect that is or would be materially adverse to the business, results of operations or financial condition of Golden West and the Golden West Subsidiaries, taken as a whole, excluding any changes or effects caused by changes in general economic conditions or changes generally affecting Golden West's industry.
     4.2 ARTICLES OF INCORPORATION AND BYLAWS. Golden West has heretofore made available to Oakwood a complete and correct copy of the Articles of
Incorporation and the Bylaws or equivalent organizational documents, each as amended to date, of Golden West and each Golden West Subsidiary. Such Articles of Incorporation, Bylaws and equivalent organizational documents are in full force and effect. Neither Golden West or any Golden West Subsidiary is in violation of any provisions of its Articles of Incorporation, Bylaws or equivalent organizational documents.
     4.3 CAPITALIZATION. The authorized capital stock of Golden West consists of 20,000,000 shares of Golden West Common Stock and 1,105,000 shares of Golden
West Preferred Stock. As of the date hereof, (i) 1,287,000 shares of Golden West Common Stock were issued and outstanding, all of which shares were validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights, (ii) 377,000 shares of Golden West Common Stock were reserved for future issuance pursuant to outstanding employee stock options granted pursuant to Golden West's 1994 Stock Option Plan and any other employee stock option plan or program (any employee or director stock option issued under any such plan being a "Golden West Stock Option"), which options were not granted in violation of any preemptive rights, (iii) 260,000 shares of Golden West Common Stock were reserved for future issuance pursuant to the Deferred Compensation Plan and (iv) 1,105,000 shares of Golden West Preferred Stock were issued and outstanding, all of which shares were validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights. The names and addresses of all of the record owners of the outstanding shares of Golden West Common Stock and Golden West Preferred Stock, and the certificate numbers for such shares are set forth in Schedule 4.3. Schedule 4.3 shall be updated by Golden West, at least five days prior to the Closing, to include the Social Security or Federal Tax I.D. numbers for all such record owners. Except as set forth in Schedule 4.3 or Schedule 3.5, or except as set forth in this
Section 4.3, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Golden West or any Golden West Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Golden West or any Golden West Subsidiary. All shares of Golden West Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Schedule 4.3, there are no material outstanding contractual obligations of Golden West or any Golden West Subsidiary to repurchase, redeem or otherwise acquire any shares of Golden West Common Stock or any capital stock of any Golden West Subsidiary, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Golden West Subsidiary or any other person or entity. The capitalization of each Golden West Subsidiary is set forth in Schedule 4.1. Each outstanding share of capital stock of each Golden West Subsidiary is duly authorized, validly issued, fully paid and nonassessable and was not issued in violation of any preemptive rights. Each such share owned by Golden West or another Golden West Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on Golden West's or such other Golden West Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever. All offers and sales of Golden West Common Stock and Golden West Preferred Stock and the stock of any Golden West Subsidiary prior to the date hereof were at all relevant times duly registered under or exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and were duly registered under or exempt from the registration requirements of the applicable state securities or "blue sky" laws ("Blue Sky Laws").
     4.4 AUTHORITY RELATIVE TO THIS AGREEMENT.
     (a) Golden West has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by
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Golden West and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other proceedings on the part of Golden West are necessary to authorize this Agreement or to consummate the transactions contemplated herein (other than, with respect to the Merger, any approval and adoption of this Agreement by the holders of Golden West Common Stock and Preferred Stock and the filing and recordation of appropriate merger documents as required by California law). This Agreement has been duly and validly executed and delivered by Golden West and, assuming the due authorization, execution and delivery by Oakwood and Merger
Sub, constitutes a legal, valid and binding obligation of Golden West enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.
     (b) Each Shareholder has all necessary power and authority to execute and deliver his or its respective Acknowledgment at the Effective Time and to perform his or its obligations thereunder and hereunder. The execution and delivery of the Acknowledgments at the Effective Time will have been duly and validly authorized by all necessary action on the part of the Shareholders and no other proceedings on the part of any Shareholder will have been necessary to authorize the Acknowledgments. The Acknowledgment executed by each Shareholder will have been duly and validly executed and delivered by him or it and, assuming the due authorization, execution and delivery by Oakwood and Merger
Sub, constitute a legal, valid and binding obligation of such Shareholder enforceable against it in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.
     4.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.
     (a) Except as set forth in Schedule 4.5 or as set forth in the exceptions in Section 4.5(b) below, the execution and delivery of this Agreement by Golden West do not, and the performance of the transactions contemplated herein by Golden West will not, (i) conflict with or violate the Articles of Incorporation or Bylaws or equivalent organizational documents of Golden West or any Golden West Subsidiary, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Golden West or any Golden West Subsidiary or by which property or assets of Golden West or any Golden West Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or any event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Golden West or any Golden West Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Golden West or any Golden West Subsidiary is a party or by which Golden West or any Golden West Subsidiary or any property or asset of Golden West or any Golden West Subsidiary is bound or affected.
     (b) The execution and delivery of this Agreement by Golden West and the execution and delivery of the Acknowledgments by each Shareholder do not, and the performance of this Agreement by Golden West and of the Acknowledgment by each Shareholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign (each a "Governmental Entity"), except for (i) applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act, state securities or Blue Sky Laws and state takeover laws, (ii) the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act") and (iii) filing and recordation of appropriate merger documents as required by California law.
     4.6 [INTENTIONALLY OMITTED].
     4.7 OTHER INTERESTS. Other than the Golden West Subsidiaries or as set forth on Schedule 4.7, Golden West does not own directly or indirectly any interest or investment in any corporation, partnership, joint venture, business, trust or other entity.
     4.8 FINANCIAL STATEMENTS. Golden West has delivered to Oakwood its audited consolidated financial statements for the year ended December 25, 1993 and unaudited interim financial statements for each month and quarter subsequent to December 25, 1993 (the "Financial Statements"). Each of the balance sheets (excluding monthly balance sheets) provided to Oakwood (including the related notes and schedules) fairly presents the financial position of Golden West and the Subsidiaries as of its date and each of the statements of income, retained earnings and cash flows provided to Oakwood (including any
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related notes and schedules but excluding monthly statements) fairly presents the results of operations, retained earnings or cash flows of Golden West and the Golden West Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect) in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. The Financial Statements have been prepared from the books and records of Golden West and the Golden West Subsidiaries which accurately and fairly reflect the transactions and dispositions of the assets of Golden West and the Golden West Subsidiaries. As of December 25, 1993 or any subsequent date for which a balance sheet is provided, neither Golden West or any Golden West Subsidiary had any liabilities, contingent or otherwise, whether due or to become due, known or unknown, as of such date other than as indicated on the balance sheet, or in the notes thereto or which in the aggregate will not have a Golden West Material Adverse Effect. Golden West and the Golden West Subsidiaries have adequately funded all accrued employee benefit costs and such funding (to the date thereof) is reflected in the balance sheet.
     4.9 SUBSEQUENT EVENTS. Except as set forth in Schedule 4.9 or as specifically described in the footnotes to the Financial Statements, since March 26, 1994, there has not been:
     (a) any Golden West Material Adverse Change, and no such prospective adverse change is reasonably expected to occur;
     (b) any disposition or issuance by Golden West or any Golden West
Subsidiary of any of its capital stock, or of any option or right or privilege to acquire any of its capital stock, or any acquisition or retirement by Golden West of any of its capital stock, or any dividend or other distribution on or with respect to its capital stock;
     (c) any sale, mortgage, pledge, grant, dividend or other disposition or transfer of any asset or interest owned or possessed by Golden West or any
Golden West Subsidiary, other than those occurring in the ordinary and regular course of business consistent with past practices and prior periods;
     (d) any expenditure or commitment by Golden West or any Golden West Subsidiary for the acquisition of assets of any kind, other than expenditures or commitments in the ordinary and regular course of business consistent with past practices and prior periods;
     (e) any damage, destruction or loss of such character as to interfere materially with the continued operation of any part of the business of Golden West or any Golden West Subsidiary (whether or not such loss was insured against), or to have a Golden West Material Adverse Effect;
     (f) any increase in the compensation payable or to become payable by Golden West or any Golden West Subsidiary to any officer, shareholder or key employee of Golden West or any Golden West Subsidiary, or any agreement therefor;
     (g) any change made or authorized in the Articles of Incorporation or
Bylaws of Golden West or any Golden West Subsidiary;
     (h) any loans or advances by or to Golden West or any Golden West Subsidiary, other than renewals or extensions of existing indebtedness and uses of lines of credit;
     (i) any cancellation or payment by Golden West or any Golden West
Subsidiary of any indebtedness owing to it, or any cancellation or settlement by Golden West or any Golden West Subsidiary of any claims against others;
     (j) any failure by Golden West or any Golden West Subsidiary to operate its business other than in the ordinary course of business, any change from past practices in the manner of building or depleting inventories, incurring or collecting receivables, or incurring or paying trade payables or accrued liabilities;
     (k) any failure to maintain the books and records of Golden West or any Golden West Subsidiary consistent with past practices, or any write-down of assets shown on the books and records of Golden West or any Golden West Subsidiary, or the establishment of any reserves or accruals in an amount or nature that is not consistent with past practices or prior periods;
     (l) any change in accounting practices; or
     (m) any agreement or commitment by or on behalf of Golden West or any
Golden West Subsidiary to do or to take any of the actions referred to in the foregoing subparagraphs (a) through (l).
     4.10 TAX MATTERS. Golden West and the Golden West Subsidiaries have duly filed all Tax reports and returns required to be filed by them as of the date hereof or have validly extended the due date for the filing thereof and have duly paid all Taxes and other charges (whether or not shown on any Tax return) due or claimed to be due from them by federal, foreign, state or local taxing authorities as of the date hereof or an adequate reserve has been established therefor in the Financial Statements;
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and true and correct copies of all federal income and state franchise and income
Tax reports and returns beginning with the 1987 tax year have been heretofore delivered to Oakwood. The reserves for Taxes contained in the Financial Statements and carried on the books of Golden West (rather than any reserve for deferred taxes established to reflect temporary differences between book and tax income) are adequate to cover all Tax liabilities as of the date of this Agreement. Since December 31, 1993, neither Golden West or any Golden West Subsidiary has incurred any material Tax liabilities other than in the ordinary course of business; there are no Tax liens (other than liens for current Taxes not yet due) upon any properties or assets of Golden West or any Golden West Subsidiary (whether real, personal or mixed, tangible or intangible), and, except as disclosed in Schedule 4.10 and as reflected in the Financial Statements, there are no pending or, to the best knowledge of Golden West and each Golden West Subsidiary, threatened questions or examinations relating to, or claims asserted for, Taxes or assessments against Golden West or any Golden West Subsidiary.
     Neither Golden West or any Golden West Subsidiary has granted or been requested to grant any extension of the limitation period applicable to any claim for Taxes or assessments with respect to Taxes. Except as disclosed in
Schedule 4.10, neither Golden West or any Golden West Subsidiary is a party to any Tax allocation or sharing agreement. Golden West and the Golden West Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor or shareholder that required withholding as of the date hereof. For purposes of this Agreement, "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental
(including taxes under Section 59A of the Internal Revenue Code of 1986, as amended ("Code")), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.
  4.11 EMPLOYEES AND FRINGE BENEFIT PLANS.
     (a) Schedule 4.11(a) sets forth the names and titles of all members of the Boards of Directors and officers of Golden West and the Golden West Subsidiaries and all employees of Golden West and the Golden West Subsidiaries whose annual rate of compensation exceeds $50,000 per annum, and the annual rate of compensation (and bonuses) being paid to each such member of the Boards of Directors, officer and employee as of the most recent practicable date.
     (b) Schedule 4.11(b) lists each employment, bonus, deferred compensation, pension, stock option, stock appreciation right, profit-sharing or retirement plan, arrangement or practice, each medical, vacation, retiree medical, severance pay plan, and each other agreement or fringe benefit plan, arrangement or practice, of Golden West or any Golden West Subsidiary, whether legally binding or not, which affects its employees generally or affects one or more groups of its employees, including all "employee benefit plans" as defined by
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (collectively, the "Plans").
     (c) For each Plan which is an "employee benefit plan" under Section 3(3) of ERISA, Golden West or the Golden West Subsidiary has delivered to Oakwood correct and complete copies of the plan documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, the most recent Form 5500 Annual Report, the most recent trust statement or other document detailing the investments and assets of such Plan, and all related trust agreements, insurance contracts and funding agreements that implement each such Plan.
     (d) Neither Golden West or any Golden West Subsidiary has any commitment, whether formal or informal and whether legally binding or not, (i) to create any additional Plan; (ii) to modify or change any Plan in any material respect; or
(iii) to maintain for any period of time any such Plan. Schedule 4.11(d)
contains an accurate and complete description of the funding policies (and commitments, if any) of Golden West or any Golden West Subsidiary with respect to each such existing Plan. For any Plan that is an "employee stock ownership plan" as defined by Section 4975(e)(7) of the Code or Section 407(d)(6) of ERISA or is invested in any securities issued by Golden West or any of its affiliates,
Schedule 4.11(d) also contains an accurate and complete description of (x) how and when the Plan acquired any such securities and the amount acquired and (y) any borrowings or indebtedness incurred by the Plan with respect to any such acquisition.
     (e) None of Golden West or any Golden West Subsidiary or any Plan or any trustee, administrator, fiduciary or sponsor of any Plan has engaged in any prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code for which there is no statutory exemption in Section 408 of ERISA or
Section 4975 of the Code; all filings, reports and descriptions as to the Plans (including Form 5500 Annual Reports, summary plan descriptions, and summary annual reports) required to have been made or distributed to participants, the Internal Revenue Service, the United States Department of
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Labor and other governmental agencies have been made in a timely manner; there is no litigation, disputed claim, governmental proceeding or investigation pending or, to the best knowledge of Golden West and each Golden West
Subsidiary, threatened with respect to any of the Plans, the related trusts or other funding media, or any fiduciary, trustee, administrator or sponsor of the Plans except (i) as described on Schedule 4.11(e) or (ii) for claims for health or medical benefits arising in the normal course of plan administration that have not progressed beyond the Plan's internal claims procedures and, if granted, will not differ in any material respect from the plan benefits historically provided under the Plan; except as described in Schedule 4.11(e), such Plans have been established, maintained and administered in all material respects in accordance with their governing documents and in compliance in all material respects with all applicable provisions of ERISA and the Code; and, except as described in Schedule 4.11(e), each Plan which is intended to be a qualified plan under Section 401(a) of the Code has received, within the last three years, a favorable determination letter from the Internal Revenue Service with respect to its qualified plan status and, since the date of each most recent determination letter, no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination or that could adversely affect the qualified status of any such Plan.
     (f) Golden West and each Golden West Subsidiary have complied in all material respects with all applicable federal, state and local laws, rules and regulations relating to employees' employment and/or employment relationships, including, without limitation, wage and hour related laws, anti-discrimination laws, employee safety and workers compensation laws and COBRA (defined herein to mean the requirements of Code Section 4980B, Proposed Treasury Regulation
Section 1.162-26 and Part 6 of Subtitle B of Title I of ERISA).
     (g) Except as described in Schedule 4.11(g), the consummation of the transactions contemplated by this Agreement will not (i) result in the payment or series of payments by Golden West or any Golden West Subsidiary to any employee or other person of an "excess parachute payment" within the meaning of
Section 280G of the Code, (ii) entitle any employee or former employee of Golden West or any Golden West Subsidiary to severance pay, unemployment compensation or any other payment, or (iii) accelerate the time of payment or vesting of any stock option, stock appreciation right, deferred compensation or other employee benefits under any Plan (including vacation and sick pay).
     (h) None of the Plans which are "welfare benefit plans," within the meaning of Section 3(1) of ERISA, provide for continuing benefits or coverage after termination or retirement from employment, except for COBRA rights under a
"group health plan" as defined in Code Section 4980B(g) and ERISA Section 607.
     (i) Neither Golden West nor any "affiliate" of Golden West (defined herein to mean an entity which is a member of a "controlled group of corporations," or under "common control," with Golden West as defined in Code Sections 414(b) or
(c) or in the regulations promulgated thereunder) has ever participated in, contributed to or withdrawn from a multiemployer plan as defined in Section 4001(a)(3) of ERISA, and neither Golden West nor any Golden West Subsidiary has incurred, or owes, any liability as a result of any partial or complete withdrawal by any employer from such a multiemployer plan as described under Sections 4201,4203 or 4205 of ERISA.
     (j) None of Golden West nor any Golden West Subsidiary nor any "affiliate" of Golden West (as defined above) has ever sponsored, maintained, participated in or contributed to an employee benefit plan or arrangement that is or was subject to Title IV of ERISA or any of the minimum funding standards or requirements of Section 412 of the Code.
     4.12 TITLE TO ASSETS.
     (a) Real Property and Leasehold Interests. Schedule 4.12(a) describes all real property and improvements owned by Golden West or any Golden West
Subsidiary (the "Real Property") and all leases of real property under which Golden West or any Golden West Subsidiary is a lessee or sublessee (the "Leases"). Golden West or a Golden West Subsidiary, as the case may be, has good and marketable indefeasible fee simple title to the Real Property free and clear of all liens, charges, security interests, easements, reservations, restrictions, encumbrances and other defects of title (collectively, the "Encumbrances"), other than the Encumbrances set forth in Schedule 4.12(a) (the "Exceptions"), which Exceptions do not have a material adverse effect on the current use or occupancy of the Real Property or the value thereof. Golden West has delivered to Oakwood copies of all Leases, including all amendments or supplements thereto and all notices from the landlord thereunder or its leasing agent with respect thereto, all of which are specifically identified in Schedule 4.12(a). Golden West or the Golden West Subsidiary, as the case may be, has a valid and enforceable leasehold interest under all of the Leases, subject only to the terms and conditions set forth in the Leases, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law. Neither
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Golden West or any Golden West Subsidiary is in default under any Lease, and there does not exist any event which with notice or the lapse of time or both would constitute a default by either Golden West or any Golden West Subsidiary thereunder, except for such defaults that in the aggregate would not constitute a Golden West Material Adverse Effect. To the best knowledge of Golden West and each Golden West Subsidiary, the landlord under each Lease is not in default thereunder and there does not exist any event which with notice or the lapse of time or both would constitute a default by such landlord thereunder, except for such defaults that in the aggregate would not constitute a Golden West Material Adverse Effect. To the best knowledge of Golden West and any Golden West Subsidiary, each landlord under the Leases has good and marketable fee simple title to the premises leased under the Lease, subject to the leasehold interest of the lessee under the Lease. As to all such real property owned or leased by Golden West or any Subsidiary (the "Property") except as disclosed in Schedule 4.12(a):
          (i) Golden West and all Golden West Subsidiaries have adequate rights of ingress and egress to all such Property;
          (ii) to the best knowledge of Golden West and each Golden West Subsidiary, there is no interest of any third party which impairs the current use of the Property by Golden West or any Golden West Subsidiary;
          (iii) the Property, as currently used by Golden West or any Golden
     West Subsidiary, is not in violation of any existing applicable, federal, state or local statute, ordinance, order, requirement, law, rule or regulation (including, without limitation, building or environmental laws) affecting the Property which in any material respect would affect the value thereof or materially interfere with or materially impair the present and continued use thereof in the usual and normal conduct of the business of Golden West or any Golden West Subsidiary;
          (iv) no notice of violation of any applicable, federal, state or local statute, law, ordinance, rule, regulation, order or requirement, or of any covenant, condition, restriction or easement, affecting the Property or with respect to the use or occupancy of the Property, has been given to Golden West or any Golden West Subsidiary (or, to their knowledge, any of the lessors) by any governmental authority having jurisdiction over the Property or by any other person entitled to enforce the same;
          (v) to the best knowledge of Golden West and each Golden West Subsidiary, there is no (A) intended public improvement which may involve any charge being levied or assessed or which may result in the creation of any lien upon the Property, (B) intended or proposed, federal, state or local statute ordinance, order, requirement, law or regulation (including, but not limited to, zoning changes) which may adversely affect the current or proposed use of the Property, or (C) suit, action, or legal, administrative, arbitration or other proceeding (including, without limitation, any proceeding for condemnation) or governmental investigation pending, threatened or contemplated against or affecting the Property or the use thereof of any part;
          (vi) there are no encroachments onto the Property or any improvements on any adjoining property which in any material respect would affect the value thereof or interfere with or materially impair the present and continued use thereof in the usual and normal conduct of the business of Golden West or any Golden West Subsidiary, and no improvement on the Property materially encroaches on any adjoining property or any easements or right-of-ways on, under or over the Property;
          (vii) neither Golden West or any Golden West Subsidiary is in breach of any, and each of them is currently complying in all material respects with all covenants, conditions, restrictions, easements and similar matters affecting the Property;
          (viii) the buildings and improvements located on the Property, and the present use thereof, comply with all city, state and local zoning laws, ordinances and regulations; and
          (ix) the water supply and sewage and waste disposal facilities available at each such Property has been adequate for the business of
     Golden West and the Golden West Subsidiaries as currently conducted and as proposed to be conducted in the future.
     (b) Fixtures and Equipment. Golden West or a Golden West Subsidiary, as the case may be, has good and marketable fee simple title to all fixtures, structures and leasehold improvements on the Property (the "Fixtures") and to all machinery and equipment, computers, office supplies, furniture, parts, transportation equipment and other tangible personal property (other than Inventory (hereinafter defined)) used in the businesses of Golden West and the Golden West Subsidiaries (the "Equipment"), free and clear of all Encumbrances other than those set forth in Schedule 4.12(b) (the "Permitted Encumbrances").
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     (c) Inventory. Golden West and each Golden West Subsidiary has good and marketable fee simple title to all of their inventories of manufactured housing units reflected on the balance sheet included in the consolidated financial statements for Golden West and the Golden West Subsidiaries for the quarter ended June 25, 1994 (the "June 25, 1994 Balance Sheet") and all furniture, furnishings, raw materials, appliances, parts, tools and maintenance supplies and other personal property related thereto as reflected in the June 25, 1994 Balance Sheet plus additions made to such inventories and other personal property related thereto since June 25, 1994 and less such inventories and other personal property related thereto disposed of in the ordinary course of business since June 25, 1994 (the "Inventory"), free and clear of all Encumbrances except those described in Schedule 4.12(c). Each item of Inventory is in good condition, not obsolete or materially defective and useable or saleable in the usual and ordinary course of business.
     (d) Receivables. At the Closing, all accounts receivables of Golden West and any Golden West Subsidiary reflected on the June 25, 1994 Balance Sheet plus additional accounts receivable of Golden West or any Golden West Subsidiary arising after June 25, 1994 and less any accounts receivables collected in full after June 25, 1994 (the "Receivables") will constitute valid and enforceable claims of Golden West or the Golden West Subsidiary, as the case may be, enforceable by it in accordance with the terms of the instruments or documents creating them.
     (e) Intangible Property. Golden West has the rights to use (i) the name "Golden West Homes" and the name "Golden Circle Financial Corporation" where now used and any trademarks or service marks in connection therewith and the goodwill of the business in connection therewith (collectively, the "Name") and
(ii) all other material trade names, trademarks, service marks, copyrights, patents, and registrations thereof or applications therefor, and trade secrets, secret processes, customer lists, inventions, formulae and other intellectual property listed on Schedule 4.12(e) (with the Name, the "Intangible Property"), in connection with its business as and where now conducted, and, except as disclosed on Schedule 4.12(e), neither Golden West or any Golden West Subsidiary is a party to any agreement with any other person or entity with respect to the use of the Name. Each of Golden West and the Golden West Subsidiaries owns or possesses all licenses and permits, and all rights to use all material trademarks, trade names, software or copyrights necessary or being used to conduct its business as and where now conducted and has not received any notice of conflict with the asserted rights of any others. Listed on Schedule 4.12(e)
is an accurate and complete listing of all such trademarks, trade names, software or copyrights owned by, registered, licensed or used by Golden West or any Golden West Subsidiary which are material to the business of Golden West and each Golden West Subsidiary taken as a whole. There are no instances where it has been held or claimed, and, to the best knowledge of Golden West and each Golden West Subsidiary, there is no basis upon which a valid claim may be made, that any of the Intellectual Property or any use of the Intellectual Property by Golden West or any Golden West Subsidiary infringes upon any rights of any third party.
     (f) Contract Rights. Schedule 4.12(f) sets forth all of the existing executory material contracts, agreements and commitments of Golden West and each Golden West Subsidiary of any kind or nature (excluding "Dealer Agreements" as hereinafter defined), including without limitation contracts, agreements and commitments which require Golden West or any Golden West Subsidiary to make payments thereunder during the next 12 months from the date of this Agreement in excess of $100,000 and including without limitation all joint venture, partnership and participation agreements, license agreements, leases, notes or other evidences of indebtedness, security agreements, mortgages, noncompetition agreements, and powers of attorney, whether written or unwritten, and all material supply agreements (collectively, the "Material Contracts"). The rights of Golden West or any Golden West Subsidiary, as the case may be, under all Material Contracts are valid and enforceable by Golden West or the Golden West Subsidiary, as the case may be, in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by such principles of equity as may affect the availability of equitable remedies. Neither Golden West or the Golden West Subsidiary, as the case may be, is in default in any material respects (nor does any circumstance exist which, with notice or the passage of time or both, would result in such a default) under the Material Contracts (including without limitation the Leases). To the best knowledge of Golden West and each Golden West Subsidiary, the other party to each Material Contract is not in default thereunder in any material respect (nor does any circumstance exist which, with notice or the passage of time or both, would result in such a default). All amendments or supplements to the Material Contracts and all notices with respect to such Material Contracts are specifically identified in Schedule 4.12(f).
     4.13 CONDITION OF TANGIBLE ASSETS.
     (a) Fixtures. The Fixtures are in good condition and repair, ordinary wear and tear excepted, and all electric, gas, water and sewer utilities serving the Property are adequate.
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     (b) Hazardous Substances.
     For purposes of this Agreement, the following terms shall have the following meanings:
     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C.(section mark)(section mark)9601 ET SEQ.;
     "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law (for purposes of (i) and (ii) below, "Claims") or to any material provision of any permit issued under any such Environmental Law, including without limitation:
          (i) any and all Claims by governmental or regulatory authorities for investigation, oversight, enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law; and
          (ii) any and all Claims by any third party seeking damages, response costs, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment arising from Hazardous Materials;
     "Environmental Law" means any federal, state or local statute, law, rule, regulation, ordinance, code, written policy, or rule of common law now in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to the environment, health or safety, or hazardous, toxic or dangerous materials, substances or wastes, including without limitation CERCLA; the Toxic Substances Control Act, as amended, 15 U.S.C. (section mark)(section mark) 2601 ET SEQ.; the Clean Air Act, as amended, 42 U.S.C. (section mark)(section mark) 7401 ET SEQ.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. (section mark)(section mark) 1251 ET SEQ.; the Federal Insecticide, Fungicide, and Rodenticide Act, as amended, 7 U.S.C. (section mark)(section mark) 136, ET SEQ.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C.
(section mark)(section mark) 1801 ET SEQ.; the Resource Conservation and
Recovery Act, as amended, 42 U.S.C. (section mark)(section mark) 6901 ET SEQ. ("RCRA"); the Safe Drinking Water Act, 42 U.S.C. (section mark)(section mark) 300f ET SEQ.; and any similar state or local law;
     "Hazardous Materials" shall mean "hazardous substances" as defined in
Section 101(14) of CERCLA, "hazardous waste" and "hazardous constituents" as defined in RCRA and its implementing regulations, and any other substances defined as pollutants, contaminants, toxic, hazardous or harmful or dangerous to human health or the environment under any federal, state or local law, rules, regulation, ordinance, code or written policy, including, but not limited to:
          (i) any petroleum or petroleum products, chlorinated solvents, explosives, radioactive materials, asbestos, asbestos products, urea formaldehyde foam insulation, polychlorinated biphenyls (PCB's), including transformers or other equipment that contain dielectric fluid containing detectible levels of polychlorinated biphenyls, and radon gas;
          (ii) any hazardous, toxic or dangerous waste, substance or material defined as such, or as harmful or dangerous to human health or the environment, in (or for purposes of) any current Environmental Law or currently listed as such pursuant to any Environmental Law; and
          (iii) any other chemical, material or substance, the addition of which to the air, earth, surface water or groundwater is prohibited, limited or regulated by any Environmental Law;
     "Improperly" means done in any manner that poses a threat to human health, safety or the environment;
     "Golden West Property" shall mean (i) any real property and improvements presently owned, leased, used, operated or occupied by Golden West or any Golden West Subsidiary, and (ii) any other real property and improvements at any previous time owned, leased, used, operated or occupied by Golden West or any Golden West Subsidiary (the "Former Property"); provided, however, that the representations and warranties in this Section 4.13 relating to the condition of any Former Property during the periods occurring after Golden West's or a Golden West Subsidiary's ownership, lease, use, operation or occupation thereof shall be made on the basis of the best knowledge of Golden West or the Golden West Subsidiary;
     "Release " means disposing, depositing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water (including surface or ground water) or air, or otherwise entering into the environment.
     Except as set forth on Schedule 4.13, to the best knowledge of Golden West and each Golden West Subsidiary:
          (a) Hazardous Materials have not at any time been illegally or Improperly generated, used, treated or stored on, or transported to or from, any Golden West Property;
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
          (b) no asbestos-containing materials or other Hazardous Materials have been installed in or affixed to structures on any Golden West Property;
          (c) Hazardous Materials have not at any time been disposed of or otherwise Released on any Golden West Property, and Hazardous Materials
     used on or generated at any Golden West Property have not at any time been illegally or Improperly disposed of on any other property;
          (d) Golden West and each Golden West Subsidiary is currently, and has at all times in the past been, in compliance with all applicable Environmental Laws and the material requirements of any permits issued under such Environmental Laws with respect to any Golden West Property;
          (e) there are no past, pending or, to the knowledge of Golden West after reasonable inquiry, threatened Environmental Claims against Golden West or any Golden West Subsidiary or any Golden West Property;
          (f) there are no facts or circumstances, conditions or occurrences on any Golden West Property or otherwise that could reasonably be anticipated by Golden West or any Golden West Subsidiary:
             (i) to form the basis of an Environmental Claim against Golden West or any Golden West Property; or
             (ii) to materially interfere with the ownership, occupancy or use of such Golden West Property as currently used, or the ability to transfer such Golden West Property, under any Environmental Law;
          (g) there are not now, nor have there been at any time, any aboveground or underground storage tanks located on any Golden West
     Property.
     (c) Equipment. All of the Equipment is in good condition and repair, ordinary wear and tear excepted.
     (d) Inventory. All of the Inventory consists of items of a quality and quantity usable in the ordinary course of Golden West's and any Golden West Subsidiary's business.
     4.14 LEASES. Except as set forth in Schedule 4.14, none of the Property or Equipment is leased by Golden West or any Golden West Subsidiary to any other party and, except for the premises subject to the Leases, none of the real or tangible personal property used in the business of Golden West or any Golden
West Subsidiary is leased by them from any other party.
     4.15 ADEQUACY OF ASSETS. Except as set forth on Schedule 4.15, there are no capital expenditures, individually in excess of $25,000, which Golden West or any Golden West Subsidiary now plans to make.
     4.16 ARMS-LENGTH TRANSACTION. Except as set forth in Schedule 4.16, since December 31, 1991, all of the material transactions with third persons by Golden West or a Golden West Subsidiary have been conducted on an arms-length basis. Except as set forth on Schedule 4.16, to the best knowledge of Golden West and each Golden West Subsidiary, none of the shareholders, officers or directors of Golden West or their respective Affiliates or Relatives (as such capitalized terms are hereafter defined) has any direct or indirect interest, ownership (other than through non-controlling investments in securities of publicly-held corporations) or profit participation in businesses which are competitors or potential competitors of Golden West or a Golden West Subsidiary. Except as set forth in Schedule 4.16, neither Golden West or a Golden West Subsidiary has any outstanding loans or other advances to any shareholder, officer, director or employee of Golden West or a Golden West Subsidiary or their respective Affiliates or Relatives in excess of $2,500. Except as set forth on Schedule 4.16, to the best knowledge of Golden West and each Golden West Subsidiary, none of the shareholders, officers or directors of Golden West or any Golden West Subsidiary or their respective Affiliates or Relatives is an Affiliate of any Dealer (as hereinafter defined) or of any other entity that has a material business relationship with Golden West or any Golden West Subsidiary (a
"Material Business Entity"). "Affiliate" shall mean any person or entity which
(a) directly or indirectly controls, is controlled by or is under common control with a specified person or entity, (b) owns or controls 5% or more of the outstanding equity interests of a specified entity or (c) is an officer, director, general partner, trustee, manager, administrator, representative or agent of a specified entity. As used in this definition, the term "control"
means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management and policies of an entity through an ownership of voting securities or other ownership interests, contract, voting trust or otherwise. "Relative" means any brother or sister (whether by whole or half blood or adoption), spouse or lineal ascendant or descendant.
     4.17 LAWFULLY OPERATING. Except as set forth in Schedule 4.17, neither Golden West or any Golden West Subsidiary is in conflict with, or in default or violation of, (a) any law, rule, regulation, order, judgment or decree applicable to Golden West or any Golden West Subsidiary or by which any property or asset of Golden West or any Golden West Subsidiary is bound or
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
affected or (b) the provisions of any note, bond, mortgage, indenture, contract, agreement, understanding, arrangement, commitment, lease, license, permit, franchise or other instrument or obligation to which Golden West or any Golden West Subsidiary is a party or by which Golden West or any Golden West Subsidiary or any property or asset of Golden West or any Golden West Subsidiary is bound or affected, nor does any circumstance exist which with notice or the passage of time or both would result in such a conflict, default, or violation, except where such conflict, violation or default would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Golden West or any Shareholder from performing its or his obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have a Golden West Material Adverse Effect. Except as set forth in
Schedule 4.17, Golden West and each Golden West Subsidiary have been and currently are conducting their business, and the Property has been and now is being used and operated, in compliance with all statutes, regulations, bylaws, orders, covenants, restrictions or plans of federal, state, regional, county or municipal authorities, agencies or board applicable to the same. Golden West and each Golden West Subsidiary hold all of the licenses, permits and other governmental franchises required for the conduct of their respective businesses as now conducted, except for such licenses, permits and franchises the lack of which would not, either individually or in the aggregate, have a Golden West Material Adverse Effect.
     4.18 NO LITIGATION. Schedule 4.18 sets forth all pending and, to the best knowledge of Golden West and each Golden West Subsidiary, threatened lawsuits or administrative proceedings or investigations against Golden West and any Golden West Subsidiary. There are currently no pending, or, to the best knowledge of Golden West and each Golden West Subsidiary, threatened, lawsuits or administrative proceedings or investigations against Golden West or any Golden West Subsidiary or to which any of their assets are subject, which, if adversely determined, could have a material adverse effect on the financial condition, results of operations, business, prospects, assets, or liabilities of Golden
West or any Golden West Subsidiary. Neither Golden West or any Golden West Subsidiary is subject to any currently existing order, writ, injunction, or decree relating to its operations. Except as described in Schedule 4.18 there are no material "loss contingencies" (as defined in Statement of Financial Accounting Standards No. 5 issued by the Financial Accounting Standards Board in March 1975 ("FAS 5")), which would be required by FAS 5 to be disclosed or accrued in consolidated financial statements of Golden West and the Golden West Subsidiaries were such statements prepared at the time this warranty is made or deemed made.
     4.19 [INTENTIONALLY OMITTED].
     4.20 LABOR MATTERS. Since December 31, 1989, neither Golden West or any Golden West Subsidiary has been a party to any collective bargaining agreement and neither has been the subject of any union activity or labor dispute, and there has not been any strike of any kind called or, to the best knowledge of Golden West and each Golden West Subsidiary, threatened to be called against Golden West or any Golden West Subsidiary. To the best knowledge of Golden West and each Golden West Subsidiary, neither Golden West or any Golden West Subsidiary has violated any applicable federal or state law or regulation relating to labor or labor practices or has any liability to any of its employees, agents, or consultants in connection with grievances by, or the termination of, such employees, agents or consultants.
     4.21 POOLING OF INTERESTS. To the best knowledge of Golden West and each Golden West Subsidiary, Golden West has not taken or failed to take any action which would prevent the accounting for the Merger as a pooling of interests in accordance with Accounting Principles Board Opinion No. 16, the interpretative releases issued pursuant thereto, and the pronouncements of the Securities and Exchange Commission ("SEC").
     4.22 NO BROKERS. Except as set forth on Schedule 4.22, neither Golden West nor any Golden West Subsidiary has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Golden West or a Golden West Subsidiary or Oakwood or Merger Sub to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. Neither Golden West or any Golden West Subsidiary is aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.
     4.23 OAKWOOD STOCK OWNERSHIP. As of the date hereof, Golden West owns 79 shares of Oakwood Common Stock. Golden West does not own any other securities convertible into Oakwood Common Stock. No Golden West Subsidiary owns any shares of Oakwood Common Stock or other securities convertible into Oakwood Common Stock.
     4.24 BANK ACCOUNTS. Schedule 4.24 describes all bank accounts, vaults and safe deposit boxes used by, or in the name of, Golden West or any Golden West Subsidiary, including the account, vault or box number, the institution at which the account, vault or box is maintained, and the signatories authorized for the account or persons authorized to have access to the vault or box.
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     4.25 INSURANCE. Golden West and the Golden West Subsidiaries have fire and casualty insurance policies with extended coverage (subject to certain deductibles) sufficient to allow them to replace any of their properties or assets that might be damaged or destroyed. Golden West and the Golden West Subsidiaries have business interruption insurance policies with coverage sufficient to allow them to recover the full amount of any losses occasioned by any business interruption. Schedule 4.25 identifies all policies of insurance now in effect covering the assets, properties and business of Golden West and the Golden West Subsidiaries and all life insurance policies maintained by them. Golden West has delivered an accurate and complete copy of each of the policies listed on Schedule 4.25 to Oakwood. Neither Golden West or any Golden West Subsidiary has done anything by way of action or inaction that invalidates any of such policies in whole or in part where such invalidation would have, individually or in the aggregate, a Golden West Material Adverse Effect.

     4.26 WARRANTY AND PRODUCT LIABILITY MATTERS. Except as set forth in
Schedule 4.26, the products and services provided by Golden West and the Golden West Subsidiaries are in compliance with and meet all express and implied warranties and the requirements and standards of all federal and state laws and regulations applicable to the sale or provision of such products and services (including financial services), including without limitation the National Mobile Home Construction and Safety Standards Act of 1974, the Federal Consumer Credit Protection Act (Truth-in-Lending) and Regulation Z promulgated thereunder, all applicable state consumer credit protection laws and similar laws, and the Federal Credit Opportunity Act and Regulation B promulgated thereunder. Except as set forth in Schedule 4.26, no product or service warranty or liability claims are pending or, to the best knowledge of Golden West and each Golden West Subsidiary, threatened against Golden West or any Golden West Subsidiary or in respect of products of services sold or provided by it, except such claims that in the aggregate would not have a Golden West Material Adverse Effect.

     4.27 WARRANTY, REPURCHASE AND OTHER SERVICE OBLIGATIONS. To the best knowledge of Golden West and each Golden West Subsidiary, Schedule 4.27 describes (a) all material warranty obligations of Golden West or any Golden
West Subsidiary and all material warranty contracts, agreements, understandings or arrangements to which Golden West or any Golden West Subsidiary is a party or by which any of its or their property or assets is bound, including without limitation express warranties, implied warranties and warranties established by a course of dealing and (b) all material service and repurchase contracts, agreements, understandings or arrangements to which Golden West or any Golden West Subsidiary is a party to or by which any of its or their property or assets is bound. True and complete copies of such repurchase agreements have heretofore been delivered to Oakwood.
     4.28 DEALER ARRANGEMENTS. Schedule 4.28 describes, with respect to each dealer to whom Golden West or a Golden West Subsidiary currently sells manufactured homes (a "Dealer"), the terms of any loans to any Dealer. Any agreement, understanding or arrangement between Golden West and/or any Golden West Subsidiary, on the one hand, and a Dealer, on the other hand, is referred to herein as a Dealer Agreement. True and complete copies of all written Dealer Agreements have heretofore been delivered to Oakwood. Schedule 4.28 also sets forth (a) a general description of the arrangements generally applicable to the Dealers, including arrangements providing for rebates, discounts or other payments or concessions to the Dealers and (b) a list of the 25 Dealers who purchased the greatest number of manufactured homes from Golden West during the previous 6 month period ended June 25, 1994 (based on the dollar amount of such purchases and ranked in descending order) and a description of the specific arrangements to provide any rebates, discounts or other payments or concessions to each such Dealer. The rights of Golden West or any Golden West Subsidiary under each Dealer Agreement are valid and enforceable by Golden West or the Golden West Subsidiary, as the case may be, in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally and by such principles of equity as may affect the availability of equitable remedies. Neither Golden West or any Golden West Subsidiary, as the case may be, is in default in any material respect (nor does any circumstance exist which, with notice or the passage of time or both, would result in such a default) under the Dealer Agreements. To the best knowledge of Golden West and each Golden West Subsidiary, the other party to each Dealer Agreement is not in default thereunder in any material respect (nor does any circumstance exist which, with notice or the passage of time or both, would result in such a default). All amendments or supplements to the Dealer Agreements and all notices with respect to such Dealer Agreements are specifically identified in Schedule 4.28. Except as disclosed on Schedule 4.28, no Dealer has indicated in any written or oral communication to Golden West or a Golden West Subsidiary that such Dealer has ceased to sell or otherwise deal in manufactured housing of Golden West, is experiencing financial difficulties, or is considering the cessation of business (or the material reduction in its level of business) with Golden West or Oakwood following the Closing Date, or that Golden West's relationship with such Dealer will be adversely affected by the transactions contemplated by the Merger.
     4.29 GUARANTEES. Except as set forth on Schedule 4.29, neither Golden West or any Golden West Subsidiary is a guarantor or otherwise liable for any liability or obligation (including indebtedness) of any other person.
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     4.30 PROSPECTIVE CHANGES. Except as set forth on Schedule 4.30, Golden West knows of no impending changes in Golden West's and Golden West Subsidiaries' business, assets, liabilities, relations with employees, competitive situation or relations with suppliers or customers, or in any governmental actions or regulations affecting Golden West's and Golden West Subsidiaries' business, which, if they occur, could have a Golden West Material Adverse Effect, except for (a) general economic conditions, (b) matters having a similar effect on Oakwood and Golden West, (c) matters of general knowledge in the industry of which Oakwood should be aware due to the nature of its business or (d) pending or adopted federal statutes, laws and regulations with general applicability in the states where Oakwood currently does business.
     4.31 FULL DISCLOSURE. To the best knowledge of Golden West and each Golden West Subsidiary, all of the written information provided by Golden West, each Golden West Subsidiary and each Shareholder and their representations herein or in the Schedules and Exhibits hereto are true, correct, and complete in all material respects and no written representation, warranty, or statement made by Golden West, any Golden West Subsidiary or any Shareholder in or pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty, or statement, in light of the circumstances under which it was made, not misleading to Oakwood.
                                   ARTICLE 5
            REPRESENTATIONS AND WARRANTIES OF OAKWOOD AND MERGER SUB
     Oakwood and Merger Sub hereby jointly and severally represent and warrant to Golden West and the Shareholders that:
     5.1 ORGANIZATION AND QUALIFICATION.

     (a) Each of Oakwood and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have an Oakwood Material Adverse Effect (as defined below). Merger Sub has not engaged in any activities other than in connection with the transactions contemplated by this Agreement. Oakwood and Merger Sub are each duly qualified or licensed as a foreign corporation to do business, and each is in good standing, in each jurisdiction where the character of the properties, owned, leased, or operated by such entity or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have an Oakwood Material Adverse Effect. The term "Oakwood Material Adverse Effect" means any change or effect that is or would be materially adverse to the business, results of operations or financial condition of Oakwood and its subsidiaries, taken as a whole, excluding any changes or effects caused by changes in general economic conditions or changes generally affecting Oakwood's industry.

     5.2 ARTICLES OF INCORPORATION AND BYLAWS. Oakwood has heretofore made available to Golden West a complete and correct copy of the Articles of Incorporation and the Bylaws, each as amended to date, of Oakwood and Merger Sub. Such Articles of Incorporation and Bylaws are in full force and effect. Neither Oakwood or Merger Sub is in violation of any provision of its Articles of Incorporation or Bylaws, except for such violations that would not, individually or in the aggregate, have an Oakwood Material Adverse Effect.
     5.3 CAPITALIZATION. The authorized capital stock of Oakwood consists of 100,000,000 shares of Oakwood Common Stock, and 500,000 shares of Preferred Stock, par value $.50 per share ("Oakwood Preferred Stock"). As of July 31, 1994, 20,467,847 shares of Oakwood Common Stock were issued and outstanding, all of which shares were validly issued, fully paid and nonassessable. As of the date hereof, no shares of Oakwood Preferred Stock are issued and outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of common stock, of which, as of the date hereof, 1,000 shares are issued and outstanding and held of record by Oakwood free and clear of all liens, pledges, security interests, claims or other encumbrances. These shares were validly issued, fully paid and nonassessable. The shares of Oakwood Common Stock to be issued pursuant to the Merger will, when issued, (a) be duly authorized, validly issued, fully paid and nonassessable, (b) be free and clear of any liens and encumbrances except for applicable resale restrictions under Rule 145 (as hereinafter defined) and under any Affiliate Letter (as hereinafter defined), (c) not be subject to any preemptive rights created by statute, Oakwood's Articles of Incorporation or Bylaws or any agreement to which Oakwood is a party or by which Oakwood is bound and (d) be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable Blue Sky Laws.
                                     Aa-18

     5.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Each of Oakwood and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated herein. The execution and delivery of this Agreement by Oakwood and Merger Sub and the consummation by Oakwood and Merger Sub of the transactions contemplated herein have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Oakwood or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated herein (other than the filing and recordation of the appropriate merger documents as required by California law). This Agreement has been duly and validly executed and delivered by Oakwood and Merger Sub and, assuming the due authorization, execution and delivery by Golden West, constitutes a legal, valid and binding obligation of each of Oakwood and Merger Sub, enforceable against them in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     5.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS.
     (a) Except as set forth in Schedule 5.5, the execution and delivery of this Agreement by Oakwood and Merger Sub do not, and the performance of the transactions contemplated herein by Oakwood and Merger Sub will not, (i) conflict with or violate the Articles of Incorporation or Bylaws of Oakwood or Merger Sub, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Oakwood or Merger Sub or by which any property or asset of Oakwood or Merger Sub is bound or affected, or (iii) result in any breach of or constitute a default (or any event which with notice or the passage of time or both would result in a default) under, result in the loss of a material benefit under or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Oakwood or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Oakwood or Merger Sub is a party or by which Oakwood or Merger Sub or any property or asset of Oakwood or Merger Sub is bound or affected.
     (b) The execution and delivery of this Agreement by Oakwood and Merger Sub do not, and the performance of this Agreement by Oakwood and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except (i) for (A) applicable requirements, if any, of the Exchange Act, Securities Act, New York Stock Exchange, Blue Sky Laws and state takeover laws, (B) the pre-merger notification requirements of the HSR Act and (C) filing and recordation of appropriate merger documents as required by California law, and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Oakwood or Merger Sub from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have an Oakwood Material Adverse Effect.
     5.6 SEC FILINGS; FINANCIAL STATEMENTS.
     (a) Oakwood has filed all forms, reports and documents required to be filed by it with the SEC since September 30, 1993, and has heretofore delivered to Golden West, in the form filed with the SEC, (i) its Annual Report on Form 10-K for the fiscal year ended September 30, 1993, (ii) its Quarterly Reports on Form 10-Q for the periods ended December 31, 1993 and March 31, 1994, (iii) all proxy statements relating to Oakwood's meetings of shareholders (whether annual or special) held since January 1, 1994 and (iv) all other forms, reports and other registration statements filed by Oakwood with the SEC since September 30, 1993 (the forms, reports and other documents referred to in clauses (i), (ii), (iii), and (iv) above being referred to herein, collectively, as the "Oakwood SEC Reports"). The Oakwood SEC Reports and any other forms, reports and other documents filed by Oakwood with the SEC after the date of this Agreement (x) were or will be prepared in accordance with the material requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.
     (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Oakwood SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presented the consolidated financial position, results of operations and cash flows of Oakwood, as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to be material in amount).
                                     Aa-19

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     (c) As of September 30, 1993, or any subsequent date for which a balance sheet is provided, Oakwood had no known material liabilities, contingent or otherwise, whether due or to become due, other than as indicated on the balance sheet, or in the notes thereto, as of such date, and Oakwood's reserves for uncollectible receivables and contingent liabilities were adequate.
     5.7 ABSENCE OF CHANGES. Except as disclosed herein, in the Form S-4 (as hereinafter defined), in any document incorporated by reference in the Form S-4 or in the Oakwood SEC Reports, (i) since September 30, 1993 there has not been any material adverse change in the business, assets, liabilities, consolidated earnings or financial condition of Oakwood nor are there any known circumstances which may reasonably be anticipated to give rise hereafter to any such material adverse change and (ii) as of the date of this Agreement, neither Oakwood nor any of its subsidiaries has become a party to any agreement or amendment to an existing agreement which would be required to be filed as an exhibit to or described in Oakwood's next Annual Report on Form 10-K.
     5.8 ABSENCE OF LITIGATION. Except as disclosed in the Oakwood SEC Reports filed with the SEC prior to the date of this Agreement, there is no claim, action, proceeding or investigation pending or, to the best knowledge of Oakwood, threatened against Oakwood or any property or asset of Oakwood, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign, which, individually or in the aggregate, would have an Oakwood Material Adverse Effect. Except as disclosed in the Oakwood SEC Reports filed with the SEC prior to the date of this Agreement, neither Oakwood or any property or asset of Oakwood is subject to any order, writ, judgment, injunction, decree, determination or award which would have, individually or in the aggregate, an Oakwood Material Adverse Effect.
     5.9 BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated herein based upon arrangements made by or on behalf of Oakwood.
     5.10 COMPLIANCE. Except as set forth in Schedule 5.10, Oakwood is not in conflict with, or in default or violation of, (a) any law, rule, regulation, order, judgment or decree applicable to Oakwood or by which any property or asset of Oakwood is bound or affected, or (b) the provisions of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Oakwood is a party or by which Oakwood or any property or asset of Oakwood is bound or affected; except where such conflict, violation or default would not prevent or delay consummation of the Merger in any material respect, or otherwise prevent Oakwood from performing its obligations under this Agreement in any material respect, and would not, individually or in the aggregate, have an Oakwood Material Adverse Effect.
     5.11 FULL DISCLOSURE. To the best knowledge of Oakwood, all of the written information provided by it and its representations herein or in the Schedules and Exhibits hereto are true, correct, and complete in all material respects and no written representation, warranty, or statement made by Oakwood in or pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty, or statement, in light of the circumstances under which it was made, not misleading to Golden West.
                                   ARTICLE 6
                                   COVENANTS
     6.1 COVENANTS OF OAKWOOD AND GOLDEN WEST. During the period from the date hereof and continuing until the Effective Time (except as expressly contemplated or permitted hereby, or to the extent Golden West consents in writing in the case of Oakwood's obligations and to the extent Oakwood consents in writing in the case of Golden West's obligations) each of Oakwood and Golden West covenants with the other that, insofar as the obligations relate to it:
     (a) Oakwood and Golden West and their respective subsidiaries shall each carry on and conduct their respective businesses only in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use all reasonable efforts to preserve intact their present business organizations, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time.
     (b) From the date hereof to the Effective Time, each of Golden West and Oakwood and their respective subsidiaries shall allow all designated officers, attorneys, accountants and other representatives of the other access at all reasonable times during regular business hours to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of Golden West and Oakwood and their respective subsidiaries.
                                     Aa-20

     (c) Oakwood and Golden West and their respective subsidiaries shall cooperate and promptly prepare and Oakwood shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the Oakwood Common Stock issuable in the Merger, a portion of which Registration Statement shall also serve as the proxy statement with respect to the meeting (or consent in lieu of a meeting) of the shareholders of Golden West in connection with the Merger (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations thereunder. Oakwood shall use all reasonable efforts, and Golden West will cooperate with Oakwood, to have the Form S-4 declared effective by the SEC as promptly as practicable. Oakwood shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law permits or approvals required to carry out the transactions contemplated by this Agreement. Each of Oakwood and Golden West shall furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with such actions. As promptly as practicable after the Form S-4 shall have become effective, Golden West shall mail the Proxy Statement/Prospectus to its shareholders. Oakwood agrees that the Proxy Statement/Prospectus and each amendment or supplement thereto at the time of mailing thereof and at the time of the meeting of the shareholders of Golden West, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact relates to Golden West or any Golden West Subsidiary. Golden West and the Golden West Subsidiaries agree that the information relating to them in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the meeting of the shareholders of Golden West (or during the period that consents are solicited or received), will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. No amendment or supplement to the Proxy Statement/Prospectus will be made by Oakwood or Golden West without the approval of the other party. Oakwood will advise Golden West, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Oakwood Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. Oakwood and Golden West each hereby (i) consents to the use of its name, and on behalf of its subsidiaries and affiliates, the names of such subsidiaries and affiliates and to the inclusion of financial statements and business information relating to such party and its subsidiaries and affiliates (in each case, to the extent required by applicable securities laws) in the Form S-4 or Proxy Statement/Prospectus and
(ii) agrees to use its reasonable best efforts to obtain the written consent of any person or entity retained by it which may be required to be named (as an expert or otherwise) in such Form S-4 or Proxy Statement/Prospectus. The form of Proxy (or consent) accompanying the Proxy Statement/Prospectus will state that a vote by a Golden West shareholder in favor of the Merger shall also constitute a consent by such shareholder to be bound by the terms of this Agreement, including without limitation the escrow and indemnification provisions contained herein, and shall be in a form reasonably satisfactory to Oakwood.
     (d) Except as and to the extent required by law, Oakwood and Golden West and their respective subsidiaries hereby agree not to disclose or use, and each shall cause its representatives not to disclose or use, any confidential information with respect to the other party(ies) hereto furnished, or to be furnished, by such other party(ies) or their representatives in connection herewith at any time or in any manner other than in connection with its evaluation of the Merger. Except as required by law, and as set forth in this subsection (d), neither Golden West or its representatives shall make any public statements regarding the Merger or this Agreement without the prior approval of Oakwood.
     (e) Golden West and Oakwood shall each use its best efforts to obtain and furnish to the other party prior to the Effective Time the written consents set forth on Schedules 4.5 and 5.5.
     (f) Oakwood, Merger Sub and Golden West shall cooperate and use their respective best efforts to file a Notification and Report Form for Certain Mergers and Acquisitions under the HSR Act with the Department of Justice and the Federal Trade Commission.
     (g) Oakwood, Merger Sub and Golden West shall cooperate and use their respective best efforts (i) to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and other governmental authorities necessary to consummate the transactions contemplated by this Agreement and (ii) to cause the transactions contemplated by this Agreement to be consummated as expeditiously as is reasonably practicable.
                                     Aa-21

     (h) Set forth on Schedule 6.1(h) is a list of all letters of credit (collectively, the "LOCs") of Golden West or any Golden West Subsidiary. Oakwood, with the assistance of Golden West, shall cause replacement letters of credit to be issued for any LOC to be canceled at the Effective Time.
     (i) Promptly after the execution of this Agreement, each officer, director and Significant Shareholder (hereinafter defined) of Golden West, Merger Sub and Oakwood shall execute agreements substantially in the form attached hereto as Exhibit B (the "Standstill Letters"), wherein they agree, from August 15, 1994 until the Publication Release Date (as hereinafter defined), not to sell any Golden West Common Stock or Oakwood Common Stock or the equivalent of either, including without limitation any Oakwood Common Stock received in the Merger. "Publication Release Date" means the date on which Oakwood has published its financial results (consisting of, at a minimum, sales and net income) covering a period of at least thirty days subsequent to the Closing Date. "Significant Shareholder" means a shareholder owning 10% or more of the outstanding common stock of Golden West or Oakwood. Publication of financial results may take the form of a post-effective amendment to a registration statement, a Form 10-Q or 8-K filing, the issuance of a quarterly earnings report or any other public issuance of such financial results.
     6.2 COVENANTS OF GOLDEN WEST. Golden West covenants and agrees that between the date hereof and continuing until the Effective Time (except as expressly contemplated or permitted hereby, or to the extent that Oakwood shall otherwise consent in writing):
     (a) Until September 30, 1994 (or earlier if this Agreement has been terminated pursuant to Article 9 hereof), Golden West agrees (i) that it shall not, and shall direct and use its best efforts to cause Golden West's directors, officers, employees, shareholders, advisors, accountants and attorneys (the "Representatives"), including such Representatives of any of Golden West's affiliated entities or persons, not to initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of Golden West or any Golden West Subsidiary (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (ii) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 6.2(a); and (iii) that it will notify Oakwood immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 6.2(a) shall prohibit the Board of Directors of Golden West from furnishing information to, or entering into discussions or negotiations with, any person or entity that after the date hereof makes an unsolicited written, bona fide proposal (an "Unsolicited Proposal") to acquire Golden West or its assets pursuant to a merger, consolidation, share exchange, sale of stock or sale of assets or other similar transaction, if, and only to the extent that (A) the Board of Directors of Golden West, after consultation with and based upon the advice of counsel, determines in good faith that such action is necessary for the Board of Directors of Golden West to comply with its fiduciary duties to shareholders under applicable law and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, Golden West provides reasonable notice to Oakwood to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity.
     (b) Golden West shall promptly after the date of this Agreement take all action necessary in accordance with California law and its Articles of Incorporation and Bylaws to convene a special meeting of Golden West's shareholders (or seek consent in lieu of a meeting) for the purpose of considering and approving the Merger and Golden West shall consult with Oakwood in connection therewith. Golden West shall use its reasonable best efforts to solicit from its shareholders proxies in favor of the Merger (and consenting to be bound by the terms of this Agreement) and shall take all other actions necessary or advisable to secure the vote or consent of shareholders required by California law to approve the Merger, unless otherwise required by the applicable fiduciary duties of directors of Golden West, as reasonably determined by such directors in good faith after consultation with and based upon the advice of independent legal counsel.
     (c) Golden West and the Golden West Subsidiaries will make all normal and customary repairs, replacements, and improvements to their facilities, will not dispose of any assets other than at fair market value and with the prior written consent of Oakwood, and without limiting the generality of the foregoing or the covenants set forth in Section 6.1(a), neither Golden West or any Golden West Subsidiary will, without the prior written consent of Oakwood:
          (i) change any provision of its Articles of Incorporation or Bylaws;
                                     Aa-22

          (ii) change the number of shares of the authorized, issued or outstanding capital stock of Golden West or any Golden West Subsidiary, including any issuance, purchase, redemption, split, combination or reclassification thereof, or issue or grant any option, warrant, call, commitment, subscription, right or agreement to purchase relating to the authorized or issued capital stock of Golden West or any Golden West Subsidiary, or declare, set aside or pay any dividend or other distribution in cash or in kind with respect to the outstanding capital stock of Golden West or any Golden West Subsidiary;
          (iii) incur any liabilities or obligations, whether directly or indirectly, or by way of guaranty, and whether or not evidenced by any note, bond, debenture, or similar instrument, except in the ordinary course of business consistent with past practices and prior periods;
          (iv) except as set forth in Schedule 6.2(c)(iv), make any capital expenditures individually in excess of $25,000 or in the aggregate in excess of $100,000, other than reasonable expenditures necessary to maintain existing assets in good working order and repair, reasonable wear and tear excepted;
          (v) pay any bonuses to any executive officer of Golden West or any Golden West Subsidiary except as set forth on Schedule 6.2(c)(v); enter into any new or amend in any respect any existing employment agreement with any person; adopt any new or amend in any respect any existing Plan, except as may be otherwise required by law; grant any increase in compensation or benefits of any kind to its employees, officers or directors, except regularly scheduled general increases in the ordinary course of business and consistent with past practices and policies; or effect any change in any respect in retirement benefits to any class of employees or officers, except as otherwise required by law;
          (vi) sell, mortgage, pledge, or otherwise dispose of or encumber any asset owned by Golden West or any Golden West Subsidiary, other than sales, mortgages, pledges, or other dispositions or encumbrances occurring in the ordinary and regular course of business consistent with past practices and prior periods;
          (vii) increase or deplete inventories, incur or collect receivables, or incur or pay trade payables or accrued liabilities in any manner other than consistent with past practices and prior periods, and in the ordinary course of business;
          (viii) cancel without payment or satisfaction in full, waive or extend the time for performance of, any notes, loans, or other obligations inuring to the benefit of Golden West or any Golden West Subsidiary;
          (ix) make any modification of or amendment to any of the contracts or agreements listed or described on any Schedule to this Agreement;
          (x) fail to maintain in full force and effect all insurance now carried by Golden West or any Golden West Subsidiary;
          (xi) institute any changes in management policy of a significant nature;
          (xii) take any action or fail to take any action that, if taken or omitted, would be required to be disclosed under the provisions of Section
     4.9 of this Agreement; or
          (xiii) make any agreement or commitment by or on behalf of Golden West to do or take any of the actions referred to in the foregoing subparagraphs
     (i) through (xii).
     (d) At least 30 days prior to the Closing Date, Golden West shall deliver to Oakwood a list, which shall be reasonably satisfactory to Oakwood, of names and addresses of those persons who were, in Golden West's reasonable judgment after discussion with its counsel, Latham & Watkins, at the record date for its shareholders' meeting to approve the Merger, "affiliates" (each such person, a "Golden West Affiliate Shareholder") of Golden West within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act ("Rule 145"). Golden West shall provide Oakwood such information and documents as Oakwood shall reasonably request for purposes of reviewing such list. Golden West shall deliver or cause to be delivered to Oakwood prior to the Closing Date, from each of the Golden West Affiliate Shareholders identified in the foregoing list, an Affiliate Letter in the form attached hereto as Exhibit C (an "Affiliate Letter"). Oakwood shall be entitled to place legends as specified in such Affiliate Letters on the certificates evidencing any Oakwood Common Stock to be received by such Affiliates pursuant to the terms of this Agreement and to issue appropriate stop transfer instructions to the transfer agent for the Oakwood Common Stock consistent with the terms of such Affiliate Letters.
     (e) Without the prior written consent of Oakwood, Golden West shall not take any action which would cause or would be likely to cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including without limitation, taking, causing to be taken, or permitting or suffering to be taken or to exist any
                                     Aa-23
action, condition or thing which would cause the representations and warranties made by Golden West or any Golden West Subsidiary herein not to be true, correct and accurate as of any time between the date hereof and the Closing Date.
     (f) Golden West shall promptly provide to Oakwood monthly and quarterly consolidated financial statements of Golden West.
     (g) Golden West shall prepare and provide to Oakwood, at least five days prior to the Closing, an updated Schedule 4.3 listing the Social Security or Federal Tax I.D. numbers for Golden West's shareholders.
     (h) From and after the date hereof and until the Effective Time, Golden West shall not (i) knowingly take any action, or knowingly fail to take any action, that would jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes; (ii) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) (2)(E) of the Code; or (iii) enter into any contract, agreement, commitment or arrangement with respect to either of the foregoing.
     6.3 COVENANTS OF OAKWOOD. Oakwood covenants and agrees that between the date hereof and continuing until the Effective Time (except as expressly contemplated or permitted hereby, or to the extent that Golden West shall otherwise consent in writing):
     (a) Oakwood shall promptly prepare and submit to the New York Stock Exchange a listing application covering the shares of Oakwood Common Stock issuable in the Merger, and shall use its best efforts to obtain, prior to the Effective Time, approval for the listing of such Oakwood Common Stock, subject to official notice of issuance.
     (b) From and after the date hereof and until the Effective Time, Oakwood shall not (i) knowingly take any action, or knowingly fail to take any action, that would jeopardize the treatment of the Merger as a "pooling of interests" for accounting purposes; (ii) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of the Merger as a reorganization within the meaning of Section 368(a) (2)(E) of the Code; or (iii) enter into any contract, agreement, commitment or arrangement with respect to either of the foregoing.
     (c) Oakwood, prior to the Closing Date shall have delivered to Golden West a copy of any reports filed with the SEC subsequent to the date of execution of this Agreement.
     (d) Without the prior written consent of Golden West, Oakwood shall not take any action which would cause or tend to cause the conditions upon the obligations of the parties hereto to effect the transactions contemplated hereby not to be fulfilled, including without limitation, taking, causing to be taken, or permitting or suffering to be taken or to exist any action, condition or thing which would cause the representations and warranties made by Oakwood herein not to be true, correct and accurate as of any time between the date hereof and the Closing Date.
     6.4 TAX-FREE REORGANIZATION. After the Effective Time, Oakwood and its subsidiaries (which would include Golden West and the Golden West Subsidiaries) shall not knowingly take any action that would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368(a)(2)(E) of the Code as in effect at the Effective Time.
                                   ARTICLE 7
                                   CONDITIONS
     7.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:
     (a) This Agreement and the transactions contemplated hereby shall have been approved in the requisite manner by the holders of the issued and outstanding shares of capital stock of Golden West entitled to vote thereon, which approval and the voting thereon shall be certified by the Chief Executive Officer of Golden West.

     (b) No action or proceeding shall have been instituted before a court or other governmental body or by any governmental agency or public authority to restrain or prohibit the transactions contemplated by this Agreement or to obtain an amount of damages or other material relief in connection with the execution of the Agreement or the related agreements or the consummation of the Merger; and no governmental agency shall have given notice to any party hereto to the effect that consummation of the transactions contemplated by this Agreement would constitute a violation of any law or that it intends to commence proceedings to restrain consummation of the Merger.

     (c) The Registration Statement shall have become effective, no stop orders suspending its effectiveness shall have been issued, and no proceedings for that purpose shall have been instituted or, to the knowledge of Oakwood or Golden West, shall be contemplated.
     (d) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business of Oakwood and Golden West, taken as a whole, following the Effective Time.
     (e) Oakwood shall have received from Golden West certified copies of all resolutions adopted by the Board of Directors and shareholders of Golden West in connection with this Agreement and the transactions contemplated hereby. Golden West shall have received from Oakwood and Merger Sub certified copies of all resolutions adopted by the Board of Directors of each respective company and the shareholders of Merger Sub in connection with this Agreement and the transactions contemplated hereby.
     (f) The applicable waiting period under the HSR Act shall have expired or been terminated.
     (g) The shares of Oakwood Common Stock issuable in the Merger shall have been approved for listing, subject to official notice of issuance, on the New York Stock Exchange.
     (h) Oakwood, Merger Sub and Golden West shall have executed and delivered the Agreement of Merger and appropriate certificates for filing with the Secretary of State of California.
     7.2 CONDITIONS TO OBLIGATION OF GOLDEN WEST TO EFFECT THE MERGER. The obligations of Golden West to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:
     (a) Oakwood shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Oakwood and Merger Sub contained in this Agreement shall be true and correct as of the Closing Date, and Golden West shall have received a certificate of the president or the chief financial officer of Oakwood, dated the Closing Date, certifying to such effect.
     (b) From the date of this Agreement through the Effective Time, there shall not have occurred any material change in the financial condition, business or operations of Oakwood that would have or would be reasonably likely to have an Oakwood Material Adverse Effect other than any such change that affects both Golden West and Oakwood in a substantially similar manner.
     (c) Golden West shall have received an opinion of its counsel satisfactory to Golden West, generally to the effect that (i) the Merger qualifies as a reorganization under Section 368(a)(2)(E) of the Code, (ii) no material gain or loss will be recognized by Golden West as a result of the Merger and (iii) shareholders of Golden West who receive in the Merger solely either Oakwood Common Stock or Oakwood Common Stock and cash in lieu of fractional shares will recognize no gain or loss for federal income tax purposes with respect to the Oakwood Common Stock received in the Merger.
     (d) Golden West shall have received a written opinion letter, dated as of the Closing Date, from the legal counsel of Oakwood substantially in the form of Exhibit D attached hereto; provided, however, that such opinion letter may also contain any additional opinions reasonably requested by Golden West that relate to matters that arise during Golden West's due diligence review or otherwise in connection with the consummation of this Agreement and the transactions contemplated hereby.
     (e) Golden West shall have received a good standing certificate for Oakwood from the Secretary of State of North Carolina and for Merger Sub from the Secretary of State of California.
     (f) Golden West shall have received from Price Waterhouse "comfort" letters, (i) dated as of the effective date of the Prospectus/Proxy Statement, substantially in the form of Exhibit E hereto, and (ii) dated either as of the date of the Golden West shareholders' meeting to approve the Merger or if there is no meeting dated as of the end of the period for soliciting and receiving consents from the shareholders, a bringdown of the letter provided in subparagraph (i) substantially in the form of Exhibit F hereto.
     (g) Any modifications to the form of the Acknowledgement shall be reasonably satisfactory to Golden West.
                                     Aa-25

     (h) Golden West shall have received good standing certificates for Oakwood from the Secretary of State of each state where Oakwood is qualified to do business.
     7.3 CONDITIONS TO OBLIGATION OF OAKWOOD AND MERGER SUB TO EFFECT THE MERGER. The obligations of Oakwood and Merger Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:
     (a) Golden West shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of Golden West contained in this Agreement shall be true and correct as of the Closing Date, and Oakwood shall have received a certificate of the Chief Executive Officer of Golden West, dated the Closing Date, certifying to such effect.
     (b) Oakwood shall be satisfied that the Merger will qualify for accounting by Oakwood as a "pooling of interests" under generally accepted accounting principles and under applicable rules and regulations of the SEC. In connection therewith, Oakwood shall have received, on or before the Closing Date, (i) a letter from Price Waterhouse (or any other accountants of Oakwood's choosing) dated as of the Closing Date to the effect that the transactions contemplated by this Agreement may be treated by Oakwood as a "pooling of interests" for accounting purposes and (ii) a letter from Arthur Andersen & Co. dated as of the Closing Date to the effect that no condition exists with respect to Golden West that would prevent the transactions contemplated by this Agreement from being treated by Oakwood as a "pooling of interests" for accounting purposes.
     (c) Oakwood shall have received an opinion of its counsel satisfactory to Oakwood, generally to the effect that (i) the Merger qualifies as a reorganization under Section 368(a)(2)(E) of the Code, (ii) no material gain or loss will be recognized by Golden West or Oakwood as a result of the Merger,
(iii) the net operating loss carry forwards of Golden West shall survive the Merger and be available to offset future income of Golden West, subject to the limitations under Section 382 of the Code, and (iv) the federal income tax consequences of the Merger will not have a material adverse effect on Oakwood.
     (d) Oakwood shall have received from Arthur Andersen & Co. "comfort" letters, (i) dated as of the effective date of the Prospectus/Proxy Statement, substantially in the form of Exhibit G hereto, and (ii) dated either as of the date of the Golden West shareholders' meeting to approve the Merger or if there is no meeting dated as of the end of the period for soliciting and receiving consents from the shareholders, a bringdown of the letter provided in subparagraph (i) substantially in the form of Exhibit H hereto.
     (e) From the date of this Agreement through the Effective Time, there shall not have occurred any material change in the financial condition, business, operations or prospects of Golden West or the Golden West Subsidiaries, other than any such change that affects both Golden West and Oakwood in a substantially similar manner.
     (f) Oakwood shall have received a written opinion letter, dated as of the Closing Date, from the legal counsel of Golden West substantially in the form of
Exhibit I attached hereto; provided, however, that such opinion letter may also contain any additional opinions reasonably requested by Oakwood that relate to matters that arise during Oakwood's due diligence review or otherwise in connection with the consummation of this Agreement and the transactions contemplated hereby.
     (g) Oakwood shall have completed to its satisfaction a review of Golden West's business, operations and any matters raised in the Schedules to this Agreement and the results of such review shall be satisfactory to Oakwood.
     (h) Harry E. Karsten, Jr., Robert D. Totten and Celia Golden as Beneficiary shall have converted an aggregate of $500,000 of their Deferred Compensation Plan account balances into 260,000 shares of Golden West Common Stock in accordance with the terms of the Deferred Compensation Plan and otherwise on terms satisfactory to Oakwood.
     (i) Golden West and the holder of each Golden West Stock Option shall have entered into agreements satisfactory to Oakwood as described in Section 3.5.
     (j) The consents set forth in Schedules 4.5 and 5.5 shall have been obtained in form satisfactory to Oakwood.
     (k) Oakwood shall have received an Affiliate Letter substantially in the form attached hereto as Exhibit C from each Golden West Affiliate Shareholder.
     (l) Oakwood shall have received an updated Schedule 4.3 listing the Social Security or Federal Tax I.D. numbers of the Golden West shareholders.
     (m) Oakwood shall have received duly endorsed certificates and executed Acknowledgments substantially in the form of Exhibit J hereto, with such changes as Oakwood may reasonably deem advisable (the "Acknowledgment"), from holders of at least 85% of the aggregate number of outstanding shares of Golden West Common Stock and Golden West Preferred
                                     Aa-26

Stock. Pursuant to such Acknowledgments, the Shareholders shall agree to be bound by the terms of this Agreement including without limitation the escrow and indemnification provisions contained herein.
     (n) Oakwood shall have received good standing certificates for Golden West and each Golden West Subsidiary from the Secretary of State of California and from the Secretary of State of each state where Golden West or any Golden West Subsidiary is qualified to do business.
     (o) Harry E. Karsten, Jr. shall have executed a noncompetition agreement substantially in the form of Exhibit K attached hereto and the officers of Golden West listed on Schedule 7.3(o) shall have executed noncompetition agreements, substantially in the form of Exhibit L attached hereto.
     (p) Oakwood shall have received a final statement of all of the Golden West Transaction Expenses dated as of the Closing Date, including without limitation final statements of services from attorneys, accountants and any financial advisors of Golden West, any Golden West Subsidiary or any Shareholder, and Oakwood shall have received evidence satisfactory to it of payment by the Shareholders of the Golden West Transaction Expenses in excess of $100,000.
     (q) Oakwood shall have received Phase I environmental assessment reports covering all of the real property owned or leased by Golden West or any Golden West Subsidiary (which reports shall have been supplemented by additional Phases and reports if deemed necessary by the environmental consultant preparing such report to fully assess any environmental concerns) (the "Environmental Assessment"), which reports shall be in form reasonably acceptable to Oakwood and shall not disclose remediation, clean-up, monitoring, removal or other work deemed advisable by the consultant. The costs of any Phase I environmental assessment reports (and any additional Phases and reports) prepared at Oakwood's request will be paid by Oakwood. Oakwood shall also have performed such additional due diligence with respect to any potential environmental liability of Golden West or any Golden West Subsidiary as it deems necessary or advisable and such additional due diligence shall not disclose any condition, circumstance or liability that would have, in Oakwood's reasonable judgment, either individually or in the aggregate, a Golden West Material Adverse Effect.
     (r) The number of holders of Golden West Common Stock and Golden West Preferred stock who shall have asserted or may assert their rights as a dissenter with respect to their shares of Golden West Common Stock or Golden West Preferred Stock and who shall not have withdrawn or lost such dissenters' rights shall not exceed 10% of the aggregate number of outstanding shares of Golden West Common Stock and Golden West Preferred Stock.
     (s) Oakwood shall have received a Standstill Letter from each officer, director or Significant Shareholder of Golden West and of Oakwood and Merger Sub.
     (t) All indemnification agreements pursuant to which Golden West or any Golden West Subsidiary is obligated to indemnify any director or officer of Golden West or any Golden West Subsidiary shall have been terminated as of the Closing Date.
                                   ARTICLE 8
                                INDEMNIFICATION
     8.1 INDEMNIFICATION. The Shareholders shall, jointly and severally, indemnify and hold harmless Oakwood, its successors and assigns, from and against any and all liabilities, losses, damages, actions, suits, proceedings, claims, demands, assessments, fines, penalties, judgments, fees, costs and expenses (including reasonable accountants' and attorneys' fees) of every nature and character (hereinafter referred to as a "Loss" or "Losses"), which Oakwood or Golden West or their subsidiaries, their respective successors and assigns, or any one or more of them, may sustain or incur, directly or indirectly, arising out of or incident to or by reason of the falsity or incorrectness of any representation or warranty made by the Shareholders or Golden West or any Golden West Subsidiary in this Agreement or any breach of any representation or warranty or of any covenant to be performed by or on the part of the Shareholders, Golden West or any Golden West Subsidiary under this Agreement or any document, certificate, or other agreement or instrument entered into, furnished or to be furnished by the Shareholders, Golden West or any Golden West Subsidiary pursuant to this Agreement. Notwithstanding any provisions in this
Section 8.1 to the contrary, no claim for indemnity shall be submitted by Oakwood, its successors or assigns, and no indemnification shall be required by the Shareholders, until and only to the extent that the aggregate amount of Losses exceeds $150,000. All rights to indemnification under this Article 8.1 shall expire on the first anniversary of the Closing Date except as to any matter as to which Oakwood has given notice pursuant to Section 8.2 prior to such first anniversary date. Any liability of the Shareholders under this
Section 8.1 shall be in addition to and not in substitution or limitation of any liability which it may otherwise have; provided, however, that Oakwood shall be entitled to only one complete satisfaction of
                                     Aa-27
a claim against the Shareholders; and provided further, however, that each Shareholder's total monetary obligation under this Agreement shall not exceed an amount equal to the number of such Shareholder's shares of Oakwood Common Stock that are to be originally escrowed pursuant to Section 3.9 multiplied by the Closing Value, which limit on indemnification shall not be subject to reduction as all or part of such shares are released from escrow.
     8.2 NOTICE. If any matter shall arise which may involve or give rise to a claim by Oakwood against the Shareholders under the provisions of this Section
8.1 (an "Indemnity Claim"), Oakwood shall give prompt notice thereof to the Shareholders at their respective addresses provided in their respective Acknowledgment stating with reasonable specificity the circumstances of the Indemnity Claim and shall thereafter give prompt notice of any change therein.
     8.3 THIRD PARTY CLAIMS. If the Indemnity Claim involves a claim made by any third party (a "Third Party Claim"), Oakwood agrees to assume the defense of such claim and to diligently pursue its defense until the conclusion of the matter. Oakwood shall provide to the Shareholders copies of all pleadings and pertinent documents relating to such Third Party Claim, shall keep the Shareholders advised as to the status of the proceedings relating to such Third Party Claim and shall obtain the prior written approval of the Shareholders who held a majority of the outstanding shares of the Golden West Common Stock and the Golden West Preferred Stock immediately prior to the Effective Time, which approval shall not be unreasonably withheld, before entering into any settlement of such Third Party Claim.
                                   ARTICLE 9
                                  TERMINATION
     9.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders of Golden West, by the mutual consent of Oakwood and Golden West.
     9.2 TERMINATION BY EITHER OAKWOOD OR GOLDEN WEST. This Agreement may be terminated and the Merger may be abandoned by action or authorization of the Board of Directors of either Oakwood or Golden West if (a) the Merger shall not have been consummated by November 15, 1994, or (b) the approval of Golden West's shareholders required by Section 7.1(a) shall not have been obtained at a meeting duly convened therefor or at any adjournment thereof, or (c) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this clause (c) shall have used all reasonable efforts to remove such injunction, order or decree.
     9.3 TERMINATION BY GOLDEN WEST. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the shareholders of Golden West, by action or authorization of the Board of Directors of Golden West if (a) there has been a breach by Oakwood or Merger Sub of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have an Oakwood Material Adverse Effect, (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Oakwood, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Golden West to Oakwood or (c) prior to the approval by Golden West's shareholders of the transactions contemplated by this Agreement, Golden West shall have received an Unsolicited Proposal and the Board of Directors of Golden West, after consulting with its outside counsel, determines that to proceed with the Merger would violate its fiduciary duties and, not later than the time of such termination, Golden West has paid Oakwood the amount of $500,000 as a termination fee in lieu of the fee required by Section 9.7.
     9.4 TERMINATION BY OAKWOOD. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, by action or authorization of the Board of Directors of Oakwood if (a) there has been a breach by Golden West or any Golden West Subsidiary of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have an Golden West Material Adverse Effect, (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Golden West or any Golden West Subsidiary, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Oakwood to Golden West or the Subsidiary, or (c) the Merger will not qualify for accounting by Oakwood as a "pooling of interests" under generally accepted accounting principles and under applicable rules and regulations of the SEC.
                                     Aa-28

     9.5 EFFECT OF TERMINATION AND ABANDONMENT. Upon termination of this Agreement pursuant to this Section, this Agreement shall be void and of no other effect, and there shall be no liability by reason of this Agreement or the termination thereof on the part of any party hereto (other than for the willful breach by a party of any of its representations, warranties, covenants or agreements contained herein), or on the part of the respective directors, officers, employees, agents or shareholders of any of them.

     9.6 EXTENSION; WAIVER. At any time prior to the Effective Time, any party hereto, by action taken or authorized by its Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
     9.7 TERMINATION FEE.
     (a) Golden West agrees that if (i) the Merger is not consummated for any reason other than (A) termination of this Agreement by Golden West pursuant to clause (a) or (b) of Section 9.3, (B) termination of this Agreement by mutual consent of Oakwood and Golden West pursuant to Section 9.1, (C) termination by Oakwood pursuant to clause (b) of Section 9.4 due to the failure to satisfy the conditions to close set forth in either clause (g) or (q) of Section 7.3 or (D) termination by Oakwood pursuant to clause (c) of Section 9.4 and (ii) on or before 120 days after the termination of this Agreement, a Business Combination (as defined below) shall have occurred or Golden West or its principal shareholder shall have entered into a letter of intent, agreement in principle or definitive agreement, or an understanding similar to any of the foregoing, for a Business Combination, then Golden West shall pay to Oakwood an amount equal to $500,000.
     (b) Any payment required to be made pursuant to this Section 9.7 shall be made as promptly as practicable but not later than five business days after the occurrence of the Business Combination or the execution of the letter of intent, agreement in principle or definitive agreement, or understanding similar to the foregoing, for a Business Combination, whichever is earlier.
     (c) For purposes of this Section 9.7, the term "Business Combination" shall mean (i) a merger, consolidation, share exchange, business combination or similar transaction involving Golden West; (ii) a sale, lease, exchange, transfer or other disposition of 50% or more of the assets of Golden West and each Golden West Subsidiary, taken as a whole, in a single transaction or series of transactions; or (iii) the acquisition by a person or entity of 50% or more of the Golden West Common Stock or Golden West Preferred Stock whether by sale of stock, tender offer or exchange offer or otherwise.
                                   ARTICLE 10
                               GENERAL PROVISIONS
  10.1 EFFECTIVENESS OF REPRESENTATIONS AND WARRANTIES.
     (a) Except as set forth in Section 10.1(b), the representations, warranties, covenants and agreements of each party hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. Notice of any claim by Oakwood or Merger Sub for indemnification hereunder (including a reasonable description of the alleged breach) must be made prior to the expiration under Section 10.1(b) of the representation, warranty, covenant or agreement upon which it is based. All statements contained in the Schedules hereto shall be deemed to be representations and warranties by the parties hereunder.
     (b) The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Article 9; except that (i) the representations and warranties set forth in Article 4 shall survive the Effective Time and expire on the first anniversary of the Effective Time, (ii) the agreements set forth in Articles 1, 2, 3, 8, 9 and 10 and Section 6.4 shall survive the Effective Time and (iii) and the agreements set forth in Section 6.1(d) and in Articles 8, 9 and 10 hereof shall survive termination pursuant to Article 9.
     10.2 NOTICES. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered, mailed or transmitted, and shall be effective upon receipt, if delivered personally, mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address) or sent by electronic transmission to the facsimile numbers specified below:
                                     Aa-29

     (a) If to Oakwood or Merger Sub:
         Oakwood Homes Corporation
       2225 South Holden Road
       Post Office Box 7386
       Greensboro, North Carolina 27417-0386
       Attention: C. Michael Kilbourne
       Facsimile No.: (910) 852-1537
         with a copy to:
         Kennedy Covington Lobdell & Hickman, L.L.P.
       NationsBank Corporate Center, Suite 4200
       100 North Tryon Street
       Charlotte, North Carolina 28202
       Attention: Myles E. Standish, Esq.
       Facsimile No.: (704) 331-7598
     (b) If to Golden West:
         Golden West Homes
       1801 East Edinger Avenue
       Suite 240
       Santa Ana, California 92705
       Attention: Harry E. Karsten, Jr.
       Facsimile No.: (714) 835-6232
         with a copy to:
         Latham & Watkins
       650 Town Center Drive, Suite 2000
       Costa Mesa, California 92626
       Attention: John R. Stahr, Esq.
       Facsimile No.: (714) 755-8290
     (c) If to a Shareholder:
         To his or its address set forth in the Acknowledgment
       executed by such Shareholder
     (d) If to the Escrow Agent:
         First Union National Bank of North Carolina
       Bond Administration Department
       230 South Tryon Street
       Charlotte, NC 28288-1179
       Attention: Daniel J. Ober, Assistant Vice President
       Facsimile No.: (704) 383-7316
     10.3 ASSIGNMENT, BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
     10.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and the Schedules constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.
     10.5 AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after approval of matters presented in connection with the Merger by the shareholders of Golden West, but after any such shareholder approval, no amendment shall be made which by law requires the further approval of shareholders without obtaining such further
                                     Aa-30
approval. This Agreement may not be modified or amended except by an instrument in writing signed on behalf of Oakwood, Merger Sub and Golden West and, to the extent such writing modifies or amends Section 3.9, the Escrow Agent. Any amendment to this Agreement prior to the Effective Time shall not affect the obligations and liabilities of any Shareholder under this Agreement, as amended, unless expressly agreed to in such amendment.
     10.6 GOVERNING LAW. The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of the United States and those of the State of North Carolina applicable to contracts made and to be performed wholly within such state.
     10.7 COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.
     10.8 HEADINGS. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.
     10.9 INTERPRETATION. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations, partnerships, limited liability companies, trusts, associations and other entities.
     10.10 WAIVERS. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. Any waiver hereunder by Oakwood shall not release or otherwise affect the obligations of a Shareholder hereunder except to the extent expressly provided in such waiver. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder. Oakwood may waive the condition to issuing shares of Oakwood Common Stock to a Shareholder of receipt of an executed Acknowledgment from such Shareholder; provided, however, that no such waiver shall affect (i) the obligations and liabilities of any other Shareholder who has executed a Acknowledgment or (ii) the obligations and liabilities of such non-signing Shareholder hereunder as a Shareholder, including without limitation the obligations and liabilities of such nonsigning Shareholder with respect to his Escrowed Shares.
     10.11 INCORPORATION OF SCHEDULES AND EXHIBITS. The Schedules and the Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.
     10.12 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
     10.13 ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.
     10.14 EFFECTIVENESS. This Agreement shall be effective upon the execution hereof by Oakwood, Merger Sub and Golden West, and upon such execution shall constitute a legal, valid and binding obligation of each of Oakwood, Merger Sub and Golden West.
                                    *  *  *
                                     Aa-31

     IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the any and year first written above.
                                         OAKWOOD HOMES CORPORATION
ATTEST:

By: /s/               C. Michael Kilbourne                      By: /s/               Nicholas J. St. George
                                                                    Name: Nicholas J. St. George
                                                                    Title: President

                                         GOLDEN ACQUISITION CORPORATION
ATTEST:

By: /s/               C. Michael Kilbourne                      By: /s/               Nicholas J. St. George
                                                                    Name: Nicholas J. St. George
                                                                    Title: President

                                         GOLDEN WEST HOMES
ATTEST:

By: /s/                  Frank D. Jacobs                        By: /s/                Harry E. Karsten, Jr.
                                                                    Name: Harry E. Karsten, Jr.
                                                                    Title: President


                                         FIRST UNION NATIONAL BANK
                                           OF NORTH CAROLINA, as Escrow Agent

ATTEST:

By: /s/                     Terry Baker                         By: /s/                   Daniel J. Ober
                                                                    Name: Daniel J. Ober
                                                                    Title: Assistant Vice President

                             EXHIBITS AND SCHEDULES
                                    EXHIBITS

Exhibit A              Agreement of Merger
Exhibit B              Standstill Letter
Exhibit C              Affiliate Letter
Exhibit D              Opinion of Oakwood counsel
Exhibit E              Price Waterhouse Comfort Letter
Exhibit F              Price Waterhouse Comfort Letter Bringdown
Exhibit G              Arthur Andersen Comfort Letter
Exhibit H              Arthur Andersen Comfort Letter Bringdown
Exhibit I              Opinion of Golden West counsel
Exhibit J              Form of Acknowledgment
Exhibit K              Form of Karsten Noncompetition Agreement
Exhibit L              Form of Other Noncompetition Agreement


                                   SCHEDULES

Schedule 3.5           Option Shares
Schedule 4.0           Officers
Schedule 4.1           Golden West Subsidiaries
Schedule 4.3           List of Shareholders; Golden West Options
Schedule 4.5           Golden West Consents
Schedule 4.7           Golden West Investments
Schedule 4.9           Subsequent Events
Schedule 4.10          Tax Matters
Schedule 4.11(a)       Directors, Officers and Employees
Schedule 4.11(b)       Fringe Benefit Plans
Schedule 4.11(d)       Funding Policies
Schedule 4.11(e)       Plan Claims and Litigation
Schedule 4.11(g)       Benefit Plans -- Effect of Merger
Schedule 4.12(a)       Real Property and Leasehold Interests and Exceptions
Schedule 4.12(b)       Permitted Encumbrances
Schedule 4.12(c)       Inventory Encumbrances
Schedule 4.12(e)       Trademarks
Schedule 4.12(f)       Material Contracts
Schedule 4.13          Environmental Matters
Schedule 4.14          Leases
Schedule 4.15          Capital Expenditures
Schedule 4.16          Certain Transactions
Schedule 4.17          Compliance Exceptions
Schedule 4.18          Litigation
Schedule 4.22          Brokers
Schedule 4.24          Bank Accounts
Schedule 4.25          Insurance
Schedule 4.26          Product Warranty Matters
Schedule 4.27          Warranty, Repurchase and Other Service Obligations
Schedule 4.28          Dealer Agreements
Schedule 4.29          Guarantees
Schedule 4.30          Prospective Changes
Schedule 5.5           Oakwood Consents
Schedule 5.10          Oakwood Defaults

                             EXHIBITS AND SCHEDULES
                               SCHEDULES (CONT'D)

Schedule 6.1(h)        Letters of Credit
Schedule 6.2(c)(iv)    Capital Expenditures
Schedule 6.2(c)(v)     Bonuses
Schedule 7.3(o)        Officers to Enter Into Noncompetition Agreements

                                                                       EXHIBIT A
                              AGREEMENT OF MERGER
     THIS AGREEMENT OF MERGER is dated as of this   day of           , 1994, by
and among GOLDEN ACQUISITION CORPORATION, a California corporation ("SUB"), OAKWOOD HOMES CORPORATION, a North Carolina corporation ("Oakwood"), and GOLDEN WEST HOMES, a California corporation ("Golden West").
                             W I T N E S S E T H :
     WHEREAS, SUB has outstanding 1,000 shares of Common Stock, all of which are owned of record and beneficially by Oakwood;
     WHEREAS, Golden West has outstanding 1,287,000 shares of Common Stock, without par value, and 1,105,000 shares of Preferred Stock, without par value; and
     WHEREAS, the Boards of Directors of Golden West, Oakwood and SUB deem it advisable and in the best interests of Golden West, Oakwood and SUB and their respective shareholders, that SUB merge with and into Golden West in a merger (the "Merger") to be consummated under the terms and conditions set forth herein and in accordance with the laws of the State of California; and
     WHEREAS, the Boards of Directors of Golden West on August 11, 1994, of
Oakwood on July 20, 1994, and of SUB on              , 1994, have, by
resolutions duly adopted, approved this Agreement of Merger; and
     WHEREAS, the shareholders of Golden West on              , 1994, and the
sole shareholder of SUB on              , 1994 have approved the Merger pursuant
to the terms of this Agreement of Merger; and
     WHEREAS, Oakwood has agreed that when the Merger becomes effective, and as and when required hereby, it will deliver such shares of its Common Stock as shall be required in exchange for the shares of Golden West Common Stock and Golden West Preferred Stock outstanding on the effective date of the Merger; and
     WHEREAS, Oakwood, SUB and Golden West have entered into an Acquisition
Agreement dated as of August   , 1994 (the "Acquisition Agreement"), setting
forth certain agreements and conditions in connection with the Merger.
     NOW, THEREFORE, the parties hereby agree that SUB shall be and is hereby merged into Golden West (the "Surviving Corporation"), and that the terms and conditions of the Merger and the mode of carrying them into effect, including the manner of converting the shares of Golden West into shares of Oakwood, shall be as follows:
1. MERGER; EFFECTIVE DATE OF MERGER.
     1.1 The Merger shall be effected in accordance with the provisions of and have the effect provided in Sections 1100 ET SEQ. of the California General Corporation Law. Upon the effectiveness of the Merger, the separate existence of SUB shall cease and Golden West shall succeed, without other transfer, to all the rights, privileges, powers, immunities and franchises of SUB, all of the properties and assets of SUB, and all of the debts, choses in action and other interests due or belonging to SUB, and shall be subject to and responsible for all the debts, liabilities and obligations of SUB in the same manner as if Golden West had itself incurred them. All rights of creditors and all liens upon the property of SUB shall be preserved unimpaired, limited to the property affected by such liens immediately prior to the effective date of the Merger. Any action or proceeding pending by or against SUB may be prosecuted to judgment which shall bind Golden West, or Golden West may be proceeded against or substituted in the place of SUB.
     1.2 The Merger shall become effective on the date that this Agreement of Merger is filed with and accepted by the Secretary of State of the State of California (the "Effective Date").
     1.3 If, at any time after the Effective Date, Golden West considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or record in Golden West its right, title and interest in, to and under any of the rights, properties or assets of SUB acquired or to be acquired by Golden West as a
                                      A-1
result of, or in connection with, the Merger or to otherwise carry out this Agreement of Merger, then the officers and directors of Golden West shall and will be authorized to execute and deliver, in the name and on behalf of Golden West of SUB or otherwise, all such deeds, bills of sale, assignments and assurances, and to take and do, in the name and on behalf of Golden West or SUB or otherwise, all such other actions as may be necessary or desirable to vest, perfect or record any and all right, title and interest in, to and under such rights, properties or assets in Golden West or otherwise carry out this Agreement of Merger.
2. SURVIVING CORPORATION'S ARTICLES OF INCORPORATION AND BYLAWS; DIRECTORS; OFFICERS.
     2.1 On the Effective Date, the Articles of Incorporation and Bylaws of SUB as in effect on the Effective Date shall be the Articles of Incorporation and Bylaws of the Surviving Corporation from and after the Effective Date (until altered, amended or repealed in the manner specified therein or as provided by law); provided, however, that on the Effective Date Article I of the Articles of Incorporation shall be amended to read, in its entirety, as follows:
     "The name of the corporation is Golden West Homes."
     2.2 The directors and officers of SUB serving on the Effective Date shall be the directors and officers of the Surviving Corporation until removed or replaced in the manner specified in the Bylaws of the Surviving Corporation or as provided by law.
3. CONVERSION OF SHARES.
     3.1 Immediately upon the effectiveness of the Merger, each share of Golden West Common Stock and each share of Golden West Preferred Stock issued and outstanding on the Effective Date of the Merger (except for shares, if any, of Golden West Common Stock or Golden West Preferred Stock which shall then constitute "dissenting shares" within the meaning of Section 1300 ET SEQ. of the California General Corporation Law ("Dissenting Shares")), shall be converted into the right to receive .231099373 shares of the Common Stock of Oakwood. No fractional shares of Oakwood Common Stock shall be issued or delivered upon the conversion of Golden West shares into shares of Oakwood Common Stock hereunder; rather, such fractional portion shall be paid in cash. The amount paid for a fractional share shall be an amount equal to the fraction of the Oakwood share otherwise due multiplied by the closing price of the Oakwood Common Stock on the New York Stock Exchange two business days before the Effective Date (or, if the Oakwood Common Stock is not traded on the New York Stock Exchange on such date, the closing price thereon on the immediately preceding day on which the stock traded).
     3.2 Each holder of shares of Golden West Common Stock or Golden West Preferred Stock, upon surrender on the Effective Date to Oakwood or at any subsequent time to Wachovia Bank, N.A., as Exchange Agent, for cancellation of the one or more certificates representing such shares, shall thereafter be entitled to receive a certificate representing the number of shares of Oakwood Common Stock and the cash in lieu of fractional shares as determined pursuant to
Section 3.1 of this Agreement.
     3.3 Until surrender as hereinabove provided, (i) each outstanding certificate which prior to the Effective Date represented shares of Golden West Common Stock or Golden West Preferred Stock (other than certificates for Dissenting Shares) shall be deemed for all corporate purposes, to evidence the right to receive the aggregate number of shares of Oakwood Common Stock and cash for fractional shares to be delivered with respect to such shares of Golden West capital stock; and (ii) each outstanding certificate evidencing Dissenting Shares shall evidence the right of the holders thereof to pursue such holders' remedies as a dissenting shareholder as provided in the California General Corporation Law.
     3.4 All Oakwood Common Stock delivered upon the surrender for exchange of shares of Golden West Common Stock or Golden West Preferred Stock in accordance with the terms hereof shall be deemed to have been delivered in full satisfaction of all rights pertaining to such shares of Golden West Common Stock or Golden West Preferred Stock. There shall be no further registration of transfers on the stock transfer books of Golden West of the shares of Golden West Common Stock or Golden West Preferred Stock which were outstanding immediately prior to the Effective Date. If for any reason certificates are presented to Golden West after the Effective Date, they shall be canceled and exchanged as provided herein.
     3.5 Immediately upon the effectiveness of the Merger, each outstanding share of capital stock of SUB, by virtue of the Merger, and without any action on the part of the holder thereof, shall automatically be converted into and become one share of Common Stock of Golden West as the Surviving Corporation. From and after the Effective Date, Oakwood, as holder of all of the outstanding shares of capital stock of SUB, shall have the right to receive Common Stock of Golden West as provided hereinabove upon its surrender of the certificate or certificates representing all shares of the capital stock of SUB. Until surrender, each outstanding certificate which prior to the Effective Date represented capital stock of SUB shall be
                                      A-2
deemed for all corporate purposes to evidence ownership of the number of whole shares of Common Stock of Golden West into which the shares of capital stock of SUB have been so converted. From and after the Effective Date, Oakwood, as owner of all outstanding shares of the capital stock of SUB, shall thereupon cease to have any rights with respect to such shares and its rights shall be solely in respect of the Common Stock of Golden West into which such shares of capital stock of SUB have been so converted.
4. TERMINATION AND AMENDMENT.
     4.1 Notwithstanding the approval of this Agreement by the shareholders of Golden West and SUB, this Agreement may be terminated at any time prior to the Effective Date by the mutual agreement of the Boards of Directors of Oakwood, SUB and Golden West.
     4.2 Notwithstanding the approval of this Agreement by the shareholders of Golden West and SUB, this Agreement shall terminate in the event that the Acquisition Agreement shall be terminated prior to the Effective Date as therein provided.
     4.3 In the event of the termination of this Agreement as provided above, this Agreement shall become void and there shall be no liability on the part of Golden West, SUB or Oakwood or their respective officers or directors hereunder, except as otherwise provided in the Acquisition Agreement.
     4.4 This Agreement may be amended by the parties hereto at any time before or after approval hereof by the shareholders of Golden West or SUB but, after any such approval, no amendment shall be made which by law requires the further approval of the shareholders of Golden West or SUB without first obtaining such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
     IN WITNESS WHEREOF, the parties to this Agreement of Merger, pursuant to the approval and authority duly given by resolutions adopted by the respective Boards of Directors, have caused this Agreement of Merger to be executed in their respective corporate names by the Chief Executive Officer, President or a Vice President and attested by the Secretary or an Assistant Secretary of each party hereto.
                                         GOLDEN ACQUISITION CORPORATION
                                         By:
                                                        , President
                                         Attested by:
                                                        , Secretary
                                         OAKWOOD HOMES CORPORATION
                                         By:
                                                        , President
                                         Attested by:
                                                        , Secretary
                                         GOLDEN WEST HOMES
                                         By:
                                                        , President
                                         Attested by:
                                                        , Secretary
                                      A-3

                                                                       EXHIBIT B
                           FORM OF STANDSTILL LETTER
              [To be signed by directors, officers and Significant
              Shareholders of Oakwood, Golden West and Merger Sub]
Oakwood Homes Corporation
2225 South Holden Road
Greensboro, North Carolina 27417
Ladies and Gentlemen:
     Pursuant to the terms of the Acquisition Agreement dated as of
             , 1994 (the "Agreement") among Golden West Homes, a California corporation ("Golden West"), Oakwood Homes Corporation, a North Carolina corporation ("Oakwood"), Golden Acquisition Corporation, a California corporation that is a wholly-owned subsidiary of Oakwood ("Merger Sub"), certain shareholders of Golden West and First Union National Bank of North Carolina, as Escrow Agent, Merger Sub will be merged with and into Golden West, which will become a wholly-owned subsidiary of Oakwood (the "Merger"). In connection with the reporting of the Merger as a "pooling of interests" for accounting purposes, I represent, warrant and covenant to Oakwood that, beginning on August 19, 1994, I will not sell, transfer or otherwise dispose of (i) any shares of common stock, $.50 par value per share, of Oakwood (the "Oakwood Securities"), (ii) any shares of common stock, no par value per share, of Golden West or (iii) any shares of preferred stock, no par value per share, of Golden West, which are held by me on such date or acquired by me after such date, including without limitation any Oakwood Securities received in the Merger, until after such time as results covering at least 30 days of combined operations of Golden West and Oakwood have been published by Oakwood, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations.
                                         Very truly yours,
                                         Name:
                                                     (Print or Type)
Accepted this   day of
          , 1994 by
OAKWOOD HOMES CORPORATION
By:
Name:
Title:
                                      B-1

                                                                       EXHIBIT C
                            FORM OF AFFILIATE LETTER
Oakwood Homes Corporation
2225 South Holden Road
Greensboro, North Carolina 27417
Ladies and Gentlemen:
     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Golden West Homes, a California corporation ("Golden West"), as the term "affiliate" is defined for purposes of paragraphs (c) and
(d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Acquisition
Agreement dated as of              , 1994 (the "Agreement"), among Golden West,
Oakwood Homes Corporation, a North Carolina corporation ("Oakwood"), Golden Acquisition Corporation, a California corporation that is a wholly-owned subsidiary of Oakwood ("Merger Sub"), certain shareholders of Golden West and First Union National Bank of North Carolina, as Escrow Agent, Merger Sub will be merged with and into Golden West, which will become a wholly-owned subsidiary of Oakwood (the "Merger").
     As a result of the Merger, I may receive shares of common stock, $.50 par value per share, of Oakwood ("Oakwood Common Stock") or options to purchase shares of Oakwood Common Stock (the "Oakwood Options") (the Oakwood Common Stock, the Oakwood Options and any Oakwood Common Stock issued upon conversion of the Oakwood Options are collectively referred to hereinafter as the "Oakwood Securities ") in exchange for shares owned by me of common stock, no par value per share, or preferred stock, no par value per share, of Golden West.
     I represent, warrant and covenant to Oakwood that in the event I receive any Oakwood Securities as a result of the Merger:
     A. I shall not make any sale, transfer or other disposition of the Oakwood Securities in violation of the Act or the Rules and Regulations.
     B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the Oakwood Securities to the extent I felt necessary with my counsel or counsel for Golden West.
     C. I have been advised that the issuance of Oakwood Common Stock (but not the Oakwood Options) to me pursuant to the Merger has been registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, since at the time the Merger was submitted for a vote of the stockholders of Golden West, I may be deemed to have been an affiliate of Golden West and the distribution by me of the Oakwood Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of the Oakwood Securities issued to me in the Merger unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion of counsel reasonably acceptable to Oakwood, or a "no-action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.
     D. I understand that Oakwood is under no obligation to register the sale, transfer or other disposition of the Oakwood Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available other than to timely file all reports as required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.
                                      C-1

     E. I also understand that stop transfer instructions will be given to Oakwood's transfer agent with respect to the Oakwood Common Stock and that there will be placed on the certificates for the Oakwood Common Stock issued to me in the Merger or issued to me upon conversion of the Oakwood Options, or any substitutions therefor, a legend stating in substance:
     "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A
     TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF
     1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED
                      , 1994 BETWEEN THE REGISTERED HOLDER HEREOF AND
     OAKWOOD HOMES CORPORATION, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF OAKWOOD HOMES CORPORATION."
     F. I also understand that unless the transfer by me of my Oakwood Securities has been registered under the Act or is a sale in conformity with the provisions of Rule 145, Oakwood reserves the right to put the following legend on the certificates issued to my transferee:
     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
     UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED
     UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN
     ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES
     ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED
     EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN
     ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."
     It is understood and agreed that the legend(s) set forth in paragraphs E and, if applicable, F above shall be removed by delivery of substitute certificates without such legend if such legend is not required for purposes of the Act or this Agreement. It is understood and agreed that such legend(s) and the stop orders referred to above will be removed if (i) two years shall have elapsed from the date the undersigned acquired the Oakwood Securities received in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (ii) three years shall have elapsed from the date the undersigned acquired the Oakwood Securities received in the Merger and the provisions of Rule 145(d)(3) are then applicable to the undersigned, or (iii) Oakwood has received either an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to Oakwood, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.
     Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Golden West as described in the first paragraph of this letter, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.
                                         Very truly yours,
                                         Name:
                                                     (Print or Type)
Accepted this   day of
             , 1994 by
OAKWOOD HOMES CORPORATION
By:
Name:
Title:
                                      C-2

                                                                       EXHIBIT D
                                     [Date]
Golden West Homes
1801 East Edinger Avenue
Suite 240
Santa Ana, California 92705
Re: Acquisition Agreement dated as of              , 1994 (the "Acquisition
    Agreement") by and among Oakwood Homes Corporation ("Oakwood"), Golden Acquisition Corporation ("Merger Sub"), Golden West Homes ("Golden West"), certain Shareholders of Golden West and First Union National Bank of North Carolina, as Escrow Agent
Ladies and Gentlemen:
     We have acted as counsel to Oakwood Homes Corporation and its wholly-owned subsidiary, Golden Acquisition Corporation ("Merger Sub"), in connection with the merger (the "Merger") of Merger Sub with and into Golden West pursuant to the terms of the Acquisition Agreement. This opinion is given to you pursuant to
Section 7.2(d) of the Acquisition Agreement. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Acquisition Agreement.
     In rendering the opinions set forth below, we have examined originals or copies of the Acquisition Agreement and the Agreement of Merger (such documents being referred to herein individually as a "Transaction Document" and collectively as the "Transaction Documents") and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and certificates of public officials and corporate officers, and have made such investigations of fact and law, as we have deemed relevant and necessary as a basis for such opinions.
     In giving the opinions expressed herein and making our investigations in connection herewith, we have assumed (a) the due authorization, execution and delivery by the parties thereto other than Oakwood and Merger Sub of the documents examined by us, (b) the genuineness of all signatures of individuals,
(c) the due existence of all corporations other than Oakwood and Merger Sub and the personal legal capacity of all individual signatories, (d) the authenticity of all documents presented to us as originals, (e) the conformity to the originals of all documents presented to us as copies, and (f) the integrity and completeness of the corporate minute books of Oakwood and Merger Sub presented to us for our examination, and we have no reason to believe that the foregoing assumptions are unwarranted.
     We have also assumed that the Transaction Documents and the transactions evidenced thereby, are valid, binding and enforceable against all parties thereto other than Oakwood and Merger Sub.
     Based upon and subject to the foregoing, and subject to the comments and qualifications set forth below, we are of the opinion that:
     1. Oakwood is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of California.
     2. Oakwood and Merger Sub each has all requisite corporate power and authority to conduct its business, own, lease and operate its properties and to enter into and perform its obligations under the Transaction Documents.
     3. The execution, delivery and performance by Oakwood and Merger Sub of the Transaction Documents have been duly authorized by all necessary action on the part of Oakwood and Merger Sub. The Transaction Documents have been duly executed and delivered by Oakwood and Merger Sub, and assuming the due execution and delivery by the other parties thereto, each Transaction Document constitutes the legal, valid and binding obligation of Oakwood and Merger Sub, enforceable against them in accordance with their respective terms.
     4. The execution and delivery by Oakwood and Merger Sub of the Transaction Documents do not, and the consummation of the transactions contemplated thereunder and compliance by Oakwood and Merger Sub with the terms, conditions and provisions of the Transaction Documents will not, contravene or result in any breach or default under (i) any provision of the articles of incorporation or bylaws of either Oakwood or Merger Sub, (ii) to our best knowledge, any law, statute, rule or regulation of any administrative agency or governmental body, or any judgment, order, writ, stipulation, injunction, award or decree of any federal or North Carolina court, arbiter, administrative agency or governmental body or (iii) any of the terms,
                                      D-1
conditions or provisions of any material contract, undertaking, indenture or other agreement or instrument binding on Oakwood or Merger Sub and known to us.
     5. Except for the filing of the Agreement of Merger with the California Secretary of State and certain other filings not yet due as of the date hereof, no authorization, approval or consent of, or declaration or filing with, or taking of any action in respect of or by, any federal or North Carolina governmental authority or regulatory body, is necessary or required in connection with the execution and delivery by Oakwood and Merger Sub of the Transaction Documents or the performance by Oakwood or Merger Sub of their respective obligations thereunder.
     6. Upon the filing of the Agreement of Merger with the California Secretary of State, together with appropriate officers' certificates and tax clearance certificates as required by the California General Corporation Law (the "CGCL"), the Merger shall be effective in accordance with the CGCL.
     7. The authorized capital stock of Oakwood consists of 100,000,000 shares of Common Stock, $.50 par value per share ("Oakwood Common Stock"), and 500,000 shares of Preferred Stock, $100 par value per share. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, all of which are issued and outstanding and owned by Oakwood.
     8. The shares of Oakwood Common Stock to be issued in the Merger, when issued upon the terms and for the consideration set forth in the Acquisition Agreement and the Agreement of Merger, will have been duly authorized and will be validly issued, fully paid and nonassessable, and will not have been issued in violation of any preemptive rights.
     9. The shares of Oakwood Common stock to be issued in the Merger have been approved for listing on the New York Stock Exchange.
     10. We have been informed by the Securities and Exchange Commission that the Registration Statement on Form S-4 has become effective under the Securities Act of 1933, as amended (the "Act"), and no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been instituted or threatened by the Commission.
     Our opinions set forth above are subject to the following additional qualifications:
          (i) Enforcement of the Transaction Documents may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar state or federal debtor relief laws in effect from time to time and which affect the enforcement of creditors' rights in general.
          (ii) Any part of the opinion set forth above relating to compliance with or a lack of violation of the provisions of any laws, statutes, rules or regulations, or relating to the obtaining of all necessary governmental or regulatory approvals, is based solely upon a review of those authorities which, in our experience, are normally applicable to transactions of the type contemplated by the Transaction Documents.
          (iii) Opinions or statements herein given "to the best of our knowledge" or qualified as "known to us" and the factual matters on which we have relied in giving other opinions herein (except for our opinions as to corporate matters that we have given in reliance upon our own investigation of the minute books of Oakwood and Merger Sub and certificates of public officials and officers of Oakwood and Merger Sub) are based upon (a) information coming to the attention of the lawyers in our firm who have given substantive attention to the transactions contemplated by the Transaction Documents and (b) the representations and warranties of Oakwood and Merger Sub contained in the Agreement. We have made no review of the public record.
          (iv) We are licensed to practice law in the State of North Carolina. Our opinions expressed above are limited to the laws of the State of North Carolina and the federal laws of the United States, and we express no opinion with respect to the laws of any other jurisdiction, including principles of conflict of laws. As to matters governed by California law, we have relied upon the opinion of Stradling, Yocca, Carlson & Rauth, P.C., California counsel, for purposes of this opinion letter.
     The opinions expressed herein may be relied upon by Golden West Homes, its Board of Directors and its counsel, and may not be relied upon by any other party without the prior written consent of the undersigned.
                                         Very truly yours,
                                      D-2

                                                                       EXHIBIT E
                    FORM OF PRICE WATERHOUSE COMFORT LETTER
[effective date of registration statement]
Board of Directors
Oakwood Homes Corporation
  and
Board of Directors
Golden West Homes
Ladies and Gentlemen:
     We have audited the consolidated financial statements of Oakwood Homes Corporation (the "Company") and subsidiaries as of September 30, 1993 and 1992 and for each of the three years in the period ended September 30, 1993 incorporated by reference in the Company's Annual Report on Form 10-K for the year ended September 30, 1993 (the "Form 10-K"); our report with respect thereto is also incorporated by reference in the Form 10-K. We have also audited the Financial Statement Schedules listed in Item 14(a) of the form 10-K; our report with respect thereto is included in the Form 10-K. The Form 10-K is incorporated by reference in the registration statement on Form S-4 filed by the Company under the Securities Act of 1933 (the "Act"). Such registration statement [, as amended as of [effective date of registration statement],] is herein referred to as the "Registration Statement."
     This letter is being furnished in reliance upon your representation to us that:
     a. You are knowledgeable with respect to the due diligence review process that an underwriter would perform in connection with a placement of securities registered pursuant to the Act.
     b In connection with the Registration Statement relating to the exchange of securities of the Company for securities of Golden West Homes, the review process you have applied to the information relating to the Company is substantially consistent with the due diligence review process that an underwriter would have performed pursuant to the Act.
     In connection with the Registration Statement:
     1. We are independent accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.
     2. In our opinion, the financial statements audited by us and incorporated by reference in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Exchange Act of 1934 and the published rules and regulations thereunder with respect to registration statements on Form S-4.
     3. We have not audited any financial statements of the Company as of any date or for any period subsequent to September 30, 1993; although we have conducted an audit for the year ended September 30, 1993, the purpose (and therefore the scope) of such audit was to enable us to express our opinion on the consolidated financial statements as of September 30, 1993 and for the year then ended, but not on the financial statements for any interim period within such year. Therefore, we are unable to and do not express any opinion on the unaudited consolidated balance sheets and the unaudited consolidated statements of income, of cash flows and of changes in stockholders' equity included in the Company's quarterly reports on Form 10-Q for the quarters ended December 31, 1993, March 31, 1994 and June 30, 1994, incorporated by reference in the Registration Statement, or on the financial position, results of operations or cash flows as of any date or for any period subsequent to September 30, 1993.
     4. For purposes of this letter, we have read the minutes of the 1994 meetings of the stockholders and the Board of Directors of the Company and its subsidiaries, and of the Compensation and Audit Committees of the Board of Directors of the Company, as set forth in the minute books at [five days prior to effective date of the registration statement], officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein (except for the minutes of the [insert applicable date(s)] Board of Directors meeting which were not approved in final form, for which drafts were provided to us; officials of the Company have represented that such drafts include all substantive actions taken at such
                                      E-1
meeting), and have carried out other procedures to [five days prior to effective date of the registration statement] (our work did not extend to the period from [four days prior to effective date of the registration statement] to [effective date of registration statement]) as follows:
          a. With respect to the three month periods ended December 31, 1993 and 1992, the six month periods ended March 31, 1994 and 1993 and the nine month periods ended June 30, 1994 and 1993, we have:
             (1) performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited consolidated balance sheets and the unaudited consolidated statements of income, of cash flows and of changes in stockholders' equity included in the Company's quarterly reports on Form 10-Q for the quarters ended December 31, 1993, March 31, 1994 and June 30, 1994, incorporated by reference in the Registration Statement; and
             (2) inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to under a(1) above comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the published rules and regulations thereunder.
          b. With respect to the period from July 1, 1994 to July 31, 1994, we have:
             (1) read the unaudited consolidated financial data of the Company and subsidiaries for July of both 1994 and 1993 furnished us by the Company, officials of the Company having advised us that no such financial data as of any date or for any period subsequent to July 31, 1994 were available; and
             (2) inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited financial data referred to under b(1) above are stated on a basis substantially consistent with that of the audited financial statements included in the Registration Statement.
The foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.
     5. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:
          a. (i) the unaudited consolidated financial statements described in 4a(1) above, incorporated by reference in the Registration Statement, do not comply as to form in all material respects with the applicable accounting requirements of the Securities Exchange Act of 1934 as it applies to Form 10-Q and the published rules and regulations thereunder or
     (ii) any material modifications should be made to the unaudited consolidated financial statements described in 4a(1) for them to be in conformity with generally accepted accounting principles; or
          b. (i) at July 31, 1994 there was any change in the capital stock, increase in long-term debt or any decrease in stockholders' equity of the Company and subsidiaries consolidated as compared with amounts shown in the June 30, 1994 consolidated balance sheet included in the Registration Statement or (ii) for the period from July 1, 1994 to July 31, 1994, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per share amounts of income before extraordinary items or of net income, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur.
     6. As mentioned under 4b, Company officials have advised us that no consolidated financial data as of any date or for any period subsequent to July 31, 1994 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after July 31, 1994 have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters as to whether there was any change at [five days prior to effective date of the registration statement] in the capital stock, increase in long-term debt or any decrease in stockholders' equity of the Company and subsidiaries consolidated as compared with amounts shown on the June 30, 1994 consolidated balance sheet incorporated by reference in the Registration Statement. On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase or decrease, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur.
                                      E-2

     This letter is solely for the information of, and assistance to, the addressees in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.
Yours very truly,
                                      E-3

                                                                       EXHIBIT F
                 FORM OF PRICE WATERHOUSE COMFORT LETTER UPDATE
[date of Golden West shareholders' meeting]
Board of Directors
Oakwood Homes Corporation
     and
Board of Directors
Golden West Homes
Ladies and Gentlemen:
     We refer to our letter of [effective date of registration statement] relating to the Registration Statement (No. - ) of Oakwood Homes Corporation. We reaffirm as of the date hereof (and as though made on the date hereof) all statements made in that letter, except that for purposes of this letter:
     1. [The Registration Statement to which this letter relates is as amended as of [ ].] [Insert date if registration statement has been amended; otherwise delete paragraph].
     2. The reading of minutes described in paragraph 4 of that letter has been carried out through [five days prior to date of Golden West shareholders' meeting].
     3. The procedures and inquiries covered in paragraph 4 of that letter were carried out to [five days prior to date of Golden West shareholders' meeting] (our work did not extend to the period from [four days prior to date of Golden West shareholders' meeting] to [date of Golden West shareholders' meeting], inclusive).
     4. The period covered in paragraph 4b of that letter is changed to the period from July 1, 1994 to August 31, 1994; officials of the Company having advised us that no such financial statements as of any date or for any period subsequent to August 31, 1994 were available.
     5. The references to July 31, 1994 in paragraph 5b of that letter are changed to August 31, 1994.
     6. The references to July 31, 1994 and [five days prior to effective date of the registration statement] in paragraph 6 of that letter are changed to August 31, 1994, and [five days prior to date of Golden West shareholders' meeting], respectively.
     This letter is solely for the information of, and assistance to, the addressees in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.
Yours very truly,
                                      F-1

                                                                       EXHIBIT G
                  FORM OF ARTHUR ANDERSEN & CO. COMFORT LETTER
[effective date of registration statement]
Board of Directors
Golden West Homes
     and
Board of Directors
Oakwood Homes Corporation
Ladies and Gentlemen:
     We have audited the consolidated financial statements of Golden West Homes (the "Company") and subsidiary as of December 25, 1993 and December 26, 1992 and for each of the three years in the period ended December 25, 1993 included in the registration statement on Form S-4 filed by Oakwood Homes Corporation under the Securities Act of 1933 (the "Act"). Such registration statement [, as amended as of [effective date of registration statement],] is herein referred to as the "Registration Statement."
     This letter is being furnished in reliance upon your representation to us that:
     a. You are knowledgeable with respect to the due diligence review process that an underwriter would perform in connection with a placement of securities registered pursuant to the Act.
     b. In connection with the Registration Statement relating to the exchange of securities of Oakwood Homes Corporation for securities of the Company, the review process you have applied to the information relating to Golden West is substantially consistent with the due diligence review process that an underwriter would have performed pursuant to the Act.
     In connection with the Registration Statement:
     1. We are independent accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.
     2. In our opinion, the financial statements audited by us and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder with respect to registration statements on Form S-4.
     3. We have not audited any financial statements of the Company as of any date or for any period subsequent to December 25, 1993; although we have conducted an audit for the year ended December 25, 1993, the purpose (and therefore the scope) of such audit was to enable us to express our opinion on the consolidated financial statements as of December 25, 1993 and for the year then ended, but not on the financial statements for any interim period within such year. Therefore, we are unable to and do not express any opinion on the unaudited consolidated balance sheet as of June 25, 1994; the unaudited consolidated statements of income, of cash flows and of changes in stockholders' equity for the six month periods ended June 25, 1994 and June 26, 1993 included in the Registration Statement, or on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 25, 1993.
     4. For purposes of this letter, we have read the minutes of the 1994 meetings of the stockholders and the Board of Directors of the Company and its subsidiaries, and of the Compensation and Audit Committees of the Board of Directors of the Company, as set forth in the minute books at [five days prior to effective date of the registration statement], officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein (except for the minutes of the [insert applicable date(s)] Board of Directors meeting which were not approved in final form, for which drafts were provided to us; officials of the Company have represented that such drafts include all substantive actions taken at such meeting), and have carried out other procedures to [five days prior to effective date of the registration statement] (our work did not extend to the period from [four days prior to effective date of the registration statement] to [effective date of registration statement]) as follows:
                                      G-1

          a. With respect to the six month periods ended June 25, 1994 and June 26, 1993, we have:
             (1) performed the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 71, Interim Financial Information, on the unaudited consolidated balance sheet as of June 25, 1994, the unaudited consolidated statements of income, of cash flows and of changes in stockholders' equity for the six month periods ended June 25, 1994 and June 26, 1993 included in the Registration Statement; and
             (2) inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited consolidated financial statements referred to under a(1) above comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder.
          b. With respect to the period from June 26, 1994 to July 30, 1994, we have:
             (1) read the unaudited consolidated financial data of the Company and subsidiaries for July of both 1994 and 1993 furnished us by the Company, officials of the Company having advised us that no such financial data as of any date or for any period subsequent to July 30, 1994 were available; and
             (2) inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited financial data referred to under b(1) above are stated on a basis substantially consistent with that of the audited financial statements included in the Registration Statement.
     The foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.
     5. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:
          a. (i) the unaudited consolidated financial statements described in 4a(1) above, included in the Registration Statement, do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or (ii) any material modifications should be made to the unaudited consolidated financial statements described in 4a(1) for them to be in conformity with generally accepted accounting principles; or
          b. (i) at July 30, 1994 there was any change in the capital stock, increase in long-term debt or any decreases in consolidated net current assets (working capital) or stockholders' equity of the Company and subsidiary consolidated as compared with amounts shown in the June 25, 1994 consolidated balance sheet included in the Registration Statement or (ii) for the period from June 26, 1994 to July 30, 1994, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated net sales or in the total or per share amounts of income before extraordinary items or of net income, except in all instances for changes or decreases which the Registration Statement discloses have occurred or may occur.
     6. As mentioned under 4b, Company officials have advised us that no consolidated financial data as of any date or for any period subsequent to July 30, 1994 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after July 30, 1994 have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have made inquiries of certain officials of the Company who have responsibility for financial and accounting matters as to whether there was any change at [five days prior to effective date of registration statement] in the capital stock, increase in long-term debt or any decreases in consolidated net current assets (working capital) or stockholders' equity of the Company and subsidiary consolidated as compared with amounts shown on the June 25, 1994 consolidated balance sheet included in the Registration Statement. On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, increase or decrease, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur.
                                      G-2

     This letter is solely for the information of, and assistance to, the addressees in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.
Yours very truly,
                                      G-3

                                                                       EXHIBIT H
                 FORM OF ARTHUR ANDERSEN COMFORT LETTER UPDATE
[date of Golden West shareholders' meeting]
Board of Directors
Golden West Homes
     and
Board of Directors
Oakwood Homes Corporation
Ladies and Gentlemen:
     We refer to our letter of [effective date of registration statement] relating to the Registration Statement (No. - ) of Oakwood Homes Corporation. We reaffirm as of the date hereof (and as though made on the date hereof) all statements made in that letter, except that for purposes of this letter:
     1. [The Registration Statement to which this letter relates is as amended as of [ ].] [Insert date if registration statement has been amended; otherwise delete paragraph].
     2. The reading of minutes described in paragraph 4 of that letter has been carried out through [five days prior to date of Golden West shareholders' meeting].
     3. The procedures and inquiries covered in paragraph 4 of that letter were carried out to [five days prior to date of Golden West shareholders' meeting] (our work did not extend to the period from [four days prior to date of Golden West shareholders' meeting] to [date of Golden West shareholders' meeting], inclusive).
     4. The period covered in paragraph 4b of that letter is changed to the period from June 26, 1994 to August 27, 1994; officials of the Company having advised us that no such financial statements as of any date or for any period subsequent to August 27, 1994 were available.
     5. The references to July 30, 1994 in paragraph 5b of that letter are changed to August 27, 1994.
     6. The references to July 30, 1994 and [five days prior to effective date of the registration statement] in paragraph 6 of that letter are changed to August 27, 1994, and [five days prior to date of Golden West shareholders' meeting], respectively.
     This letter is solely for the information of, and assistance to, the addressees in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.
Yours very truly,
                                      H-1

                                                                       EXHIBIT I
                    FORM OF OPINION OF GOLDEN WEST'S COUNSEL
     1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of California, with corporate power and authority to conduct its business, own, lease and operate its properties and enter into the Acquisition Agreement and Agreement of Merger (the "Agreements") and perform its obligations thereunder. Golden Circle Financial Services, a subsidiary of the Company ("GCFS"), has been duly incorporated and is validly existing and in good standing under the laws of the State of California, with corporate power and authority to conduct its business and own, lease and operate its properties.
     2. The execution, delivery and performance of the Agreements have been duly authorized by all necessary corporate action of the Company, and the Agreements have been duly executed and delivered by the Company. The Merger has been duly and validly approved by the shareholders of the Company in accordance with the General Corporation Law of the State of California (the "CGCL").
     3. The Agreement of Merger constitutes a legally valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The opinions expressed in this paragraph 3 are subject to the following limitations, qualifications and exceptions:
          a. such opinions are subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors;
          b. enforceability of the Agreement of Merger is subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law;
          c. certain rights, remedies and waivers contained in the Agreement of Merger may be limited or rendered ineffective by applicable California laws or judicial decisions governing such provisions; and
          d. the unenforceability under certain circumstances of provisions indemnifying a party against liability for its own wrongful or negligent acts or where such indemnification is contrary to public policy or prohibited by law.
     4. The execution and delivery of the Agreements by the Company and the consummation of the merger by the Company pursuant to the Agreements do not (i) to the best of our knowledge, violate any (a) federal or California statute, rule or regulation applicable to the Company or (b) judgment, order, writ, stipulation, injunction, award or decree of any federal or California court, administrative agency or governmental body to which the Company or GCFS is subject, (ii) violate the provisions of the Governing Documents, (iii) result in the breach of or a default under any of the material agreements set forth in
Schedule 4.12(f) to the Acquisition Agreement or (iv) to the best of our knowledge, except for the filing of the Agreement of Merger, require any consents, approvals, authorizations, registrations, declarations or filings by the Company under any federal or California statute applicable to the Company. No opinion is expressed in clauses (i) and (iv) of this paragraph 4 as to the application of Section 548 of the federal Bankruptcy Code and comparable provisions of state law or of any antifraud laws or antitrust or trade regulation laws and no opinion is expressed in clause (iv) of this paragraph 4 as to the application of federal and state securities laws.
     5. The authorized capital stock of the Company consists of 20,000,000 shares of common stock, no par value (the "Common Stock"), of which 1,287,000 shares are issued and outstanding, and 1,105,000 shares of preferred stock, no par value (the "Preferred Stock"), of which 1,105,000 shares are issued and outstanding. All of the shares of issued and outstanding Common Stock and Preferred Stock have been duly authorized and validly issued and are fully paid and non-assessable and free of preemptive rights under California law and the Governing Documents. To our knowledge based solely on a review of the minute books of the Company, options to purchase 377,000 shares of Common Stock were outstanding under the Company's 1994 Stock Option Plan, which options were not granted in violation of any preemptive rights under California law or the Governing Documents. The authorized capital stock of GCFS consists of 1,000 shares of common stock, no par value ("GCFS Common Stock"), of which 100 shares are issued and outstanding and held of record by the Company. All of the shares of issued and outstanding GCFS Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and, free of preemptive rights under California law and the Governing Documents.
     6. Upon the filing of the Agreement of Merger with the California Secretary of State, together with appropriate officers' certificates and tax clearance certificates as required by the CGCL, the Merger shall be effective in accordance with the CGCL.
                                      I-1

                                                                       EXHIBIT J
TO BE COMPLETED BY EACH GOLDEN WEST SHAREHOLDER WHO
RECEIVES OAKWOOD COMMON STOCK IN THE MERGER.
                     ACKNOWLEDGMENT AND TRANSMITTAL LETTER
Oakwood Homes Corporation
2225 South Holden Road
Greensboro, North Carolina 27417
Ladies and Gentlemen:
     The undersigned holder of Golden West Homes Common Stock or Preferred Stock hereby acknowledges that he or she has received and reviewed (i) the
Prospectus/Proxy Statement dated                , 1994 (hereinafter referred to
as the "Prospectus/Proxy Statement") and (ii) the Acquisition Agreement dated
August   , 1994 by and among Oakwood Homes Corporation, Golden Acquisition
Corporation, Golden West Homes, certain shareholders of Golden West and First Union National Bank, as Escrow Agent (hereinafter referred to as the "Acquisition Agreement") attached as Annex I to the Prospectus/Proxy Statement. Pursuant to the terms of the Acquisition Agreement, Golden Acquisition Corporation, which is a wholly-owned subsidiary of Oakwood, will merge with and into Golden West (the "Merger"), and after the Merger, Golden West will be a wholly-owned subsidiary of Oakwood. Capitalized terms used but not otherwise defined herein shall have the same meanings as are ascribed to them in the Acquisition Agreement.
     1. BINDING ACQUISITION AGREEMENT. The undersigned agrees to be bound by the terms of the Acquisition Agreement, including without limitation the escrow and indemnification provisions contained therein, and acknowledges that by signing this Acknowledgment and Transmittal Letter, he or she is so bound as a party to the Acquisition Agreement.
     2. WAIVER AND AMENDMENT. Any waiver by Oakwood of a breach of or compliance with any of the provisions or terms of the Acquisition Agreement and any
amendment to the Acquisition Agreement prior to                shall not
release, waive or otherwise affect the obligations of the undersigned shareholder except to the extent expressly provided in such waiver or amendment. Oakwood may also waive receipt of an executed Acknowledgment and Transmittal Letter from the recipient of this Acknowledgment and Transmittal Letter (the "Recipient"); however, if the Recipient receives shares of Oakwood Common Stock in the Merger, the Recipient will nonetheless be bound by the provisions of the Acquisition Agreement, including without limitation the provisions relating to escrow and indemnification, and any such waiver shall not affect the obligations and liabilities of the Recipient with respect to its shares of Oakwood Common Stock to be held in escrow pursuant to the Acquisition Agreement. Oakwood may waive receipt of an executed Acknowledgment and Transmittal Letter from a shareholder of Golden West other than the undersigned; however, no such waiver shall affect the obligations and liabilities of the undersigned hereunder and under the Acquisition Agreement.
     3. TRANSMITTAL.
     (a) Prior to the Effective Time. Prior to the Effective Time, this Acknowledgment and Transmittal Letter should be completed, signed and mailed or delivered with the certificates (and stock powers executed in blank as described below) of the undersigned that previously represented shares of the no par value Common Stock of Golden West or shares of the no par value Preferred Stock of Golden West (shares of the Common Stock and the Preferred Stock are hereinafter referred to collectively as the "Golden West Stock") to Oakwood:

               BY MAIL:                            BY HAND:
Oakwood Homes Corporation                 Oakwood Homes Corporation
Post Office Box 7386                      2225 South Holden Road
Greensboro, North Carolina 27417-0386     Greensboro, North Carolina
Attention: Douglas R. Muir

     (b) After the Effective Time. After the Effective Time, this Acknowledgment and Transmittal Letter should be completed, signed and mailed or delivered with the undersigned's certificates (and stock powers executed in blank as described below) that previously represented shares of Golden West Stock to Wachovia Bank of North Carolina, N.A., as Transfer Agent:

               BY MAIL:

Wachovia Bank of North Carolina, N.A.
Corporate Trust Department
Post Office Box 3001
Winston-Salem, NC 27102

Oakwood or Wachovia Bank, as the case may be, shall hereinafter be referred to as the Issuing Agent.
     (c) Delivery of Certificates and Stock Powers. The undersigned hereby delivers to the Issuing Agent (i) the below-described certificates, which are enclosed herewith, in exchange for (A) .231099373 shares of Oakwood Common Stock for each such surrendered share of Golden West Stock and (B) cash in lieu of fractional shares determined by multiplying the fractional interest to which the undersigned would otherwise be entitled by the closing price of the Oakwood Common Stock on the New York Stock Exchange two business days before the Effective Time (or, if such stock is not traded on the New York Stock Exchange on such date, the closing price thereon on the immediately preceding day on which the stock traded), as provided in the Acquisition Agreement, and (ii) the stock powers which were attached to this Acknowledgement and Transmittal Letter and which have been executed in blank by the registered owner of the certificates exactly as the name appears on the stock certificates. Such stock powers are to be held in escrow by the Escrow Agent together with the undersigned's escrowed shares of Oakwood Common Stock.
     The undersigned hereby warrants that the undersigned is the legal owner, free and clear of all claims and encumbrances, of the shares of Golden West Stock described below and that the undersigned has full authority to deliver to you the certificate(s) identified below. The undersigned will, upon request, execute any additional documents necessary or desirable to complete the delivery of such certificate(s).
     Please issue (x) the shares of Oakwood Common Stock the undersigned is entitled to receive and (y) a check in payment for fractional shares in the name of the registered owner and please mail such shares and check to the registered owner at the address specified below.

                                              DESCRIPTION OF CERTIFICATE(S) DELIVERED
                                                    (SEE INSTRUCTIONS 3 AND 4)
                                                     GOLDEN WEST COMMON STOCK
                                                                                                           Number of Shares
                   Name of Registered Owner                                                          of Common Stock Represented
              (as they appear on certificate(s))                        Certificate Number               by Such Certificate
                                                                   Total Shares of Common Stock

                                              DESCRIPTION OF CERTIFICATE(S) DELIVERED
                                                    (SEE INSTRUCTIONS 3 AND 4)
                                                    GOLDEN WEST PREFERRED STOCK

                                                                                                           Number of Shares
                   Name of Registered Owner                                                         of Preferred Stock Represented
              (as they appear on certificate(s))                        Certificate Number               by Such Certificate
                                                                 Total Shares of Preferred Stock

                 (SIGNATURE(S) OF OWNER(S)) (SEE INSTRUCTION 3)
 (Must be signed by registered owner(s) exactly as name(s) appear(s) on stock certificate(s) or by person(s) authorized to become registered owner(s) by certificates and documents transmitted herewith. If signature is by attorney, executor, administrator, trustee or guardian or others acting in a fiduciary capacity, please set forth full title and see Instruction 3.)
 Name(s)

                                    (PLEASE PRINT)
 Address

                                  (INCLUDE ZIP CODE)

    (AREA CODE AND TELEPHONE NO.)        (TAX IDENTIFICATION OR SOCIAL SECURITY
 NO.)
 Signature(s) Guaranteed By
                                       (SEE INSTRUCTION 2)
                      Dated
                              (See Instruction 8)

 PAYER'S NAME:                         OAKWOOD HOMES CORPORATION
                                 PART 1 -- PLEASE PROVIDE YOUR TIN (SOCIAL SECURITY
                                                                                                Social Security
                                 NUMBER OR EMPLOYER IDENTIFICATION NUMBER) IN THE                     Number
 SUBSTITUTE                      BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING
                                 BELOW                                                          OR
 FORMW-9                                                                                           Employer
 Department of the Treasury                                                                       Identification
 Internal Revenue Service                                                                             Number
                                PART 2 -- Check the box if you are NOT subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code because (1)
                                 you have not been notified that you are subject to backup withholding as a result of failure to report all interest or dividends or (2) the Internal
                                 Revenue Service has notified you that you are no longer subject to backup
 PAYER'S REQUEST FOR             withholding
 TAXPAYER
 IDENTIFICATION
                                 CERTIFICATION -- UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT THE INFORMATION
 NUMBER (TIN)                    PROVIDED ON THIS FORM IS TRUE, CORRECT, AND COMPLETE
                                 SIGNATURE                                             DATE
 PAYER'S NAME:
 SUBSTITUTE
 FORMW-9
 Department of the Treasury
 Internal Revenue Service
 PAYER'S REQUEST FOR
 TAXPAYER
 IDENTIFICATION
 NUMBER (TIN)                        PART 3 --
                                       Awaiting TIN

                                      J-3

                                  INSTRUCTIONS
     1. DELIVERY OF ACKNOWLEDGMENT AND TRANSMITTAL LETTER AND CERTIFICATES. This Acknowledgment and Transmittal Letter or a photocopy hereof, filled in and signed, must be used in connection with a delivery of certificates.
     The method of delivery of all documents is at the option and risk of the shareholder, but it is recommended that documents be delivered either personally or by registered mail properly insured with return receipt requested.
     2. GUARANTEE OF SIGNATURES. If the certificates delivered herewith are registered in the name of a person other than the signer of this Acknowledgment and Transmittal Letter, the certificates must be endorsed or accompanied by stock powers signed by the registered owner(s) with the signature on the endorsement or stock powers guaranteed as described below. The certificates need not be endorsed or accompanied by any instrument of assignment or transfer other than the Acknowledgment and Transmittal Letter registered in the name of the person(s) signing the Acknowledgment and Transmittal Letter.
     3. SIGNATURES ON LETTER OF TRANSMITTAL AND ENDORSEMENTS. In case of endorsement or signatures by executors, administrators, trustees, guardians, attorneys, corporations and the like, the certificates delivered must be accompanied by evidence satisfactory to the Issuing Agent of authority of the person to make the endorsement, or to sign, together with all supporting documents necessary to validate the delivery. If certificates are delivered by joint holders or owners, all such persons must sign. If certificates are registered in different forms, it will be necessary to fill in, sign and submit as many separate Acknowledgment and Transmittal Letters or photocopies thereof as there are different registrations of certificates.
     4. INADEQUATE SPACE. If the space provided herein is inadequate, the certificate number(s) and the number of shares of Golden West Stock should be listed on a separate signed schedule attached hereto.
     5. DEPOSIT OF CERTIFICATES. Issuance of shares of Oakwood Common Stock and payment for fractional shares will be made only against deposit of the certificates of Golden West Stock to be exchanged therefor with the Issuing Agent as set forth herein.
     6. LOST OR STOLEN CERTIFICATES. Please notify the Issuing Agent in writing at its address set forth above for the procedure to be followed if any certificate has been lost, stolen, destroyed or mutilated and replacement instructions will be mailed to you.
     7. APPRAISAL RIGHTS. Shareholders who are seeking appraisal rights under the California General Corporation Law should not deliver certificates for shares pursuant to this Acknowledgment and Transmittal Letter.
     8. SUBSTITUTE FORM W-9. If you have not previously provided the Issuing Agent with your social security number or other taxpayer identification number on Form W-9 or certified therein that you are not subject to back-up withholding, you should complete the substitute Form W-9 included herein.
     All questions with respect to this Acknowledgment and Transmittal Letter will be determined by the Issuing Agent, which determinations shall be conclusive and binding. Questions should be directed to the Issuing Agent at the
address set forth above or by telephone at            .
     Additional copies of this Acknowledgment and Transmittal Letter may be obtained from the Issuing Agent at its address set forth above. Photocopies of this Acknowledgment and Transmittal Letter will be accepted, however.
     The services of the Issuing Agent shall terminate upon the first anniversary of the Effective Time of the Merger, which anniversary will be on or
after              . After that date, certificates may be delivered for
surrender only to Oakwood. If an Acknowledgment and Transmittal Letter is being prepared at or after such time, please contact the Secretary of Oakwood at the
mailing address provided above or by telephone at              for instructions
as to submitting the Acknowledgment and Transmittal Letter.
                                      J-4

                                                                       EXHIBIT K
                             NON-COMPETE AGREEMENT
     THIS AGREEMENT is dated as of the   day of           , 1994, by and among
OAKWOOD HOMES CORPORATION, a North Carolina corporation (the "Company"), and HARRY E. KARSTEN, JR. ("Shareholder").
                             W I T N E S S E T H :
     WHEREAS, pursuant to the Acquisition Agreement dated as of              ,
1994 (the "Acquisition Agreement") by and among Golden West Homes, a California corporation ("Golden West"), the Company, Golden Acquisition Corporation, a California corporation that is a wholly-owned subsidiary of the Company ("Merger Sub"), certain shareholders of Golden West and First Union National Bank of North Carolina, as Escrow Agent, Merger Sub will be merged with and into Golden West, which will become a wholly-owned subsidiary of the Company (the "Merger");
     WHEREAS, Golden West is in the business of designing, manufacturing and marketing manufactured homes and of financing certain of its sales of manufactured homes through its wholly-owned finance subsidiary (the "Business");
     WHEREAS, the value to the Company of the Merger is dependent in part upon the Company's ability to continue for its own account the Business heretofore conducted by Golden West and to obtain for its benefit the good will and going concern value associated therewith; and
     WHEREAS, in connection with the Closing under the Acquisition Agreement and as a condition thereof and inducement therefor, and in consideration of the receipt by the Shareholder of shares of the Company in exchange for his shares of Golden West's capital stock, the Shareholder has agreed to enter into certain covenants relating to competition and confidentiality as set forth in this Agreement.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged by the Shareholder, the Shareholder does hereby agree with the Company as follows:
     1. NON-COMPETITION, NON-DISCLOSURE AND RELATED MATTERS.
     (a) In addition to other terms defined in this Agreement, the following terms when used in this Agreement shall have the following meanings:
     "Competition" means engagement (i) in the Business or (ii) in any business which is the same as or substantially similar to the Business.
     "Customer" means any Person to whom any products, processes, goods or services have heretofore been sold or offered for sale, or from whom purchases thereof have been solicited, at any time during the two years preceding the date of this Agreement, by Golden West.
     "Employee" means any individual employed by the Company or Golden West or any of their affiliates on the date hereof or during the three years following the date of this Agreement.
     "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust or other entity.
     "Restricted Period" means the period beginning on the date hereof and ending on the third anniversary of the date hereof.
     "Restricted Territory" means any of the following geographic areas (i) in which any product, process, good or service has heretofore been manufactured, provided, sold or offered or promoted for sale by Golden West during the two years preceding the date of this Agreement or (ii) in which Golden West on the date hereof plans or proposes in the immediate future to sell or promote sales of any products, processes, goods or services as part of the Business:
          (1) the State of California; or
          (2) the State of Oregon; or
          (3) the State of Colorado; or
          (4) the State of Washington; or
          (5) the State of Nevada; or
                                      K-1

          (6) the State of Arizona; or
          (7) the State of Idaho; or
          (8) the State of Wyoming; or
          (9) the State of Utah; or
          (10) the State of New Mexico; or
          (11) the State of Montana; or
          (12) any county or similar political subdivision of any of the foregoing States.
     (b) The Shareholder agrees that during the Restricted Period he will not either directly or indirectly:
          (i) engage in any Competition in any Restricted Territory; or
          (ii) be or become an employee, officer, director, shareholder, partner, agent or consultant of, or acquire or have any material proprietary or other equity interest in, or otherwise participate or assist in the business of, any Person who engages in any Competition in any Restricted Territory;
provided, that the Shareholder may own, directly or indirectly, solely as a passive investment, securities issued by such Person if such securities are publicly traded and do not constitute more than 1% in the aggregate of the outstanding equity securities of such Person.
     (c) The Shareholder agrees that during the Restricted Period he will not, directly or indirectly through or on behalf of any other Person, solicit or enter into any transaction with any Customer for the purpose of any sale to such Customer of products, processes, goods or services the sale of which would constitute Competition.
     (d) The Shareholder agrees that during the Restricted Period he will not, directly or indirectly through or on behalf of any other Person, induce or attempt to induce any Employee to leave his or her employment with the Company or Golden West or any of their affiliates.
     (e) The Shareholder understands that in his capacity as a former shareholder, director and officer of Golden West, he has obtained "Confidential Information" (as hereinafter defined) relating to the business of Golden West. As used herein, the term "Confidential Information" means and refers to any information or compilations of information (including without limitation trade secrets, technology, names, addresses or needs of customers, other customer or supplier lists, formulae, patterns, devices, plans or processes or any other proprietary information relating to the Business) of Golden West which is private or confidential in that it is not known or available to the public and gives Golden West an opportunity to obtain an advantage over competitors who do not know or use it. The Shareholder shall not, without the prior written consent of the Company, at any time during the Restricted Period (1) use or disclose any such Confidential Information outside the Company (or its affiliated companies, including Golden West), (2) aid in the removal from Golden West or delivery to any third party of any such Confidential Information or (3) sell, exchange or give away or otherwise dispose (or assist therein) of any such Confidential Information now or hereafter owned by Golden West, whether or not the same shall or may have been originated, discovered or developed by the Shareholder. The Shareholder agrees that he will return all Confidential Information in his possession to the Company immediately upon the date hereof. The Shareholder acknowledges and confirms that he has or claims no proprietary interest in any such information, or in any technology, invention, patent, trademark or other intellectual property of, used or to be acquired by the Company.
     (f) The Shareholder acknowledges that, in view of the nature of the Business and the business objectives of the Company in entering into this Agreement and the Acquisition Agreement, the restrictions contained in this
Section 1 are reasonably necessary to protect the legitimate business interests of the Company, and that any violation of such restrictions will result in irreparable injury to the Company for which damages will not be an adequate remedy. The Shareholder therefore acknowledges that if he violates any such restrictions, the Company shall be entitled to preliminary and injunctive relief as well as to an equitable accounting of earnings, profits and other benefits arising from such violation.
     (g) If any of the provisions contained in this Section 1 shall for any reason be held to be overly broad as to duration, scope, activity or subject, any such provision shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.
     (h) The rights and remedies of the Company hereunder are not exclusive of or limited by or in limitation of any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative.
                                      K-2

Without limiting the generality of the foregoing, the rights and remedies of the Company hereunder, and the obligations and liabilities of the Shareholder hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition.
     2. SEVERABILITY. Should any provision of this Agreement or part thereof be held under any circumstances in any jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision or other part of such provision, or of such provision or part thereof under any other circumstances or in any other jurisdiction.
     3. GOVERNING LAW. The construction, validity and enforceability of this Agreement shall be governed by the laws of the State of North Carolina.
     4. WAIVER. The rights of the Company hereunder may be waived only by a writing signed on behalf of the Company by its President or Vice President expressly setting forth the rights so waived and the matters as to which they are so waived, and any such waiver shall be limited to the matters expressly set forth in such writing. No failure or delay of the Company in enforcing any of its rights hereunder at any time shall constitute or evidence any waiver of such rights.
     5. CONSENT TO JURISDICTION. Each of the parties hereby consents and agrees to the non-exclusive jurisdiction of all courts sitting in the State of North Carolina in connection with any claim, dispute or controversy arising under or in connection with this Agreement or any actual or alleged breach hereof.
     6. MISCELLANEOUS. This Agreement and the Acquisition Agreement constitute the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. The captions of this Agreement are for convenience of reference only and shall not affect in any manner any of the terms, covenants or conditions hereof. Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.
     IN WITNESS WHEREOF, this Agreement has been duly executed under seal by the Company and the Shareholder and each has caused their respective seals to be affixed hereto, as of the day and year first above written.
                                         OAKWOOD HOMES CORPORATION
                                         By:
                                         Name:
                                         Title:
                                                                          [SEAL]
                                         HARRY E. KARSTEN, JR.
                                      K-3

                                                                       EXHIBIT L
                             NON-COMPETE AGREEMENT
     THIS AGREEMENT is dated as of the   day of          , 1994, by and among
OAKWOOD HOMES CORPORATION, a North Carolina corporation (the "Company"), and BRUCE W. STOYER ("Shareholder").
                             W I T N E S S E T H :
     WHEREAS, pursuant to the Acquisition Agreement dated as of              ,
1994 (the "Acquisition Agreement") by and among Golden West Homes, a California corporation ("Golden West"), the Company, Golden Acquisition Corporation, a California corporation that is a wholly-owned subsidiary of the Company ("Merger Sub"), certain shareholders of Golden West and First Union National Bank of North Carolina, as Escrow Agent, Merger Sub will be merged with and into Golden West, which will become a wholly-owned subsidiary of the Company (the "Merger");
     WHEREAS, Golden West is in the business of designing, manufacturing and marketing manufactured homes and of financing certain of its sales of manufactured homes through its wholly-owned finance subsidiary (the "Business");
     WHEREAS, the value to the Company of the Merger is dependent in part upon the Company's ability to continue for its own account the Business heretofore conducted by Golden West and to obtain for its benefit the good will and going concern value associated therewith; and
     WHEREAS, in connection with the Closing under the Acquisition Agreement and as a condition thereof and inducement therefor, and in consideration of the receipt by the Shareholder of shares of the Company in exchange for his shares of Golden West's capital stock, the Shareholder has agreed to enter into certain covenants relating to competition and confidentiality as set forth in this Agreement.
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged by the Shareholder, the Shareholder does hereby agree with the Company as follows:
     1. NON-COMPETITION, NON-DISCLOSURE AND RELATED MATTERS.
     (a) In addition to other terms defined in this Agreement, the following terms when used in this Agreement shall have the following meanings:
     "Competition" means engagement (i) in the Business or (ii) in any business which is the same as or substantially similar to the Business.
     "Customer" means any Person to whom any products, processes, goods or services have heretofore been sold or offered for sale, or from whom purchases thereof have been solicited, at any time during the two years preceding the date of this Agreement, by Golden West.
     "Employee" means any individual employed by the Company or Golden West or any of their affiliates on the date hereof or during the two years following the date of this Agreement.
     "Person" means an individual, corporation, partnership, limited liability company, joint venture, trust or other entity.
     "Restricted Period" means the period beginning on the date hereof and ending on the second anniversary of the date hereof; provided, however, that if the employment of the Shareholder with Golden West shall have been terminated by Golden West prior to the end of such two-year period, the Restricted Period shall be the period after his termination for which the Company has agreed to continue to pay Shareholder his base salary as severance, but in no event shall such period be longer than the second anniversary of the date hereof.
     "Restricted Territory" means any of the following geographic areas (i) in which any product, process, good or service has heretofore been manufactured, provided, sold or offered or promoted for sale by Golden West during the two years preceding the date of this Agreement or (ii) in which Golden West on the date hereof plans or proposes in the immediate future to sell or promote sales of any products, processes, goods or services as part of the Business:
          (1) the State of California; or
          (2) the State of Oregon; or
          (3) the State of Colorado; or
                                      L-1

          (4) the State of Washington; or
          (5) the State of Nevada; or
          (6) the State of Arizona; or
          (7) the State of Idaho; or
          (8) the State of Wyoming; or
          (9) the State of Utah; or
          (10) the State of New Mexico; or
          (11) the State of Montana; or
          (12) any county or similar political subdivision of any of the foregoing States.
     (b) The Shareholder agrees that during the Restricted Period he will not either directly or indirectly:
          (i) engage in any Competition in any Restricted Territory; or
          (ii) be or become an employee, officer, director, shareholder, partner, agent or consultant of, or acquire or have any material proprietary or other equity interest in, or otherwise participate or assist in the business of, any Person who engages in any Competition in any Restricted Territory;
provided, that the Shareholder may own, directly or indirectly, solely as a passive investment, securities issued by such Person if such securities are publicly traded and do not constitute more than 1% in the aggregate of the outstanding equity securities of such Person.
     (c) The Shareholder agrees that during the Restricted Period he will not, directly or indirectly through or on behalf of any other Person, solicit or enter into any transaction with any Customer for the purpose of any sale to such Customer of products, processes, goods or services the sale of which would constitute Competition.
     (d) The Shareholder agrees that during the Restricted Period he will not, directly or indirectly through or on behalf of any other Person, induce or attempt to induce any Employee to leave his or her employment with the Company or Golden West or any of their affiliates.
     (e) The Shareholder understands that in his capacity as a former shareholder and officer of Golden West, he has obtained "Confidential Information" (as hereinafter defined) relating to the business of Golden West. As used herein, the term "Confidential Information" means and refers to any information or compilations of information (including without limitation trade secrets, technology, names, addresses or needs of customers, other customer or supplier lists, formulae, patterns, devices, plans or processes or any other proprietary information relating to the Business) of Golden West which is private or confidential in that it is not known or available to the public and gives Golden West an opportunity to obtain an advantage over competitors who do not know or use it. The Shareholder shall not, without the prior written consent of the Company, at any time during the Restricted Period (1) use or disclose any such Confidential Information outside the Company (or its affiliated companies, including Golden West), (2) aid in the removal from Golden West or delivery to any third party of any such Confidential Information or (3) sell, exchange or give away or otherwise dispose (or assist therein) of any such Confidential Information now or hereafter owned by Golden West, whether or not the same shall or may have been originated, discovered or developed by the Shareholder. The Shareholder agrees that he will return all Confidential Information in his possession to the Company immediately upon the date hereof. The Shareholder acknowledges and confirms that he has or claims no proprietary interest in any such information, or in any technology, invention, patent, trademark or other intellectual property of, used or to be acquired by the Company.
     (f) The Shareholder acknowledges that, in view of the nature of the Business and the business objectives of the Company in entering into this Agreement and the Acquisition Agreement, the restrictions contained in this
Section 1 are reasonably necessary to protect the legitimate business interests of the Company, and that any violation of such restrictions will result in irreparable injury to the Company for which damages will not be an adequate remedy. The Shareholder therefore acknowledges that if he violates any such restrictions, the Company shall be entitled to preliminary and injunctive relief as well as to an equitable accounting of earnings, profits and other benefits arising from such violation.
                                      L-2

     (g) If any of the provisions contained in this Section 1 shall for any reason be held to be overly broad as to duration, scope, activity or subject, any such provision shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law or the determination by a court of competent jurisdiction.
     (h) The rights and remedies of the Company hereunder are not exclusive of or limited by or in limitation of any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative. Without limiting the generality of the foregoing, the rights and remedies of the Company hereunder, and the obligations and liabilities of the Shareholder hereunder, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition.
     2. SEVERABILITY. Should any provision of this Agreement or part thereof be held under any circumstances in any jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision or other part of such provision, or of such provision or part thereof under any other circumstances or in any other jurisdiction.
     3. GOVERNING LAW. The construction, validity and enforceability of this Agreement shall be governed by the laws of the State of North Carolina.
     4. WAIVER. The rights of the Company hereunder may be waived only by a writing signed on behalf of the Company by its President or Vice President expressly setting forth the rights so waived and the matters as to which they are so waived, and any such waiver shall be limited to the matters expressly set forth in such writing. No failure or delay of the Company in enforcing any of its rights hereunder at any time shall constitute or evidence any waiver of such rights.
     5. CONSENT TO JURISDICTION. Each of the parties hereby consents and agrees to the non-exclusive jurisdiction of all courts sitting in the State of North Carolina in connection with any claim, dispute or controversy arising under or in connection with this Agreement or any actual or alleged breach hereof.
     6. MISCELLANEOUS. This Agreement and the Acquisition Agreement constitute the sole and entire agreement and understanding between the parties hereto as to the subject matter hereof, and supersedes all prior discussions, agreements and understandings of every kind and nature between them as to such subject matter. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. The captions of this Agreement are for convenience of reference only and shall not affect in any manner any of the terms, covenants or conditions hereof. Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.
     IN WITNESS WHEREOF, this Agreement has been duly executed under seal by the Company and the Shareholder and each has caused their respective seals to be affixed hereto, as of the day and year first above written.
                                         OAKWOOD HOMES CORPORATION
                                         By:
                                         Name:
                                         Title:
                                                                          [SEAL]
                                         BRUCE W. STOYER
                                      L-3

                                  SCHEDULE 3.5
                                 STOCK OPTIONS

                                                                                                     OAKWOOD SHARES
                                                            GOLDEN WEST SHARES           NUMBER OF SHARES
                                                      DATE OF     OPTION     NUMBER       EXERCISABLE AT     OPTION    NUMBER OF
        NAME                      TITLE                GRANT      PRICE     OF SHARES        7/31/94         PRICE      SHARES
Robert C. Latimer      Vice President,
                         Manufacturing                 7/24/90    $1.000       39,000          39,000         4.33       9,012
Bruce W. Stoyer        Executive Vice President        7/24/90    $1.000       39,000          39,000         4.33       9,012
Frank D. Jacobs        Vice President, Finance         7/24/90    $1.000       39,000          39,000         4.33       9,012
Robert J. Henry        Senior Vice President           7/24/90    $1.000       39,000          39,000         4.33       9,012
Phillip E. Clark       Vice President -- General
                         Manager                       7/24/90    $1.000       39,000          39,000         4.33       9,012
Andrew R. Van Zyl      General Manager                 7/24/90    $1.000       13,000          13,000         4.33       3,004
Paul A. Karsten        Vice President -- General
                         Manager                       7/24/90    $1.000       13,000          13,000         4.33       3,004
Paul A. Karsten        Vice President -- General
                         Manager                       2/04/92    $1.423       26,000          13,000         6.16       6,008
Andrew R. Van Zyl      General Manager                10/19/93    $1.538       13,000              --         6.66       3,004
Jesse Curacco          General Manager                10/19/93    $1.538       13,000              --         6.66       3,004
Sheri Wenz             Senior Vice President --
                         GCFS                         10/19/93    $1.538       26,000              --         6.66       6,008
Paul W. Astles         Director of Human Resources    10/19/93    $1.538       26,000              --         6.66       6,008
Andrew Scott Karsten   Director of Marketing          10/19/93    $1.538       26,000              --         6.66       6,008
Bruce W. Stoyer        Executive Vice President        2/27/94    $3.211       26,000              --        13.90       6,008
                       Total                                                  377,000         234,000

NOTES:
1. The number of Golden West shares and option price have been adjusted to give effect to the 52-for-one stock split
2. Options vest 25% per year on the first four anniversaries of the date of grant.
                                      S-1

                                  SCHEDULE 4.0
                           OFFICERS AND KEY EMPLOYEES

GOLDEN WEST HOMES
OFFICERS:
Harry Karsten, Jr.                 Chairman of the Board, President and Chief Executive Officer
Robert J. Henry                    Senior Vice President
Bruce Stoyer                       Executive Vice President, Operations
Frank D. Jacobs                    Vice President, Chief Financial Officer and Secretary
Robert C. Latimer                  Vice President, Manufacturing
Phillip Clark                      Vice President, General Manager
Paul Andrew Karsten                Vice President, General Manager
KEY EMPLOYEES
Andrew Van Zyl                     General Manager
Jesse Carrasco                     General Manager
Paul Astles                        Director, Human Resources
GOLDEN CIRCLE FINANCIAL SERVICES
Harry Karsten                      President and Chief Executive Officer
L. Sheryl Wenz                     Senior Vice President
Frank D. Jacobs                    Secretary/Treasurer and Chief Financial Officer
William D. Capps                   Vice President

                                  SCHEDULE 4.1
                         GOLDEN WEST HOMES SUBSIDIARIES

                                                                                                                    STATE OF
NAME                                                                                            DATE FORMED       INCORPORATION
Golden Circle Financial Services Common Stock, 1,000 shares authorized,
  100 shares issued and outstanding. (1).....................................................     10/19/93          California

(1) Golden West Homes owns 100% of the issued and outstanding Common Stock of Golden Circle Financial Services.
                                      S-3

                                  SCHEDULE 4.3
                               SHAREHOLDERS LIST
PREFERRED SERIES "A" STOCK:

CERT. NUMBER                                                       AFFILIATION
   1           Phillip E. Clark and                                Officer
               Anna M. Clark, jt. ten.
               451 S. Walnut Street
               Boise, ID 83712
               26,000 Shares issued 5-5-88
               Phillip Clark SS#: ###-##-####
   2           Phillip E. Clark (IRA)                              Officer
               451 S. Walnut Street
               Boise, ID 83712
               19,500 Shares issued 5-5-88
               Phillip Clark SS#: ###-##-####
   3           Mrs. Anna M. Clark (IRA)                            Spouse of Officer
               451 S. Walnut Street
               Boise, ID 83712
               19,500 Shares issued 5-5-88
               SS#: ###-##-####
   4           VOID
   5           VOID
               (Sold see revised certificate 38)
   6           VOID
               (Sold see revised certificate 43 & 44)
   7           VOID
               (Sold see certificate 45)
   8           VOID
               (Sold , see certificate 53)
   9           John Hook and                                       Former retailer
               Peggy Hook, jt. ten
               3827 Via Manzana
               San Clemente, CA 92672
               32,500 Shares issued on 5-5-88
               SS#: Peggy: ###-##-####
   10          VOID
               (Sold, see certificate 51)
   11          William H. Dennis and                               Employee
               Sandra K. Dennis, jt. ten.
               1121 W. Oak Avenue
               Fullerton, CA 92633
               6,500 Shares issued on 5-5-88
               SS#: ###-##-####
   12          VOID
   13          VOID
               (Revised, see certificate 40)
   14          VOID
               (Revised, see certificate 41)
   15          John R. Stahr                                       Director and Legal Counsel
               Latham & Watkins
               650 Town Center Drive, 20th Floor
               Costa Mesa, CA 92626
               32,500 Shares issued on 5-5-88
               John Stahr SS#: ###-##-####

                                      S-4

CERT. NUMBER                                                       AFFILIATION
   16          Mr. Peter Rothschild                                Friend of Harry Karsten
               Rothschild Industries, Inc.
               866 West 18th Street
               Costa Mesa, CA 92627
               325,000 Shares issued on 5-5-88
               Peter Rothschild SS#: ###-##-####
   17          Theodore C. Powne and                               Retailer
               Cathy L. Powne, jt. ten
               866 Casa Grande Court
               Modesto, CA 95355
               26,000 Shares issued on 5-5-88
               SS#: ###-##-####
   18          VOID
               (Sold, see certificate 49 & 50)
   19          Jack O'Bannon                                       Major Supplier
               Fontana Wood Products, Inc.
               P.O. Box 1030
               Fontana, CA 92335
               26,000 Shares issued on 5-5-88
               Jack O'Bannon SS#: ###-##-####
   20          VOID
   21          Frank D. Jacobs                                     Officer
               27236 Villanueva
               Mission Viejo, CA 92691
               15,600 Shares issued on 6-30-89
               SS#: ###-##-####
   22          Richard A. Jacobson                                 Retailer
               1638 Victorian Way
               Eugene, OR 97401
               10,400 Shares issued on 6-30-89
               SS#: ###-##-####
   23          Robert C. Latimer and                               Officer
               Earlene L. Latimer, jt. ten.
               26053 Dumont Road
               Hemet, CA 92344
               10,400 Shares issued on 6-30-89
               SS#: ###-##-####
   24          Larry Marple                                        Retailer
               C/O Golden Pacific Homes
               9950 S.E. 82nd Avenue
               Portland, OR 97266-7302
               26,000 Shares issued on 6-30-89
               SS#: ###-##-####
   25          Rypinski Family Trust                               Friend of Harry Karsten
               ATTN: Alan Rypinski
               2321 Santiago
               Newport Beach, CA 92660
               36,400 Shares issued on 6-30-89
               SS#: ###-##-####
   26          Bruce Stoyer                                        Officer
               3190 Fir Oaks Drive, S.W.
               Albany, OR 97321
               23,400 Shares issued 6-30-89
               SS#: ###-##-####
   27          Richard Keim                                        Manages portion of 401(k) plan assets
               145 East 92nd Street
               New York, NY 10128
               19,500 Shares issued on 6-30-89
               SS#: ###-##-####

                                      S-5

CERT. NUMBER                                                       AFFILIATION
   28          VOID
               (Revised, see certificate 42)
   29          William Frederickson III                            Friend of Harry Karsten
               and Debra L. Frederickson
               c/o Rollins Leasing Corp.
               2000 East Wilshire, 2nd Floor
               Santa Ana, CA 92705
               15,600 Shares issued on 6-30-89
               SS#: Bill-548-54-3644
               Debbie: ###-##-####
   30-34       VOID
   35          Anthony P. Evans and                                Retailer
               Joan O'Brien, jt. ten
               Evans & O'Brien, Inc.
               1031 Fair Oaks Way
               Sunnyvale, CA 94089
               36,400 Shares issued on 2-6-90
               SS#: Anthony: ###-##-####
               Joan: ###-##-####
   36          VOID
   37          Marlin T. McKeever                                  Insurance broker for Golden West
               Susan J. McKeever, jt. ten
               Andreini & Company
               18400 Von Karman Avenue, Suite 100
               Irvine, CA 92715
               7,384 Shares issued on 5-1-90
               SS#: ###-##-####
   38          VOID
               (Revised, see certificate 42)
   39          Celia Golden, Trustee of the                        Widow of Golden West founder Jerry Golden and
               Jerry and Celia Golden Residual Trust               mother-in-law of Harry Karsten
               46 Whitewater Drive
               Corona Del Mar, CA 92625
               104,000 Shares issued on 5-1-90
               SS#: ###-##-####
   40          Commerce Bank Cust. FBO                             Legal Counsel to Golden West
               Robert W. Shaffer, Jr.
               12011 San Vicente Blvd., Suite 600
               Los Angeles, CA 90049
               39,000 Shares issued on 5-5-88
               SS#: ###-##-####
   41          Commerce Bank Cust. FBO                             Legal Counsel to Golden West
               Barry I. Gold
               12011 San Vicente Blvd., Suite 600
               Los Angeles, CA 90049
               26,000 Shares issued on 5-5-88
               SS#: ###-##-####
   42          Commerce Bank Cust. FBO                             Officer
               Robert J. Henry
               IRA#1-2976-1
               5463 Provence Place
               Riverside, CA 92506
               25,116 Shares issued on 6-30-89
               SS#: ###-##-####
   43          Steven Sherwood                                     President of same company as director (Byron
               Clayton, Williams & Sherwood, Inc.                  Williams)
               800 Newport Center Drive, Suite 400
               Newport Beach, CA 92660
               3,224 Shares issued on 3-24-92
               SS#: ###-##-####

                                      S-6

CERT. NUMBER                                                       AFFILIATION
   44          BBC Family Trust                                    Director
               ATTN: Byron L. Williams
               Clayton, Williams & Sherwood, Inc.
               800 Newport Center Drive, Suite 400
               Newport Beach, CA 92660
               3,276 Shares issued on 3-24-92
               SS#: ###-##-####
   45          VOID
               (Sold, see certificate 51)
   46          Loretta Faye Otto                                   Widow of former employee and supplier to Golden
               9851 Change Circle                                  West
               Huntington Beach, CA 92646
               32,500 Shares issued on 3-8-93
               SS#: ###-##-####
   47          Dean R. & Valerie D. Otto, jt. ten                  Son of former employee
               39 Mill Valley Road
               Pomona, CA 91766
               16,276 Shares issued on 3-8-93
   48          Michael S. & Nancy L. Otto, jt. ten                 Son of former employee
               P.O. Box 276
               Eden, Utah 84310
               FOR OVERNIGHT SERVICE:
               1425 WEST 2675 NORTH
               OGDEN, UTAH 84404
               16,224 Shares issued on 3-8-93
               SS#: ###-##-####
   49          John R. Stahr, Trustee                              Director
               UDT DTD march 19, 1965
               For the Stahr Family
               (separate property)
               4639 Roxbury Road
               Corona Del mar, CA 92625
               16,120 Shares issued on 3-8-93
               SS#: ###-##-####
   50          BBC Williams Family Trust                           Director
               Attn: Bryon L. Williams
               Clayton, Williams & Sherwood, Inc.
               800 Newport Center Drive, Suite 400
               Newport Beach, CA 92660
               8,112 Shares issued on 3-8-93
               SS#: ###-##-####
   51          Union Bank Trustee for                              401(k) Plan investment
               Golden West Homes
               401 (k) Savings Plan
               1801 E. Edinger, Suite 240
               Santa Ana, CA 92705
               65,000 Shares issued on 3-8-93
   52          George A. Molsbarger                                Friend of Harry Karsten
               1201 Alta Loma Road
               W. Hollywood, CA 90266
               8,268 Shares issued on 5-5-88
               SS#: ###-##-####
   53          Frank D. and Kathleen Jacobs, jt. ten.              Officer
               27236 Villanueva
               Mission Viejo, CA 92691
               27,300 Shares issued 1-4-94
               SS#: ###-##-####

                                      S-7

CERT. NUMBER                                                       AFFILIATION
   COMMON STOCK:
   1           VOID
   2           VOID
               (See Certificates 9, 11 & 12)
   3           Andrew S. Karsten                                   Son of Harry Karsten
               c/o Harry Karsten
               4533 Perham Road
               Corona Del Mar, CA 92625
               13,000 Shares issued on 12-1-93
               SS#:###-##-####
   4           Deborah S. Karsten Knight                           Daughter of Harry Karsten
               c/o Harry Karsten
               4533 Perham Road
               Corona Del Mar, CA 92625
               13,000 Shares issued 12-1-93
               SS#: ###-##-####
   5           Byron L. Williams                                   Director
               Clayton, Williams & Sherwood, Inc.
               800 Newport Center Drive, Suite 400
               Newport Beach, CA 92660
               13,000 Shares issued on 3-4-94
               SS#: ###-##-####
   6           John R. Stahr                                       Director and legal counsel
               Latham & Watkins
               Center Tower -- 20th Floor
               650 Town Center Drive
               Costa Mesa, CA 92626
               13,000 Shares issued on 3-4-94
               SS#: ###-##-####
   7           Gary Mounts                                         Director
               HomeVue
               23181 Verdugo Drive
               Laguna Hills, CA 92653
               13,000 Shares issued on 3-4-94
               SS#: ###-##-####
   8           Robert D. Totten                                    Director
               957 S. Barton Court
               Anaheim, CA 92805
               13,000 Shares issued on 3-4-94
               SS#: ###-##-####
   9           Frank D. Jacobs, Trustee                            ESOP Plan
               Employee Stock Ownership Program
               (Transferred from Certificate #2)
               31,200 Shares
   10          VOID
               (Issued in error)
   11          Harry Karsten & Heather Karsten Investment Trust    Officer
               (Transferred from Certificate #2)
               520,000 Shares issued on 5/27/94
   12          Harry Karsten                                       Officer
               (Transferred from Certificate #2)
               657,800 Shares issued on 5/27/94

NOTE: The number of shares has been adjusted to give effect to a 52 for 1 stock split in April 1994.
                                      S-8

                                  SCHEDULE 4.3
                     SUBSIDIARY LOAN & CAPITAL CONTRIBUTION
     On October 12, 1993, Golden West provided to Golden Circle Financial Services a $1,000,000 line of credit for working capital needs. The line of credit is evidenced by a promissory note bearing interest at the Wells Fargo prime rate plus 1.50% and is due and payable on December 31, 1995. Golden West also contributed $100,000 in capital to purchase all 100 shares of outstanding Common Stock of Golden Circle.
                                      S-9

                                  SCHEDULE 4.3
                              GOLDEN WEST OPTIONS
      I. See Schedule 3.5 for a list of the outstanding options of Golden West Homes as of the date of this Agreement.
      II. Although not contractually or legally obligated to issue such options, Golden West intended to issue 15,000 options to certain key employees in connection with its Initial Public Offering that was not realized.
     III. Participants in the Golden West Deferred Compensation Plan have the right to elect to convert up to an aggregate of $500,000 of their account balances into shares of Golden West Common Stock.
                                      S-10

                                  SCHEDULE 4.5
                         REQUIRED FILINGS AND CONSENTS
      I. Revolving Line of Credit Agreement and Note dated March 1, 1993 between Golden West and Wells Fargo Bank, National Association.
         (Bullet) Section V.12 of the Agreement prohibits a merger (a written waiver from Wells Fargo is required).
      II. Both the 401(k) Savings Plan and Employee Stock Ownership Plan permit a successor company to adopt each plan following a merger. However, if no adoption occurs within 90 days of such event, the plans are automatically terminated.
     III. Office Lease dated April 12, 1993 between Catellus Development Corporation and Golden West (Santa Ana property).
          (Bullet) Section 16 prohibits the assignment or transfer of the lease without the prior written consent of the landlord. The same
                   Section 16 states that a merger or transfer of a controlling interest of Golden West shall constitute an assignment.
     IV. Reimbursement Agreement dated October 1, 1991 between Wells Fargo and Golden West (in connection with that certain Loan Agreement dated October 1, 1991 between Industrial Development Authority of the County of Riverside and Golden West).
         (Bullet) Section 7.6 of the Agreement prohibits a merger (a written waiver from Wells Fargo is required).
      V. Loan Agreement dated October 1, 1991 between Industrial Development Authority of the County of Riverside and Golden West.
         (Bullet) Section 5.02 requires that prior to a merger, the Trustee and Wells Fargo Bank shall be furnished with a certificate of an officer of Golden West stating that none of the covenants of the Loan Agreement will be violated as a result of the merger. A copy of the merger documents are to be given to the Trustee, Wells Fargo Bank and IDA within thirty days after the delivery of such documents.
     VI. Lease dated December 1, 1969 between Winat Properties and Golden West, as amended (Albany property).
         (Bullet) Section 13 prohibits the assignment of the lease or any interests of the lessee by operation of law without the written consent of the lessor.
                                      S-11

                                  SCHEDULE 4.7
                            GOLDEN WEST INVESTMENTS
     Golden West Homes does not own directly or indirectly any interest or investment in any corporation, partnership, joint venture, business trust or other entity except for a nominal number of shares of stock in publicly held companies in the manufactured housing industry to be on their mailing list. The total investment in all companies is approximately $1,300.
                                      S-12

                                  SCHEDULE 4.9
                               SUBSEQUENT EVENTS
     B. Although not contractually or legally obligated to do so, Golden West has proposed to issue 15,000 options to purchase Golden West Common Stock to four individuals. See Schedule 4.3.
     On April 11, 1994, Golden West Homes Board of Directors approved the following actions: (i) an increase in the number of shares of Common and Series A Preferred Stock to 20,000,000 and 1,105,000, respectively and a 52 for 1 stock split of these series, and (ii) plan to merge the Karsten Company into Golden West Homes and to change its name to Golden West Homes. On May 20, 1994, the Karsten Company was merged into Golden West Homes, with the Articles of Incorporation and By-Laws of the Karsten Company becoming the Articles of Incorporation and By-Laws of Golden West Homes.
  D. EXPENDITURES:
          1. Golden West Homes purchased approximately 9.5 acres in Idaho from Harry Karsten for approximately $136,000.
          2. On June 16, 1994, the Board of Directors approved a capital expenditure of $750,000 to increase production capacity at the Albany, Oregon facility.
          3. In April 1994, Golden West Homes contributed $100,000 to the ESOP, which funds were used to purchase 31,200 shares of Golden West Homes Common Stock from Harry Karsten at a purchase price of $100,000 or $3.21 per share.
  F. COMPENSATION:
     In April 1994, Golden West Homes revised its compensation system for officers, key employees and most divisional supervisory personnel. Base pay was increased and bonus programs were changed from only sales volume or bonus base profit to a set maximum based on three criteria: (i) profits, (ii) implementation of the total quality management program and (iii) reduction of Price of Non-Conformance (PONC). See Schedule 4-11(a).
     In April 1994, the Deferred Compensation Plan participants (the "Participants") elected to convert $500,000 in their account balances into 260,000 shares of Golden West Homes Common Stock upon the closing of a public offering. Prior to the closing date, the Participants will make a written election to convert up to $500,000 in their account balances into 260,000 shares of Golden West Common Stock upon the closing of the Merger.
  G. See B above.
                                      S-13

                                 SCHEDULE 4.10
                                  TAX MATTERS
     Golden West Homes entered into a tax sharing agreement with GWH Holding Company (Subsidiary of the William Lyon Company) on May 5, 1988 in connection with the acquisition of Golden West Homes by the Karsten Company.
     Golden West Homes received approval to change its method of accounting for deducting product liability claims and deducting workers compensation claims. These Section 481(a) adjustments are $563,000 and $510,000, respectfully, and will begin with taxable year ending December 31, 1994.
     Golden West Homes is currently appealing a Notice of Determination from the State of California Board of Equalization for the period of 10/1/88 thru 9/20/91 in the amount of $123,484. Golden West has provided a reserve of $100,000 to cover this potential liability.
                                      S-14

                                SCHEDULE 4.11(A)
                 ANNUAL COMPENSATION WHICH COULD EXCEED $50,000

                                                                        BASE                                   1993
NAME                TITLE                                     AGE*     SALARY             BONUS              EARNINGS
ALBANY DIVISION
Andrew R. Van Zyl   General Manager                            50      $48,000   2.5% of BBP                 $204,199
Clark Fuller        Production Manager                         49       43,000   2.5% of BBP                  108,850
Jerry Berndt        Sales Manager                              50       33,000   2.0% of BBP                  159,195
Keith Hood          Purchasing Manager                         36       30,000   1.0% of BBP                   83,525
Kent Hazelwood      Community Development Manager              50       65,000   New Business                  56,700
Harvey Resaloso     Foreman                                    26       20,100   .0682% of Sales               58,985
Thomas Scwab        Asst. Production Manager                   47       25,200   .0682% of Sales               64,043
David Pearce        Asst. Production Manager                   41       22,000   .0682% of Sales               59,463
Patrick Benjamin    Foreman                                    46       20,100   .0682% of Sales               59,244
Perry Meier         Foreman                                    37       18,900   .0682% of Sales               58,511
Po Leung            Foreman                                    43       20,100   .0682% of Sales               58,985
Gary Hill           Foreman                                    39       18,800   .0682% of Sales               57,685
Rick Torgenson      Service Manager                            35       26,000   .0483% of Sales               51,312
James Rettinger     Code Compliance Manager                    47       40,000   .046% of Sales                64,049
Wayne Houghtaling   Asst. Sales Manager                        48       27,000   .106% of Sales                80,543
Ronald Rau          Asst. Sales Manager                        53       27,000   .106% of Sales                82,548
SOUTHERN CALIFORNIA DIVISION
Jesse Carrasco      General Manager                            54       80,000             (1)                 39,616(2)
Arturo Barcenas     Production Manager                         44       50,000             (1)                 46,262
Ernie Kercmar       Sales Manager                              46       75,000             (1)                     --
John Brean          Purchasing Manager                         39       55,000             (1)                 49,000
Henry Pequero       Asst. Production Manager                   45       40,000             (1)                 48,318
Larry Smith         Sales Representative                       47       40,000             (1)                 41,423
Richard Hecker      Sales Representative                       53       40,000             (1)                 53,461
William Dennis      Code Compliance Manager                    57       40,000             (1)                 39,000
George Folmar       Foreman/Human Resources                    50       40,000             (1)                 39,614
SACRAMENTO DIVISION
Paul Karsten        Vice President-General Manager             51       90,000             (1)                 74,000
Ed Stevenson        Production Manager                         60       50,000             (1)                 48,291
James Oblizalo      Sales Manager                              48       65,000             (1)                     --
Richard Wagner      Purchasing Manager                         41       50,000             (1)                 46,430
COLORADO DIVISION
Phillip Clark       Vice President-General Manager             56       90,000             (1)                 76,000
Mark Irving         Sales Manager                              31       70,000   up to max of $20,000              --
Ron Arnett          Purchasing Manager                         44       50,000   up to max of $25,000              --
Hector Orozco       Production Manager                         40       50,000   up to max of $25,000          42,687

                                      S-15

                                                                        BASE                                   1993
NAME                TITLE                                     AGE*     SALARY             BONUS              EARNINGS
CORPORATE
Harry Karsten       President and CEO                          53      200,000             (1)                205,416
Robert Henry        Senior Vice President                      52      100,000             (1)                126,399
Frank Jacobs        Vice President -- Finance                  48      100,000             (1)                109,708
Robert Latimer      Vice President -- Manufacturing            51       90,000             (1)                135,240
Bruce Stoyer        Executive Vice President                   52      150,000             (1)                269,651
Paul Astles         Director of Human Resources                49      100,000             (1)                  7,692(2)
Scott Karsten       Director of Marketing                      33       80,000             (1)                 49,423
Greg Avants         MIS Manager                                47       70,807   up to max of $5,000           68,488
William Papa        Controller                                 49       68,000   up to max of $5,000           62,238
Mark Ezzo           Civil Engineer                             33       60,000   up to max of $5,000           55,723
GOLDEN CIRCLE FINANCIAL SERVICES
Sheri Wenz          Senior Vice President                      41       90,000   up to max of $45,000          16,000(2)
William Capps       Vice President                             45       60,000   up to max of $6,000           10,000
Brad Knapp          Director, Mortgage Finance                 38       75,000   up to max of $7,500               --

NOTES:
1. A new compensation program was put in effect for these individuals on April 1, 1994 which increased their base salary and also gave them a chance to earn a bonus of up to 50% of their base salary. The bonus is broken into three portions: (i) projected income from operations for their division; (ii) reduction of price of Non-Conformance; (iii) Implementation of Total Quality Program.
2. Worked only portion of 1993.
* Age as of July 26, 1994
                                      S-16

                                SCHEDULE 4.11(B)
                              FRINGE BENEFIT PLANS
     The following sets forth the various benefit plans available to employees of Golden West Homes and subsidiary.
1. BONUS PLANS
  a. Officers:
     Officers can earn a bonus up to 50% of their base salary if certain criteria are met as follows:
      (i) Projected profit levels
      (ii) Implementation of the Total Quality Management Program
     (iii) Reduction of Price of Non-Conformance (varies by individual)
  b. Key Employees:
     Sacramento and Southern California
     For these two divisions all managers, foremen, sales people can earn up to 50% of their base salary determined on the same criteria as noted above for officers.
     Albany
     The general manager, sales manager, purchasing manager and production manager earn bonuses based on "Bonus Base Profit" [defined as income before taxes, bonuses, 401(k) contribution and ESOP contribution].
     Sales people, foremen, salaried service people, cost accountant are paid based on monthly shipping volume.
  c. Hourly Production workers:
     These individuals can earn an hourly incentive based on reducing labor costs below targeted pool levels.
  d. Other Salaried Employees:
     Based on the position, these individuals can earn between $1,000 and $5,000 based on profits of the company and their individual efforts in implementing the total quality management process.
2. PROFIT SHARING PLANS
  a. 401(k) Plan:
     The Company offers a 401(k) plan for all employees 21 years of age and who have a minimum of One year of continuous service. The Board of Directors approves the matching contribution and total company contribution. See the plan document for further details.
  b. ESOP Plan:
     In January 1994, Golden West Homes formed an ESOP. For 1994, the Board of Directors approved an initial contribution of $100,000 plus 10% of pre-tax profits for the year. See the plan document for further details.
3. GROUP INSURANCE
  The Company offers a comprehensive medical and dental plan for all full time employees. Eligibility is the first of the month following 90 days of continuous service. See the plan booklet for further details. Employees are required to contribute a portion of the cost as follows:
  a. Employee only coverage -- $35 per month.
  b. Employee plus dependent -- $135 per month.
  The Company also offers, at no cost to the employee, term life insurance at different levels based on position and seniority. Certain employees have the option to purchase additional life insurance.
  The Company does not have a retired employee medical program.
                                      S-17

4. VACATION
  The Company has a vacation pay policy based on seniority for all employees. See the Employee Handbook, which is deemed to be part of this Schedule 4.11(b) for details.
5. SEVERANCE PAY
  The Company does not have a formal severance pay program.
6. DISABILITY INSURANCE
  Salaried employees are covered by a limited disability insurance program at no cost to them. They have the option to upgrade to a more comprehensive plan at an additional cost.
7. DEFERRED COMPENSATION
  In 1975, the Company established a deferred compensation plan for Harry Karsten, Robert Totten and Jerry Golden. The Plan was amended in 1988 which suspended any further deferrals. Upon conversion of up to $500,000 of the individuals account balances into Golden West stock and payment of any excess balances, the plan will terminate.
8. STOCK OPTION PLAN
  Golden West Homes 1994 Stock Option Plan serves as the successor equity incentive program to the 1990 Stock Option Plan for Executives and Key Employees. The new was Plan adopted by the Board of Directors on April 11, 1994. All outstanding stock options and unvested share issuances under the Prior Plan have been incorporated into the Plan but will continue to be governed by the terms and conditions of the specific instruments evidencing those options and issuances. A total of 548,000 shares of Common Stock are available for issuance under the Plan, of which 377,000 shares are reserved for issuance under options presently outstanding under the Prior Plan, and 171,000 shares are available for future option grants.
9. See the Employee Handbook for discussion of other benefit programs.
                                      S-18

                                SCHEDULE 4.11(D)
                                FUNDING POLICIES
 I. The 401(k) Plan is funded by contributions by Golden West and its affiliates to the trust established pursuant to the 401(k) Plan. Union Bank is the trustee of the 401(k) Plan. Contributions to the trust are made by Golden West and its affiliates in accordance with the terms of the 401(k) Plan. The assets of the trust currently consist of shares of Golden West preferred stock and other investments, as discussed below.
    The 401(k) Plan currently holds 65,000 shares of Golden West Preferred Stock. The 401(k) Plan acquired the Preferred Stock upon the merger of The Karsten Company into Golden West. In March 1993, shares of The Karsten Company preferred stock were contributed to the 401(k) Plan by Golden West as part of its discretionary matching contribution to the 401(k) Plan for the plan year ended December 31, 1993. The contribution of The Karsten Company preferred stock to the 401(k) Plan was made at the direction of the Board of Directors of Golden West. The shares of Golden West Preferred Stock held by the 401(k) Plan (i) are voted by Union Bank and (ii) are valued for 401(k) Plan purposes, including determining the value of contributed shares at the time of contribution, by the Golden West Board of Directors.
    The assets of the trust other than Golden West Preferred Stock are invested at the direction of Palley-Needleman Asset/Management, Inc. and Keim-Wilson Associates. Those assets are held in equity and debt securities and other investments selected by the investment managers.
II. The ESOP is funded by contributions by Golden West and its affiliates to the trust established pursuant to the ESOP. Frank D. Jacobs is the trustee of the ESOP. Contributions are made in cash or property by Golden West and its affiliates to the trust in accordance with the terms of the ESOP. The assets of the trust are invested at the direction of the trustee. 31,200 shares of Golden West Common Stock were purchased by the ESOP from Harry E. Karsten, Jr. in April 1994.
                                      S-19

                                SCHEDULE 4.11(E)
                            BENEFIT PLANS COMPLIANCE
 I. The 401(k) Savings Plan of Golden West Homes (the "401(k) Plan") provides that an employee must complete 365 days of service before becoming eligible to participate in the 401(k) Plan. An employee becomes a participant in the 401(k) Plan on the first January 1 or July 1 on which the employee satisfies the service requirement and certain other eligibility requirements. The 401(k) Plan further provides that a former employee who was not an employee on the first January 1 or July 1 on which the eligibility requirements were satisfied will become a participant effective upon reemployment in an eligible position. Golden West recently determined that approximately 20 employees who satisfied the service requirement prior to terminating employment, and who had not become participants in the 401(k) Plan, were required to complete the service requirement upon reemployment. As a result, those employees were not permitted to participate in the 401(k) Plan in accordance with the terms of the 401(k) Plan.
 II. Golden West adopted The Employee Stock Ownership Plan of Golden West Homes (the "ESOP") effective as of January 1, 1994. Golden West has not yet applied for a determination letter from the Internal Revenue Service with respect to the ESOP.
III. The ESOP purchased 31,200 shares of Golden West Common Stock from Harry E. Karsten, Jr. in April 1994. Those shares were purchased from Mr. Karsten pursuant to the Stock Purchase Agreement, dated as of April 25, 1994, between Harry E. Karsten, Jr. and Frank D. Jacobs, as trustee of the ESOP. The ESOP paid $100,000 in cash for the shares. The value of the shares was not determined by an independent appraiser. Golden West intends to obtain an independent appraisal of the value of the shares as of the date of purchase.
                                      S-20

                                  SCHEDULE 4.11(G)
                          BENEFIT PLANS -- EFFECT OF MERGER
     I. Pursuant to the terms of the Deferred Compensation Plan, as amended, the participants will be electing to convert an aggregate of $500,000 of their account balances into Golden West Common Stock. The Merger will accelerate the date on which the shares of Golden West Common Stock are issued and delivered to the participants.
                                      S-21

                                SCHEDULE 4.12(A)
                                 REAL PROPERTY

LOCATION                         ACRES   DESCRIPTION OF PROPERTY
3100 N. Perris Blvd.             19.1    Manufacturing facility consisting of two buildings of 72,000
Perris, CA 92571                         and 53,000 square feet.
2445 Pacific Blvd.,              11.1    Manufacturing facility consisting of 64,000 square feet.
South Albany, OR 97321
20870 Highway 34 East            15.0    Manufacturing facility consisting of 109,000 square feet.
Fort Morgan, CO 80701
451 S. Walnut Street              9.5    Land for future manufacturing plant.
Boise, ID 83712-8350

                                  ENCUMBRANCES
     See schedule 4.12(b) and the matters listed on Exhibits A, B, C and D attached hereto, which are based on the following Title Reports already provided to Oakwood:

PROPERTY LOCATION                            TITLE REPORT                           DATE ISSUED
Perris, California      Fidelity National Title Insurance Company                 October 9, 1991
Albany, Oregon          First American Title Insurance Company of Oregon           April 26, 1991
Boise, Idaho            Stewart Title Commitment for Title Insurance                 June 7, 1994
Fort Morgan, Colorado   Transamerica Title Insurance Company                       March 16, 1994

                                SCHEDULE 4.12(A)
                              LEASEHOLD INTERESTS

                                                                                            LEASE
       LOCATION              LANDLORD        ACRES         DESCRIPTION OF PROPERTY       EXPIRATION        OPTIONS
2500 Walnut S.W.         Winat Properties     12.0    Manufacturing facility consisting   11/30/99    Two, five-year
Albany, OR 97321                                      of 81,000 square feet                           terms
9998 Old Placerville Rd  Martin Mueller       10.0    Manufacturing facility consisting    4/30/96    One, five-year
Sacramento, CA 95827                                  of 06,000 square feet                           term
1801 E. Edinger Ave.     Catellus                     Corporate offices of                 1/31/99    None
Suite 240                Development                  approximately 9,200 square feet
Santa Ana, CA 92705                                   and approximately 2,600 square
                                                      feet for Golden Circle Financial
                                                      Services
12331 Beach Blvd.        Foremost Motors,     1.1     Golden Homes -- Stanton Division    12/21/99    None
Stanton, CA 90680        Inc.                         retail office and display center
                         (sub-lessor fee
                         title to the real
                         property is held
                         by Orville
                         Heitkotter)
1315 Yellowstone         Charles A. Moreno    2.25    Golden Homes --                      7/31/95    Nine, one-year
Pocatello, ID 83201                                   Pocatello Division                              terms, first
                                                      retail display center                           right of refusal
21396 Highway 30         Joseph F.            2.25    Golden Homes --                     12/31/94    Ten, one-year
Twin Falls, ID 83301     DiPietro           approx.   Twin Falls Division                             terms. Option to
                                                      retail display center                           purchase for
                                                                                                      $225,000 expiring
                                                                                                      12/31/94
Amalgam and Gold River   Dettling-Davis        .5     Mobile home storage                   month     None
Rancho Cordova, CA                                                                        to month


                            LEASES BEING NEGOTIATED
     1. Apartment for Bruce Stoyer, Executive Vice President, near Sacramento, California factory for approximately six months which is expected to commence September 1994.
     2. Office space in Corona, California, for product development group for one year term, with options to renew, which is expected to commence September 1994.
     3. Retail sales location in Idaho Falls, Idaho, expected to commence January 1995.
                                      S-23

                                   EXHIBIT A
                     (PERRIS, CALIFORNIA TITLE EXCEPTIONS)
     1. Ad valorem real estate taxes for the current year and subsequent years, which are not yet payable.
     2. Rights of way of public streets now existing and affecting the property.
     3. Matters shown on Record of Survey filed in Book 12, Page 20, Records of Survey of Riverside County, California.
     4. Covenants, conditions and restrictions (deleting therefrom any restrictions based on race, color or creed) set forth in Instrument No. 84-156197, Riverside County Public Records.
     5. Rights of others pursuant to dedication statement on map of subdivision shown on Parcel Map 23610 in the Riverside County Public Records.
     6. Matters which a correct survey and inspection of the property would reveal including any rights, interests, or claims which may exist or arise by reason of the following facts shown on a survey plat entitled "A.L.T.A. Survey", dated May 1991 prepared by Sanderson & Gutierrez Civil Engineers:
          1. The fact that a gasoline pump exists on said land.
          2. The fact that a natural gas meter exists on said land.
          3. The fact that a fence exists inside the Westerly boundary of said land.
          4. The fact that light stands exists on said land.
          5. The fact that trees located along the eastern boundary of said land are situated partly onto adjoining lands.
          6. The fact that a water vault is located on said land.
          7. The fact that a sign board is located on said land.
          8. The fact that a GTE vault is located on said land.
          9. The fact that several manholes are located on said land.
          10. The fact that several Edison Box is located on said land.
          11. (Intentionally deleted)
          12. The fact that several fire hydrants are located on said land.
          13. (Intentionally deleted)
          14. The fact that a fence located on Parcels 1 and 2 of said land and running on a general Southerly direction encroaches onto land adjoining said land to the South.
          15. The fact that a gate located between the common boundaries of Parcels 1 and 2 is situated on said land.
          16. The fact that an interior fence running in a general East/West direction crosses several parcels of said land.
     7. Water rights, claims or title to water, whether or not shown by the public records.
     8. Easements granted by Golden West's predecessors in title to the property which are not known to Golden West and are not shown by the public records.
                                      S-24

                                   EXHIBIT B
                       (ALBANY, OREGON TITLE EXCEPTIONS)
     1. Ad valorem real estate taxes for the current year and subsequent years, which are not yet payable.
     2. Rights of way of public streets now existing and affecting the property.
     3. Easement for underground distribution lines in favor of Pacific Power and Light Company recorded in MF Vol. 162, page 808 and rerecorded in MF Vol. 226, Page 61, Linn County Public Records.
     4. Easement for gas pipeline over westerly ten (10) feet of the property in favor of Northwest Natural Gas Company recorded at MF Vol. 166, Page 429, Linn County Public Records.
     5. Easement for slope easements and drainage and drainage facilities in favor of the State of Oregon Department of Transportation recorded in MF Vol. 411, Page 970, Linn County Public Records.
     6. Trust Deed to U.S. Bank of Washington, N.A. for the benefit of U.S. Creditcorp in the original principal amount of $938,000 recorded in MF Vol. 561, Page 80, Linn County Public Records and Assignment of Leases and Rents recorded in MF Vol. 561, Page 84, said records.
     7. Matters that would be revealed by a correct survey and an inspection of the property which are not shown by the public records.
     8. Easements granted by Golden West's predecessors in title to the property which are not known to Golden West and are not shown by the public records.
                                      S-25

                                   EXHIBIT C
                        (BOISE, IDAHO TITLE EXCEPTIONS)
     1. Ad valorem real estate taxes for the current year and subsequent years, which are not yet payable.
     2. Right of way of Madison Road.
     3. Easement for ingress and egress in favor of Marilyn Rasgorshek, et al., recorded January 18, 1994 as Instrument No. 9401569 of the Canyon County Public Records.
     4. Deed of Trust in the original principal amount of $93,100 from Harry E. Karsten and Heather J. Karsten, husband and wife, to Pioneer Title Company of Canyon County for the benefit of Marilyn Rasgorshek et. al. dated January 11, 1994 and recorded January 18, 1994 as Instrument No. 9401570.
     5. Matters that would be revealed by a correct survey and an inspection of the property which are not shown by the public records.
     6. Easements granted by Golden West's predecessors in title to the property which are not known to Golden West and are not shown by the public records.
                                      S-26

                                   EXHIBIT D
                    (FORT MORGAN, COLORADO TITLE EXCEPTIONS)
     1. Ad valorem real estate taxes for the current year and subsequent years, which are not yet payable.
     2. Reservation of right of the proprietor of any penetrating vein or lode to extract his ore, in U.S. Patent recorded October 24, 1889 in Book 12 at page 191.
     3. Right of way for road purposes as specified in that road petition recorded July 7, 1883 in Book 15 at page 1, said road to be not less than 60 feet in width.
     4. Right of way for road purposes as specified in that road petition recorded July 12, 1892 in Book 15 at page 38, said road to be not less than 60 feet in width.
     5. Undivided 1/2 interest in all oil, gas and other mineral rights, provided that the owner of the property shall have the sole and exclusive right, at its discretion, to lease or initiate or cause production of any such mineral rights, as reserved by Clyde E. Barkley in Deed to the City of Fort Morgan, Colorado, a municipal corporation, recorded February 20, 1970 in Book 716 at page 653, and any and all assignments thereof or interests therein.
     6. Easement and right of way for roads, streets, ditches, pipelines, electric and telephone poles, lines and cables as are now or as shall hereafter be constructed thereon and therein, as reserved by the City of Fort Morgan, Colorado in Deed to Fort Morgan Industrial Foundation, Inc., recorded May 21, 1970 in Book 717 at page 860, said easement to be within, upon, over and across the North 50 feet and the East 50 feet of the North 820 feet of the East 880 feet of the SE 1/4 of Sec. 4, Twp. 3 N., Rge. 57 W. 6th P.M.
     7. Right of Way for road purposes as shown on the Fort Morgan Master Street Plan, recorded September 1, 1981 in Book 5 at page 93.
     8. Matters contained in East Platte Avenue Industrial Park Sanitation District Service Plan, recorded November 1, 1982 in Book 835 at page 556; and Plat of Proposed East Platte Avenue Industrial Park Sanitation District, part of
Section 4, Twp. 3 N., Rge. 57 West of the 6th P.M., recorded November 17, 1982 in Book 835 at page 974.
     9. Right of way of the Southside Lateral and Reservoir Company ditch along the East side of the SE1/4 of Sec. 4 referred to in Articles of Incorporation of said company, filed May 20, 1897 in Special File #153.
     10. Right of way of the Platte Avenue Company ditch along the South side of the County road on the North side of the SE1/4 of Sec. 4 referred to in Articles of Incorporation of said company, filed June 30, 1898 in Special File #165.
     11. Undivided 1/2 interest in all oil, gas and other mineral rights, as conveyed by The City of Fort Morgan, Colorado in Mineral Deed to The Farmers State Bank of Fort Morgan, Fort Morgan, Colorado, Trustee, recorded September 1, 1977 in Book 774 at page 669, and any and all assignments thereof or interests therein.
     12. Deed of Trust from GOLDEN WEST HOMES, a California corporation, to the Public Trustee of the County of Morgan for the use of DOUGLAS H. HAWKINS securing the original principal amount of $850,000.00 dated March 14, 1994 and recorded March 15, 1994 in Book 965 at Page 588.
     13. Easement to Mountain Bell Telephone Company, recorded October 2, 1981 in Book 821 at page 502.
     14. Easement to Public Service Company of Colorado, recorded October 2, 1981 in Book 821 at page 514.
     15. Easement to Morgan County Rural Electric Association, recorded January 22, 1982 in Book 825 at page 656.
     16. Easement to City of Fort Morgan, Colorado, recorded November 22, 1989 in Book 917 at page 513.
     17. Matters that would be revealed by a correct survey and an inspection of the property which are not shown by the public records.
     18. Easements granted by Golden West's predecessors in title to the property which are not known to Golden West and are not shown by the public records.
                                      S-27

                                SCHEDULE 4.12(B)
                             PERMITTED ENCUMBRANCES

                                                                             INTEREST     DUE
    INSTITUTION                DESCRIPTION                COLLATERAL           RATE      DATE           PAYMENT TERMS
Bond Holders/         Industrial Revenue Bonds to     Deed of Trust,         Variable     2011  Annual Installments of
County of Riverside   purchase Perris facility        security agreement    (2.65% on           $200,000 from 1994 to 1996
                                                      and cash collateral    7/19/94)           and $300,000 through 2011.
                                                      account to support
                                                      Letter of Credit
                                                      issued by Wells
                                                      Fargo Bank
US Creditcorp         Mortgage to purchase the        Deed of Trust on        8.275%      2006  Monthly installments of
                      Albany north facility           land and buildings                        $8,229 including interest.
Wells Fargo Bank      Installment note to purchase    Security agreement    Prime plus    1998  Monthly installments of
                      Lyon Series "B" Preferred       on all assets            .75%             $19,167 plus interest.
                      stock                           except real
                                                      property
Douglas Hawkins       Seller carried financing to     Deed of Trust on         9.0%       1999  Monthly installments of
                      purchase the Fort Morgan,       land and buildings                        $17,645 including interest
                      Colorado facility                                                         plus $2300 impound for real
                                                                                                estate and property taxes.
                                                                                                TOTAL
                       BALANCE
    INSTITUTION        6/25/94
Bond Holders/
County of Riverside
                      $5,100,000
US Creditcorp
                         890,858
Wells Fargo Bank
                       1,034,998
Douglas Hawkins
                         815,937
                      $7,841,793



                     See also Exhibit "A" attached hereto.

                         SCHEDULE 4.12(B) -- EXHIBIT A
     The encumbrances set forth on the following UCC filings are hereby incorporated by reference:

STATE          FILE NUMBER          DATE FILED
California      91222298             10-17-91
California      92045072             3-05-92
California      93062515             3-29-93
California      94039285             2-28-94
California      94100484             5-19-94
California      94105551             5-26-94
California      91115425             5-28-94
California      93173557             8-25-93
California      93246959             12-08-93
Idaho            614022              5-26-94
Idaho            614247              5-27-94
Colorado        942050698            7-07-94
Nevada          92 03786             4-29-92
                               (amended on 2-17-94)
Nevada          92 02781             3-22-93
                               (amended on 7-26-94)

                                SCHEDULE 4.12(C)
                             INVENTORY ENCUMBRANCES

SECURED CREDITOR         DESCRIPTION
Wells Fargo Bank         Security interest in all inventory as collateral for line of credit, letter of credit and term loan.
ITT Commercial Finance   Security interest in homes floor planned by ITT for Company retail locations (Golden Homes) to a maximum of $750,000.

See also 4.12(b) and the attachments hereto.
                                      S-30

                                SCHEDULE 4.12(E)
                          GOLDEN WEST HOMES TRADEMARKS
                              AS OF JULY 21, 1994

TRADEMARK                       STATUS
GOLDEN ESTATE                   Filed February 24, 1994; Serial No. 74/493,615; Official Action pending
GOLDEN HOMES                    Filed April 1991; Serial No. 74/153,802; Statement of Use Filed September 20, 1993;
                                Official Action pending
GOLDEN WEST                     U.S. Trademark Registration No. 928,158 granted February 1, 1972
GOLDEN WEST & Wagon Design      California Trademark Registration No. 44,557 granted April 3, 1965; Expires April 3,
                                1995
GOLDEN WEST HOMES               U.S. Trademark Registration No. 1,780,300 granted July 6, 1993
GOLDEN WEST HOMES & Design      Filed January 30, 1992; Serial No. 74/241,789; Official Action pending
VILLA WEST                      Re-filed February 25, 1994; Serial No. 74/494,434; Official Action pending
"WE BUILD HOMES AND DREAMS"     U.S. Trademark Registration No. 1,648,163 granted June 18, 1991

                                SCHEDULE 4.12(F)
                               MATERIAL CONTRACTS
 1. Revolving Line of Credit Agreement and Note ("Line of Credit") dated March 1, 1993 between Golden West and Wells Fargo Bank, National Association ("Wells Fargo").
 2. Letter Agreement dated November 1, 1993 amending Line of Credit.
 3. Letter Agreement dated December 15, 1993 amending Line of Credit.
 4. Real Estate Note for $938,000 dated April 2, 1991 by Golden West in favor of U.S. Creditcorp of Portland, Oregon ("U.S. Creditcorp").
 4. Revision Agreement effective May 1, 1991 by Golden West and U.S. Creditcorp.
 5. Promissory Note for $850,000 dated March 14, 1994 by Golden West in favor of Douglas H. Hawkins ("Hawkins").
 6. Commercial Contract to Buy and Sell Real Estate dated February 9, 1994 between Golden West and Hawkins.
 7. Amendment to Commercial Contract to Buy and Sell Real Estate dated March 1, 1994 between Golden West and Hawkins.
 8. Loan Purchase Operating Agreement between Golden Circle Financial Services ("Golden Circle") and Chemical Financial Services Corporation.
 9. Office Lease dated April 12, 1993 between Catellus Development Corporation ("Catellus Development") and Golden West.
10. Lease Amendment dated November 3, 1993 between Catellus Development and Golden West.
11. Standard Industrial Lease dated May 5, 1988 and Lease Addendum (concurrently executed) between GWH Holding Company ("GWH Holding") and Golden West.
12. Second Lease Addendum dated November 16, 1989 between GWH Holding and Golden West.
13. Third Lease Addendum dated February 1991 between Martin Mueller and Ruth Dixon Mueller, as Trustees for The Martin Mueller and Ruth Dixon Trust, and Golden West.
14. Lease dated December 1, 1969 between Winat Properties and Golden West.
15. Amendment to Lease dated March 21, 1989 between Winat Properties and Golden West.
16. Second Amendment to Lease dated May 31, 1994 between Winat Properties and Golden West.
17. Retailer Manufactured Housing Financing Agreements.
18. Indemnification Agreements with Directors and Officers.
19. Series A Preferred Stock Purchase Agreements.
20. Manufactured Home-Manufacturers' Acquisition Program Agreement dated February 18, 1992 between Bonneville Power Administration and Golden West (for the Albany, Oregon manufacturing facility).
21. Manufactured Home-Manufacturers' Acquisition Program Agreement dated October 5, 1992 between Bonneville Power Administration and Golden West (for the Sacramento, California manufacturing facility).
22. Amendment to Manufactured Home-Manufacturers' Acquisition Program
    Agreements.
23. Purchase and Sale Agreement between Golden West and Harry Karsten, Jr.
24. Loan Agreement dated October 1, 1991 between Industrial Development Authority of the County of Riverside ("IDA") and Golden West.
25. Reimbursement Agreement dated October 1, 1991 between Wells Fargo and Golden West.
26. First Amendment to Reimbursement Agreement dated November 1, 1993 between Golden West and Wells Fargo.
27. Second Amendment to Reimbursement Agreement dated December 15, 1993 between Golden West and Wells Fargo.
                                      S-32

28. Letter of Credit to Guarantee Payment to Bondholders dated October 15, 1991 by Golden West in favor of State Street Bank & Trust Company of California, N.A.
29. Stock Purchase Agreement dated November 16, 1993 between Golden West and GWH Holding.
30. Trust Agreement Pursuant to the Employee Stock Ownership Plan of Golden West Homes dated April 29, 1994 between Frank D. Jacobs and Golden West.
31. Line of Credit/Promissory Note between Golden West Homes and Golden Circle Financial dated as of October 12, 1993.
32. Repurchase agreements as described in Schedule 4.27.
33. Golden West has committed to pay approximately $200,000 in operating expenses and certain development costs of the Ocean Hills subdivision located in Waldport, Oregon.
34. Golden West has committed to loan $150,000 to Golden Pacific Homes in Portland Oregon, secured by dealer bonus, to establish an exclusive Golden West sales location in Yakima, Washington. In connection with this loan, Golden West will be granted an option to purchase a one-half interest in the dealership for forgiveness of the debt.
35. Letter Agreement dated June 2, 1994 amending Line of Credit.
36. Stock Purchase Agreement dated as of April 25, 1994 between Harry E. Karsten, Jr. and Frank D. Jacobs as trustee of the Golden West ESOP.
37. Lease Amendment dated as of June 1, 1994 between Catellus Development Corporation and Golden West Homes (Santa Ana Property).
                                      S-33

                                 SCHEDULE 4.13
                             ENVIRONMENTAL MATTERS
 I. The information and disclosures contained in the following Phase I Reports and Preliminary Site Assessment Reports concerning the Golden West Properties previously supplied to Oakwood and in the Phase II Reports currently being prepared by Oakwood are hereby incorporated by reference:
    A. Preliminary Site Assessment Report for the Perris, CA property prepared by Hekimian & Associates, Inc. and dated April 25, 1991.
       B. Soil and Asbestos Sampling Laboratory Test Results for the Perris, CA property prepared by Hekimian & Associates, Inc. and dated April 25, 1991.
          C. Phase I Environmental Assessment for the Fort Morgan, CO property prepared by Colorado Groundwater Resource Services, Inc. and dated March 8, 1994.
             D. Phase I Environmental Assessment for the Nampa, ID property prepared by Chen-Northern, Inc. and dated December 1993.
                E. Preliminary Site Characterization for Suspect Contaminants
                   for the Albany, OR property prepared by Northwest Envirocon and dated April 15, 1991.
                   F. Phase I Environmental Assessment for the Albany, OR
                      property prepared by Northwest Envirocon and dated March 27, 1991.
                      G. Phase I Environmental Assessment for the Sacramento, CA
                         property prepared by Northwest Envirocon and dated September 22, 1993.
                         H. Final Site Inspection Report for the Mather Air
                            Force Base, California prepared by IT Corporation and dated August 1990.
 II. Certain small underground tanks were removed from the Perris and Fort Morgan properties when Golden West first took possession of these properties.
III. Environmental Claims (see also Schedule 4.18):
     A. Golden West Homes v. Citizens for a Better Environment
       (Bullet) Potential future filing of a claim for violation of Section 313 of the Emergency Planning and Community Right-To-Know Act, 42 U.S.C. (section mark) 11023. Current claim by CBE concerning the failure to File Form Rs at the Moreno Valley facility for the years 1988 through 1991 is in the final stages of settlement.
                B. Rio Bravo Facility (formerly know as Rio Bravo Waste Disposal
                   Facility)
                        A claim was generated by a PRP Group regarding the
                   clean-up of the Rio Bravo Facility. Golden West was unilaterally placed in a tier IV liability grouping by the PRP Group. Ultimately, Golden West's liability as a Tier IV group member was approximated to be between $75,000 to $90,000. Rather than defending the lawsuit brought by the PRP Group, Golden West elected to join the PRP Group.
                        The PRP Group approached all Tier IV, V and VI group
                   members about settling their respective liability. Golden West agreed to this in exchange for payment of $75,000. Shaffer, Gold & Rubaum, counsel for Golden West, was able to persuade one of Golden West's insurance carriers to take responsibility for the claim and to pay the entire $75,000 liability.
                        The release executed by Golden West in conjunction with
                   its resolution with the PRP Group specifically provides that the settlement relates solely to the remediation of the Rio Bravo facility and not any personal injury claims that might be filed by third parties. Shaffer, Gold & Rubaum has had discussions with the lead attorney for the PRP Group, who stated that, to date, no claim or threatened claim by any third party has arisen in connection with the contamination of the Rio Bravo facility.
     C. Note: The Phase I report concerning the Sacramento, California property contains certain disclosures regarding the possibility of jet fuel contamination of that Golden West property from the adjacent United States Air Force Base.
                                      S-34

FORK 93
                                 SCHEDULE 4.14
                               GOLDEN WEST HOMES
                               SCHEDULE OF LEASES
                                LEASED FORKLIFTS

                                                                                                                   PAYMENTS
VENDOR                          DIVISION     CONTROL#        MODEL        SERIAL#               RATE/MO    TERM      MADE
Clark Credit Corporation       Albany       504,437     GPX30 Forklift    79-9234               $495.00    24 mo       2
Clark Credit Corporation       Albany       504,421     GPX25 Forklift    36-9234               585.00     24 mo       3
Clark Credit Corporation       Albany       504,422     GPX30 Forklift    35-9234               495.00     24 mo       3
Clark Credit Corporation       Albany       504,423     GPX30 Forklift    34-9234               495.00     24 mo       3
Clark Credit Corporation       Albany       504,424     GPX30 Forklift    33-9234               495.00     24 mo       3
Clark Credit Corporation       Albany       504,432     GPX30 Forklift    74-9234               495.00     24 mo       3
Clark Credit Corporation       Albany       504,433     GPX30 Forklift    75-9234               495.00     24 mo       3
Clark Credit Corporation       Albany       504,434     GPX30 Forklift    76-9234               495.00     24 mo       3
Clark Credit Corporation       Albany       504,435     GPS30 2 Speed     68-9270               875.00     24 mo       3
Clark Credit Corporation       Albany       504,436     GPX30 Forklift    78-9234               495.00     24 mo       2
Nationwide Credit              So Cal       N-5161FP    Komatsu FG30G11   491731a               364.87     60 mo       1
Nationwide Credit              So Cal       N-5409FP    Komatsu FG30G11   491418a               364.87     60 mo       1
Clark Credit Corporation       So Cal       463,767     CLK C500YS80      7685-09337575         878.00     60 mo      28
Clark Credit Corporation       So Cal       468,354     C500YS80          Y685-04349215         862.45     60 mo      10
Clark Credit Corporation       Sacramento   504,330     CLK C500YS80      C500Y-0365-9215       795.00     60 mo       1
Clark Credit Corporation       Sacramento   458,563     GPS-30-Forklift   140-7615              777.23     60 mo      40
Clark Credit Corporation       Sacramento   504,220     GPX30-Forklift    45-9232               638.00     60 mo       4
Clark Credit Corporation       Sacramento   504,221     GPX30-Forklift    66-9232               638.00     60 mo       4
Crown Credit Company           Colorado     NA          Komatsu FG30G11   491695A               603.49     60 mo       1
Crown Credit Company           Colorado     NA          Komatsu FG30G11   491740A               603.49     60 mo       1
  Total

                             LEASED SERVICE TRUCKS

VENDOR           DIVISION       ID#        PAYMENT     RATE/MO.     EXPIRES      STATUS
Hertz/Penske      So Cal      134,485      $24.00      $944.06     03-Jan-98
Hertz/Penske      So Cal      134,486       24.00       944.06     03-Jan-98
Hertz/Penske      So Cal      134,487       24.00       944.06     17-Jan-98
Hertz/Penske      So Cal      134,490       24.00       944.06     20-Jan-98
  Total

                          SCHEDULE 4.15 AND 6.2(C)(IV)
                              CAPITAL EXPENDITURES
                        JUNE 25, THRU DECEMBER 31, 1994
                              OPEN APPROPRIATIONS

                                                                                               APPROX.       EXPENDITURE
                                                                                  TOTAL      EXPENDITURE       10/1/94
                                                                                  SPENT       PRIOR TO          THRU
   DATE        DIVISION     APPR #            DESCRIPTION            AMOUNT       6/25/94      9/30/94        12/31/94
 30-Jun-94    Albany                   Albany Plant Expansion         750,000                   125,000        625,000
 30-Jun-94    Ft Morgan                Plant Set Up & Equipment       725,000     13,152        711,848              0
 30-Jun-94    G Circle                 Coin Software                   50,000                    50,000              0
 30-Jun-94    G Circle                 Mortgage Ware Software          26,000                    26,000              0
 30-Jun-94    G Circle                 Computers & Equipment           34,000                    34,000              0
 30-Jun-94    G Circle                 Furniture                       34,200                    34,200              0
 30-Jun-94    GLD Homes                Start Up Idaho Falls           160,000                    10,000        150,000
 30-Jun-94    So Cal                   Water Purification System       30,000                                   30,000
 03-Jun-94    Various                  Other (Under $25,000)          154,354                   154,354              0
                                                                    1,963,554     13,152      1,145,402        805,000

                                 SCHEDULE 4.16
                            ARMS-LENGTH TRANSACTIONS
      I. Certain Transactions:
          A. In June 1994, Golden West entered into a real estate purchase agreement with Harry E. Karsten, Jr. whereby Mr. Karsten is obligated to sell approximately 9.5 acres of land in Idaho for a cash price of approximately $43,000. In addition, pursuant to the purchase agreement, the Company will assume a promissory note in the amount of $93,100 which is secured by a first deed of trust encumbering the property. The promissory note bears interest at 8% and is due in two equal installments on January 17, 1995 and January 17, 1996. Mr. Karsten originally acquired the land from an independent third party in January 1994 for approximately $133,000.
          B. In April 1994, Golden West contributed $100,000 to its Employee Stock Ownership Plan, which funds were used to purchase 31,200 shares of Golden West Common Stock from Harry Karsten, Jr. at a purchase price of $100,000 or $3.21 per share.

      II. Golden West loaned $20,000 to Robert C. Latimer, an officer of Golden West. The loan is secured by 10,400 shares of Golden West Preferred Stock owned by Mr. Latimer.

     III. See Schedule 4.3 for a listing of affiliations and business relationships of officers, directors and shareholders of Golden West.
                                      S-37

                                 SCHEDULE 4.17
                             COMPLIANCE EXCEPTIONS
     Except for those situations or circumstances discussed in Schedules 4.11(e), 4.13 and 4.18, no compliance exceptions have been noted.
                                      S-38

                                 SCHEDULE 4.18
                                   LITIGATION
PENDING LITIGATION
     1. GOLDEN WEST HOMES ADV. THE MOBILE HOME PLACE
        Superior Court of California, County of Tuolumne
       Case No. CV-036522
     2. GOLDEN WEST HOMES ADV. CITIZENS FOR A BETTER ENVIRONMENT ("CBE") United States District Court -- Central District of California (Complaint and Consent Decree will be filed simultaneously)
     3. GOLDEN WEST HOMES ADV. FE VILLADOR
        California State Division of Labor Standards
       Case No. 18-20715-002-520/608
     4. GOLDEN WEST HOMES ADV. MICHELLE R. ANDERSON
        Oregon Bureau of Labor & Industries
       Case No. EE-EM-SX-940502-4367
THREATENED LITIGATION
     1. GOLDEN WEST HOMES -- SUE KNIGHT
        Potential fire loss claim in Granbury, Texas
     2. GOLDEN WEST HOMES -- JOAN MCGARRY
        Possible trip and fall personal injury subrogation claim -- Santa Barbara, California
     3. GOLDEN WEST HOMES -- SHANNON L. GRISSOM
        Attorney's demand letter dated July 7, 1994 for alleged unlawful employment practice demanding back wages and reinstatement to former position
     See Schedules 4.13 and 4.26 for additional litigation and claims and
Schedule 4.28 for additional potential litigation, claims and material loss contingencies.
                                      S-39

                                 SCHEDULE 4.22
                                    BROKERS
     Break-up fee due Wedbush-Morgan Securities as discussed in Article 3.8 "Transaction Expenses".
                                      S-40

                                 SCHEDULE 4.24
                                 BANK ACCOUNTS

DESCRIPTION                BANK                      ACCOUNT NO.   AUTHORIZED SIGNERS
GOLDEN WEST HOMES:
So. Cal. Imprest           Wells Fargo               4602-056582   H. Karsten*
                           Santa Ana, CA                           F. Jacobs*
                                                                   C. Latimer* $10,000 limit
                                                                   J. Carrasco* $10,000 limit
                                                                   J. Brean**
                                                                   P. Patterson**
                                                                   W. Dennis**
Albany Imprest             Wells Fargo              4602-0556608   H. Karsten*
                                                                   F. Jacobs*
                                                                   B. Stoyer* $10,000 limit
                                                                   R. Van Zyl* $10,000 limit
                                                                   C. Fuller**
                                                                   K. Hood**
                                                                   G. Berndt**
Albany Depository          Key Bank of Oregon          60-1929     H. Karsten*
                           P.O. Box 399                            F. Jacobs*
                           Albany, OR 97321                        R. Henry*
                           (503) 967-6830
Sacramento Imprest         Wells Fargo               4602-056590   H. Karsten*
                                                                   F. Jacobs*
                                                                   B. Stoyer* $10,000 limit
                                                                   A. Karsten* $10,000 limit
                                                                   E. Stevenson**
                                                                   J. Oblizalo**
                                                                   Wagner**
Ft. Morgan Imprest         Wells Fargo               4602-113151   P. Clark* $10,000 limit
                                                                   H. Karsten*
                                                                   F. Jacobs*
                                                                   M. Irving**
                                                                   H. Orozco**
                                                                   R. Arnett**
CORPORATE ACCOUNTS:
General Disbursement       Wells Fargo               4602-056665   H. Karsten*
                                                                   F. Jacobs*
                                                                   R. Henry*
                                                                   W. Papa $100,000 limit
Depository                 Bank of America           14589-1666    H. Karsten*
(dealer direct deposits)   Costa Mesa                              F. Jacobs*
                                                                   R. Henry*
Concentration              Wells Fargo               4602-056327   H. Karsten*
                                                                   F. Jacobs*
                                                                   R. Henry*
Hourly Payroll             Wells Fargo               4602-056301   H. Karsten*
                                                                   F. Jacobs*
                                                                   R. Henry*
Salaried Payroll           Wells Fargo               4602-056319   H. Karsten*
                                                                   F. Jacobs*
                                                                   R. Henry*
Workers Comp               Wells Fargo               4602-056335   Mark Foler* of Gates McDonald
(self-insured)                                                     Ellen Ramlet* of Gates McDonald
                                                                   Carolyn Wallace* of Gates McDonald
Golden West Emp.           Wells Fargo               4602-056343   H. Karsten*
Benefit Trust                                                      F. Jacobs*
(self-insured)                                                     R. Henry*

                                      S-41

DESCRIPTION                BANK                      ACCOUNT NO.   AUTHORIZED SIGNERS

SPECIALTY ACCOUNTS:
Overland Tax Free          Wells Fargo               64-77735665   H. Karsten*
                                                                   R. Henry*
                                                                   F. Jacobs*
Overland Sweep             Wells Fargo               4602-056327   F. Jacobs*
                                                                   H. Karsten*
                                                                   R. Henry*
GOLDEN CIRCLE FINANCIAL SERVICES:
Overland Sweep             Wells Fargo               4417-810447   H. Karsten* to $75,000 over need another signature
                                                                   F. Jacobs* to $75,000 over need another signature
                                                                   S. Wenz* to $75,000 over need another signature
                                                                   R. Henry* to $75,000 over need another signature
                                                                   W. Papa* to $75,000 over need another signature
General Account            Wells Fargo               4660-022799   H. Karsten* to $75,000 over need another signature
                                                                   F. Jacobs* to $75,000 over need another signature
                                                                   S. Wenz* to $75,000 over need another signature
                                                                   R. Henry* to $75,000 over need another signature
                                                                   W. Papa* to $75,000 over need another signature
GOLDEN HOMES:
Golden Homes               Wells Fargo               4602-102642   H. Karsten* up to $100,000
General Account                                                    R. Henry* up to $100,000
                                                                   F. Jacobs* up to $100,000
                                                                   W. Papa* up to $100,000
Golden Homes-Imprest       First Interstate           32017495     R. Henry*
Pocatello                  950 Yellowstone Avenue                  F. Jacobs*
                           P.O. Box 57                             B. Nelms*
                           Boise, ID 83757-0032
Golden Homes-Imprest Twin  First Interstate           22034472     F. Jacobs*
Falls                      113 Main Avenue West                    B. Nelms*$2,500 limit
                           P.O. Box 57                             D. Hoyer*$2,500 limit
                           Boise, ID 83757-0022                    R. Henry*
Golden Homes               First Interstate           32017509     F. Jacobs*
Deposit Account            950 Yellowstone Avenue                  R. Henry*
Pocatello                  P.O. Box 57
                           Boise, ID 83757-0032
Golden Homes               First Interstate           22034499     F. Jacobs*
Deposit Account            113 Main Avenue West                    R. Henry*
Twin Falls                 P.O. Box 57
                           Boise, ID 83757-0022

 * Indicates single signer.
** Indicates that two signatures are required.
                                      S-42

                                 SCHEDULE 4.25
                            GOLDEN WEST HOMES, INC.
                         SCHEDULE OF INSURANCE POLICIES

DESCRIPTION                                 TERM              COMPANY            POLICY NUMBER              PREMIUM
PROPERTY                                5/1/94-95       Zurich American        CPO 7982469                       $ 316,001.
Buildings $8,952,075.
Contents $6,110,000.
Business Income $4,350,000.
Boiler & Machinery $5,000,000.
GENERAL LIABILITY                       5/1/94-95       Zurich American        CPO 7982469           Included with property
                                                                                                             premium above.
$2,000,000. Gen Aggregate
$2,000,000. Product Aggregate
$1,000,000. Ea. Occurrence
$1,000,000. Pers. & Adv. Liab.
$300,000. Fire Damage Limit
$5,000. Medical Expenses
$1,000,000. Employee Benefits Liab.
AUTOMOBILE                              5/1/94-95       Zurich American        BAP 7982470                       $  49,945.
$1,000,000. Liability
$1,000,000. Uninsured Motorist
$5,000. Medical Payments
$500. Comprehensive Deductible
$500. Collision Deductible
UMBRELLA                                5/1/94-95       Hartford Specialty     72 HUSL 0789                      $ 120,000.
$14,000,000. Aggregate
$14,000,000. Ea. Occurrence
$10,000. Self Insured Retention
WORKERS COMP                            5/1/94/95       Firemans Fund          720KWP 80640479                  $1,988,208.
                                                                                                                  Estimated
$1,000,000. Ea. Accident
$1,000,000. Policy Limit
$1,000,000. Ea. Employee
D.I.C.                                  5/1/94-95       Associated Int'l       IM312077                          $  15,410.
$5,000,000. Loss Limit
PENSION BOND                            5/24/93-96      Hartford Insurance     57 CBB HB9076                     $     300.
                                                                                                               3 Yr Prepaid
MFG. HOUSING BONDS
Arizona                                 12/24/93-94     Aetna                  83S100729088                      $     400.
Idaho                                   12/31/93-94     Aetna                  83S100729109                      $     400.
Washington                              1/1/94-95       Aetna                  83S100730213                      $     800.
New Mexico                              9/1/93-95       Aetna                  83S100770716                      $   1,000.
Idaho                                   12/31/93-       Aetna                  83S100789195                      $     400.
                                        12/31/94
Arizona                                 12/24/93-       Aetna                  83S100729107                      $     400.
                                        12/24/94
Arizona                                 1/28/94-        Aetna                  83S100795661                      $     100.
                                        1/28/95
California                              5/14/94-        Aetna                  83S100814042                      $     100.
                                        5/14/95
Idaho                                   12/31/93-       Aetna                  83S100826472                      $     400.
                                        12/31/94
Idaho                                   1/25/94-        Aetna                  83S100858661
                                        12/31/95
Oregan                                  5/25/94-        Aetna                  83S100881980
                                        5/25/95


LIFE INSURANCE
Golden West Homes is the beneficiary of a $4,000,000 life insurance policy on Harry Karsten, Jr.
                                      S-43

                                 SCHEDULE 4.26
                            PRODUCT WARRANTY MATTERS
PENDING LITIGATION
1. Haberman/Bozier v. Pulliam Properties, et al.
   Superior Court of California, County of Orange
   Case No. 674372
2. Golden West Homes adv. Woodward
   Tehama County, California Justice Court
   Case No. 5841
3. Golden West Homes adv. Mike & Phyllis Reed
   Superior Court of Washington, County of Snohomish
   Case No. 94-2-00306-1
THREATENED LITIGATION
1. Golden West Homes -- Bill Wilson
   Potential warranty -- defects claim in Billings, Montana
See also Schedule 4.13 and 4.18 for additional litigation and claims
                                      S-44

                                 SCHEDULE 4.27
                                    WARRANTY
GENERAL DESCRIPTION
     Golden West Homes has historically offered a one year warranty. On May 15, 1994, the company introduced a five year warranty which is comprised of a one year comprehensive warranty and the remaining four years limited to certain structural defects. Copies of the warranty are attached.
     Golden West has always believed in customer satisfaction and, as a result, has a history of offering warranty service beyond the specific warranty period. For example, situations have arisen when a home was just past the warranty period, the customer had a legitimate complaint, and Golden West repaired the home. Also, Golden West has made the necessary repairs even though a home was well past the warranty period (i.e. five years) and the problem was probably but not clearly the responsibility of the manufacturer.
     A specific example of the foregoing is when the company repaired roofs on homes well beyond the warranty period where there was moisture in the roof cavity which could have been caused by improper set-up (leaks, etc.) or a tear in the vapor barrier. In 1993, Golden West made seventeen such roof repairs at an approximate cost of $47,000, and in 1994 through July, five additional homes were repaired. As of August lst, no homes in the service backlog required this type of repair.
                                      S-45

                             IMPORTANT INFORMATION
                             ABOUT YOUR GOLDEN WEST
                           FIVE YEAR WARRANTY PROGRAM
                            After Homes and Weekend
                       Emergency Warranty Repair Number:
                                 1-800-822-8087
THE HOMES OF GOLDEN WEST
                                      S-46

                               GOLDEN WEST HOMES
                           FIVE-YEAR WARRANTY PROGRAM

     FROM ITS VERY FIRST HOME IN 1965, GOLDEN WEST HOME'S REPUTATION FOR QUALITY, DESIGN AND VALUE HAS BEEN EVIDENT IN THE MORE THAN 70,000 HOMES THE COMPANY HAS BUILT. WE TAKE PRIDE IN THE TECHNOLOGY, INNOVATION AND TEAM WORK THAT GOES INTO EVERY HOME WE BUILD. IT IS THIS PRIDE AND RESPECT FOR OUR CUSTOMERS THAT SETS GOLDEN WEST APART.

     SIMPLY PUT, GOLDEN WEST GUARANTEES ITS PRODUCTS AND WORKMANSHIP AGAINST DEFECTS.
                          GENERAL WARRANTY INFORMATION
     Your warranty will begin on the date of original delivery of your home by an Authorized Golden West Retailer.
     Under the terms of the warranty your new home will be repaired at the site of your home without charge for parts or labor. It is your obligation to provide Golden West with written notice immediately after you discover any defect in your home.
     Golden West will contact you to arrange a time for the repairs to be made. Your presence may be required at your home when the repairs are completed to assure your satisfaction.
                           THAT IMPORTANT FIRST YEAR
     Golden West Homes warrants your new home to be free from defects in all materials and workmanship during that all important first year.
     Certain equipment and materials installed in your home are warranted by the original manufacturer of the equipment or materials which provides its warranty and service directly for your benefit, and these items are not covered by your Golden West warranty. Such items include roofing and siding materials, appliances such as furnaces, refrigerators and water heaters and windows.
     Cosmetic defects identified after your move-in will be attributed to the moving of your possessions into the home and will not be covered by the warranty.
                             YEARS TWO THROUGH FIVE
     Your new home is warranted against substantial defects in its basic structure for five (5) years from the date of original delivery to you.

     The "basic structure" consists of the chassis, subfloor structure, wood framing inside interior and exterior walls, roof structure or roof rafters (not including exterior roof coverings, wall and floor covering and finishes), gas and water plumbing, (not including toilets, faucets and fixtures), and electrical wiring, (not including circuit breakers, receptacles, switches and lighting fixtures).

                              WHAT IS NOT INCLUDED
     Golden West Homes 5-Year Warranty does not cover:
     Damage due to abuse, misuse, negligence, accidental damage, damage caused by the move-in process, and normal wear to any surfaces, including floor coverings, countertops, walls, doors, and cabinetry, or finishes of wall, ceilings or exterior coverings, drywall cracks due to settling of home.
            Normal deterioration due to wear or exposure.
            Damage due to any changes, remodeling or modifications of the home. Draperies, furniture, tires, wheels or axles.
            Appliances or accessories covered by original manufacturer's warranties.
            Defects caused by transportation, improper installation or leveling of the home, or soil conditions at the homeowner's site.
                                      S-47

            Defects caused by servicing, modifications, improvements or alterations to your home by anyone other than Golden West.
            Defects caused by kerosene heaters, wood burning stoves or other types of fuel burning appliances.
            Damage resulting from failure to carry out your homeowner responsibilities contained in Golden West Homes' Homeowner or Installation Manuals.
            Loss of time, inconvenience, commercial loss, loss of use of home, incidental charges such as telephone charges, lodging expenses or any other incidental or consequential damages.
            Any home located outside the United States.
            The Golden West 5-Year Warranty is not transferable to any subsequent purchasers of your new home.
                         RESPONSIBILITIES OF EACH PARTY
HOMEOWNER'S RESPONSIBILITIES
     You should familiarize yourself with your home by first inspecting the home and listing those defects you consider in need of correction. Immediately contact your authorized Golden West Retailer for corrections as required.
     Read your Homeowner Manual and fill out all applicable warranty and registration cards. When contacting Golden West, it is necessary for you to provide your new home serial number and the name of the Retailer from whom it was purchased.
RETAILER'S RESPONSIBILITIES
     The Retailer from whom you purchased your home is an independent organization who is authorized to sell Golden West Homes. The two independent companies work together to assure customer satisfaction. The Retailer is not authorized to make representations concerning your home on behalf of Golden West.
     The Retailer is responsible for coordinating the transportation, installation, the pre-occupancy inspection, and, if necessary, performing minor repairs and adjustments to your home. Golden West is not responsible for defects or damages to your home caused by the Retailer.
     The Retailer is responsible for coordination of repairs required to correct defects in any amenities or services provided by the Retailer or other third parties, such as, but not limited to, air conditioning, side-built garages, patios, awnings, room additions, etc. In the event that the homeowner hires his/her own contractor without approval from the Retailer, the Retailer will not be liable.
MANUFACTURER'S RESPONSIBILITIES
     Upon receipt of prompt notification following discovery by the Retailer or homeowner of a substantial defect covered by this warranty, Golden West will repair the defect or take other reasonable action as required at no cost to you.
                       HOW DO I OBTAIN WARRANTY SERVICE?
TO OBTAIN INITIAL WARRANTY SERVICE
     Immediately after your discover a defect in your home, contact your authorized Golden West Retailer who is responsible for initial adjustments required after installation, minor repair and other warranty service.
     Please allow the Retailer and/or Golden West factory service adequate time to schedule your appointment, gather necessary materials, and address your service needs.
     If, after a reasonable time, your Retailer or Golden West Factory Service Department has not been responsive to your needs, you should contact the General Manager of the factory where your home was built.
                                      S-48

                                 SPECIAL NOTICE
            This Golden West Warranty applies only to the original home buyer and only so long as the home is located at the original site of installation.
            If you reside in a state that does not allow some of the limitations or exclusions expressed herein, all other stated limitations and exclusions are applicable.
            Any implied warranty of merchantability or fitness for a particular purpose applicable to the items or components covered by the one year express warranty is limited in duration to the one-year period. This warranty gives you specific legal rights, and you many also have other rights which may vary from state to state.
            The remedies provided in this warranty are the homeowner's exclusive remedies. The manufacturer is not responsible for any undertaking, representation or warranty made by a retailer or other person.
     GOLDEN WEST HOMES IS A "CUSTOMER-DRIVEN EMPLOYEE-OWNED" COMPANY DEDICATED TO PROVIDING THE HIGHEST QUALITY HOMES AND SERVICES AVAILABLE. EACH AND EVERY ONE OF US KNOWS THAT OUR FUTURE SUCCESS IS DETERMINED BY HOW WELL WE SATISFY EVERY HOMEOWNER.
     WELCOME TO SATISFACTION! WELCOME TO GOLDEN WEST!
                                      S-49

                                 SCHEDULE 4.27
                             REPURCHASE AGREEMENTS
     Golden West Homes is contingently liable under terms of repurchase agreements with most financial institutions providing inventory financing for retailers of Golden West products. Repurchase agreements have been executed with the following institutions which finance the majority of Golden West's retailers products:
        ITT Commercial Finance
        Transamerica
        Bombardier
        Ford Consumer Finance
        Green Tree
     Golden West has also executed internally developed or mutually agreeable repurchase agreements, if required by local banks or other institutions providing financing for company retailers.
     These arrangements, which are customary in the industry, provide for the repurchase of products sold to retailers in the event of default on payments by the retailer.

SERVICE ARRANGEMENT


     Golden West has a service arrangement to replace defective siding panels for Cladwood, the manufacturer of the panel. Approximately 125 homes have been identified with defective panels, of which 90 have been repaired to date. The remaining 30 homes are scheduled to be repaired during the next several months. Golden West is using three crews to independent contractors to perform the repairs and Cladwood has reimbursed all costs associated with the repairs. Cladwood has identified and corrected the problem with their siding panels.

                                 SCHEDULE 4.28
                               DEALER AGREEMENTS
GENERAL DESCRIPTION
     Sales of Golden West homes are generally created through the following channels of distribution:
          2. Retailers with one or more sales lots.
          3. Retailers who are also involved in development.
          4. Subdivisions or rental communities who sell exclusively within the development.
          5. A small portion is generated through sales to "non-stocking" resale dealers, in-fill developers and foreign countries.
     Certain retailers elect to sell Golden West products exclusively. However, all terms and conditions are the same as for non-exclusive retailers.
     The establishment of retail distribution has evolved over time. Market area boundaries are generally known and the majority of the agreements between manufacturer and retailer are verbal. It is the exception rather than the rule to have a formalized written document outlining the terms and conditions of the business relationship.
     Golden West has written policies outlining the parameters and procedures for Retailer Application, Processing Prospective Customer Solicitation and Credit Terms. As an overview, once a market need is determined, existing retailers and those willing to enter the market are evaluated. After selection, company policies, especially those relating to credit, are explained prior to initiation of sales. Homes are sold on the basis of pre-approved "flooring" or C.O.D. Standard payment terms are 10 days. There have been corporate approved exceptions to these rules such as direct billing, extended terms and assignment of escrow.
     Retailers may earn an annual bonus based on sales volume. Programs are consistent between divisions, however, for business reasons, quarterly and other special plans have been approved by Corporate.
     Golden West currently offers a five year warranty on all homes comprised of a one year full warranty and the remaining four limited to certain structural defects. In certain situations Golden West will extend the warranty period past these time periods. See Schedule 4.27 for further details on warranty.
     The following sets forth sales volume for the top 25 retailers along with any special terms or concessions.

                                 TOP 25 DEALERS

                                                 SALES VOLUME
                                               SIX MONTHS ENDED       DEALER BONUS (3)(4)
DEALER                                            JUNE 1994                 PROGRAM
  1.   Golden Pacific Homes (1)                  $  9,194,111       Standard and Quarterly
         Portland, OR
  2.   Inter-City Sales, Inc.                       2,515,178       Special
       Albany, OR
  3.   Sunburst                                     2,490,179       Standard and Quarterly
       DBA Pacific Housing Mfd. Homes
       Eugene, OR
  4.   Golden Homes-Pocatello (1)(2)                2,358,015       Standard
         Pocatello, ID
  5.   LC Homes (1)                                 1,539,342       Standard
       Sepulveda, CA
  6.   A Home Doctor                                1,497,639       Standard and Quarterly
       DBA Jon Port Home Center
  7.   Vic Cox Home Center                          1,343,127       Standard and Quarterly
         Arlington, WA
  8.   Pacific Crest Homes (1)                      1,245,379       Standard and Quarterly
         Bend, OR
  9.   Umpqua Valley Homes (1)                      1,205,849       Standard and Quarterly
         Winchester, OR

DEAL              PROGRAMS OR CONCESSIONS
       <
  1.  (Bullet) Provided $150,000 loan to establish
      dealership in Boise, Idaho which is secured by
               dealer bonus. Golden West has option to
               purchase one-half of dealership for
               forgiveness of debt.
      (Bullet) No curtailments for one year
      (Bullet) Direct billing for a maximum of nine
      customer sold homes at a time.
  2.  (Bullet) 7% Annual Dealer Bonus Program
      (Bullet) Direct billing on all homes
  3.  (Bullet) Guaranteed delivery of 16 homes per
               month
      (Bullet) Combine sales of Western Bridge

  4.  None

  5.  (Bullet) Golden West provides up to 5 display
               homes
      (Bullet) Assignment of Escrow on customer sold
               homes
  6.  (Bullet) Special curtailment program
      (Bullet) Flooring participation on certain homes
  7.  None

  8.  None

  9.  (Bullet) Bonus participation for Highland Vista
               purchases

                                      S-51

 10.   TL Concepts (1)                              1,165,668       Standard
         Medord, OR
 11.   Mobile Home Center                           1,115,218       Standard and Quarterly
         Oroville, CA
 12.   Santiam Homes                                1,107,860       Standard and Quarterly
         Aumsville, OR
 13.   The Housing Mart                             1,079,489       Standard and Quarterly
         Rochester, WA
 14.   R & B Communities (1)                        1,067,123       Standard
         CA
 15.   Schmidt's Homes                              1,050,218       Standard
         Salt Lake City, UT
 16.   Golden Homes-Stanton (1)(2)                    894,265       Standard
         Stanton, CA
 17.   Terrace Homes                                  890,620       Standard
         Florence, OR
 18.   Mobile Corral (1)                              851,306       Standard and Quarterly
 19.   Florentine Estates (1)                         840,640       None
         Florence, OR
 20.   Three C's Devco (1)                            834,918       Standard and Quarterly
       San Ramon, CA
 21.   New Vision Homes                               733,897       Standard
         Crescent City, CA
 22.   Longview Hills (1)                             701,379       Standard
         Newport, OR
 23.   Nationwide Homes (1)                           629,616       Special
       Las Vegas, NV
 24.   N L, Inc. (1)                                  587,037       Standard
         DBA The Meadows
         Central Point, OR
 25.   Golden Homes-Twin Falls (1)(2)                 569,132       Standard
         Twin Falls, ID
       TOTAL                                     $ 37,507,205
 10.  (Bullet) Provided working capital loan to a
      maximum of $100,000 to expand business maturing
               3/1/95, which is secured by dealer
               bonus. Current balance is $5,000.
      (Bullet) Special curtailment program
 11.  (Bullet) Stock homes include set-up allowance of
      $1,000 California and $1,500 Oregon
      (Bullet) Freight allowance to a maximum of
               $1,000 per home
 12.  (Bullet) Guaranteed 2 homes per week
 13.  None
 14.  (Bullet) Assignment of Escrow on customer sold
               homes
 15.  (Bullet) $750 per home freight allowance
 16.  None
 17.  (Bullet) Bonus participation for Florentine
      Estates ($1,000/home to 6/1/95)
 18.  (Bullet) 20 day terms
 19.  None
 20.  (Bullet) Reimburse up to 30 days flooring
               interest on all homes
      (Bullet) Reimburse flooring interest on model
      displays in Lathrop and Don Pedro.
 21.  None
 22.  (Bullet) Quarterly advertising allowance in
      connection with Ocean Hills
 23.  (Bullet) 6% quarterly dealer bonus program
      (Bullet) Special curtailment program
 24.  None
 25.  None


(1) Exclusive Retailer.
(2) Company owned.

(3) Standard refers to Golden West Homes annual program. See page 6 of 6 [S-53] for details.

(4) The Quarterly program is for selected high volume retailers. The volume and bonus levels are as follows:
                         OREGON AND SOUTHERN CALIFORNIA

         VOLUME                                   BONUS
         $             500,000 - 749,000     1% retroactive
                       750,000 - 999,000     1.5% retroactive
                        1,000,000 and up     2.0% retroactive

                                   SACRAMENTO

         VOLUME                                   BONUS
         $             300,000 - 549,000     1% retroactive
                       550,000 - 799,000     1.5% retroactive
                          800,000 and up     2.0% retroactive

                            THE HOMES OF GOLDEN WEST


                               GOLDEN WEST HOMES
                          SOUTHERN CALIFORNIA DIVISION
                       RETAILER BONUS PROGRAM 1994 - 1995
             EFFECTIVE FEBRUARY 26, 1994 THROUGH FEBRUARY 24, 1995


ANNUAL SALES VOLUME                     BONUS ACHIEVED
$                       0 - 299,000     0%
                  300,000 - 699,999     2% Retroactive
                700,000 - 1,099,999     3% Retroactive
              1,100,000 - 1,499,999     4% Retroactive
              1,500,000 - And Above     5% Retroactive





                              TERMS AND CONDITIONS


     1. The 1994-1995 program runs from February 26, 1994 through February 24, 1995.


     2. All purchases must be delivered February 24, 1995.


     3. Bonus will be paid by Golden West within 45 days from the end of the bonus year.


     4. Units must be picked up within 3 days of agreed upon completion date, or after notification the home may be disqualified for bonus purposes.


     5. Retailer sales from multi-lot locations may be combined as long as all locations are owned by the same dealer.


     6. Bonus will be paid on the net amount purchased from all divisions less freight charges, purchased furniture, miscellaneous billings, sales allowances, credit memos. Golden West reserves the right to offset outstanding obligations of the retailer from earned retailer bonus.


     7. The homes must be paid strictly adhering to our payment policy, which is cash (COD) or prearranged financing. In order to allow for weekends, holidays, and normal delivery, we will make no deductions provided the payment is in our office by the 15th day after the date of invoice. Payment received on the 16th day or after will be excluded from the bonus.


     Please sign, date and coy of bonus letter to acknowledge your receipt of this letter.


Sincerely,


Ernie Kercmar
Sales Manager


                                                             Date

                           SPECIAL DEALER SITUATIONS

     1. GROVE HOMES -- For several years, this retailer was Golden West's highest volume customer. The decline in the California market and sales growth in the Pacific Northwest significantly altered the ranking of customers, but Grove continued to be in the top ten and was 9th in 1993. Grove remained exclusive and loyal to Golden West despite constant offers from other manufacturers for higher dealer bonuses and other programs. Over the last few years, Golden West has made loans to Grove, secured by the retailer annual bonus. The loans have always been repaid promptly and in full.
        On August l, 1993, Golden West entered into a unique arrangement with Grove, whereby, the company would open sales centers in Idaho and Ben Nelms, Grove's owner, would manage these locations for a salary offset against 50% of the profits.
        Grove informed Golden West in March of 1993 that he was experiencing a severe cash shortage and needed a loan to pay various tax obligations. We agreed to establish a credit line of $250,000 secured by bonuses due in Idaho and ownership in his Southern California sales lot in Hemet, California.
        Currently, we have advanced $225,000 against this line of credit. There is some question as to Grove's viability and a $100,000 reserve has been provided in the event the note isn't repaid. Golden West needs a sales location in Southern California and if Grove doesn't survive, the amount due of $125-150,000 could be offset by exchanging this balance for the net assets of the Hemet sales center.
     2. AMERICAN HERITAGE (3 C'S DEVCO) -- This customer is a former land developer/builder from Northern California. The California housing recession took its toll on 3 C's and they decided to enter the manufactured housing business in 1991. They formed American Heritage and, over the next few years, sales increased to the level of $1,623,000 in 1993, which is significant for Golden West's Sacramento Division.
        The owner, Gary Chase, was demanding regarding product design and specifications but over time, he became a strong company supporter. As an example, he actively encouraged the company to become involved in retail financing, particularly mortgages. When Golden Circle Financial Services was started, we formed a joint venture with a subsidiary of 3 C's Devco called Financial Advantage. The specific purpose of this venture, which was called Golden Advantage, was to provide construction and permanent mortgage financing for manufactured homes and land. Unfortunately, Golden Advantage did not work. The organization put together by Gary Chase over-promised and under-performed. Based on numerous complaints from our retailers and the obvious lack of business, Golden West withdrew its support and involvement in approximately March of this year.
        American Heritage aggressively expanded their activities and became involved in several developments in Northern California and Idaho. The product andapproach to the market was unique and did not present a problem to existing retailers. Golden West's only form of special accommodation was signing repurchase agreements for inventory, including site improvements, which was secured by title to the underlying land. We also agreed to waive curtailments for up to two years.
        In the interim, American Heritage purchased a modular factory in Pocatello, Idaho and developed a plan to take the company public. In that regard, they asked Harry Karsten to join the Board and he accepted. It became apparent to him that the company had serious organizational limitations. In addition, he was going to be placed in a position where there was a conflict of interest and, therefore, resigned after attending one meeting.
        Some of Financial Advantage's projects are not working out as planned. Based on my knowledge and the input of others, the problem was caused because of an attempt to utilize products in Idaho which were significantly higher priced than the market. Although there has been no direct finger pointing, it appears that they are positioning themselves to blame Golden West for unacceptable product quality for their lack of sales.
        In conclusion, Financial Advantage currently has approximately 25 homes totaling $1,332,000 in inventory. Of these, nine or ten are allegedly sold and supposed to close by July 31st. All indications are that Financial Advantage is having cash flow problems and Golden West may have to repurchase the homes. Based on the value of the underlying land, which we have as security, we believe that we will not suffer a significant financial loss. There is also the possibility of litigation. A reserve of $100,000 has been provided as a precaution.
                                      S-54

     3. OCEAN HILLS -- This development is a manufactured housing subdivision located in Walport, Oregon. It has panoramic views of the Pacific Ocean and, when completed, will be one of the finest examples of manufactured housing in the Western United States.
        Golden West became involved in this project early in the development process. The negotiations resulted in an arrangement whereby we would provide the funds for a model complex and sales center in consideration for participation in the profits of the retail home and land sales, in addition to the assurance that 100% of the homes would be manufactured by Golden West. Due to weather delays and limitations in production at Golden West's Albany Division, completion of the project has taken longer than anticipated. Currently, Golden West has invested $448,000 with a commitment to fund an additional $127,000 in operating expenses. Golden West has also guaranteed a $500,000 flooring line to finance the models and set-up costs for Pat Loomis, who is marketing the project and providing the dealer license.
        Even though this is an exceptional project, we have considerably exceeded our original financial commitment and it may take some time before achieving an adequate return on the company's investment. Golden West is secured by 2nd trust deeds on the lots upon which the homes are sited plus a $400,000 blanket deed of trust on the first phase of the development. The property, consisting of approximately 165 lots, of which 35 are improved, has a $322,000 mortgage and the estimated market value is $2,500,000.
        The property owner indicated during a recent meeting that there could be grounds for a lawsuit if Golden West failed to make additional contributions to the project. This problem appears to be rectified as Golden West will make the agreed contributions. The likelihood of a lawsuit is minimal.
     4. DENNIS DEMETRE -- This individual was the principal in a dealership located in Jamestown, California called The Mobile Home Place. The business was started in the late 1980's by Dennis Demetre whose prior experience was in residential development. I met him during a visit to the area and convinced him to become a Golden West dealer.
        Over the two or three years that we did business with The Mobile Home Place, he purchased homes from other manufacturers such as Silvercrest, Fuqua, etc. His performance was less than satisfactory and in 1991 he only purchased four homes. After several conversations regarding performance, The Mobile Home Place was canceled and another retailer was established. Dennis was very upset by this, primarily because of his claim that he had several sales pending. Our position was modified to accommodate any pending sales for a period of approximately 90 days. Recently Mr. Demetre has filed a lawsuit against Golden West stating that we have infringed upon his exclusive territory. This lawsuit is frivolous and without merit. However, it must be recognized as a potential liability. Our legal counsel states that the maximum exposure in the doubtful event that Golden West would lose this lawsuit is $150,000.
     5. RANCHO VIEJO -- This is a 189 home subdivision located in North San Diego County, California. Golden West competed vigorously for this project against the Silvercrest Division of Redman. We matched their offer which required providing five homes, including garages, for the model complex. If the development orders four or more homes per month from Golden West, the company absorbs the interest cost. If they order three or less, the interest is billed to Rancho Viejo. During the building of the model complex, they were billed interest and are paid current.
        In order to secure the investment, there is an agreement with the landowner that the model complex will be purchased by the developer or Golden West has the right to remove or to sell the homes in place in the event of any dispute or severance of the relationship. In addition, the investment is secured by a executed promissory note and 2nd trust deed on two finished lots for every home on display which is currently at Luce, Forward, Hamilton and Scrippts, Attorneys for the Resolution Trust Corporation, Conservators for the Great American Federal Savings Association for recordation.
        Customer homes are paid for through a construction loan process whereby GMAC issues a guarantee of payment letter at the time customer homes are ordered from the factory. Upon opening, five homes were sold immediately and an inventory of spec homes was required. Because GMAC will not floor spec homes, Golden West agreed to either sell the homes to the developer C.O.D. or upon receiving a flooring commitment by a financial institution, the company would allow special payment terms of 45 days from the date of invoice for four homes whose total amount due will not exceed $200,000. A $475.00 charge per home is included on each invoice for finance charges.
                                      S-55

     6. HIGHLAND AT VISTA RIDGE -- This is a 200 lot subdivision located in Roseburg, Oregon. This subdivision will open as soon as a final legal description is filed by the county recorders office. The county assessors office has cleared the recordation of the legal description by payment in advance of property taxes by Highland. Golden West has agreed to indemnify ITT Diversified Credit Corporation for an additional $125,000 above the normal flooring line for site work and amenities. In addition to ITT's collateral filing, Golden West has a signed promissory note and executed deed of trust at the recorders office awaiting recordation. This project is owned free and clear by the developer with only the trust deeds of ITT and Golden West awaiting recordation.

                                 SCHEDULE 4.29
                                   GUARANTEES

                                                                                         APPROXIMATE
                                       GUARANTEE                                         OBLIGATION
INSTITUTION                          PROVIDED FOR                  DESCRIPTION           AT 7/26/94            COLLATERAL
ITT Commercial Finance        Lake Sales, Gig Harbor, WA   $175,000 Amenities and        $   19,000    Personal guarantee of
                                                           furniture financing for                     principals.
                                                           model complex. Project is
                                                           sold out and final balance
                                                           should be paid off in near
                                                           future.
ITT Commercial Finance        Calvada                      $300,000 to finance on-site      181,000    Assignment of ITT's
                                                           costs for model complex in                  $400,000 Deed of Trust on
                                                           Nevada. Three homes                         project.
                                                           remaining are being sold.
ITT Commercial Finance        Golden Pacific               $131,000 Amenities for           120,000    Right to sell homes in
                              Homes-Portland               fourteen homes in various                   parks and retailer bonus.
                                                           parks which are for sale.
ITT Commercial Finance        Highland Associates          $125,000 Amenities for           125,000    Deeds of Trust on five lots
                                                           model complex.                              on which models are placed.
ITT Commercial Finance        Patric Loomis/Ocean Hills    $500,000 Flooring line for       500,000    Deeds of Trust in project.
                                                           Ocean Hills project in
                                                           Waldport, OR.
ITT Commercial Finance        Desert Mobile Home Sales     $188,000 In amenities for         42,000    Deeds of Trust in project.
                                                           five-home model complex in
                                                           Bullhead, AZ subdivision.
                                                           One home remaining is for
                                                           sale.
ITT Commercial Finance        L C Homes                    Amenities financing for           30,000    Right to sell in project.
                                                           park display models. Two
                                                           homes remaining and for
                                                           sale.
Bombardier Capital            3 C's DEVCO                  Construction costs for six       581,000    Assignment of Bombardier's
                                                           homes in Caldwell, Idaho.                   First Deed of Trust on each
                                                                                                       lot.
Bombardier                    Desert Mobile Homes          Guarantee on homes                91,000    Second Deed of Trust on two
                                                           purchased from March 1993                   homes in Santa Paula,
                                                           to August 1993. Three homes                 California.
                                                           remain which are for sale.
ORIX USA Corp.                Newport Pacific Tahoe        Six homes financed under a       213,000    Personal guarantee by park
                              Verde, Ltd.; Newport         five-year leasing                           owner.
                              Pacific Upland Cascade,      arrangement by ORIX.
                              Ltd.; and Newport Pacific
                              Capital Properties
Chemical Financial Services   Golden Circle Financial      Guarantee for 36 months for      203,000    Loans and homes
                              Services                     the sale of six loans which
                                                           did not meet current
                                                           lending criteria of
                                                           Chemical. Non-recurring
                                                           situation to sell old or
                                                           repurchased homes.
                                                           TOTAL                         $2,105,000

                                 SCHEDULE 4.30
                              PROSPECTIVE CHANGES
      I. Bonneville Power, a public electrical utility operating in all or part of several western states, has agreements with utilities in Oregon, Washington, western Idaho and western Montana which provide producers of manufactured housing with a subsidy of $2,500 for each manufactured home built in accordance with the Manufactured Housing Acquisition Program ("MAP") for installation in these areas. The Company currently constructs all of its manufactured homes sold in areas served by Bonneville Power in accordance with MAP, thereby making the Company eligible to receive the $2,500 subsidy for such homes. MAP was originally scheduled to terminate in October 1994. However, due to changes in certain federal standards affecting the manufactured housing industry, MAP has recently been re-negotiated. The subsidy will be reduced to $1,500 in October 1994 and the program extended until April 1996.
      II. Senate Bill 750 an amendment to the California Health and Safety Code relating to installation of manufactured homes requires, effective September 20, 1994, that all manufactured homes not on permanent foundation have tie-town devices.
     III. Competitive changes in Golden West marketing regions are as follows:
          1. Palm Harbor plans to construct a factory in Millersburg, Oregon.
          2. Guerdon plan to construct factories in Pendleton, Oregon and Colorado.
          3. Several manufacturers have expanded production capacity at existing facilities in the Pacific Northwest and Mountain regions.
                                      S-58

                                  SCHEDULE 5.5
                                OAKWOOD CONSENTS
                                     NONE.
                                      S-59

                                 SCHEDULE 5.10
                         OAKWOOD COMPLIANCE EXCEPTIONS
                                     NONE.
                                      S-60

                                SCHEDULE 6.1(H)
                               LETTERS OF CREDIT

BANK                   ISSUE DATE        EXPIRATION DATE    LOC NUMBER        AMOUNT
Wells Fargo Bank    October 15, 1991    October 15, 1996    SAS 160582    $ 5,175,787(1)
BANK               DESCRIPTION
Wells Fargo Bank   Issued to State Street Bank as Trustee for the
                   Industrial Development Authority of the County
                   of Riverside to back Variable Rate Demand
                   Industrial Revenue Bonds.

(1) Declines each October when mandatory redemptions are made.
                                      S-61

                               SCHEDULE 6.2(C)(V)
                                    BONUSES

     Bonuses were paid based on sales and profit criteria for the second quarter ended June 25, 1994 to officers and certain employees under existing compensation programs. See Schedule 4.11(a) "Annual Compensation in excess of $50,000" for specific details on bonuses. No other bonuses or plan revisions have been made since the compensation system was revised effective April 1, 1994.

                                SCHEDULE 7.3(O)
                  OFFICERS TO ENTER INTO NONCOMPETE AGREEMENTS
                                BRUCE W. STOYER
                                      S-63

                                                                        ANNEX II
                         CHAPTER 13. DISSENTERS' RIGHTS

SECTION
 1300.    Reorganization or short-form merger; dissenting shares; corporate purchase at fair market value; definitions.
 1301.    Notice to holders of dissenting shares in reorganizations; demand for purchase; time; contents.
 1302.    Submission of share certificates for endorsement; uncertificated securities.
 1303.    Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment.
 1304.    Action to determine whether shares are dissenting shares or fair market value; limitation; joinder; consolidation;
          determination of issues; appointment of appraisers.
 1305.    Report of appraisers; confirmation; determination by court; judgment; payment; appeal; costs.
 1306.    Prevention of immediate payment; status as creditors; interest.
 1307.    Dividends on dissenting shares.
 1308.    Rights of dissenting shareholders pending valuation; withdrawal of demand for payment.
 1309.    Termination of dissenting share and shareholder status.
 1310.    Suspension of right to compensation or valuation proceedings; litigation of shareholders' approval.
 1311.    Exempt shares.
 1312.    Right of dissenting shareholder to attack, set aside or rescind merger or reorganization; restraining order or injunction; conditions.

(SECTION MARK) 1300. REORGANIZATION OR SHORT-FORM MERGER; DISSENTING SHARES; CORPORATE PURCHASE AT FAIR MARKET
       VALUE; DEFINITIONS
     (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.
     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:
          (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
     Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in * * * subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.
          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in * * * subparagraph
     (A) or (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that * * * subparagraph (A) rather than * * * subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.
          (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.
          (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.
     (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.
                                     Aaa-1

(SECTION MARK) 1301. NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS; DEMAND FOR PURCHASE; TIME; CONTENTS
     (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.
     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) or paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.
     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price. (SECTION MARK) 1302. SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT; UNCERTIFICATED SECURITIES
     Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.
(SECTION MARK) 1303. PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR MARKET VALUE; FILING; TIME OF PAYMENT
     (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.
     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.
(SECTION MARK) 1304. ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR
                     FAIR MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS

     (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

                                     Aaa-2

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.
     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.
(SECTION MARK) 1305. REPORT OF APPRAISERS; CONFIRMATION; DETERMINATION BY COURT; JUDGMENT; PAYMENT; APPEAL; COSTS
     (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.
     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.
     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.
     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.
     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).
(SECTION MARK) 1306. PREVENTION OF IMMEDIATE PAYMENT; STATUS AS CREDITORS; INTEREST
     To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.
(SECTION MARK) 1307. DIVIDENDS ON DISSENTING SHARES
     Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.
(SECTION MARK) 1308. RIGHTS OF DISSENTING SHAREHOLDERS PENDING VALUATION; WITHDRAWAL OF DEMAND FOR PAYMENT
     Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.
(SECTION MARK) 1309. TERMINATION OF DISSENTING SHARE AND SHAREHOLDER STATUS
     Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:
     (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.
                                     Aaa-3

     (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.
     (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.
     (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares. (SECTION MARK) 1310. SUSPENSION OF RIGHT TO COMPENSATION OR VALUATION PROCEEDINGS; LITIGATION OF SHAREHOLDERS' APPROVAL
     If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.
(SECTION MARK) 1311. EXEMPT SHARES
     This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.
(SECTION MARK) 1312. RIGHT OF DISSENTING SHAREHOLDER TO ATTACK, SET ASIDE OR
                     RESCIND MERGER OR REORGANIZATION; RESTRAINING ORDER OR INJUNCTION; CONDITIONS
     (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.
     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholder's shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.
     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.
                                     Aaa-4

                                 EXHIBIT INDEX


EXHIBIT                                                    DESCRIPTION                                                     PAGE
  99.2    Golden West Homes Form of Proxy (filed herewith)